Table of Contents

As filed with the Securities and Exchange Commission on October 8, 2020

Registration No. 333-235891

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 4 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Clip Interactive, LLC

[to be converted as described herein to a corporation named]

Auddia Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5755 Central Ave., Suite C

Boulder, Colorado 80301

Michael Lawless

Chief Executive Officer

Clip Interactive, LLC

5755 Central Ave., Suite C

Boulder, Colorado 80301

(303) 219-9771

Copies to:

Stanley Moskowitz, Esq.	Lawrence Cohen Esq
Bingham & Associates Law Group APC	Gordon Rees Scully & Mansukhani LLP
Second Street. Suite 195	Two North Central Avenue, Suite 2200
Encinitas, CA 92024	Phoenix, AZ 85004
858-523-0100	602-794-2485

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ⊠

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Unit/Share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Units, Each Consisting of One Share of Common Stock, $0.001 Par Value Per Share and One Series A Warrant (1)(2)(3)	2,509,091 Units	$4.125	$10,350,000	$1,129.19
Shares of Common Stock Included as Part of the Units (3)	2,509,091 shares	(4)	(4)	–
Series A Warrants Included as Part of the Units	2,509,091	(4)	(4)	–
Common shares being registered on behalf of selling shareholders	1,568,182	–	6,468,750	705.74
Shares of Common Stock Underlying the Series A Warrants Included as Part of the Units (3)(5)	2,509,091	$4.54	$11,391,273	$1,242.79
Units underlying the Representative’s Unit Warrant (“Representative’s Units”) (6)	174,545	4.95	863,998	94.26
Shares of Common Stock underlying the Representative’s Units (3)	174545	$–	$(4)	$–
Series A Warrants Included as Part of the Representative’s Units (7)	174,545	–	(4)	–
Shares of Common Stock Underlying the Series A Warrants Included in the Representative’s Units (3)(5)	174,545	$–	$863,998	$94.26
Total			$29,938,019	$3,266.24

 ___________________________

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the offering price of any additional shares that the underwriters have the option to purchase.
(2)	The fee is calculated by multiplying the aggregate offering amount by 0.0001091, effective October 1, 2020, pursuant to Section 6(b) of the Securities Act.
(3)	Includes 327,273 Units that may be sold pursuant to the Underwriters over-allotment option

(4)	No registration fee pursuant to Rule 457(g) under the Securities Act.
(5)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 1.10% of the public offering price per unit.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative's Units is $ 900,652 (which is equal to 1.25% of $4.125).
(7)	All of all of the warrants included as part of the Representatives Warrant are exercisable at 1.10% of the public offering price per unit
*	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTES

Clip Interactive, LLC, DBA Auddia, the registrant whose name appears on the cover of this registration statement, is a Colorado limited liability company. Prior to the effectiveness of this registration statement, Clip Interactive, LLC will convert into a Delaware corporation pursuant to a statutory conversion and be renamed Auddia Inc. as described in the section “Corporate Conversion” of the accompanying prospectus. In the prospectus, we refer to all of the transactions related to our conversion to a corporation as the Corporate Conversion. As a result of the Corporate Conversion, the members of Clip Interactive, LLC will become holders of shares of common stock of Auddia Inc. Except as disclosed in the prospectus, the financial statements and other financial information included in this registration statement are those of Clip Interactive, LLC and do not give effect to the Corporate Conversion. Shares of common stock of Auddia Inc. are being offered by the prospectus.

This registration statement contains two forms of prospectus, as set forth below.

•	Public Offering Prospectus. A prospectus to be used for the initial public offering by Auddia Inc. of 1,181,818 million units. Each Unit consisting of one share of common stock and one Class A Warrant to purchase one share of common stock (and an additional 327,273 Units which may be sold upon exercise of the underwriters’ over-allotment option) through the underwriters named on the cover page of the Public Offering Prospectus.

•	Selling Stockholder Resale Prospectus. A prospectus to be used in connection with the potential resale by certain selling stockholders of 1,568,182 shares of our common stock. The Public Offering Prospectus and the Selling Stockholder Resale Prospectus will be substantively identical in all respects except for the following principal points:

•	they contain different front covers;

•	all references in the Public Offering Prospectus to “this offering” or “this initial public offering” will be changed to “the IPO,” defined as the underwritten initial public offering of our common stock, in the Selling Stockholders Resale Prospectus;

•	all references in the Public Offering Prospectus to “underwriters” will be changed to “underwriters of the IPO” in the Selling Stockholders Resale Prospectus;

•	they contain different Use of Proceeds sections;

•	a Shares Registered for Resale section is included in the Selling Stockholder Resale Prospectus;

•	a Selling Stockholders section is included in the Selling Stockholder Resale Prospectus;

•	the section “Summary—The Offering” from the Public Offering Prospectus is deleted from the Selling Stockholder Resale Prospectus;

•	the section “Shares Eligible for Future Sale—Selling Stockholder Resale Prospectus” from the Public Offering Prospectus is deleted from the Selling Stockholder Resale Prospectus;

•	the Underwriting section from the Public Offering Prospectus is deleted from the Selling Stockholder Resale Prospectus and a Plan of Distribution section is inserted in its place;

•	the Legal Matters section in the Selling Stockholder Resale Prospectus deletes the reference to counsel for the underwriters; and

•	they contain different back covers.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated __________, 2020

Preliminary Prospectus

2,181,818 Units

Each Unit Consisting of One Share of Common Stock and One Series A Warrant to Purchase One Share of Common Stock

AUDDIA INC.

We are offering 2,181,818 Units in an initial public offering. Each Unit consists of one share of common stock and one Series A Warrant. No public market currently exists for our common stock or warrants. The public offering price will be $4.125 per unit. The shares of common stock and Series A Warrants will trade separately as Units, as common stock and as Series A Warrants.

Each Series A Warrant is exercisable for one share of common stock. The Series A Warrants are immediately exercisable upon issuance in this initial public offering at an initial exercise price of 1.10% of the initial public offering price of one unit in this offering. The Series A Warrants will expire on the fifth anniversary of the date of issuance.

The shares of common stock issuable from time to time upon the exercise of the Series A Warrants are also being offered pursuant to this prospectus.

Prior to this IPO, there has been no public market for our common stock.

We expect to list our common stock on The Nasdaq Capital Market, under the symbol “AUUD”

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements.

	Per Unit	Total
Initial public offering price	$4.125	$9,000,000
Underwriting discounts and commissions (1)	$.33	$720,000
Proceeds, before expenses, to us	$3.795	$8,280,000

(1)	The underwriters will receive compensation in addition to the underwriting discounts and commissions. See “Underwriting” beginning on page 63.

We have granted a 30-day option to the representative of the underwriters to purchase up to 327,273 additional units solely to cover over-allotments, if any. If the representative of the underwriters exercises its over-allotment option, such purchases cannot exceed an aggregate of 15% of the number of units sold in the primary offering. In addition, the registration statement of which this prospectus forms a part relates to the registration of 174,545 units issuable upon exercise of the Representative’s Unit Warrant.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to investors on or about                 , 2020.

The date of this prospectus is                 , 2020

Neither we nor the underwriters have authorized anyone to provide you with information other than that contained in this prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. The underwriters and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The underwriters and we are offering to sell, and seeking offers to buy, common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto included in this prospectus, before investing. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Information Regarding Forward-Looking Statements.”

Immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, we will undertake a corporate conversion pursuant to which Auddia Inc. will succeed to the business of Clip Interactive, LLC and the holders of membership interests of Clip Interactive, LLC will become stockholders of Auddia Inc. In this prospectus, we refer to this transaction as the “Corporate Conversion.” References in this prospectus to our capitalization and other matters pertaining to our common equity relate to the capitalization and common equity of Clip Interactive, LLC after giving effect to the Corporate Conversion. However, the financial statements and summary historical financial data included in this prospectus are those of Clip Interactive, LLC and do not give effect to the Corporate Conversion.

In this prospectus, unless the context otherwise requires, the terms “Clip Interactive,” “Auddia,” “the Company,” “we,” “us” and “our” refer, prior to the Corporate Conversion discussed herein, to Clip Interactive, LLC., and after the Corporate Conversion, to Auddia Inc.

This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

Overview

Auddia has developed technology, utilizing Artificial Intelligence (“AI”), to enable consumers to listen to existing AM/FM radio stations without commercials. By leveraging our legacy platform that served the commercial radio industry for seven years, and by deploying new artificial (AI) technologies that can identify and segment different units of audio content, we plan to bring to market a premium, subscription-based AM/FM radio listening experience through a downloadable app called AuddiaSM (the “Auddia App”). By downloading and subscribing to the Auddia App, consumers will no longer need to listen to commercials in order to enjoy their favorite local radio stations. We intend to introduce the Auddia App in late 2020.

The Company believes the commercial AM/FM radio industry has a significant problem with excessive advertising load. In 2018, AM/FM radio averaged 16.1 minutes of commercials per hour, equating to 32 thirty-second spot ads per hour. To avoid listening to so many commercials, we believe consumers have reacted by embracing paid and free offerings such as Spotify, Apple Music, Pandora, Sirius XM, as well as the emerging podcasting industry. According to the IFPI Global Music Report, overall digital music revenue grew by 21.1% to $11.2 billion in 2018, crossing the $10 billion mark for the first time ever. Digital now accounts for about 60% of total recorded music revenues. Streaming pushed growth up strongly (increasing by 34% to $8.9 billion). We believe that virtually none of the $11 billion of monthly subscription revenue went to existing commercial radio broadcasters.

As of July 2020, we believe there are no paid subscription offerings that provide advertising-free access to commercial AM/FM radio stations. According to Edison Research’s “Share of Ear” study, AM/FM radio continues to be the platform that dominates the time consumers spend listening to audio. Although there are many reasons consumers listen to AM/FM radio, we believe the primary competitive advantage held by AM/FM radio is their ability to curate locally relevant content across multiple formats such as news, talk, sports, weather, traffic and music. We believe consumers value access to this local content as well as the local personalities (DJs and program hosts) for which broadcast radio is well known. We also believe that other than commercial AM/FM radio stations, there is no alternate platform that has the people, infrastructure, talent and experience required to compete with AM/FM radio’s ability to curate local content.

The Company has developed its AI technology platform on top of Google’s TensorFlow open source library. Our AI platform is being “taught” to know the difference between all types of audio content. For instance, our platform recognizes the difference between a commercial and a song and is learning the differences between all other content to include weather reports, traffic, news, sports, DJ conversation, etc. Not only does the technology learn the differences between the various types of audio segments, it also identifies the beginning and end of each piece of content. With this technology, audio content can be broken up into discrete units, allowing for the removal of ads and the replacement with any other non-commercial content (e.g., songs, talk segments, weather reports, etc.).

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The Company is developing its AI technology platform and application to give consumers the first commercially available opportunity to subscribe to an application, the Auddia App, in order to listen to any streaming AM/FM radio station without commercials. Subscribers will be also be able to personalize their experience through “skips” and on-demand capabilities. Starting with this new AM/FM radio listening experience, the Company expects to evolve its technology to become the preferred audio listening platform for consumers across all forms of audio content. We believe AI technologies and the enablement of personalization of content through consumer choice will have a profound impact on the delivery of all content, especially audio. The Company’s early assessment of consumer interest, as evidenced in the results of an in-depth survey commissioned by the Company, suggests commercial viability of the Auddia App product.

Products and Technology

The Company develops technology and products that it expects to cover a broad spectrum of the evolving audio content ecosystem. The Company developed, deployed and operated its “Interactive Radio” platform, which served more than 580 radio stations across the U.S. and internationally for seven years. This platform allowed broadcasting companies and their individual stations to increase content engagement, including engagement with commercial content, and enabled measurement of consumer response and action.

The development, maintenance and operation of our technology platform, which consists of a Content Management System (CMS); integrations into leading programmatic ad platforms; and advanced analytics capabilities, will be leveraged in the development and operations of our products. These products are described immediately below.

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The Auddia AppSM, is a subscription based commercial free AM/FM software application we are building that will allow subscribers to listen to any AM/FM radio station without commercials, skip content they do not like and request content they want to hear. The Company leverages a proprietary AI technology that the Company is training to learn the difference between varying audio segments such as commercials, music, news, sports, traffic, weather, DJ chatter, etc., to give subscribers the ability to eliminate commercials and other content from their radio listening experience.

We believe the Auddia App will give commercial radio broadcasters and the Company a path to pursue subscription revenue by leveraging the marketing power of broadcasters to gain end-users from not only existing radio listeners but also from Sirius XM and internet streaming subscribers. The Company expects to use subscription revenue to secure agreements with radio broadcasters to promote the Auddia App.

Vodacast is an interactive podcasting platform and application the Company is building that will allow podcasters to give their audiences an interactive audio experience. Podcasters will integrate our Vodacast platform in their podcast to enable their listeners to see video and other digital content in a digital feed that correlates with the podcast audio. All content presented in the digital feed can be synched to the podcast audio content. This will allow users or to visually experience and interact with audio content in podcasts, so long as the users are listening on the Vodacast App or any other platform that supports the Vodacast enhanced digital feed. Initially, there will be no fee charged for the downloading of the Vodacast App.

Much of the core technology we will use in Vodacast to create the feed of digital content synchronized to the audio content of the podcast is fully developed and represents the core technology the Company has used historically to provide synchronized digital feeds to over 500 radio stations. Additional technology needs to be built to fully develop the Vodacast App user interface.

Vodacast will introduce a new digital revenue stream to podcasters, such as synchronized digital advertising, while providing Vodacast App users a new digital content channel that compliments the core audio channel of the podcast. Below are hypothetical screenshots from a Podcast. The image on the left is an example of the face page of a current audio only podcast feed while the image on the right is an example of how a Vodacast enhanced podcast will appear to the podcast listener. Also, within the Vodacast App, digital ads can be placed to drive revenue.

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Risks associated with our business

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described in “Risk Factors” at page 7 before making a decision to invest in our common stock. If any of these risks actually occurs, our business, financial condition, results of operations and prospects would likely be materially, adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment. Below is a summary of some of the principal risks we face:

•	We are an early stage technology company with a limited operating history. There can be no assurance that any of our future services will be successfully developed, protected from competition by others, or marketed successfully. Accordingly, there can be no assurance that we will ever have positive net earnings;

•	We have incurred significant net losses since inception and anticipate that we will continue to incur net losses for the foreseeable future and may never achieve or maintain profitability;

•	Even if this IPO is successful, we may need additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this capital when needed may force us to delay, limit or terminate our product development efforts or other operations;

•

Assuming our sale of 2,181,818 Units in this IPO (or 2,509,091 Units if the underwriters exercise their option to purchase additional shares in full), our executive officers, directors and stockholders who owned more than 5% of our outstanding common stock before this IPO will, in the aggregate, beneficially own shares representing approximately __% of our capital stock upon completion of this IPO. As a result, if these stockholders were to act together, they would be most likely be able to control all matters submitted to our stockholders for approval, as well as our management and affairs.

•	We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations;

•	Loss of any members of our executive management team will significantly impair our ability to implement our business strategy;

•	Damage to our reputation could negatively impact our business, financial condition and results of operations; and

•	Declining economic conditions, including rising unemployment rates, lower disposable income, credit conditions, and consumer confidence and other events or factors may adversely affect consumer spending in the markets we serve.

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Implications of being an emerging growth company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “Jobs Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	inclusion of only two years, as compared to three years, of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation;

•	reduced disclosure about executive compensation arrangements; and

•	an exemption from the requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We have taken advantage of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies that are not emerging growth companies.

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies.

Our corporate information

We were originally formed as Clip Interactive, LLC in January 2012, as a limited liability company under the laws of the State of Colorado. Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will convert into a Delaware corporation pursuant to a statutory conversion and be renamed Auddia Inc. See “Corporate Conversion.”

Our principal executive offices are located at 5755 Central Ave., Suite C, Boulder, CO 80301. Our main telephone number is (303) 219-9771. Our internet website is www.auddia.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

Trademarks

The Company also holds the trademark for “AUDDIA” which is used as both the corporate brand name as well as the name of the consumer-facing mobile application that delivers the Company’s commercial free radio service.  The Company also holds trademarks and is in the process of applying for trademarks for key products and brands. The Company holds the trademark for our product named PLAZE, which is a potential commercial-free music streaming product that is a potential future, strategic opportunity of our business. The Company is submitting the “VODACAST,” the name of the Company’s podcasting platform and consumer-facing mobile application, in the trademark application process and expects to receive approval within 120 days.

We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

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THE IPO

Units offered by the Company	2,181,818 Units, each Unit consisting of one share of common stock and one Series A Warrant to purchase one share of common stock.

Each Series A Warrant is exercisable for one share of common stock. The Series A Warrants are immediately exercisable upon issuance in this initial public offering at an initial exercise price of 110% of the initial public offering price of one Unit in this offering. The Series A Warrants will expire on the fifth anniversary of the date of issuance.

The shares of common stock issuable from time to time upon the exercise of the Series A Warrants are also being offered pursuant to this prospectus.

Common stock offered by Selling Shareholders	1,568,182 shares

Common stock to be outstanding after the IPO	10,364,164

Option to purchase additional Units	We have granted the underwriters a 30-day option to purchase up to 327,273 additional Units of our common stock.

Use of proceeds

We expect to receive net proceeds from this IPO of approximately $8.1 million, or approximately $9.3 million if the underwriters exercise their option to purchase additional shares of our common stock in full, assuming an initial public offering price of $4.125 per unit, after deducting the underwriting discounts and commissions and estimated IPO expenses payable by us. We will receive no proceeds from the sale of shares by Selling Shareholders.

We intend to use the net proceeds from this IPO (including any additional proceeds that we may receive if the underwriters exercise their option to purchase additional shares of our common stock), together with our existing cash, to build out the Auddia and Vodacast platforms, expand our sales and marketing efforts, and for general and administration expenses and other general corporate purposes. See “Use of Proceeds.”

Proposed Nasdaq symbol	We have applied to list our common stock on the Nasdaq under the symbol “AUUD.”

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Lock-up

We, each of our officers, directors, and all of our stockholders have agreed, subject to certain exceptions, not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock, for a period of (i) one-hundred eighty (180) days after the date of this prospectus, without the prior written consent of Network 1 Financial Securities, Inc. See “Shares Eligible for Future Sale” and “Underwriting” for additional information.

•

The number of shares outstanding after this IPO is based on the number of shares of our common stock outstanding as of September 30, 2020, after giving effect to the Corporate Conversion and the issuance of 1,000,000 common shares for the assumption of $4 million in debt, and excludes 396,698 shares of our common stock reserved for issuance under our 2019 Equity Incentive Plan, and 420,956 shares of common stock reserved for issuance upon the exercise of common share purchase warrants, but no exercise by the underwriters of their option to purchase 327,273 additional Units, pursuant to their over-allotment option.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our product candidates, research and development, commercialization objectives, prospects, strategies, the industry in which we operate and potential collaborations. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. All forward-looking statements are based upon information available to us on the date of this prospectus. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	our expenses, ongoing losses, future revenue, capital requirements and need for and ability to obtain additional financing;

•	changes in senior management, loss of one or more key personnel or our inability to attract, hire, integrate and retain highly skilled personnel;

•	our ability to avoid and defend against intellectual property infringement, misappropriation and other claims including breaches of security of confidential consumer information;

•	difficulties with certain vendors and suppliers we rely on or will rely on;
.
•	our competition and market development; and

•	the impact of laws and regulations on our operations.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition, business and prospects may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, business and prospects are consistent with the forward-looking statements contained in this prospectus, those results may not be indicative of results in subsequent periods.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth below under “Risk Factors” and elsewhere in this prospectus. The factors set forth below under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our financial statements and related notes included elsewhere in this prospectus, before making an investment decision. If any of the following risks are realized, our business, financial condition, results of operations and prospects would likely be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment.

Risks related to the Corona Virus and Covid 19 Pandemic

Public health officials have recommended and mandated precautions to mitigate the spread of COVID-19, including prohibitions on congregating in heavily populated areas and shelter-in-place orders or similar measures. Our research and development and our entire business may be adversely impacted by actions taken to contain or treat the impact of COVID-19, and the extent of such impact will depend on future developments, which are highly uncertain and cannot be predicted.

Risks related to our financial position and need for additional capital

We have incurred significant net losses since inception and anticipate that we will continue to incur net losses for the foreseeable future and may never achieve or maintain profitability.

Since inception, we have incurred significant net losses. Our net losses were $5,230,245 and $3,510,011 for the years ended December 31, 2019 and 2018, respectively, and a net loss of $2,552,358 for the six months ended June 30, 2020. As of June 30, 2020, we had a deficiency in members’ equity of $11,638,911. To date, we have devoted our efforts towards securing financing, building and evolving our technology platform, marketing our mobile app product for radio stations as well as initiating our marketing efforts for our music player. We expect to continue to incur significant expenses and operating losses for the foreseeable future. We anticipate that our expenses will increase substantially if, and as, we:

•	hire and retain additional sales, accounting and finance marketing and engineering personnel;

•	build out our product pipeline;

•	add operational, financial and management information systems and personnel; and

•	maintain, expand, protect and enforce our intellectual property portfolio.

To become profitable, we must develop and eventually commercialize one or more product candidates, including Auddia and Vodacast, with significant market potential. This will require us to be successful in a range of challenging activities, and our expenses will increase substantially as we seek to bring these products to market. We may never succeed in any or all of these activities and, even if we do, we may never generate revenue that is significant or large enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, develop new products, expand our business or continue our operations. A decline in the value of our company also could cause stockholders to lose all or part of their investment.

Even if this IPO is successful, we may need additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We expect our expenses to increase in connection with our ongoing activities, particularly as we continue to invest in sales, marketing and engineering resources and bring our products to market. Furthermore, upon the closing of this IPO, we expect to incur additional costs associated with operating as a public company. While we believe that the net proceeds from this IPO and our existing cash, cash equivalents and available-for-sale securities will be sufficient to fund our current operating plans through at least the next 12 months, we anticipate that we may need additional funding to complete the development of our full product line and scale products with a demonstrated market fit.

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Building and scaling technology products is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the necessary user experience required to obtain market acceptance and achieve meaningful product sales. In addition, our product candidates, once developed, may not achieve commercial success. The majority of revenue will be derived from or based on sales of software products that may not be commercially available for many years, if at all. Accordingly, we will need to continue to rely on revenues from existing products and/or additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies and product candidates.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. The incurrence of indebtedness would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, or our other product candidates, or grant licenses on terms unfavorable to us.

We have generated historical revenue from our mobile app platform for radio stations but future revenue growth is dependent on new software services.

Our ability to generate revenue from product sales and achieve profitability depends on our ability to successfully complete the development and commercialization of future software products. Our ability to generate meaningful revenue from product sales depends heavily on our success in:

•	obtaining market acceptance;

•	effectively addressing any competing technological and market developments;

•	negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter and performing our obligations under such arrangements;

•	maintaining, protecting, enforcing and expanding our portfolio of intellectual property rights, including patents, trademarks, trade secrets and know-how;

•	avoiding and defending against intellectual property infringement, misappropriation and other claims;

•	implementing additional internal systems and infrastructure, as needed; and

•	attracting, hiring and retaining qualified personnel.

Our limited operating history may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

We are a development-stage company founded in 2012. Our operations to date, with respect to our music player and other potential new product candidates, have been limited to organizing and staffing our company, business planning, raising capital, building our core technology platform, commercializing our music player and entering into business development discussions with potential customers.

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We have identified material weaknesses in our internal control over financial reporting. Failure to achieve and maintain effective internal control over financial reporting could result in our failure to accurately or timely report our financial condition or results of operations, which could have a material adverse effect on our business and stock price.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. Management is working to remediate our current material weaknesses and prevent potential future material weaknesses by hiring additional qualified accounting and financial reporting personnel, and further reviewing and enhancing our accounting processes. We may not be able to fully remediate any future material weaknesses until these steps have been completed and have been operating effectively for a sufficient period of time. If we are not able to maintain effective internal control over financial reporting, our financial statements and related disclosures may be inaccurate, which could have a material adverse effect on our business and our stock price.

Upon becoming a public company, we will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our controls over financial reporting. Although we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal controls over financial reporting pursuant to Section 404 until our annual report on Form 10-K for the fiscal year ending December 31, 2020. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on the effectiveness of our internal control over financial reporting, provided that our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until our first annual report required to be filed with the SEC following the later of the date we are deemed to be an “accelerated filer” or a “large accelerated filer,” each as defined in the Exchange Act, or the date we are no longer an emerging growth company, as defined in the JOBS Act. We could be an emerging growth company for up to five years.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired, which would adversely affect our business.

Ensuring that we have adequate internal financial and accounting controls and procedures in place to produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. The rapid growth of our operations and the planned initial public offering has created a need for additional resources within the accounting and finance functions due to the increasing need to produce timely financial information and to ensure the level of segregation of duties customary for a U.S. public company. We continue to reassess the sufficiency of finance personnel in response to these increasing demands and expectations.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our management does not expect that our internal control over financial reporting will prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, within our company will have been detected.

We expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act. We cannot be certain that the actions we will be taking to improve our internal controls over financial reporting will be sufficient, or that we will be able to implement our planned processes and procedures in a timely manner. In addition, if we are unable to produce accurate financial statements on a timely basis, investors could lose confidence in the reliability of our financial statements, which could cause the market price of our Class A common stock to decline and make it more difficult for us to finance our operations and growth.

Our auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain further financing.

Our working capital deficiency, stockholders’ deficit and recurring losses from operations raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2019 with respect to this uncertainty. Our ability to continue as a going concern will require us to obtain additional funding. We believe that the net proceeds from this IPO and our existing cash will be sufficient to fund our current operating plans through at least the next 12 months. We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner than we anticipate. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce or eliminate our technology development and commercialization efforts.

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Risks related to the development of our products

Our subscription revenue margins and our freedom to operate our Auddia commercial-free radio platform rely on continuity of the established music licensing framework.

Present music licensing costs and general rights to play music are determined by an established statutory rate framework which could change in the future. Changes in licensing costs and general rights to play music content could impact our direct costs for content or even prohibit access to content that is fundamental to the platform. Changes could adversely impact our cost to operate the platform and/or our rights to deliver content to end users.

Our Auddia platform will rely on the established “personal use exemption” which allows individuals to record content for personal use, without prohibition.

The Auddia platform will allow consumers to access broadcast audio content “live,” in real-time, and also enables end users to personally record audio content for later consumption. We believe that Auddia will rely on an established precedent which permits individuals to record and replay content (audio and/or video) so long as it is for personal use, only (the “Personal Use Exemption”). While the Personal Use Exemption has been well established, there is a risk that the Personal Use Exemption may not apply to the Auddia platform. If it is found that Auddia is not able to rely upon the Personal Use Exemption, the costs to the Company for music content would increase significantly and result in an increase in the consumer price for Auddia, thus making Auddia less desirable in the marketplace.

If we are unable to obtain and maintain patent protection for our products and product candidates, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize products and product candidates similar or identical to ours, and our ability to successfully commercialize our products and product candidates may be adversely affected.

Our commercial success will depend, in part, on our ability to obtain and maintain patent protection in the United States and other countries with respect to our products and product candidates. We seek to protect our proprietary position by filing patent applications in the United States and abroad related to our products and product candidates that are important to our business.

We cannot be certain that additional patents will be issued or granted with respect to applications that are currently pending or that we may apply for in the future with respect to one or more of our products and product candidates, or that issued or granted patents will not later be found to be invalid and/or unenforceable.

The patent prosecution process is expensive and time-consuming. We may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to patentable aspects of our research and development output, such as our employees, collaboration partners, consultants, advisors and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection.

Real or perceived errors, failures or bugs in our platform or products could materially and adversely affect our operating results and growth prospects.

The software underlying our platform and products is highly technical and complex. Our software has previously contained, and may now or in the future contain, undetected errors, bugs or vulnerabilities. In addition, errors, failures and bugs may be contained in open source software utilized in building and operating our products or may result from errors in the deployment or configuration of open source software. Some errors in our software may only be discovered after the software has been deployed or may never be generally known. Any errors, bugs or vulnerabilities discovered in our software after it has been deployed, or never generally discovered, could result in interruptions in platform availability, product malfunctioning or data breaches, and thereby result in damage to our reputation, adverse effects upon customers and users, loss of customers and relationships with third parties, including social media networks, loss of revenue or liability for damages. In some instances, we may not be able to identify the cause or causes of these problems or risks within an acceptable period of time.

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Risks related to our business operations

Our future success depends on our ability to retain key employees, consultants and advisors and to attract, retain and motivate qualified personnel.

We are highly dependent on members of our executive team; the loss of whose services may adversely impact the achievement of our objectives. While we have entered into employment agreements with certain of our executive officers, any of them could leave our employment at any time. We currently do not have “key person” insurance on any of our employees. The loss of the services of one or more of our current employees might impede the achievement of our research, development and commercialization objectives.

Recruiting and retaining other qualified employees, consultants and advisors for our business, including scientific and technical personnel, will also be critical to our success. Competition for skilled personnel is intense and the turnover rate can be high. We may not be able to attract and retain personnel on acceptable terms given the competition among numerous technology companies for individuals with similar skill sets. The inability to recruit, or loss of services of certain executives, key employees, consultants or advisors, may impede the progress of our product development and commercialization objectives.

If we are unable to manage expected growth in the scale and complexity of our operations, our performance may suffer.

If we are successful in executing our business strategy, we will need to expand our managerial, operational, financial and other systems and resources to manage our operations, continue our technology development activities and, in the longer term, scale a commercial infrastructure to support our product roll out and end user projections. Future growth would impose significant added responsibilities on members of management. It is likely that our management, finance, sales, marketing and engineering systems and facilities currently in place may not be adequate to support this future growth. Our need to effectively manage our operations, growth and future product commercialization requires that we continue to develop more robust business processes and improve our systems and procedures in each of these areas and to attract and retain sufficient numbers of talented employees. We may be unable to successfully implement these tasks on a larger scale and, accordingly, may not achieve our product development and growth goals.

Any cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks on which we rely could negatively affect our business.

Our operations rely on information technology systems for the use, storage and transmission of sensitive and confidential information with respect to our customers, our customers’ consumers or other social media audiences, the third-party technology platforms of other parties and our employees. A malicious cybersecurity-related attack, intrusion or disruption by either an internal or external source or other breach of the systems on which our platform and products operate, and on which our employees conduct business, could lead to unauthorized access to, use of, loss of or unauthorized disclosure of sensitive and confidential information, disruption of our services, and resulting regulatory enforcement actions, litigation, indemnity obligations and other possible liabilities, as well as negative publicity, which could damage our reputation, impair sales and harm our business. Cyberattacks and other malicious internet-based activity continue to increase, and cloud-based platform providers of products and services have been and are expected to continue to be targeted. In addition to traditional computer “hackers,” malicious code (such as viruses and worms), phishing, employee theft or misuse and denial-of-service attacks, sophisticated nation-state and nation-state supported actors now engage in attacks (including advanced persistent threat intrusions). Despite efforts to create security barriers to such threats, it is not feasible, as a practical matter, for us to entirely mitigate these risks. If our security measures are compromised as a result of third-party action, employee, customer, or user error, malfeasance, stolen or fraudulently obtained log-in credentials or otherwise, our reputation would be damaged, our data, information or intellectual property, or those of our customers, may be destroyed, stolen or otherwise compromised, our business may be harmed and we could incur significant liability. We have not always been able in the past and may be unable in the future to anticipate or prevent techniques used to obtain unauthorized access to or compromise of our systems because they change frequently and are generally not detected until after an incident has occurred. We also cannot be certain that we will be able to prevent vulnerabilities in our software or address vulnerabilities that we may become aware of in the future. Further, as we rely on third-party cloud infrastructure, we depend in part on third party security measures to protect against unauthorized access, cyberattacks and the mishandling of data and information. Any cybersecurity event, including any vulnerability in our software, cyberattack, intrusion or disruption, could result in significant increases in costs, including costs for remediating the effects of such an event, lost revenue due to network downtime, and a decrease in customer and user trust, increases in insurance premiums due to cybersecurity incidents, increased costs to address cybersecurity issues and attempts to prevent future incidents, and harm to our business and our reputation because of any such incident.

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There can be no assurance that any limitation of liability provisions in our technical and/or subscription agreements would be enforceable or adequate or would otherwise protect us from any such liabilities or damages with respect to any claim related to a cybersecurity incident. We also cannot be sure that our existing general liability insurance coverage and coverage for cyber liability or errors or omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, would harm our business.

Many governments have enacted laws requiring companies to provide notice of data security incidents involving certain types of personal data. In addition, some of our customers require us to notify them of data security breaches. Security compromises experienced by our competitors, by our customers or by us may lead to public disclosures, which may lead to widespread negative publicity. Any security compromise in our industry, whether actual or perceived, could harm our reputation, erode confidence in the effectiveness of our security measures, negatively affect our ability to attract new customers, encourage consumers to restrict the sharing of their personal data with our customers or the social media networks, cause existing customers to elect not to renew their subscriptions or subject us to third-party lawsuits, regulatory fines or other action or liability, which could harm our business.

Changing regulations and increased awareness relating to privacy, information security and data protection could increase our costs, affect or limit how we collect and use personal information and harm our brand.

We receive, store and otherwise process personal information and other data from and about our customers and our employees. We also receive personal information and other data about our customers’ consumers or other social media audiences. There are numerous federal, state, local and international laws and regulations regarding privacy, data protection, information security and the storing, sharing, use, processing, transfer, disclosure, retention and protection of personal information and other content, the scope of which is rapidly changing, subject to differing interpretations and may be inconsistent among countries and states, or conflict with other rules. We are also subject to the terms of our privacy policies and contractual obligations to third parties related to privacy, data protection and information security. We strive to comply with applicable laws, regulations, policies and other legal obligations relating to privacy, data protection and information security. However, the regulatory framework for privacy, data protection and information security worldwide is, and is likely to remain, uncertain for the foreseeable future, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices.

We also expect that there will continue to be new laws, regulations and industry standards concerning privacy, data protection and information security proposed and enacted in various jurisdictions. The United States, the European Union (“EU”), and other countries in which we currently or may operate are increasingly adopting or revising privacy, information security and data protection laws and regulations that could have a significant impact on our current and planned privacy, data protection and information security-related practices, our collection, use, sharing, retention and safeguarding of customer, consumer and/or employee information, as well as any other third-party information we receive, and some of our current or planned business activities. New and changing laws, regulations, and industry standards concerning privacy, data protection and information security may also impact the social media platforms and data providers we utilize, and thereby indirectly impact our business. In the United States, this includes increased privacy-related regulations and enforcement activity at both the federal level and state levels that impose requirements on the personal information we collect in the course of our business activities. In the EU, this includes the General Data Protection Regulation, or GDPR, which came into effect in May 2018. While we have taken measures to comply with applicable requirements contained in the GDPR, we may need to continue to make adjustments as more clarification and guidance on the requirements of the GDPR and how to comply with such requirements becomes available. Further, following a referendum in June 2016 in which voters in the United Kingdom approved an exit from the EU, the United Kingdom government has initiated a process to leave the EU, known as Brexit. Brexit has created uncertainty with regard to the regulation of data protection in the United Kingdom. In particular, although the United Kingdom enacted a Data Protection Act in May 2018 that is designed to be consistent with the GDPR, uncertainty remains regarding how data transfers to and from the United Kingdom will be regulated. Additionally, although we have self-certified under the U.S.-EU and U.S.-Swiss Privacy Shield Frameworks with regard to our transfer of certain personal data from the EU and Switzerland to the United States, some regulatory uncertainty remains surrounding the future of data transfers from the EU and Switzerland to the United States, and we are monitoring regulatory developments in this area. California also recently enacted legislation, the California Consumer Privacy Act of 2018, or CCPA, that will afford consumers expanded privacy protections and control over the collection, use and sharing of their personal information when it goes into effect on January 1, 2020. The CCPA was recently amended, and it is possible that it will be amended again before it goes into effect. The potential effects of this legislation are far-reaching and may require us to modify our data processing practices and policies and to incur substantial costs and expenses in an effort to comply. For example, the CCPA gives California residents expanded rights to access and require deletion of their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The CCPA also provides for civil penalties for violations, as well as a private right of action for data breaches that may increase data breach litigation.

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With laws and regulations such as the GDPR in the EU and the CCPA in the United States imposing new and relatively burdensome obligations, and with substantial uncertainty over the interpretation and application of these and other laws and regulations, we may face challenges in addressing their requirements and making necessary changes to our policies and practices, and may incur significant costs and expenses in an effort to do so. For example, the increased consumer control over the sharing of their personal information afforded by CCPA may affect our customers’ ability to share such personal information with us or may require us to delete or remove consumer information from our records or data sets, which may create considerable costs for our organization. In addition, any failure or perceived failure by us to comply with our privacy policies, our privacy-, data protection- or information security-related obligations to customers, users or other third parties or any of our other legal obligations relating to privacy, data protection or information security may result in governmental investigations or enforcement actions, litigation, claims or public statements against us by consumer advocacy groups or others, and could result in significant liability, loss of relationships with key third parties including social media networks and other data providers, or cause our users to lose trust in us, which could have an adverse effect on our reputation and business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations and policies that are applicable to the businesses of our users may limit the adoption and use of, and reduce the overall demand for, our platform.

Additionally, if the third parties we work with, such as vendors or developers, violate applicable laws or regulations or our policies, such violations may also put our customers’ and their users’ and consumers’ or other social media audiences’ content at risk and could in turn have an adverse effect on our business. Any significant change to applicable laws, regulations or industry practices regarding the collection, use, retention, security or disclosure of such content, or regarding the manner in which the express or implied consent of such persons for the collection, use, retention or disclosure of such content is obtained, could increase our costs and require us to modify our services and features, possibly in a material manner, which we may be unable to complete and may limit our ability to store and process user data or develop new services and features. All of these implications could adversely affect our revenue, results of operations, business and financial condition.

Our business depends on a strong brand, and if we are not able to develop, maintain and enhance our brand, our business and operating results may be harmed. Moreover, our brand and reputation could be harmed if we were to experience significant negative publicity.

We believe that developing, maintaining and enhancing our brand is critical to achieving widespread acceptance of our platform and products, attracting new customers, retaining existing customers, persuading existing customers to adopt additional products and use-cases, and hiring and retaining our employees. We believe that the importance of our brand will increase as competition in our market further intensifies. Successful promotion of our brand will depend on a number of factors, including the effectiveness of our marketing efforts, including thought leadership, our ability to provide a high-quality, reliable and cost-effective platform, the perceived value of our platform and products and our ability to provide quality customer success and support experience. Brand promotion activities require us to make substantial expenditures. To date, we have made significant investments in the promotion of our brand. The promotion of our brand, however, may not generate customer awareness or increase revenue, and any increase in revenue may not offset the expenses we incur in building and maintaining our brand.

We operate in a public-facing industry in which every aspect of our business is impacted by social media. Negative publicity, whether or not justified, can spread rapidly through social media. To the extent that we are unable to respond timely and appropriately to negative publicity, our reputation and brand could be harmed. Moreover, even if we are able to respond in a timely and appropriate manner, we cannot predict how negative publicity may affect our reputation and business. We and our employees also use social media to communicate externally. There is risk that the use of social media by us or our employees to communicate about our business may give rise to liability or result in public exposure of personal information of our employees or customers, each of which could affect our revenue, business, results of operations and financial condition.

Enacted and future legislation may increase the difficulty and cost for us to commercialize our product candidates and may affect the prices we may set.

Our business and financial prospects could be affected by changes in regulations and policy in the United States and abroad. We operate in a highly regulated industry and new laws or judicial decisions, or new interpretations of existing laws or decisions, related to copyright or the personal use exemption for recording content and the amount of payment for content rights could negatively impact our business, operations and financial condition.

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We may be subject to litigation, disputes or regulatory inquiries for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively affect our business.

From time to time, we may be involved in litigation, disputes or regulatory inquiries that arise in the ordinary course of business. These may include claims, lawsuits and proceedings involving labor and employment, wage and hour, commercial, alleged securities law violations or other investor claims, and other matters. We expect that the number and significance of these potential disputes may increase as our business expands and our company grows larger. While our agreements with customers limit our liability for damages arising from our platform, we cannot assure you that these contractual provisions will protect us from liability for damages in the event we are sued. Although we carry general liability insurance coverage, our insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any claims against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time, adversely affect our reputation and result in the diversion of significant operational resources. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our revenue, business, brand, results of operations and financial condition.

Risks related to our intellectual property

Our business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, and to interruption by man-made problems such as power disruptions, computer viruses, cyberattack, data security breaches or terrorism.

A significant natural disaster, such as an earthquake, fire or a flood, occurring where a business partner is located could adversely affect our business, results of operations and financial condition. Further, if a natural disaster or man-made problem were to affect our network service providers or Internet service providers, this could adversely affect the ability of our customers to use our products and platform. In addition, natural disasters and acts of terrorism could cause disruptions in our or our customers’ businesses, national economies or the world economy as a whole. We also rely on our network and third-party infrastructure and enterprise applications and internal technology systems for our engineering, sales and marketing and operations activities. If a major disruption is caused by a natural disaster or man-made problem, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in our development activities, lengthy interruptions in service, breaches of data security and loss of critical data, any of which could adversely affect our business, results of operations and financial condition.

Any failure to protect our intellectual property rights could impair our business.

Our success and ability to compete depend in part upon our intellectual property. We attempt to protect our intellectual property rights, both in the United States and in foreign countries, through a combination of patent, trademark, copyright and trade secret laws, as well as licensing agreements and third-party nondisclosure and assignment agreements. However, the steps we take to protect our intellectual property rights may be inadequate. Because of the differences in foreign trademark, patent and other laws concerning proprietary rights, our intellectual property rights may not receive the same degree of protection in foreign countries as they would in the United States. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, results of operations and financial condition.

We have applied for patent protection in the United States relating to certain existing and proposed systems, methods and processes. We cannot assure that any of our patent applications will result in an issued patent. Any patent(s) we own could be challenged, invalidated or circumvented by others and may not be of sufficient scope or strength to provide us with any meaningful protection or commercial advantage. Further, we cannot assure you that competitors will not infringe our patent(s), or that we will have adequate resources to enforce our patent(s).

We also rely on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, we have entered into confidentiality agreements with most of our employees and consultants. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If we are unable to maintain the proprietary nature of our technologies, our business, financial condition and results of operations could be harmed.

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We rely on our trademarks, service marks, trade names, and brand names to distinguish our products and services from the products and services of our competitors, and have registered or applied to register many of these trademarks in the United States and other jurisdictions. We cannot assure you that our trademark applications will be approved. Third parties may also oppose our trademark applications, or otherwise challenge our use of the trademarks, or use and register confusingly similar trademarks in these or other jurisdictions. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products and services, which could result in loss of brand recognition, and could require us to devote resources advertising and marketing new brands. Further, we cannot assure you that third parties will not infringe our trademarks, or that we will have adequate resources to enforce our trademarks.

Although we rely on copyright laws to protect the works of authorship (including software) created by us, we do not register the copyrights in any of our copyrightable works. Copyrights of U.S. origin must be registered before the copyright owner may bring an infringement suit in the United States. Furthermore, if a copyright of U.S. origin is not registered within three months of publication of the underlying work, the copyright owner is precluded from seeking statutory damages or attorney’s fees in any United States enforcement action, and is limited to seeking actual damages and lost profits. Accordingly, if one of our unregistered copyrights of U.S. origin is infringed by a third party, we will need to register the copyright before we can file an infringement suit in the United States, and our remedies in any such infringement suit may be limited.

In order to protect our intellectual property, we may be required to spend significant resources to monitor and protect our rights. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management, and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our failure to secure, protect and enforce our intellectual property rights could adversely affect our brand and adversely affect our business.

If third parties claim that we infringe upon or otherwise violate their intellectual property rights, our business could be adversely affected.

We face the risk of claims that we have infringed or otherwise violated third parties’ intellectual property rights. There is considerable patent and other intellectual property development activity in our industry. Our future success depends in part on not infringing upon or otherwise violating the intellectual property rights of others. From time to time, our competitors or other third parties may claim that we are infringing upon or otherwise violating their intellectual property rights, and we may be found to be infringing upon or otherwise violating such rights. We may be unaware of the intellectual property rights of others that may cover some or all of our technology or conflict with our trademark rights. Any claims of intellectual property infringement or other intellectual property violations, even those without merit, could:

•	be expensive and time consuming to defend;
•	cause us to cease making, licensing or using our platform or products that incorporate the challenged intellectual property;
•	require us to modify, redesign, reengineer or rebrand our platform or products, if feasible;
•	divert management’s attention and resources; or
•	require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly settlement agreements, or prevent us from offering our platform or products, any of which could have a negative impact on our operating profits and harm our future prospects. We may also be obligated to indemnify our customers or business partners in connection with any such litigation and to obtain licenses, modify our platform or products, or refund subscription fees, which could further exhaust our resources. Such disputes could also disrupt our platform or products, adversely affecting our customer satisfaction and ability to attract customers.

Our use of “open source” software could negatively affect our ability to offer and sell access to our platform and products and subject us to possible litigation.

We use open source software in our platform and products and expect to continue to use open source software in the future. There are uncertainties regarding the proper interpretation of and compliance with open source licenses, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to use such open source software, and consequently to provide or distribute our platform and products. Although use of open source software has historically been free, recently several open source providers have begun to charge license fees for use of their software. If our current open source providers were to begin to charge for these licenses or increase their license fees significantly, this would increase our research and development costs and have a negative impact on our results of operations and financial condition.

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Additionally, we may from time to time face claims from third parties claiming ownership of, or seeking to enforce the terms of, an open source license, including by demanding release of source code for the open source software, derivative works or our proprietary source code that was developed using or that is distributed with such open source software. These claims could also result in litigation and could require us to make our proprietary software source code freely available, require us to devote additional research and development resources to change our platform or incur additional costs and expenses, any of which could result in reputational harm and would have a negative effect on our business and operating results. In addition, if the license terms for the open source software we utilize change, we may be forced to reengineer our platform or incur additional costs to comply with the changed license terms or to replace the affected open source software. Further, use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of software or indemnification for third party infringement claims. Although we have implemented policies to regulate the use and incorporation of open source software into our platform and products, we cannot be certain that we have not incorporated open source software in our platform and products in a manner that is inconsistent with such policies.

A third party has alleged Trademark Infringement

On September 24, 2020, we received a Cease and Desist Letter alleging that the name “Auddia,” for which we have a trademark, infringes upon the claimant’s trademark “audD”. There is no claim concerning our proprietary technology. The claimant is seeking a permanent injunction against infringement, damages, and attorneys’ fees. While we intend to defend this lawsuit vigorously and believe that we have valid defenses to these claims, there can be no assurance that a favorable outcome will be obtained.

In addition, any intellectual property litigation to which we become a party may require us to do one or more of the following:

•	cease selling, licensing, or using products or features that incorporate the intellectual property rights that we allegedly infringe, misappropriate, or violate;
•	make substantial payments for legal fees, settlement payments, or other costs or damages, including indemnification of third parties;
•	obtain a license or enter into a royalty agreement, either of which may not be available on reasonable terms or at all, in order to obtain the right to sell or use the relevant intellectual property; or
•	redesign the allegedly infringing products to avoid infringement, misappropriation, or violation, which could be costly, time-consuming, or impossible.

Intellectual property litigation is typically complex, time consuming, and expensive to resolve and would divert the time and attention of our management and technical personnel. It may also result in adverse publicity, which could harm our reputation and ability to attract or retain customers. As we grow, we may experience a heightened risk of allegations of intellectual property infringement. An adverse result in any litigation claims against us could have a material adverse effect on our business, financial condition, and results of operations.

Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.

Our agreements with customers and other third parties may include indemnification or other provisions under which we agree to indemnify or otherwise be liable to them for losses suffered or incurred as a result of claims of intellectual property infringement, damages caused by us to property or persons, or other liabilities relating to or arising from our platform, products or other acts or omissions. The term of these contractual provisions often survives termination or expiration of the applicable agreement. Large indemnity payments or damage claims from contractual breach could harm our business, operating results and financial condition.

From time to time, customers may require us to indemnify or otherwise be liable to them for breach of confidentiality or failure to implement adequate security measures with respect to their data stored, transmitted or processed by our employees, platform or products. Although we normally contractually limit our liability with respect to such obligations, we may still incur substantial liability related to them. Any dispute with a customer with respect to such obligations could have adverse effects on our relationship with that customer and other current and prospective customers, reduce demand for our platform or products, and harm our revenue, business and operating results.

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Risks related to this IPO and ownership of our common stock

After this IPO, our executive officers, directors and principal stockholders will maintain the ability to control all matters submitted to our stockholders for approval.

Assuming the sale by us of 2,181,818 shares in this IPO, as part of the Units (or 2,509,091 shares if the underwriters exercise their option to purchase additional Units in full), our executive officers, directors and stockholders who owned more than 5% of our outstanding common stock before this IPO will, in the aggregate, beneficially own shares representing approximately __0% of our capital stock upon completion of this IPO. As a result, if these stockholders were to act together, they would be most likely be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they act together, would control the election of directors and approval of any merger, consolidation, or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire or result in management of our company with which our public stockholders disagree.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is performing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time, subject to certain restrictions described below. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. After this offering, we will have 10,364,164 shares of common stock issued and outstanding. This includes the 2,181,818 shares, as part of the Units, that we are selling in this IPO, the 1,568,182 shares that are being offered for sale by the Selling Shareholders, which may be resold in the public market immediately without restriction, unless purchased by our affiliates, but does not include 2,181,818 shares issuable upon the exercise of the Series Class A Warrants, 396,698 common shares reserved for issuance upon the exercise of common share purchase options and 130,698 common shares reserved for issuance upon the exercise of common share purchase warrants. Following this offering, 6,614,164 shares will be restricted as a result of securities laws or lock-up agreements but may be able to be sold commencing 180 days after the IPO as described in the “Shares eligible for future sale” and “Underwriting” sections of this prospectus.

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

The initial public offering price of our common stock will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this IPO, you will pay a price per share that substantially exceeds our net tangible book value per share after this IPO. Based on an assumed initial public offering price of $4.125 per share, you will experience immediate dilution of $         per share, representing the difference between our pro forma net tangible book value per share after giving effect to this IPO at the assumed initial public offering price. In addition, purchasers of common stock in this IPO will have contributed approximately     % of the aggregate price paid by all purchasers of our stock but will own only approximately     % of our common stock outstanding after this IPO. See “Dilution.”

The issuance of warrants in this offering will cause you to experience additional dilution if those warrants are exercised.

In addition to the shares of common stock we are issuing in this offering, we are also issuing an equal number of Series A Warrants. The Series A Warrants being issued in conjunction with this offering are exercisable for an equal number of shares of our common stock. If the holders of the Series A Warrants exercise their warrants, you will experience dilution at the time they exercise their warrants.

We are also offering a Representative's Unit Warrant to the representative of the underwriters in this offering that is exercisable for 8% of the securities sold in this offering, excluding shares of common stock from units sold pursuant to the over-allotment option, if any. If the representative of the underwriters exercises this unit purchase option, you will experience additional dilution. If the representative of the underwriter exercises its unit purchase over-allotment option, you will experience additional dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

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The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock in this IPO.

Our common stock price and Series A Warrant price are likely to be volatile. The stock market in general and the market for technology companies in particular, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the initial public offering price. The market price for our common stock may be influenced by many factors, including:

•	the success of competitive products or technologies;

•	regulatory or legal developments in the United States,

•	the recruitment or departure of key personnel;

•	the level of expenses related to any of our product candidates, and our commercialization efforts;

•	actual or anticipated changes in our development timelines;

•	our ability to raise additional capital;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our product candidates;

•	significant lawsuits, including patent or stockholder litigation;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	general economic, industry and market conditions; and

•	the other factors described in this “Risk Factors” section.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially. We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation often has been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs to defend such claims and divert management’s attention and resources.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.

The trading market for our common stock will rely, in part, on the research and reports that industry or financial analysts publish about us or our business. We do not currently have, and may never obtain, research coverage by industry or financial analysts. If no, or few, analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts covering our business downgrade their evaluations of our stock, the price of our stock could decline. If one or more of these analysts cease to cover our stock, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline.

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An active trading market for our common stock may not develop.

Prior to this IPO, there has been no public market for our common stock. The initial public offering price for our common stock will be determined through negotiations with the underwriters. Although we have applied to have our common stock listed on the Nasdaq Capital Market, an active trading market for our shares may never develop or be sustained following this IPO. If an active market for our common stock does not develop, it may be difficult for you to sell shares you purchase in this IPO without depressing the market price for the shares, or at all.

If we do not keep this registration statement updated for the term of the warrants, the holders will not be able to exercise the warrants.

While we intend to keep this registration statement/prospectus updated until                 , 2025 (five years from the effective date of the Registration Statement), we may not be able to do so, nor will we necessarily be providing adequate public financial information to allow the holders to sell the common stock underlying the Series A Warrants. Accordingly, investors might not be able to exercise their Series A Warrants and sell the underlying common stock at a time when it is beneficial to do so.

In order to keep the prospectus effective, we will be required to, among other actions, file post-effective amendments to the registration statement containing current financial and other information. Each such registration statement will have to be filed with, and declared effective by the Securities and Exchange Commission. There can be no assurance that such post-effective amendments will be declared effective.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company” (“EGC”), as defined in the JOBS Act. We will remain an EGC until the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the completion of this IPO; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. For so long as we remain an EGC, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	an exemption from the requirement to seek nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of reduced reporting burdens in this prospectus. In particular, we have not included all of the executive compensation information that would be required if we were not an EGC. We cannot predict whether investors will find our common stock less attractive if we rely on certain or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, and particularly after we are no longer an EGC, we will incur significant legal, accounting and other expenses that we did not incur as a private company.

In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC and Nasdaq have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance.

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We are not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act and therefore are not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a publicly traded company, we will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Though we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an emerging growth company and are an accelerated or large accelerated filer.

To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff. In this regard, we will need to continue to dedicate internal resources, engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. In addition, we have identified material weaknesses in our internal control over financial reporting and may identify further such material weaknesses, either of which we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404.

If unable to comply with the requirements of Section 404 to address and remediate in a timely manner material weaknesses identified in our internal control over financial reporting, or to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the Nasdaq Capital Market on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

Pursuant to Section 404, we will be required to furnish a report by our management on our internal control over financial reporting, including, once we are no longer an EGC, an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

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Provisions in our corporate charter and our bylaws and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Upon the completion of our anticipated Corporate Conversion, we will be a Delaware corporation. The anti-takeover provisions of the Delaware General Corporation Law (the “DGCL”) may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders.

Provisions in our corporate charter and our bylaws that will become effective prior to the effectiveness of the registration statement of which this prospectus forms a part may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions also could limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Among other things, these provisions:

•	allow the authorized number of our directors to be changed only by resolution of our board of directors;

•	limit the manner in which stockholders can remove directors from the board;

•	establish advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to our board of directors;

•	require that stockholder actions must be effected at a duly called stockholder meeting and prohibit actions by our stockholders by written consent;

•	limit who may call stockholder meetings;

•	authorize our board of directors to issue preferred stock without stockholder approval, which could be used to institute a stockholder rights plan, or so-called “poison pill,” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our board of directors; and

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the DGCL, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

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Our charter will provide that the Court of Chancery of the State of Delaware is the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for such disputes with us or our directors, officers or employees.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings: any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, any action asserting a claim against the Company arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or bylaws, or any action asserting a claim against the Company governed by the internal affairs doctrine. Our certificate of incorporation also provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Despite the fact that the certificate of incorporation provides for these exclusive forum provisions to be applicable to the fullest extent permitted by applicable law, Section 27 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act of 1933, as amended (the “Securities Act”), creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, this provision of the Company’s certificate of incorporation would not apply to claims brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a Delaware court would enforce the exclusive Federal forum provisions for Securities Act claims and that investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provisions contained in our charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

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MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements." These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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USE OF PROCEEDS

We expect to receive net proceeds from this IPO of approximately $        million, or approximately $        million if the underwriters exercise their option to purchase additional shares in full (assuming an initial public offering price of $        per share, which is the midpoint of the price range set forth on the cover page of this prospectus), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling shareholders. We will incur all costs associated with this registration statement and prospectus.

As of June 30, 2020, we had cash of $518,948. Upon the Conversion, the Company will issue 1,000,000 common shares to Mr. Jeffrey Thramann, in consideration of his payment to the bank of $4,000,000 in Company indebtedness. In addition, all of our convertible debt and accrued interest and fees payable to a related party will convert to equity.

We intend to use the net proceeds from this IPO, together with our existing cash, to build out the Auddia and Vodacast platforms, expand our sales and marketing efforts, and for general and administration expenses.

Based on our current operational plans and assumptions, we expect that the net proceeds from this IPO, combined with our current cash, will be sufficient to fund operations through fiscal year 2020. We do not currently plan to repay the remaining $2.0 million of bank debt that will still be outstanding after the IPO during the remainder of 2020.

Our expected use of net proceeds from this IPO represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this IPO or the actual amounts that we will spend on the uses set forth above. We believe opportunities may exist from time to time to expand our current business through the acquisition or in-license of complementary product candidates. While we have no current agreements for any specific acquisitions or in-licenses at this time, we may use a portion of the net proceeds for these purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our product development team, the scale achieved by our sales and marketing team, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this IPO in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

CORPORATE CONVERSION

We currently operate as a Colorado limited liability company under the name Clip Interactive, LLC. Prior to the effectiveness of the registration statement of which this prospectus forms a part, Clip Interactive, LLC will convert into a Delaware corporation pursuant to a statutory conversion and change its name to Auddia Inc. In this prospectus, we refer to all of the transactions related to our conversion to a corporation and the mergers described above as the Corporate Conversion.

In conjunction with the Corporate Conversion, all of our outstanding membership units will be converted into an aggregate of 6,768,701 shares of our common stock. The number of shares of common stock issuable in connection with the Corporate Conversion will be determined pursuant to the applicable provisions of the plan of conversion. Upon the Conversion, the Company will issue 1,000,000 common shares to Mr. Jeffrey Thramann, in consideration of his payment to the bank of $4,000,000 in Company indebtedness to the bank.

Outstanding LLC Membership Units:	3,620,186,256
Common Stock Shares After Conversion:
Shares of restricted common stock to be issued for:
Series A Preferred shares	4,668
Series B Preferred shares	4,848
Series C Preferred shares	433,476
Series F Preferred shares	174,523
Conversion of related party notes and accrued fees	2,488,519
Conversion Promissory Notes	272,192
Conversion of Convertible Notes	3,576,163
Conversion of Series 1 & 2 Common Shares	227,957
7,182,346
Common shares reserved for option and warrant exercise:
Options	396,698
Warrants	420,956
Total	8,000,000

In connection with the Corporate Conversion, Auddia Inc. will continue to hold all property and assets of Clip Interactive, LLC and will assume all of the debts and obligations of Clip Interactive, LLC. Auddia, Inc. will be governed by a certificate of incorporation filed with the Delaware Secretary of State and bylaws, the material portions of which are described under the heading “Description of Capital Stock.” On the effective date of the Corporate Conversion, the members of the board of managers of Clip Interactive, LLC will become the members of Auddia, Inc.’s board of directors and the officers of Clip Interactive, LLC will become the officers of Auddia, Inc. In addition, we intend to appoint three additional directors upon the date of this prospectus (See “Management”).

The purpose of the Corporate Conversion is to reorganize our corporate structure so that the entity that is offering common stock to the public in this IPO is a corporation rather than a limited liability company and so that our existing investors will own our common stock rather than membership units in a limited liability company.

Except as otherwise noted herein, the financial statements included elsewhere in this prospectus are those of Clip Interactive, LLC. We do not expect that the Corporate Conversion will have a material effect on the results of our core operations.

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CASH AND CAPITALIZATION

The following table describes our cash and capitalization as of June 30, 2020 (unaudited):

•	On a pro forma basis to give effect to the Conversion of the Convertible Debt to equity on an actual basis;

•	on a pro forma basis to give effect to the Corporate Conversion and 10 million fully diluted shares outstanding, $0.001 per share par value.

•	on a pro forma as adjusted basis to additionally give effect to the sale of 2,181,818 shares of our common stock in this IPO, assuming an initial public offering price of $4.125 per share after deducting the underwriting discounts and commissions and estimated IPO expenses payable by us at 10% of the gross proceeds.

•	on a pro forma basis to give effect to the conversion and repayment of $4 million in bank debt into 1,000,000 common shares.

•	on a pro forma basis to give effect for the agreement to convert related party notes and accrued fees to equity.

You should read the following information together with the information contained under the headings “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing at the end of this prospectus.

	As of June 30, 2020
	Actual	Proforma (1)	Pro Forma as adjusted (1)
	(Unaudited)
(several financial statement line items excluded for presentation purposes)
Cash	$518,948	8,099,999	8,618,948

Accrued Fees to a Related Party	1,501,113	(1,501,113)	–
Line of Credit	6,000,000	(4,000,000)	2,000,000
Notes payables	268,662	(268,662)	–
Notes payable to related parties	1,634,977	(1,634,977)	–
Convertible Debt	3,220,019	(3,220,019)	–

Members’ Equity (deficit):
Series A preferred shares	2,081,814	(2,081,814)	–
Series B preferred shares	2,964,623	(2,964,623)	–
Series C preferred shares	28,972,346	(28,972,346)	–
Series F preferred shares	–	–	–
Common Shares	2,346,249	(2,336,249)	10,000
			–
Additional Paid in Capital	5,081,504	55,079,803	60,161,307
Accumulated members’ deficit	(53,085,447)	–	(53,085,447)
Total members’ equity (deficit)	$(11,638,911)		$7,085,860

(1)

In connection with the Corporate Conversion, Convertible Debt, preferred units, Series A, B, C and F common units and members’ accumulated deficit will be reduced to zero to reflect the elimination of all outstanding units and other interests in Clip Interactive, LLC and corresponding adjustments will be reflected as common stock, additional paid-in capital, stockholders’ accumulated deficit, stockholders’ accumulated other comprehensive loss and total stockholders’ equity of Auddia, Inc. The pro forma and pro forma as adjusted information is illustrative only.

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DILUTION

If you purchase any of the Units offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price in this IPO per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock upon consummation of this IPO. Net tangible book value per share represents the book value of our total tangible assets less the book value of our total liabilities divided by the number of shares of common stock then issued and outstanding.

After giving effect to the Corporate Conversion, pro forma net tangible book value as of June 30, 2020 was $        , or $         per share based on                   shares of our common stock outstanding. After giving effect to our sale of 2,181,818 shares of common stock in this IPO, at an assumed initial public offering price of $         per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2019 would have been $         million, or $         per share (assuming no exercise of the underwriters’ option to purchase additional shares of our common stock). This represents an immediate and substantial dilution of $         per share to new investors purchasing common stock in this IPO. The following table illustrates this dilution per share:

Assumed initial public IPO price per share (issued as part of the Units)		$
Pro forma net tangible book value per share as of June 30, 2020	$
Increase in pro forma net tangible book value per share attributable to this IPO	$
Pro forma as adjusted net tangible book value per share after giving effect to this IPO		$
Dilution per share to new investors in this IPO		$

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2020, the differences between the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders and to be paid by the new investors purchasing shares of common stock in this IPO, at an assumed initial public offering price of $     share, which is the midpoint of the price range set forth on the cover page of this prospectus, before deducting the underwriting discounts and commissions and estimated offering expenses payable by us in connection with this IPO.

	Shares purchased		Total consideration		Average price per
	Number	Percent	Amount	Percent	share
Existing investors		%	$	%	$
New investors in this IPO		%	$	%	$
Total		%	$	%	$

Sales by the selling stockholders in the Selling Shareholder Offering will cause the number of shares held by existing stockholders to be reduced to 6,614,164 shares, or 63.4% of the total number of shares of our common stock outstanding after this IPO, and will increase the number of shares held by new investors to 3,750,000 shares, or 21.1% of the total number of our common stock outstanding after this IPO.

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A $1.00 increase (decrease) in the assumed initial public offering price of $4.125 per share of common stock, would increase (decrease) total consideration paid by new investors in this IPO by $        and would increase (decrease) the average price per share paid by new investors by $        , assuming the number of shares of common stock offered, as set forth on the cover page of this prospectus, remains the same and without deducting the underwriting discounts and commissions and offering expenses payable by us in connection with this IPO. If the underwriters exercise in full their option to purchase additional shares of our common stock in the offering, the following will occur:

•	the number of shares of our common stock held by new investors will increase to 2,181,818, or 21.1% of the total number of shares of our common stock outstanding after this IPO; and

•	the pro forma as adjusted net tangible book value would be $ per share and the dilution to new investors in this IPO would be $ per share.

If the underwriters exercise their option in full to purchase 327,273 additional shares of common stock in this IPO, the pro forma as adjusted net tangible book value per share after the IPO would be $___ per share, the increase in the pro forma net tangible book value per share to existing stockholders would be $___ per share, and the pro forma as adjusted dilution to new investors purchasing common stock in this IPO would be $___ per share.

We expect to require additional capital to fund our current and future operating plans. To the extent additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See “Risk Factors—Risks related to this IPO and ownership of our common stock—If you purchase shares of common stock in this IPO, you will suffer immediate dilution of your investment.”

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the “Selected financial data” section of this prospectus and our financial statements and the related notes included at the end of this prospectus. This discussion and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. As a result of many factors, including those factors set forth in the “Risk factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Corporate conversion

We currently operate as a Colorado limited liability company, under the name Clip Interactive, LLC. Prior to the effectiveness of the registration statement of which this prospectus forms a part, Clip Interactive, LLC will convert into a Delaware corporation pursuant to a statutory conversion and change its name to Auddia, Inc. As a result of the Corporate Conversion, the holders of the membership interests of Clip Interactive, LLC will become holders of common stock of Auddia, Inc.

The purpose of the Corporate Conversion is to reorganize our structure so that the entity that is offering our common stock to the public in this IPO is a corporation rather than a limited liability company and so that our existing investors will own our common stock rather than equity interests in a limited liability company. For further information regarding the Corporate Conversion, see “Corporate Conversion.” References in this prospectus to our capitalization and other matters pertaining to our equity and shares prior to the Corporate Conversion, relate to the capitalization and equity and shares of Clip Interactive, LLC, and after the Corporate Conversion, to Auddia, Inc.

The financial statements included elsewhere in this prospectus are those of Clip Interactive, LLC. We do not expect that the Corporate Conversion will have a material effect on the results of our core operations.

Effect of Covid-19 Pandemic on business operations

The Covid-19 Pandemic is not currently impacting plans for pilot testing of our Auddia App or our continuing technology development efforts, as all such activities have been conducted by us using remote work strategies.  Further, a key target market for the Company’s products is the broadcast radio industry and we believe that the COVID-19 Pandemic will lead to an increase in demand for our products due to our belief that the subscription model for our target customers will prove to be superior to the current advertising model during the crises. However, the Company cannot accurately predict the longer term impact of the Covid-19 Pandemic on its business.

Results of operations

Years ended December 31, 2018 and 2019 and the 6-Month periods ended June 30, 2019 and 2020

Operating activities:

The following table summarizes our results of operations for the Twelve Months ended December 31, 2018 and 2019, and the six months ended June 30, 2019 and 2020.

	Year Ended December 31,			Six Months Ended June 30,
	2018	2019	Increase/ Decrease	2019	2020	Increase/ Decrease
				(Unaudited)	(Unaudited)
Revenue	$1,467,519	$458,826	$(1,008,693)	$263,734	$109,879	$(153,855)

Operating expenses:
Direct Costs of Service	1,697,211	1,011,401	(685,810)	539,989	460,560	(79,429)
Research and development	295,470	312,614	(17,144)	121,683	141,783	(20,100)
General and administrative	1,567,703	2,804,815	1,237,112	846,867	1,079,080	232,213
Sales & Marketing	209,934	132,460	(77,474)	83,958	42,440	(41,518)

Total operating expense	3,770,318	4,261,290	490,972	1,592,497	1,723,863	131,366

Loss from operations	(2,302,799)	(3,802,464)	1,499,665	(1,328,763)	(1,613,984)	285,221
Other income (expense):	(1,207,212)	(1,427,901)	220,689	(629,927)	(938,374)	308,447

Net loss	$(3,510,011)	$(5,230,245)	$1,720,234	$(1,958,690)	$(2,552,358)	$593,668

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Twelve Months ended December 31, 2019 and 2018

Total revenues. Total revenues for the year ended December 31, 2019 were $458,826 which was a decline of $1.0 million or 68%, from $1.468 million for the year ended December 31, 2018. The decrease in revenues was largely attributed to (i) the loss of two major customers for our current platform in mid-2018, resulting in total Platform fees declining to $227,282 from $560,178 in 2019 vs. 2018, respectively, and (ii) a corresponding decrease in advertising revenue, which totaled $209,051 in 2019 compared to $867,341 in 2018, a decline of $658,290.

Direct Cost of Services. Direct Cost of Services decreased $625,810 or 40.4%, from $1,697,000 for the year ended December 31, 2018 compared to $1,011,401 for the year ended December 31, 2019. This decrease primarily resulted from the loss of several clients on our current platform resulting in decreased need for hosting, staff attrition of the team working on the current platform, and other related direct expenses.

Research and development. Research and development expenses increased by $17,144 or 5.8%, from $295,470 for the year ended December 31, 2018 compared to $312,614 for the year ended December 31, 2019. The increase resulted primarily from increased expenditures related to new products under development.

Sales and marketing. Sales and marketing expenses decreased by $77,474 or 53.5%, from $209,934 for the year ended December 31, 2018 compared to $132,460 for the year ended December 31, 2019, as the Company reduced marketing expenses tied to the current software platform.

General and administrative. General and administrative expenses increased by $1,153,109 or 73.6%, from $1.6 million for the year ended December 31, 2018 compared to $2.8 million for the year ended December 31, 2019. The increase resulted from additional contract personnel and business line research.

Interest expense/Other expense, net. Total Interest expense/other expense increased by $155,859, or 12.9%, from $1.2 million for the year ended December 31, 2018 to $1.4 million for year ended December 31, 2019. The increase was due almost entirely to an increase in interest expense resulting from higher interest rates on the company’s bank debt, as well as interest payments on the company’s collateral agreement.

Net income (loss). We had a net loss of $5.2 million for the year ended December 31, 2019 compared to a net loss of $3.5 million for the year period ended December 31, 2018. The increased loss resulted from the combination of the decrease in revenues and an increase in operating expenses as discussed above.

Six Months ended June 30, 2020 and 2019

Total revenues. Total revenues for the six months ended June 30, 2020 were $109,879 which was a decline of $153,855 or 58%, from $263,734 from the six months ended June 30, 2019. The decrease in revenues can be attributed to (i) the decline in Platform Fees, which decreased to $85,800 in the six month period ended June 30, 2020 from $124,582 in the six months ended June 30, 2019 and (ii) a large decrease in advertising revenue, which declined to $24,079 in the six month period ended June 30, 2020 compared to $134,152 in the corresponding period in 2019, due primarily to a significant reduction in the number of radio stations using our legacy platform.

Direct Cost of Services. Direct Cost of Services decreased $79,429 or 15%, from $539,989 the six months ended June 30, 2019 compared to $460,560 for the six months ended June 30, 2020. This decrease primarily resulted from the decreased need for hosting, staff reductions to the team working on the current platform, and other related direct expenses.

Research and development. Research and development expenses increased by $20,100 or 17%, from $121,683 for the six months ended June 30, 2019 compared to $141,783 for the six months ended June 30, 2020. The increase resulted primarily from an increase in the engineering staff in 2020.

Sales and marketing. Sales and marketing expenses decreased by $41,518 or 49%, from $83,958 for the six months ended June 30, 2019 compared to $42,440 for the six months ended June 30, 2020, as the company reduced marketing expenses tied to the legacy software platform.

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General and administrative. General and administrative expenses increased by $232,213 or 27%, from $846,867 for the six months ended June 30, 2019 compared to $1,079,080 for the period ended June 30, 2020. The increase resulted primarily from additional consulting and professional fees and increased amortization of capitalized software.

Interest expense/Other expense, net. Total Interest expense/other expense increased by $308,447, or 49%, from $629,927 for the six months ended June 30, 2019 compared to $938,374 for the six months ended June 30, 2020. The increase was due almost entirely to an increased debt levels, specifically the newly issued in late 2019 and early 2020 convertible debt as well as Notes Payable, and debt to related parties, as well as interest payments on the company’s collateral agreement.

Net income (loss). We had a net loss of $2,552,358 for the six months ended June 30, 2020 compared to a net loss of $1,958,690 for the six months ended June 30, 2019. The increased loss resulted from the combination of the decrease in revenues and increased operating expenses as discussed above.

Income taxes

Since our inception in 2012, we have been organized as a Colorado limited liability company for federal and state income tax purposes and treated as a partnership for U.S. income tax purposes. As such, we are not viewed as a taxpaying entity in any jurisdiction and do not require a provision for income taxes. Each member of our company is responsible for the tax liability, if any, related to its proportionate share of our taxable income.

After consummation of this IPO, we will be treated as a corporation for U.S. income tax purposes and thus will become subject to U.S. federal, state and local income taxes and will be taxed at the prevailing corporate tax rates. Among other things, we may begin to generate net operating losses at the corporate level.  We will account for income taxes using an asset and liability approach, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements but have not been reflected in taxable income. A valuation allowance is established to reduce deferred tax assets to their estimated realizable value which based on our operating history we expect to provide for a full valuation allowance on any net deferred tax asset as realization is not considered more-likely-than-not.

We will account for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

Critical accounting policies and use of estimates

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations is based on our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of our financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, costs and expenses and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates.

While our significant accounting policies are described in more detail in the notes to our financial statements appearing at the end of this prospectus, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our financial statements.

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Revenue Recognition

The Company derives its revenues from two sources: (1) Platform fee revenues, which are comprised of subscription fees from customers accessing the Company’s cloud-based computing services and occasionally from customers paying a Development Fee; and (2) Advertising revenues based on impressions delivered via the Company’s Platform.

Revenues are recognized when a contract with a customer exists, and the control of the promised services are transferred to our customers, in an amount that reflects the consideration we expect to receive in exchange for those services. Substantially all of our revenues are generated from contracts with customers in the United States.

We adopted ASC Topic 606, effective January 1, 2019, utilizing the modified retrospective method. This approach was applied to contracts that were not completed as of January 1, 2019, and the corresponding incremental costs of obtaining those contracts, which resulted an immaterial cumulative effect adjustment to the opening balance of accumulated deficit at date of adoption. The adoption of this ASU primarily impacted our disclosures pertaining to revenue from our contracts with customers. Reported results for fiscal year 2019 and the period ended June 30, 2020 reflect the application of ASC Topic 606, while the reported results for the fiscal year ended December 31, 2018 was not adjusted and continue to be reported under ASC Topic 605.

Software Development Costs

The Company accounts for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended purpose is probable. The Company ceases capitalization of development costs once the software has been substantially completed and is available for its intended use. Software development costs are amortized over a useful life estimated by the Company’s management of five years. Costs associated with significant upgrades and enhancements that result in additional functionality are capitalized. Capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in software technologies. Unamortized capitalized software development costs determined to be in excess of anticipated future net revenues are impaired and expensed during the period of such determination. Software development costs of $750,144 and $802,464 were capitalized in 2019 and 2018, respectively. Amortization of expense of capitalized software development costs were $684,044 and $251,342 for the years ended December 31, 2019 and 2018, respectively and are included in depreciation and amortization expense.

Equity-based compensation

Certain of our employees and consultants have received grants of common units in our company. These awards are accounted for in accordance with guidance prescribed for accounting for equity-based compensation. Based on this guidance and the terms of the awards, the awards are equity classified. The common units receive distributions if any in an order of priority in accordance with our limited liability company agreement.

We are a private company with no active public market for our common equity. Therefore, we have periodically determined the overall value of our company and the estimated per share fair value of our common equity at their various dates using contemporaneous valuations performed in accordance with the guidance outlined in the American Institute of CPA’s Practice Aid. Once a public trading market for our common stock has been established in connection with the completion of this IPO, it will no longer be necessary for us to estimate the fair value of our common stock in connection with our accounting for equity awards we may grant, as the fair value of our common stock will be its public market trading price.

For financial reporting purposes, we performed common unit valuations with the assistance of a third-party specialist, for the years ended December 31, 2019 and 2018.

Our common unit valuations were prepared using a market approach based on the most recent round of equity financing using the Option Pricing Model.

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Liquidity and Going Concern

Our working capital deficiency, stockholders’ deficit and recurring losses from operations raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2019 with respect to this uncertainty. Our ability to continue as a going concern will require us to obtain additional funding. We believe that the net proceeds from this IPO, along with the repayment $4 million of indebtedness by a stockholder upon the date of this prospectus, and our existing cash, will be sufficient to fund our current operating plans through at least the next 12 months. We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner than we anticipate. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce or eliminate our technology development and commercialization efforts.

Liquidity and capital resources

Sources of liquidity

To date, we have financed our operations primarily through private placements of preferred units and debt financing.

Through June 30, 2020, we raised an aggregate of $39,651,815 of gross proceeds from our sales of $29,370,634 and $6,792,500 of preferred and common units, respectively, $3,220,019 from the sale of convertible notes, and $268,662 of notes payable. As of June 30, 2020, we had cash of $518,948.

We expect our expenses to increase in connection with our ongoing activities, particularly as we continue to invest in sales, marketing and engineering resources and bring our products to market. Furthermore, upon the closing of this IPO, we expect to incur additional costs associated with operating as a public company. While we believe that the net proceeds from this IPO and our existing cash, cash equivalents and available-for-sale securities will be sufficient to fund our current operating plans through at least the next 12 months, we anticipate that we may need additional funding to complete the development of our full product line and scale products with a demonstrated market fit.

Building and scaling technology products is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the necessary user experience required to obtain market acceptance and achieve meaningful product sales. In addition, our product candidates, once developed, may not achieve commercial success. The majority of revenue will be derived from or based on sales of software products that may not be commercially available for many years, if at all. Accordingly, we will need to continue to rely on revenues from existing products and/or additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all.

Cash flows

The following table summarizes our sources and uses of cash for each of the periods presented:

	Year ended		Six Months Ended
	December 31,		June 30,
	2018	2019	2019	2020

Cash used in operating activities	$(2,296,546)	$(2,881,415)	$(1,006,181)	$(1,216,952)
Cash used in investing activities	(804,493)	(717,215)	(386,350)	(376,125)
Cash provided by financing activities	3,326,685	3,617,162	1,235,897	1,821,794
Net increase (decrease) in cash and cash equivalents	$225,646	$18,532	$(156,634)	$228,717

Investing activities

During the year ended December 31, 2019, investing activities used $717,215 of cash, consisting almost entirely of software capitalization.

During the six months ended June 30, 2020, investing activities used $376,125 of cash, consisting almost entirely of software capitalization.

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Financing activities

During the year ended December 31, 2019, net cash provided by financing activities was $3,617,162, due principally to the proceeds from our sale of $731,391 of Common Units, and proceeds from issuance of convertible notes and related party debt of $1,742,174 and $1,005,000, respectively. During the six months ended June 30, 2020, net cash provided by financing activities was $1,821,794, due principally to the proceeds from issuance of convertible notes, notes payable, and related party debt of $1,372,619, $268,662 and $426,779, respectively.

Funding requirements

Developing technology products is a time-consuming, expensive and uncertain process that takes years to complete and we may never generate revenue from the sale of any new products. In addition, our product candidates may not achieve commercial success. Our commercial revenues, if any, will be derived from sales of some technology products we do not expect to be commercially available for many years, if ever. Accordingly, we may need to obtain substantial additional funds to achieve our business objectives.

Adequate additional funds may not be available to us on acceptable terms, or at all. We do not currently have any committed external source of funds. To the extent that we raise additional capital through the sale of equity securities, your ownership interest may be diluted. Any debt or preferred equity financing, if available, may involve agreements that include restrictive covenants that may limit our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends, which could adversely impact our ability to conduct our business, and may require the issuance of warrants, which could potentially dilute existing stockholders’ ownership interests.

If we raise additional funds through licensing agreements and strategic collaborations with third parties, we may have to relinquish valuable rights to our technology, future revenue streams, research programs, or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds, we may be required to delay, limit, reduce and/or terminate development of our product candidates or any future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Contractual obligations and commitments

The Company entered into a line-of-credit with a bank originally dated November 7, 2012 and amended on November 5, 2016. On April 10, 2018 the Company refinanced its line-of-credit with a different bank and amended this agreement on July 10, 2019. The available principal balance under the line-of-credit is $6,000,000, and the outstanding balance accrues interest at a variable rate based on the bank’s prime rate plus 1% (4.25% at June 30, 2020) but at no time less than 4.0%. Monthly interest payments are required, with any outstanding principal due on July 10, 2021. The Company maintains a minimum balance at the lender to cover two months of interest payments. The line-of-credit is collateralized by all assets of the Company as well as certain cash assets of two shareholders in control accounts at the lender. One control account has a balance of $2,000,000 and the other control account has a balance of $4,000,000. The shareholder with the $2,000,000 control account receives a fee as described in Note 6. The shareholder with the $4,000,000 control account at the lender personally guarantees the full amount of the loan. The outstanding balance on the line-of-credit at June 30, 2020 and December 31, 2019 was $6,000,000 (see Note 4 of our Financial Statements - Line-of-Credit).

The line-of-credit is collateralized by all assets of the Company as well as certain cash assets of two shareholders in control accounts at the lender, one of which shareholder is Jeffrey Thramann, our Chairman of the Board. One control account has a balance of $2,000,000 and the other control account has a balance of $4,000,000. Mr. Thramann has personally guaranteed the full amount of the loan. The outstanding balance on the line-of-credit at December 31, 2019 was $6,000,000. Upon the Company’s conversion to a corporation, the Company will issue 1,000,000 common shares to Mr. Thramann, in consideration of his payment to the bank of $4,000,000 in Company indebtedness to the bank.

The fees paid by the Company to the shareholder on the $2,000,000 collateral arrangement are 33% percent of the collateral amount annually, plus there is an annual renewal fee of $50,000 and a $15,000 delayed payment fee for the first year in addition to warrants to purchase 5,028 shares of common shares due annually with $867,398 and $843,817 being recorded as interest expense for the years ended December 31, 2019 and 2018, respectively.

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In October 2019 the Company obtained a $400,000 non-interest bearing short term loan from a related party. The Company was advanced $200,000 net of 12,000 in closing fees and the remaining $200,000 was put into an escrow account. On December 2019, the Company made a principal payment of $57,000. The remaining $243,000 of principal and loan financing fees, was repaid in January 2020.

The following table summarizes our contractual obligations not on our Balance Sheet as of June 30, 2020 and the effects that such obligations are expected to have on our liquidity and cash flows in future periods:

	Payments due by period
	Total	Less Than 1 Year	1 - 3 Years	4 - 5 Years	More Than 5 Years
Operating lease commitments (1)	$16,500	16,500	-0-	-0-	-0-

(1)	Represents minimum payments due for the lease of office space

Off-balance sheet arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Recently issued accounting pronouncements

We have reviewed all recently issued standards and have determined that, other than as disclosed in Note 2 to our financial statements appearing at the end of this prospectus, such standards will not have a material impact on our financial statements or do not otherwise apply to our operations.

Emerging growth company status

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have irrevocably elected to apply of this extended transition period and, as a result, we will not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for public entities. Accordingly, our financial statements may not be comparable to other public companies that do not elect the extended transition period.

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BUSINESS

Overview of Auddia

The Company is a technology company headquartered in Boulder, CO that was founded in 2012. We were originally formed to provide the broadcast radio industry with digital consumer products (mobile apps and web applications) that increased radio listener engagement and generated new revenue for radio stations from synchronized audio-digital advertisements. The company is now developing new software technologies for audio media companies and consumers of audio media, more generally.

The Company has developed an artificial intelligence (“AI”) platform on top of Google’s TensorFlow open source library that is being “taught” to know the difference between all types of audio content on the radio. For instance, the platform recognizes the difference between a commercial and a song and is learning the differences between all other content to include weather reports, traffic, news, sports, DJ conversation, etc. Not only does the technology learn the differences between the various types of audio segments, it also identifies the beginning and end of each piece of content.

The Company is leveraging this technology platform to bring to market a premium AM/FM radio listening experience through a product called the “Auddia App”. The Auddia App is intended to be downloaded by consumers who will pay a subscription fee and in order to listen to any streaming AM/FM radio station without commercials. Advanced features will allow consumers to skip any content heard on the station as well as use voice interface technologies to request audio content on-demand. We believe the Auddia App represents a significant differentiated audio streaming product that will be the first to come to market since the emergence of popular streaming music apps such as Pandora, Spotify, Apple Music, Amazon Music, etc. We believe that the most significant point of differentiation is that in addition to music, the Auddia App is intended to deliver non-music content that includes local sports, news, weather, traffic and the discovery of new music. Radio is the dominant audio platform for local content.

The Company commissioned research to establish subscription pricing in accordance with an industry standard pricing analysis. Results of the research, which included nearly 2,000 responses, suggested $12/month as the optimal price to maximize revenue and indicated that 29% of respondents were at least likely to subscribe to the product. The majority of respondents who self-identified as being listeners to paid services such as SiriusXM and streaming music providers indicated a likely intent to purchase. We believe this implies a preference for the local content inherent in AM/FM broadcasting.

The Company is currently building the minimally viable product (“MVP”) version of the Auddia App and expects to initiate the first consumer pilots with the software platform service in late 2020 with a full commercial launch to follow in the first quarter of 2021. A portion of the proceeds raised in this offering will be used to finalize the Auddia App’s readiness for national-scale deployment and for marketing related expenses for full commercial launch.

History of Auddia

After running a mobile and web application technology platform for the radio industry and their listeners for the previous five years, in late 2017 the company developed the belief that new opportunities were available in the audio content space. In this regard, the Company recognized a need to provide the radio industry with a new capability that would allow for a more efficient business model, similar to the subscription models that had emerged in the audio content space with companies like Apple, Spotify and SiriusXM. The Company’s strategy leaders began to conceptualize what would become Auddia, a commercial-free subscription platform for broadcasters and radio listeners.

Management of the Company commenced evaluating essential aspects of the opportunity such as technical feasibility; consumer viability; basic economics; intellectual property matters and basic legality. The Company’s Executive Chairman of the Board of Directors (“Chairman”), Chief Executive Officer and Chief Technology Officer, all have experience in performing similar assessments for consumer facing products in various industries, including elections, gaming, secure document processing, and digital advertising. Further, the Chairman, has extensive experience developing strategy and determining business viability of products in the four previous companies that he started.

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Management’s assessment also included metrics from subscription platforms for broadcast audio content, which show that consumers are willing to pay a subscription fee for commercial-free audio content. For example, SiriusXM, Inc. offers a service that demonstrates the viability of a commercial-free broadcast audio product that is purchased by consumers, in their case, for an average $13 per month. SiriusXM has 34.9 million subscribers (end of 2019) at this average price point. SiriusXM does not offer the local content and personalities that local broadcast radio exclusively delivers.

In early 2018 and over the period of next year, management analyzed and assessed the commercial viability of the proposed Auddia platform to determine whether a subscription-based commercial free radio service would generate consumer interest. This assessment was based upon: (a) the Company’ experience in having developed, deployed and operated over 580 mobile apps for broadcast radio companies over the last seven years; (b) discussions of the Auddia concept with radio industry leaders, most of whom were our current or previous customers; (c) discussions with radio industry analysts; and (d) research into the state of broadcast and subscription radio industries. As part of the management assessment, in January of 2019, we commenced discussions with a Harris Insights and Analytics, LLC (“Harris”), to assist management in gauging consumer response to our planned service, and in March of 2019 we commissioned Harris to conduct a survey. The results of that survey, when integrated with our internally developed analysis, supported our conclusion of consumer interest and viability of the product. Harris asked consumers to answer a variety of questions exploring their interest in such a service; how much they would be willing to pay; and several other related topics. Our interpretation of the results of the survey, also supported our assessment that consumers will continue to listen to local radio channels, and they are willing to pay a monthly subscription fee to avoid commercials.

Based upon management’s analysis, the above discussions, and industry research, the Company concluded that a subscription product for local radio’s audio content, where commercials are removed, was of great interest to the radio broadcast industry.  Further, the Company also concluded that consumers would be interested in subscribing to commercial free local audio content that only local radio produces and broadcasts, and that Auddia would have commercial viability.

Overview of the Evolving Audio Ecosystem & the Positioning of AM/FM Broadcast Radio

We believe that audio as a medium is experiencing a renaissance as advanced artificial intelligence capabilities such as voice recognition are ushering in an era where voice is becoming the most efficient interface to interact with audio and video content. Historically, audio has been a passive medium where content is selected by a professional program director and delivered to large audiences who have no choice in personalizing the delivered content. But audio is now transitioning to an active medium where consumers can interact with streaming content through advanced algorithms and feedback mechanisms that include skipping content, providing thumbs up and thumbs down input, sharing content socially, creating playlists, following other playlists and customizing the programming of content routines for specific parts of the day through smart speakers like Alexa (e.g., providing a morning routine). Advanced artificial intelligence capabilities are facilitating these new capabilities and accelerating the trend towards consumer consumption of on-demand personalized content. To support this trend, audio content needs to be understood, indexed, stored and made retrievable through search methods so it can be provided to consumers when they ask for particular content.

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Broadcast radio remains the dominant force in audio. Edison Research’s “Share of Ear” study from the third quarter of 2018 shows broadcast radio with a 46% share of listening and the next most popular form of listening being streaming audio at 14%. Although AM/FM radio continues to dominate audio listening, streaming audio is the fastest growing segment according to Share of Ear studies going back to 2014. We believe streaming audio will continue to grow as on-demand content in the form of streaming music podcasting, short-form audio and other emerging formats of audio content become more prevalent and artificial intelligence technologies facilitate the introduction of new and improved listening experiences. As streaming audio has demonstrated its growth trajectory, AM/FM radio has responded by streaming their radio stations but with, we believe, very little success in comparison to the streaming music players as measured by consumer listening.

Most common streaming platforms in the U.S. offer a paid subscription model to eliminate or reduce advertisements during the listening experience. With very few exceptions, AM/FM radio has not adopted this model to date. Most AM/FM streams are simulcasts of the on-air station and carry the same advertisement load as the on-air product. In 2018, the average advertisement load was 16.1 minutes per hour. This means that if these 16.1 minutes were filled with the common 30-second spot, this would equate to 32 advertisements per hour. Given that the free ad-supported tiers of the music streaming services commonly limit ads to 4 per hour, a streaming service with 32 audio ads per hour is more disruptive to the content listening experience. We believe the combination of AM/FM radio’s advertisement load and the inability for listeners to skip content or request on-demand content in an AM/FM radio stream is the main reason broadcast radio is not gaining ground in the audio streaming market relative to the other music players.

The Company believes the Auddia App will give subscribers the technology solution they need to enjoy the local content presented by AM/FM radio while not only avoiding the interruption of 16.1 minutes of ads per hour, but also personalizing the listening experience with skips and on-demand content. We believe the Auddia App represents the consumer product broadcast radio needs to maintain or expand the lead it currently enjoys from a time spent listening perspective.

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Software Products and Services

The Auddia App

The Auddia App is our flagship product and is expected to generate the majority of the Company’s future revenue.

How the Auddia App Works

An Auddia subscriber will select a specific streaming radio station to record and be able to listen to that station without commercials. The Auddia App will record the station in real time and the App’s AI algorithm will identify the beginning and end of audio content segments as well as other content, including commercials. When the recorded station is played back by the Auddia App subscriber, the Auddia App will cover the commercial segments with other content such as additional music.

The Company is developing strategies and content relationships to access additional content sources to cover commercials and respond to skips across other content platforms such as sports, news, talk and weather. As the audio content ecosystem continues to expand, the Company believes Auddia will represent an attractive distribution platform for content providers. There is no guarantee the audio content ecosystem will continue to expand along its current trajectory or that the Company will be able to secure access to content in an economically advantageous manner, both of which would negatively impact the user experience within Auddia. The Company has not yet secured the rights from content providers to place any audio content into the Auddia platform in an on-demand use case.

The Auddia App is built on a proprietary artificial intelligence platform developed and owned by the Company and subject to patent applications that are currently pending. In 2018, the company built and released a music player application the Company named “PLAZE”, to demonstrate some of the capability of our technology. The PLAZE App is not a product we are currently marketing. The PLAZE technology points the user to the public stream of a station that is playing a song within one of the selected genres. Each song will play from the beginning. If the song is skipped, PLAZE technology will point the user to the beginning of another song on a different stream. Skips are unlimited.

Although PLAZE is a commercial free music experience, it is not the commercial free AM/FM radio station experience of the Auddia App. The Auddia App requires the addition of our proprietary artificial intelligence technology to PLAZE, in addition to other technology development, prior to commercial release.

Copyright Law

The Company does not believe it requires direct licensing with copyrighted, primarily music, content. This is because the Auddia App will not “play” any music. Rather, the Auddia App subscriber will choose the public URL of a radio station that is already paying the music industry or other content providers, the statutory rate for radio set by the Copyright Review Board. As such, direct licensing with the music groups and other copyrighted content is not required.

The Auddia App’s architecture presents a built-in digital audio recorder (“DAR”) to take advantage of the “Fair Use” exemption to the copyright laws. The Fair Use doctrine was established by Sony Corp. of America v. Universal City Studios, Inc., 464 U.S. 417 (1984), also known as the “Betamax case”, is a decision by the Supreme Court of the United States which ruled that the making of individual copies of complete television shows by recording television content, for purposes of time shifting, does not constitute copyright infringement, but is “Fair Use”. The Court also ruled that the manufacturers of home video recording devices, such as Betamax or other Video Tape Recorders, cannot be liable for infringement. Auddia App’s DAR is analogous to how Digital Video Recording (“DVR”) technology leverages the Fair Use exemption to allow users to record broadcast television shows. With the Auddia App’s DAR, users are selecting radio stations to record and utilizing technology within the Auddia App to cover commercials with additional content. Case law further supporting the Fair Use exemption for digital video recording (DVR) has been established through the case of Fox Broadcasting v. Dish Network L.L.C., 723 F.3d 1067, 1067 (9th Cir. 2013), where it was held that as to a direct copyright infringement claim, the record did not establish that the provider, rather than its customers, made copies of television programs for viewing. Further, the broadcaster did not establish a likelihood of success on its claim of secondary infringement because, although it established a prima facie case of direct infringement by customers, the television provider showed that it was likely to succeed on its affirmative defense that the customers' copying was a “fair use". Although the personal use exemption has been consistently upheld by the Supreme Court, there is no guarantee the exemption will not be challenged.

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Vodacast

Vodacast is an interactive podcasting platform (the “Vodacast App”) the Company is building that will allow podcasters to give their audiences an interactive audio experience. Podcast listeners will be able to see video and other digital content that correlates with the podcast audio and is presented to the listener as a digital feed within the Vodacast App. All content presented in the digital feed can be synched to the podcast audio content. This allows podcast listeners to visually experience and interact with audio content in podcasts.

Much of the core technology we use in Vodacast to create the feed of digital content synchronized to the audio content of the podcast is fully developed and represents the core technology the Company has used historically to provide synchronized digital feeds to over 500 radio stations. Additional technology needs to be built to fully develop the Vodacast user interface.

Vodacast introduces a new digital revenue stream to podcasters, such as synchronized digital advertising while providing end users a new digital content channel that compliments the core audio channel of the podcast. Below are hypothetical screenshots for a generic Podcast. The image on the left is an example of a show feed while the image on the right is an example of an episode feed. Within the episode feed, digital ads can be placed to drive revenue.

Business Model & Customer Acquisition Strategy for Auddia and Vodacast

The Company has a seven-year plus history of working closely with the broadcast radio industry in the United States to help the industry adapt to both digital advertising and digital media technologies.

After the Company filed initial patent applications on the artificial intelligence technology for Auddia technology in January of 2018, we researched the value of the Auddia App and the importance of subscription revenue and interacted with several leading broadcasters. Based on these continuing interactions with numerous broadcast radio groups, the Company believes we will be able to utilize our existing relationships with broadcast radio to drive customer acquisition for the Auddia App.

The Company will continue to utilize its existing relationships with broadcasters as the primary strategy to market the Auddia App to potential subscribers. Radio stations owned by broadcasters will be economically incentivized to promote the Auddia App to their listeners. We intend to leverage subscription revenue to compensate radio broadcasters for promotional support and access to local content. We believe that if broadcasters can generate increased revenue from their content, they can decrease their on-air advertising load while increasing the price paid for each commercial, as the commercial is more likely to be heard by consumers in a less cluttered advertising environment. In addition, we intend to offer tiered subscriptions to the Auddia App where lower priced subscriptions allow a small number of advertisements. These advertisements can be targeted better than on-air ads and therefore can attract higher rates if there is a large enough audience to be targeted.

Our business model is based on creating a pool of subscription and advertising revenue across all streaming stations utilizing the Auddia platform. This subscription pool is expected to be shared with radio stations based on the time each listener spends listening to a station on the Auddia App We believe this business model will result in broadcasters promoting the listening of their stations on the Auddia App, similar to how radio stations are currently using air time to promote the listening of their stations on Alexa and other smart speaker systems. The Company expects radio promotion will result in an efficient customer acquisition cost in comparison to other subscription audio services.

The Vodacast platform will be marketed to podcasters and podcasting companies with business-to-business strategies that focus on communicating the value propositions of the Vodacast platform. The potential to earn new, incremental revenue on the Vodacast platform, in addition to the other key value propositions of the platform, is expected to organically drive podcasters to promote the platform directly to their listeners. Direct-to-consumer marketing will be done in partnership with podcasters who leverage their audio content programs to promote to their established audiences. As is the case with other, proven marketing strategies, we intend to have our partners benefit from a participative revenue share, higher ad revenue, and higher margins on advertising through the Vodacast platform.

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Our Legacy Interactive Radio Platform

From 2014 through 2020, the Company was successful in deploying our platform across 580 major radio stations and 1.6 million monthly active users. Although this represents a meaningful user base, it is a small fraction of the listening audience represented by the 580 stations on the Company’s platform. We believe the two main reasons radio was not able to drive more users to the platform are that the number of consumers willing to download an individual radio station app is small and that to appeal to a greater digital audience the core listening experience of radio needs to incorporate a premium offering that includes skips, on-demand content and a commercial-free option.

The Company’s legacy product served the broadcast industry by providing a platform that allows for the delivery of actionable digital ads that are synchronized with broadcast and streaming audio ads. Broadcasters offer mobile and web digital interfaces to their listeners, typically for their individual stations. Our Interactive Radio Platform provides mobile and web products that provide end users (listeners) with a visual display of everything a radio station has played in recent history (referred to as a “station feed”). In addition to displaying album art for songs played, and digital insertions for station promotions and programs (e.g., a radio station contest), the station feed also includes a digital element for each audio ad that was played. These interactive, synchronized digital ads generate additional revenue for broadcasters and allow for the collection of meaningful advertising analytics which we present to broadcasters through an analytics dashboard.

The company began phasing out the Interactive Radio Platform in 2020 and expects to cease operations related to all legacy deployments and services by July 2020. Much of the core technology of this platform is being leveraged for re-use with our new products, Auddia and Vodacast, currently under development. Furthermore, our well established relationships with more than a dozen broadcasters through the sales, marketing and digital services operations are being maintained as we seek to deploy the Auddia App at national scale.

Intellectual Property

We rely on a combination of patents, trade secrets, non-disclosure agreements, and other intellectual property to protect the proprietary technologies that we believe are important to our business. Our success will depend in part on our ability to obtain and maintain patent and other proprietary protection for commercially important inventions and know-how, defend and enforce our patents, maintain our licenses, preserve our trade secrets, and operate without infringing valid and enforceable patents and other proprietary rights of third parties. We also rely on continuing technological innovation to develop, strengthen, and maintain our proprietary position in the field of interactive audio.

The Company holds issued patents and has patents pending in the areas of audio content monitoring, identification, distribution and presentation. The Company’s intellectual property has been used in the development of products that allow broadcasters and audio content distributors to present digital content and supplemental audio and video content along with and even synchronized with their standard audio content. These products introduce new consumer use scenarios, such as offering direct response to audio ads (such as a standard broadcast radio commercial). The products give consumers, via smartphone applications, a mechanism to identify both the content and the source of content and allow the consumer to act on what they may have heard and/or receive additional information about what they heard.

On March 12, 2019, the United States Patent and Technology Office issued a patent to the Company (titled “Method and System for Sub-Audible Signaling”) that covers an advanced “watermarking” technology to attach source-attribution information, as well as highly detailed content descriptors into an audio broadcast or stream. We believe this technology improves the state of the art by potentially increasing the amount of information that can be embedded in an audio stream or broadcast, as well as supporting the real time addition of sub-audio information. The Company does not utilize this patent technology in its current products, but the technology may be useful for future products or potential licensing to others. However, there can be no assurance that this patent or the technology underlying the patent will be utilized or licensed by the Company or, even if utilized or licensed, this patented technology will result in revenues or profits.

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The most recent intellectual property to be submitted for patent application is a set of technologies that are integral to the development and operation of consumer-oriented platform that can deliver commercial free broadcast radio content. These technologies involve distributed content monitoring (e.g., on the smartphones of consumers) and content identification, including the identification of the beginning and end of specific segments of content, such as a song or an ad. Combining these capabilities with time-shifting and real-time audio content replacement provides the end user with a dynamic, multi-source, commercial free audio content experience that can include the local content heard on the radio as well as any other content available form an accessible source. This intellectual property serves as the cornerstone of the company’s new focus and allows the company to eventually expand to provide numerous and various audio content sources on a single platform.

In June of 2020 the United States Patent and Technology Office approved the first of these patent applications (titled “Seamless Integration of Radio Broadcast Audio with Streaming Audio”) that details a process that can be used to monitor, time shift and play an over the air radio broadcast.  This patent will protect key Company functionality that is central to the delivery of our core offering of commercial free radio.  For example, using this technology, when a commercial break is detected on the over the air broadcast, alternate content from local or streaming sources can be injected to cover the break. Additionally, a second broadcast radio station can be similarly time shifted and used as alternate content.  This intellectual property gives the Company exclusive advantages when dealing with established music rights and content costs issues related to broadcast versus streaming music.  This gives the Company leverage when working with both the broadcast industry and the music industry, and options to deliver services from lower cost, over the air audio content sources.

The Company holds trademarks and is in the process of applying for trademarks for key products and brands. The Company holds the trademark for the product named PLAZE, which is a potential commercial-free music streaming product that is a future, strategic opportunity of the business. The company also holds the trademark for AUDDIA which is used as both the corporate brand name as well as the name of the consumer-facing mobile application that delivers the Company’s commercial free radio service. The Company is submitting the name VODACAST, the name of the Company’s podcasting platform and consumer-facing mobile application, in the trademark application process and expects to receive approval within 120 days.

A third party has alleged Trademark Infringement

On September 24, 2020, we received Cease and Desist Letter alleging that the name “Auddia”, for which we have a trademark, infringes upon the claimant’s trademark “audD”. There is no claim concerning our proprietary technology. The claimant is seeking a permanent injunction against infringement, damages, and attorneys’ fees. While we intend to defend this lawsuit vigorously and believe that we have valid defenses to these claims, there can be no assurance that a favorable outcome will be obtained.

In addition, any intellectual property litigation to which we become a party may require us to do one or more of the following:

•	cease selling, licensing, or using products or features that incorporate the intellectual property rights that we allegedly infringe, misappropriate, or violate;
•	make substantial payments for legal fees, settlement payments, or other costs or damages, including indemnification of third parties;
•	obtain a license or enter into a royalty agreement, either of which may not be available on reasonable terms or at all, in order to obtain the right to sell or use the relevant intellectual property; or
•	redesign the allegedly infringing products to avoid infringement, misappropriation, or violation, which could be costly, time-consuming, or impossible.

Intellectual property litigation is typically complex, time consuming, and expensive to resolve and would divert the time and attention of our management and technical personnel. It may also result in adverse publicity, which could harm our reputation and ability to attract or retain customers. As we grow, we may experience a heightened risk of allegations of intellectual property infringement. An adverse result in any litigation claims against us could have a material adverse effect on our business, financial condition, and results of operations.

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Competition

Our audio service offerings face competition from alternative media platforms and technologies, such as broadband wireless, satellite radio, audio broadcasting by cable television systems and internet-based streaming music services, as well as consumer products, such as portable digital audio players and other mobile devices, smart phones and tablets, gaming consoles, in-home entertainment and enhanced automotive platforms. These alternative platforms and technology are offered by much larger and well-established music service company’s such as SiriusXM. iHeart Media, Spotify, TuneIn, and the like. These technologies and alternative media platforms compete with our services for audience share and advertising revenues.  There can be no assurance that we will be able to compete successfully in the audio marketplace. We are a small, relatively new company and we do not currently consider the Company to be a significant participant in its industry.

Further, our success is dependent upon our development of new services and products for both broadcasters and consumer listeners, and there can be no assurance that we will have the resources to acquire new technologies or to introduce new services to compete with other new technologies or services. Other companies employing new technologies or services could more successfully implement such new technologies or services or otherwise increase competition with our business.

Employees

As of June 30, 2020, we had 12 total employees, 8 of whom were engaged in full-time research and development activities and 4 of whom were engaged in general administration. The company also works with 1 full-time contractor who supports research and development and 3 part-time contractors who support general administration activities. None of our employees is represented by any collective bargaining unit. We believe that we maintain good relations with our employees.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently a party to any material legal proceedings, the adverse outcome of which, in our management’s opinion, individually or in the aggregate, would have a material adverse effect on the results of our operations or financial position. There are no material proceedings in which any of our directors, officers or affiliates or any registered or beneficial stockholder of more than 5% of our common stock is an adverse party or has a material interest adverse to our interest.

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MANAGEMENT

Executive officers and directors

Set forth below are the names, ages and positions of our executive officers and directors.

Name	Age	Position(s) held	Served as a Director and/or Officer Since
Executive Officers
Jeffrey Thramann, M.D.	55	Director and Chairman of the Board	2012
Michael Lawless (1)	57	Chief Executive Officer & Director	2012
Peter Shoebridge	57	Chief Technology Officer	2013
Richard Liebman	65	Chief Financial Officer	2019

Non-Employee Directors

Stephen Deitsch(1)	48	Director	2020
James Booth(1)	52	Director	2020

(1) Messrs. Deitsch, Lawless, and Booth have been appointed as directors commencing as of the date of this Prospectus

Executive officers

Jeff Thramann, Chairman of the Board and Executive Chairman. Dr. Thramann founded the Company in 2011 and oversees strategic initiatives, capitalization and governance at the company. This includes day-to-day involvement in working with senior management to establish the strategic vision of the company, prioritizing product launches, working with the CEO and CFO on the financial plans of the Company, and assisting the CEO in recruitment and hiring of senior executives and the pursuit of business development activities. It also includes leading efforts to secure capital for the Company, building the board of directors and leading board meetings. In 2002, Dr. Thramann was the founder and became the chairman of Lanx, LLC. Lanx was an innovative medical device company focused on the spinal implant market and created the interspinous process fusion space with the introduction of its patented Aspen product. Lanx was sold to Biomet, Inc., an international orthopedic conglomerate, in 2013. Concurrent with Lanx, in 2006 Dr. Thramann was also the founder and chairman of ProNerve, LLC. ProNerve was a healthcare services company that provided monitoring of nerve function during high risk surgical procedures affecting the brain and spinal cord. ProNerve was sold to Waud Capital Partners, a private equity firm, in 2012.

Prior to ProNerve and concurrent with Lanx, Dr. Thramann was the founder and chairman of U.S. Radiosurgery (USR). USR is a healthcare services company that provides advanced radiosurgical treatments for tumors throughout the body. USR became the largest provider of robotic guided CyberKnife treatments of such tumors in the U.S. and was sold to Alliance Healthcare Services (Nasdaq; AIQ) in 2011. From 2001 through 2008, Thramann was the founder and senior partner of Boulder Neurosurgical Associates, a neurosurgical practice serving Boulder County, Colorado. Dr. Thramann is the named inventor on over 50 U.S. and international issued and pending patents. He completed his neurosurgical residency and complex spinal reconstruction fellowship at the Barrow Neurological Institute in Phoenix, AZ, in 2001. He is a graduate of Cornell University Medical College in New York City and earned his Bachelors in Science degree in electrical engineering management at the U. S. Military Academy in West Point, NY.

Michael Lawless, Chief Executive Officer: Mr. Lawless is a technology startup veteran having held key leadership positions in Research and Development, engineering, product development and operations. Prior to joining the Company in 2012, From 2009 to 2011 he was one of the founding executives and Chief Operating Officer of Trada, Inc., a company engaged in the business of crowdsourced digital ad campaign creation and management. In addition to establishing the business operations and processes for Trada, he was responsible for building and managing the product team and operating their internet advertising marketplace SaaS product. He earned a BS in Human Factors Engineering from the U.S. Air Force Academy and his master’s degree in Experimental Psychology with an emphasis on Human-Computer Interaction from The University of Dayton.

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Peter Shoebridge, Chief Technology Officer: Mr. Shoebridge joined us in 2013, and has over 35 years of professional experience in the software development industry. He has been involved with internet related technologies since 1996. From 2008 to 2012, he was the CEO and co-founder of Blue Yonder Gaming, Corp., a casino gaming systems and gaming company. Prior to Blue Yonder he was Vice President of engineering at Sona Mobile, Inc and led the team that built the first wireless gaming system to receive federal regulatory approval. He also led the team that built the Sona Gaming System, a server-based gaming platform. Mr. Shoebridge has worked in many different technology sectors including the real-time financial industry, casino gaming including bingo systems, accounting and automotive. He was educated in London, England.

Richard Liebman, Chief Financial Officer: Mr. Liebman has over 25 years of financial management experience. He has been the Chief Financial Officer of two public companies, ServiceWare Technologies and Migo Software. Since 2011, he has been an independent financial and accounting consultant, in which role he has served as CFO for numerous private technology companies. He has previously served on the Board of Directors of two public companies, Vital Signs, Inc. and Psicor. Earlier in his career, he was an Investment Banker in the Corporate Finance groups of Oppenheimer & Co., and L.F. Rothschild, Unterberg Towbin. He received his M.B.A. at Columbia Business School and his undergraduate degree from Brown University.

Stephen M. Deitsch Director: Mr. Deitsch has extensive strategic, operational, and financial leadership experience at both publicly traded and privately held companies. From April 2017 to August 2019, Mr. Deitsch served as Senior Vice President and Chief Financial Officer of BioScrip, Inc., which is now part of Option Care Health, Inc. (Nasdaq: “BIOS”). From August 2015 to April 2017, Mr. Deitsch served as Executive Vice President, Chief Financial Officer and Corporate Secretary of Coalfire, Inc., a leading cyber-security firm owned by The Carlyle Group. Mr. Deitsch served as the Chief Financial Officer of the Zimmer Biomet Spine, Bone Healing, and Microfixation business from July 2014 to July 2015 and as Vice President Finance, Biomet Corporate Controller from February 2014 to July 2014. Mr. Deitsch was the Chief Financial Officer of Lanx from September 2009 until it was acquired by Biomet in October 2013. From 2002 to 2009, Mr. Deitsch also served in various senior financial leadership roles at Zimmer Holdings, Inc. (now part of Zimmer Biomet, Inc.), including Vice President Finance, Reconstructive and Operations, and Vice President Finance, Europe. Mr. Deitsch has been a director of Green Sun Medical, a privately held medical device company, since October 2017.

James Booth Director: Mr. Booth is the Chief Operating Officer of Sphero, which develops physical robotic toys, digital apps, and entertainment experiences for children. He currently oversees operations, sales, marketing and business development at Sphero. Mr. Booth has helped the company achieve numerous critical milestones as a venture-backed startup. These include the company’s flagship product launch at the 2011 Consumer Electronic Show, launch of the #1 selling StarWars BB-8 robot in retail, and the development of the Sphero’s education business. During his time at Sphero, Mr. Booth helped lead the acquisition and integration of three companies. Prior to Sphero, Mr. Booth’s entrepreneurial experience includes positions at Rally Software and three early stage startups in operations, business development, and founder roles. He began his corporate career at FedEx as an Engineer and Manager of Strategic Alliances. Mr. Booth is an active mentor to companies in Techstars, Patriot Bootcamp, as well as other startups. He is a 1990 graduate of the U.S. Military Academy in West Point, NY and served in combat operations in the Middle East as an Army Officer.

Composition of the Board of Directors

At the conclusion of this offering, our board will consist of 4 members, each of whom serves as a director pursuant to the board composition provisions of our Fourth Amended and Restated LLC Agreement, or the LLC Agreement, of Clip Interactive, LLC. The LLC Agreement will terminate upon our Corporate Conversion and, thereafter, our directors will be elected by vote of our common stockholders. The Company is currently searching for an additional independent director and intends to appoint such director prior to the end of 2020.

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Director independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that all members of the board of directors, except Jeffrey Thramann and Michael Lawless are independent directors, as defined under applicable Nasdaq rules. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our common stock by each non-employee director.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we expect that the composition of our committees will comply with all applicable requirements of Nasdaq and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.

Our bylaws, which will become effective prior to the effectiveness of the registration statement of which this prospectus forms a part, will provide that the authorized number of directors may be changed only by resolution approved by a majority of our board of directors.

Role of our board of directors in risk oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee evaluates risks associated with our compensation practices and policies.

Committees of our board of directors

Audit committee

Our audit committee consists of Steven Deitsch and James Booth with Steven Deitsch serving as its chairman. Our board of directors has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act, and the applicable listing standards of the Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with the Nasdaq audit committee requirements. In arriving at this determination, the board has examined each audit committee member’s employment and other experience. Our board of directors has determined that Steven Deitsch qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, our board has considered Ms. Deitsch’s formal education and previous and current experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

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The functions of our audit committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•	reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•	reviewing with our independent auditors and management any significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material financial developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the audit committee report that the SEC requires in our annual proxy statement;

•	reviewing and providing oversight of any related-person transactions in accordance with our related-person transaction policy and reviewing and monitoring compliance with legal and regulatory requirements, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	reviewing on a periodic basis our investment policy; and

•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

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Compensation committee

Our compensation committee consists of Steven Deitsch, and James Booth, with Mr. Deitsch serving as chairman. Each of these individuals is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and each of Steven Deitsch, and James Booth is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our board of directors has determined that each of these individuals is independent as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee. The functions of our compensation committee include, among other things:

•	reviewing, modifying and approving or making recommendations to the full board of directors regarding our overall compensation strategy and policies;

•	reviewing, modifying and approving or making recommendations to the full board of directors regarding the compensation and other terms of employment of our chief executive officer or our other executive officers;

•	reviewing, modifying and approving or making recommendations to the full board of directors regarding performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•	reviewing and approving or making recommendations to the full board of directors regarding the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•	evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full board of directors regarding the type and amount of compensation to be paid or awarded to our independent board members;

•	establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by the Exchange Act and, if applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors to the compensation committee as required by the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to our equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policies and strategy in achieving expected benefits to us;

•	reviewing and making recommendations to the full board of directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•	reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” as may be applicable in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the compensation committee report that the SEC requires in our annual proxy statement; and

•	reviewing and evaluating on an annual basis the performance of the compensation committee and the compensation committee charter.

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We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

Nominating and corporate governance committee

Our nominating and corporate governance committee consists of Jeffrey Thramann, Stephen Deitsch and James Booth, with Jeffrey Thramann serving as its chairman. Our board of directors has determined that each of these individuals is independent as defined under the applicable listing standards of NASDAQ and SEC rules and regulations. The functions of our nominating and corporate governance committee include, among other things:

•	determining the minimum qualifications for service on our board of directors;

•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

•	identifying, evaluating, nominating and recommending candidates for membership on our board of directors;

•	evaluating nominations by stockholders of candidates for election to our board of directors;

•	considering and assessing the independence of members of our board of directors;

•	developing a set of corporate governance policies and principles and recommending to our board of directors any changes to such policies and principles;

•	overseeing, at least annually, the self-evaluation process of the board of directors and its committees;

•	overseeing our code of business conduct and ethics and approving any waivers thereof;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

Compensation committee interlocks and insider participation

None of the current members of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Code of business conduct and ethics

Prior to the completion of this IPO, we will adopt a Code of Business Conduct and Ethics, or the “Code of Conduct”, applicable to directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct will be available on the Investor Relations portion of our website at www.auddia.com. The nominating and corporate governance committee of our board of directors will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers of, any provision of the Code of Conduct.

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COMPENSATION OF OUR EXECUTIVE OFFICERS AND DIRECTORS

Named Executive Officers

Our named executive officers, or the Named Executive Officers, for the year ended December 31, 2018, are:

•	Jeffrey Thramann, our Chairman of the Board and Executive Chairman;

•	Michael Lawless, our Chief Executive Officer

•	Peter Shoebridge, our Chief Technical Officer

Compensation of our Named Executive Officers

Summary Compensation Table Year Ended December 31, 2019

The following table contains information about the compensation paid to or earned by each of our Named Executive Officers during the most recently completed fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Jeffrey Thramann - Chairman of the Board and Executive Chairman	2019	24,000	-0-	-0-	25,065	49,065
	2018	24,000	-0-	-0-	20,231	44,231
	2017	24,000	-0-	-0-	18,671	42,671

Michael Lawless - Chief Executive Officer	2019	215,916	-0-	-0-	25,065	240,981
	2018	157,050	-0-	-0-	20,231	177,281
	2017	157,050	-0-	-0-	18,674	189,671

Peter Shoebridge - Chief Technology Officer	2019	170,000	-0-	-0-	14,535	184,535
	2018	151,883	-0-	-0-	12,103	163,986
	2017	153,000	-0-	-0-	12,186	165,186

Employment Agreement with Mr. Lawless

On February 6, 2012, we entered into an employment agreement with Mr. Lawless. The employment agreement provided for an initial annual base salary of $157,050 as well as an entitlement to an annual incentive bonus, upon certain conditions, in an amount determined by our board of directors.

Employment Agreement with Mr. Shoebridge

On April 1, 2014, we entered into an employment agreement with Mr. Shoebridge. The employment agreement provided for an initial annual base salary of $151,833 as well as an entitlement, upon certain conditions to an annual incentive bonus in an amount determined by our board of directors. The employment agreement is terminable by either part at will. In connection with the employment agreement, Mr. Shoebridge was issued options to purchase 75,068 shares of common stock.

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Outstanding Equity Awards at June 30, 2020

The following table sets forth information regarding equity awards held by our Named Executive Officers as of June 30, 2020.

Name	Number of shares or units that have not vested (#)	Market value of shares or units that have not vested ($)(1)
Peter Shoebridge	1,191	$28.94

________________________

(1)	Calculated based on an independent third-party valuation at date of grant.

Equity Incentive Plans

Clip Interactive, LLC Amended and Restated Equity Incentive Plan

We maintain the Clip Interactive, LLC Amended and Restated Equity Incentive Plan, or the “Existing Plan”, under which we may grant 649,115 Units of the Company to our employees, consultants and other service providers. We will cease granting awards under the Existing Plan upon the implementation of the 2019 Plan, described below.

Our board of managers administers the Existing Plan. The board of managers is authorized to grant awards to eligible employees, consultants and other service providers. We have frozen the Existing Plan in connection with this IPO. No further awards will be granted under the Existing Plan, but awards granted prior to the freeze date will continue in accordance with their terms and the terms of the Existing Plan.

The aggregate number of Units that may be issued under the Existing Plan may not exceed 649,115 Units. All of our current employees, consultants and other service providers are eligible to be granted awards under the Existing Plan. Eligibility for awards under the Existing Plan is determined by the board of managers in its discretion.

The board of managers may terminate or amend the Existing Plan at any time, subject to such approvals of the holders of the Company’s units as may be required pursuant to the terms of the LLC Agreement.

2019 Equity Incentive Plan

In anticipation of this IPO, our board of managers has adopted the Auddia, Inc. 2019 Equity Incentive Plan, or” 2019 Plan”, contingent upon the consummation of this IPO. Our unitholders have approved the 2019 Plan contingent upon the consummation of this IPO. We believe that a new Equity Incentive Plan is appropriate in connection with an initial public offering of our common stock not only to continue to enable us to grant awards to management to reward and incentivize their performance and retention, but also to have a long-term equity plan that is appropriate for us as a public company.

The material terms of the 2019 Plan are summarized below. The following summary is qualified in its entirety by reference to the complete text of the 2019 Plan, a copy of which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Administration of the plan

Our board of managers has appointed the compensation committee of our board of directors as the committee under the 2019 Plan with the authority to administer the 2019 Plan. We refer to our board of directors or compensation committee, as applicable, as the “Administrator”. The Administrator is authorized to grant awards to eligible employees, consultants and non-employee directors.

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Number of authorized shares and award limits

The aggregate number of our shares of common stock that may be issued or used for reference purposes under the 2019 Plan may not exceed 1,500,000 shares (subject to adjustment as described below). Our shares of common stock that are subject to awards will be counted against the overall limit as one share for every share granted or covered by an award. If any award is cancelled, expires or terminates unexercised for any reason, the shares covered by such award will again be available for the grant of awards under the 2019 Plan, except that any shares that are not issued as the result of a net exercise or settlement or that are used to pay any exercise price or tax withholding obligation will not be available for the grant of awards. Shares of common stock that we repurchase on the open market with the proceeds of an option exercise price also will not be available for the grant of awards. Awards that may be settled solely in cash will not be deemed to use any shares.

The maximum number of our shares of common stock that may be subject to any award of stock options, any restricted stock or other stock-based award denominated in shares that may be granted under the 2019 Plan during any fiscal year to each employee or consultant is 150,000 shares per type of award; provided that the maximum number of our shares of common stock for all types of awards during any fiscal year is 150,000 shares per each employee, consultant or director. The maximum number of our shares of common stock that may be granted pursuant to awards under the 2019 Plan during any fiscal year to any non-employee director is 150,000 shares. In addition, the maximum grant date value of any other stock-based awards denominated in cash and the maximum payment under any performance-based cash award granted under the 2019 Plan payable with respect to any fiscal year to an employee or consultant is $200,000.

The foregoing individual participant limits are cumulative; that is, to the extent that shares of common stock that may be granted to an individual in a fiscal year are not granted, the number of shares of common stock that may be granted to such individual is increased in the subsequent fiscal years during the term of the 2019 Plan until used. In addition, the foregoing limits (other than the limit on the maximum number of our shares of common stock for all types of awards during any fiscal year) will not apply (i) to options, restricted stock or other stock-based awards that constitute “restricted property” under Section 83 of the Code to the extent granted during the reliance period (as described below), or (ii) to performance-based cash awards or other types of other stock-based awards to the extent paid or otherwise settled during the reliance period.

For companies that become public in connection with an initial public offering, the deduction limit under Section 162(m) does not apply during a “reliance period” under the Treasury Regulations under Section 162(m) until the earliest of: (i) the expiration of the 2018 Plan, (ii) the date the 2019 Plan is materially amended for purposes of Treasury Regulation Section 1.162-27(h)(1)(iii); (iii) the date all shares of common stock available for issuance under the 2019 Plan have been allocated; or (iv) the date of the first annual meeting of our stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs, such period is referred to herein as the reliance period.

The Administrator will, in accordance with the terms of the 2019 Plan, make appropriate adjustments to the above aggregate and individual limits (other than cash limitations), to the number and/or kind of shares or other property (including cash) underlying awards and to the purchase price of shares underlying awards, in each case, to reflect any change in our capital structure or business by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, any recapitalization, merger, consolidation, spin off, split off, reorganization or any partial or complete liquidation, any sale or transfer of all or part of our assets or business, or any other corporate transaction or event that would be considered an “equity restructuring” within the meaning of FASB ASC Topic 718. In addition, the Administrator may take similar action with respect to other extraordinary events.

Eligibility and participation

All of our current and prospective employees and consultants, as well as our non-employee directors, are eligible to be granted non-qualified stock options, restricted stock, performance-based cash awards and other stock-based awards under the 2019 Plan. Only our and our subsidiaries’ employees are eligible to be granted incentive stock options, (“ISOs”), under the 2019 Plan. Eligibility for awards under the 2019 Plan is determined by the Administrator in its discretion. In addition, each member of our board of directors who is not an employee of the company or any of our affiliates is expected to be eligible to receive awards under the 2019 Plan.

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Types of awards

Stock options. The 2019 Plan authorizes the Administrator to grant ISOs to eligible employees and non-qualified stock options to purchase shares to employees, consultants, prospective employees, prospective consultants and non-employee directors. The Administrator will determine the number of shares of common stock subject to each option, the term of each option, the exercise price (which may not be less than the fair market value of the shares of common stock at the time of grant, or 110% of fair market value in the case of ISOs granted to 10% stockholders), the vesting schedule and the other terms and conditions of each option. Options will be exercisable at such times and subject to such terms as are determined by the Administrator at the time of grant. The maximum term of options under the 2019 Plan is ten years (or five years in the case of ISOs granted to 10% stockholders). Upon the exercise of an option, the participant must make payment of the full exercise price, either in cash or by check, bank draft or money order; solely to the extent permitted by law and authorized by the Administrator, through the delivery of irrevocable instructions to a broker, reasonably acceptable to us, to promptly deliver to us an amount equal to the aggregate exercise price; or on such other terms and conditions as may be acceptable to the Administrator (including, without limitation, the relinquishment of options or by payment in full or in part in the form of shares of common stock).

Restricted stock. The 2019 Plan authorizes the Administrator to grant restricted stock. Recipients of restricted stock enter into an agreement with us subjecting the restricted stock to transfer and other restrictions and providing the criteria or dates on which such awards vest and such restrictions lapse. The restrictions on restricted stock may lapse and the awards may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m), as discussed below), as determined by the Administrator at the time of grant. Except as otherwise determined by the Administrator, a holder of restricted stock has all of the attendant rights of a stockholder including the right to receive dividends, if any, subject to and conditioned upon vesting and restrictions lapsing on the underlying restricted stock, the right to vote shares and, subject to and conditioned upon the vesting and restrictions lapsing for the underlying shares, the right to tender such shares. However, the Administrator may in its discretion provide at the time of grant that the right to receive dividends on restricted stock will not be subject to the vesting or lapsing of the restrictions on the restricted stock.

Other stock-based awards. The 2019 Plan authorizes the Administrator to grant awards of shares of common stock and other awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, shares of common stock, including, but not limited to, shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions; shares of common stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by us or an affiliate; stock appreciation rights; stock equivalent units; restricted stock units; performance awards entitling participants to receive a number of shares of common stock (or cash in an equivalent value) or a fixed dollar amount, payable in cash, stock or a combination of both, with respect to a designated performance period; or awards valued by reference to book value of our shares of common stock. In general, other stock-based awards that are denominated in shares of common stock will include the right to receive dividends, if any, subject to and conditioned upon vesting and restrictions lapsing on the underlying award, but the Administrator may in its discretion provide at the time of grant that the right to receive dividends on a stock-denominated award will not be subject to the vesting or lapsing of the restrictions on the performance award.

Performance-based cash awards

The 2019 Plan authorizes the Administrator to grant cash awards that are payable or otherwise based on the attainment of pre-established performance goals during a performance period. As noted above, following the Reliance Period, performance-based cash awards granted under the 2019 Plan that are intended to satisfy the performance-based compensation exception under Code Section 162(m) will vest based on attainment of specified performance goals established by the Administrator. These performance goals will be based on the attainment of a certain target level of, or a specified increase in (or decrease where noted), criteria selected by the Administrator.

Such performance goals may be based upon the attainment of specified levels of company, affiliate, subsidiary, division, other operational unit, business segment or administrative department performance relative to the performance of other companies. The Administrator may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria, to the extent permitted by Section 162(m). Unless the Administrator determines otherwise, to the extent permitted by Section 162(m), the Administrator will disregard and exclude the impact of special, unusual or non-recurring items, events, occurrences or circumstances; discontinued operations or the disposal of a business; the operations of any business that we acquire during the fiscal year or other applicable performance period; or a change in accounting standards required by generally accepted accounting principles or changes in applicable law or regulations.

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Effect of certain transactions; Change in control

In the event of a change in control, as defined in the 2019 Plan, except as otherwise provided by the Administrator, unvested awards will not vest. Instead, the Administrator may, in its sole discretion provide that outstanding awards will be: assumed and continued; purchased based on the price per share paid in the change in control transaction (less, in the case of options and stock appreciation rights (“SARs”), the exercise price), as adjusted by the Administrator for any contingent purchase price, escrow obligations, indemnification obligations or other adjustments to the purchase price; and/or in the case of stock options or other stock-based appreciation awards where the change in control price is less than the applicable exercise price, cancelled. However, the Administrator may in its sole discretion provide for the acceleration of vesting and lapse of restrictions of an award at any time including in connection with a change in control.

Non-transferability of awards

Except as the Administrator may permit, at the time of grant or thereafter, awards granted under the 2018 Plan are generally not transferable by a participant other than by will or the laws of descent and distribution. Shares of common stock acquired by a permissible transferee will continue to be subject to the terms of the 2019 Plan and the applicable award agreement.

Term

Awards under the 2019 Plan may not be made after January 1, 2029, but awards granted prior to such date may extend beyond that date. We may seek stockholder reapproval of the performance goals in the 2019 Plan. If such stockholder approval is obtained, on or after the first stockholders’ meeting in the fifth year following the year of the last stockholder approval of the performance goals in the 2019 Plan, awards under the 2019 Plan may be based on such performance goals in order to qualify for the “performance-based compensation” exception under Section 162(m).

Amendment and termination

Subject to the rules referred to in the balance of this paragraph, our board of directors or the Administrator (to the extent permitted by law) may at any time amend, in whole or in part, any or all of the provisions of the 2019 Plan, or suspend or terminate it entirely, retroactively or otherwise. Except as required to comply with applicable law, no such amendment, suspension or termination may reduce the rights of a participant with respect to awards previously granted without the consent of such participant. In addition, without the approval of stockholders, no amendment may be made that would: increase the aggregate number of shares of common stock that may be issued under the 2019 Plan; increase the maximum individual participant share limitations for a fiscal year or year of a performance period; change the classification of individuals eligible to receive awards under the 2019 Plan; extend the maximum term of any option; reduce the exercise price of any option or SAR or cancel any outstanding “in-the-money” option or SAR in exchange for cash; substitute any option or SAR in exchange for an option or SAR (or similar other award) with a lower exercise price; alter the performance goals; or require stockholder approval in order for the 2019 Plan to continue to comply with Section 162(m) or Section 422 of the Code.

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Federal income tax implications of the incentive plans

The federal income tax consequences arising with respect to awards granted under the Existing Plan and 2019 Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares acquired upon exercise of the ISO are held longer than the later of one year from the date of exercise and two years from the date of grant; (iii) for awards granted after the reliance period, we may not be entitled to a tax deduction for compensation attributable to awards granted to one of our Named Executive Officers (other than our Chief Financial Officer), if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m), and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) an award may be taxable at 20% above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied. The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Incentive Plans, and is not intended as tax guidance to participants in the Incentive Plans, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

Non-employee director compensation

Following the consummation of this IPO, we intend to implement a director compensation program pursuant to which our non-employee directors will receive the following compensation for their service on our board of directors:

•	No annual retainer, but a reimbursement of actual travel and lodging expenses; and

•	An annual grant of stock options and other compensation to be determined by the board of directors.

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CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed above under “Compensation of our executive officers and directors,” below we describe transactions since January 1, 2018 to which we have been or will be a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or 5% Security Holders, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

The Company has a line-of-credit with a bank. The available principal balance under the line-of-credit is $6,000,000, and the outstanding balance accrues interest at a variable rate based on the bank’s prime rate plus 1% (4.25% at June 30, 2020) but at no time less than 4.0%. Monthly interest payments are required, with any outstanding principal due on July 10, 2021. The Company maintains a minimum balance at the lender to cover two months of interest payments. The line-of-credit is collateralized by all assets of the Company as well as certain cash assets of two shareholders in control accounts at the lender, one of which shareholder is Jeffrey Thramann, our Chairman of the Board. One control account has a balance of $2,000,000 and the other control account has a balance of $4,000,000 Mr. Thramann has personally guaranteed the full amount of the loan. The outstanding balance on the line-of-credit at December 31, 2019 and 2018 and June 30, 2020 was $6,000,000. Upon the Corporate Conversion, the Company will issue 1,000,000 common shares to Mr. Thramann, in consideration of his payment to the bank of $4,000,000 in Company indebtedness to the bank.

The fees paid by the Company to the shareholder on the $2,000,000 collateral arrangement with the shareholder are 33% percent of the collateral amount annually, plus there is an annual renewal fee of $50,000 and a $15,000 delayed payment fee for the first year in addition to warrants to purchase 300,000 shares of LLC common units due annually with $867,398 and $843,817 being recorded as interest expense for the years ended December 31, 2019 and 2018, respectively. During 2018 a partial payment was made on the accruing collateral fees due of $364,944. Subsequently in 2018, the shareholder subscribed to purchase 4,530,861 shares of common stock for $0.023 per share for a total of $104,210 which was offset against the interest due on the collateral arrangement. The balance outstanding on the collateral at December 31, 2019 and 2018 was $1,017,938 and $875,540, respectively.

During 2017 and 2018, the Company entered into notes payable (the "Notes") with Mr. Thramann for $330,000 and $100,000, respectively, $60,000 of the $100,000 was repaid in 2018. The Notes did not accrue interest and did not have a stated maturity date. The Notes were expected to be repaid as cash flow permitted. During 2018, the Notes, with an outstanding balance of $370,000, were converted into 3,217,065 shares of Series C preferred shares at $0.115 per share in connection with the Series C stock exchange. (See Notes 8 and 9 in the Financial Statements).

In October 2019, Mr. Thramann obtained $400,000 of short term financing from an unrelated lender. Mr. Thramann then agreed to make the proceeds of that short term financing available to the Company. In exchange, the Company has assumed responsibility for all payments and charges (including principal, interest and fees) required under such short term financing. Under the agreement, the Company was advanced $200,000 net of $12,000 in closing fees and the remaining $200,000 was put into an escrow account. A $100,000 loan financing fee is also due at maturity. On December 2019, the Company made a principal payment of $57,000. The remaining $243,000 of principal and loan financing fees was paid on January 30, 2020.

In February 2020, Mr. Thramann obtained a new $500,000 short term financing from the same unrelated lender. Mr. Thramann then agreed to make the proceeds of that short term financing available to the Company. In exchange, the Company has assumed responsibility for all payments and charges (including principal, interest and fees) required under such short term financing. Under the agreement, the Company was advanced $485,000 net of $15,000 in closing fees and immediately put $140,741 into an escrow account. Repayment of the principal and loan financing fee occurs through weekly payments of $17,593 until the loan and financing fee is paid in full. The loan financing fee increases with the length of the payback period and is maximized at $165,000 after month five.

Clip Interactive, LLC

Corporate Conversion

We currently operate as a Colorado limited liability company under the name Clip Interactive, LLC. Prior to the effectiveness of the registration statement of which this prospectus forms a part, Clip Interactive, LLC will convert into a Delaware corporation pursuant to a statutory conversion and change its name to Auddia, Inc. As required by the LLC Agreement, the Corporate Conversion must be approved by the requisite number of outstanding members of Clip Interactive, LLC.

In connection with the Corporate Conversion, Clip Interactive, LLC unitholders will receive shares of common stock for all units held immediately prior to the Corporate Conversion. The existing units held by our executive officers, directors and 5% Security Holders will be converted on the same basis as all other holders of such units.

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Indemnification agreements

We will enter into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such persons in any action or proceeding, including any action by or in our right, on account of any services undertaken by any such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Policy for approval of related-person transactions

Prior to this IPO, we have not had a formal policy regarding approval of transactions with related persons. In connection with this IPO, our board of managers has adopted a related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related-person transaction,” the related person must report the proposed related-person transaction to our outside general counsel. The policy calls for the proposed related-person transaction to be reviewed by and if deemed appropriate approved by, the audit committee of our board of directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chair of the audit committee to review, and if deemed appropriate approve, proposed related-person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related-person transaction;

•	the approximate dollar amount involved in the related-person transaction;

•	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the related-person transaction; and

•	any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee of our board of directors in the manner specified in its charter.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2020 by (i) each person whom we know to beneficially own more than 5% of our outstanding common stock (a “5% stockholder”), (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address of each executive officer and director is c/o Auddia, 5755 Central Ave., Suite C, Boulder, CO 80301.

The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of shares of our common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after June 30, 2020. Each holder’s percentage ownership before this IPO is based on shares of common stock outstanding as of June 30, 2020, after giving effect to the Corporate Conversion. Each holder’s percentage ownership after this IPO is based on shares of common stock to be outstanding immediately after the consummation of this IPO, which excludes outstanding warrants of and shares reserved for issuance upon the exercise of stock options. The percentages assume no exercise by the underwriters of their option to purchase additional shares.

Unless otherwise indicated below, and subject to community property laws where applicable, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned Before IPO	Percentage of Shares Beneficially Owned After IPO
5% Stockholders:
Jeffrey Thramann	977,226	13.6%	19.1%	(3)
Richard Minicozzi	2,645,747	36.8%	25.5%

Executive Officers and Directors:
Michael Lawless (1)	169,700	2.4%	1.6%
Peter Shoebridge (2)	50,621	0.7%	0.5%
Richard Liebman	–	0%	0%
Stephen Deitsch	–	0%	0%
James Booth	–

All directors and executive officers as a group (6 persons)	1,197,547	16.7	21.2%

___________________________

(1)	Includes 148,218 shares that may be received upon the exercise of warrants
(2)	Includes 50,261 of shares that may be received upon the exercise of stock options
(3)	Includes 1,000,000 shares obtained from the repayment of Bank Debt

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DESCRIPTION OF CAPITAL STOCK

The following description is intended as a summary of our certificate of incorporation (which we refer to as our “charter”) and our bylaws, each of which will become effective prior to the effectiveness of the registration statement of which this prospectus forms a part and which will be filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law. The description of our common stock and preferred stock reflects the completion of the Corporate Conversion. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our charter and bylaws.

General

Our charter authorizes 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 per value per share.

As of October 1, 2020, after giving effect to the Corporate Conversion, there were 7,182,346 shares of our common stock outstanding (including 7,182,346 shares of restricted common stock) and approximately 109 stockholders of record. No shares of our preferred stock are designated, issued or outstanding.

Warrants

At June 30, 2020, we had 67,222,992 outstanding warrants as follows:

Exercise Price	Outstanding
$0.140000	262,500
$0.015430	31,277,143
$0.010000	382,983
$0.001102	24,594,000
$0.023000	10,706,366
67,222,992

All of these warrants are stated at their Pre-IPO split amounts and will expire in October 2023. None of these warrants may be exercised for a period of six months from the date of this prospectus.

The warrants have a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of the underlying shares at the time of exercise of the warrant after deduction of a number of shares equal in value to the aggregate exercise price. The warrants contain provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of certain stock dividends, stock splits, reorganizations, reclassifications and consolidations.

Common stock

Voting rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

We have not declared or paid any cash dividends on our capital stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

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Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully paid and nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this IPO will be, fully paid and nonassessable.

Preferred stock

Our board of directors will have the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. Immediately after consummation of this IPO, no shares of preferred stock will be outstanding, and we have no present plan to issue any shares of preferred stock.

Piggyback registration rights

If we register any of our equity securities either for our own account or for the account of other security holders, the Investors are entitled to piggyback registration rights and may include their shares in the registration. The underwriters may advise us to limit the number of shares included in any underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the IPO. If this occurs, the aggregate number of securities held by the Investors that may be included in the underwriting shall be allocated among all requesting Investors in proportion to the amount of securities sought to be sold by each Investor.

Fees; Indemnification

Under the Registration Rights Agreement, we will be responsible, subject to certain exceptions, for the expenses of any registration of securities pursuant to the agreement, other than underwriting discounts and commissions.

The Registration Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify the Investors in the event of material misstatements or omissions in the registration statement or any violation of the Securities Act, Exchange Act, state securities law or any rule or regulation promulgated thereunder attributable to us, and they are obligated to indemnify us, severally and not jointly, for material misstatements, omissions or any violation of the Securities Act, Exchange Act, state securities law or any rule or regulation promulgated thereunder attributable to them.

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Termination of registration rights

The demand registration rights and the piggyback registration rights granted under the Registration Rights Agreement will terminate, with respect to each Investor, as of the date when all registrable securities held by and issued to such Investor may be sold under Rule 144 under the Securities Act, provided such Investor owns less than 1% of the outstanding common stock of the Company. If the offer and sale of these shares of our common stock are registered, the shares will be freely tradable without restriction under the Securities Act, subject to the Rule 144 limitations applicable to affiliates, and a large number of shares may be sold into the public market.

Anti-takeover effects of provisions of our charter, our bylaws and Delaware law

Some provisions of Delaware law, our charter and our bylaws, contain provisions that could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us through the use of the following: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may delay, deter or prevent a change in control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.

These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Charter and bylaws provisions

Our charter and our bylaws, include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•	Board of Directors Vacancies: Our charter and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors may only be set by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•	Stockholder Action; Special Meetings of Stockholders: Our charter provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Further, our bylaws and charter will provide that special meetings of our stockholders may be called only by a majority of our board of directors, the Chairman of our board of directors or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•	Advance Notice Requirements for Stockholder Proposals and Director Nominations: Our bylaws provide advance notice procedures for stockholders seeking to bring matters before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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•	Supermajority Voting: The Delaware General Corporation Law (the “DGCL”), provides, generally, that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors. In addition, the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an election of directors is required to amend or repeal or to adopt certain provisions of our charter.

•	No Cumulative Voting: The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our charter does not provide for cumulative voting.

•	Removal of Directors Only for Cause: Our charter provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock.

•	Exclusive Forum Provision in Certificate of Incorporation. Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings: any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, any action asserting a claim against the Company arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or bylaws, or any action asserting a claim against the Company governed by the internal affairs doctrine. Our certificate of incorporation also provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Despite the fact that the certificate of incorporation provides for this exclusive forum provision to be applicable to the fullest extent permitted by applicable law, Section 27 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act of 1933, as amended (the “Securities Act”), creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, this provision of the Company’s certificate of incorporation would not apply to claims brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a Delaware court would enforce the exclusive Federal Forum provisions for Securities Act Claims and that investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering Units, consisting of one share of common stock and  one Series A Warrant. The shares of common stock and Series A Warrants are immediately separable from the Units. Each Series A Warrant is exercisable for one share of common stock. The shares of common stock issuable from time to time upon exercise of the Series A Warrants are also being offered pursuant to this prospectus.

Common Stock

The material terms and provisions of our common stock and each other class of securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Warrants

Series A Warrants

Each purchaser of Units in this offering will receive, for each Unit purchased, a Series A Warrant representing the right to purchase one share of common stock at an exercise price of $ 4.54. The Series A Warrants will be exercisable on the date that the warrants are issued and will terminate on the 5th anniversary date the warrants are first exercisable. The exercise price and number of shares for which each Series A Warrant may be exercised is subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The Series A Warrants may be called (cancelled) by us, for consideration equal to $0.0001 per warrant, on not less than 10 business days’ notice if the closing price of the common stock is above 150% of the public offering price per unit for any period of 20 consecutive business days ending not more than three business days prior to the call notice date.

Provisions Applicable to Series A Warrants

There is no established public trading market for our Series A Warrants, and there can be no assurances that a market will develop. In the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

Holders of the Series A Warrants may exercise their Series A Warrants to purchase shares of our common stock on or before the termination date by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the Series A Warrants is being exercised must be made within two trading days following such exercise. In the event that the registration statement relating to the Series A Warrants shares (the Warrants Shares”) is not effective, a holder of Series A Warrants may only exercise its Series A Warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the Series A Warrants. Series A Warrants may be exercised in whole or in part, and any portion of a Series A Warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a Series A Warrant.

Upon the holder’s exercise of a Series A Warrant, we will issue the shares of common stock issuable upon exercise of the Series A Warrant within three trading days of our receipt of notice of exercise, subject to timely payment of the aggregate exercise price therefor.

The shares of common stock issuable on exercise of the Series A Warrants will be, when issued in accordance with the Series A Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

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If, at any time a Series A Warrant is outstanding, we consummate any fundamental transaction, as described in the Series A Warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any Series A Warrants will thereafter receive upon exercise of the Series A Warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such Series A Warrants would have been entitled upon such consolidation or merger or other transaction.

The Series A Warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our common stock.

Amendments and waivers of the terms of the Series A Warrants require the written consent of the holder of such Series A Warrants and us. The Series A Warrants will be issued in book-entry form under a warrant agent agreement between V-Stock Transfer Company, Inc. as warrant agent, and us, and shall initially be represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

You should review a copy of the warrant agent agreement and the form of the Series A Warrants, each of which are included as exhibits to the registration statement of which this prospectus forms a part.

Representative's Unit Warrant

In addition, we have agreed to issue to the representative of the underwriters a Unit Warrant to purchase up to an aggregate of 8% of the Units sold in this offering, excluding the shares of common stock sold pursuant to the over-allotment option, if any. Each Unit, consisting of one share of common stock and  one Series A Warrant, issuable upon exercise of the Representative's Unit Warrant are identical to those units offered by this prospectus. The representative’s warrants included as part of the Representative's Unit Warrant are exercisable for cash or on a cashless basis at per share exercise price equal to 125% of the public offering price of one Unit in this offering and 50% of the representative's warrants included as part of the Representative's Unit Warrant are exercisable for cash or on a cashless basis at a per share exercise price equal to 165% of the public offering price of one unit in this offering, all of which commence on a date which is one year from the date of effectiveness of the registration statement of which this prospectus is a part and expiring on a date which is no more than five years from such effective date in compliance with FINRA Rule 5110(f)(2)(g)(i). These representative’s warrants are subject to the lockup restrictions of FINRA Rule 5110(g)(1), and shall not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction for a period of 180 days from the date of the commencement of sales of the offering except as allowed by FINRA Rule 5110(g)(2).

The Unit Warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 9.99% of our common stock.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

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Delaware law

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Limitations on liability, indemnification of officers and directors and insurance

Our charter and bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law.

Listing

We have applied to list our common stock on the Nasdaq Capital Market, under the symbol “AUUD.”

Transfer agent and registrar

The transfer agent and registrar for the shares of our common stock will be V- Stock Transfer Company

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this IPO, there has been no public market for our common stock and a liquid trading market for our common stock may not develop or be sustained after this IPO. Future sales of our common stock in the public market after this IPO, or the perception that those sales may occur, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our common stock will be available for sale in the public market for a period of several months after consummation of this IPO due to contractual and legal restrictions on resale described below. Future sales of our common stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price of our common stock at such time and our ability to raise equity capital at a time and price we deem appropriate. Although we have applied to list our common stock on the Nasdaq Capital Market under the symbol “AUUD,” we cannot assure you that there will be an active public market for our common stock.

Sale of restricted shares

Based on the number of shares of our common stock outstanding as of June 30, 2020, and after giving effect to the Corporate Conversion, upon the closing of the IPO, and assuming no exercise of the underwriters’ option to purchase additional shares of common stock, we will have outstanding 10,364,164 shares of common stock. This includes the 2,181,818 shares that we are selling in the IPO (as part of the Units), the 1,568,182 shares that are being offered for sale by the Selling Shareholders pursuant to a Selling Shareholder Prospectus dated as of the date of this Prospectus, which shares may be resold in the public market immediately without restriction, unless purchased by our affiliates and 1,000,000 shares to be issued to a related party for the conversion of $4,000,000 in Company debt, but does not include 620,213 common shares reserved for issuance upon the exercise of common share purchase options and common shares reserved for issuance upon the exercise of common share purchase warrants. Following this offering, shares will be restricted as a result of securities laws or lock-up agreements but may be able to be sold commencing 180 days after the IPO as described in the “Shares eligible for future sale” and “Underwriting” sections of this prospectus.

All of the shares of common stock to be sold in the IPO as part of the Units, and shares of common stock being registered for sale pursuant to the Selling Shareholder Prospectus, and any shares sold upon exercise of the underwriters’ option to purchase additional Units, will be freely tradable in the public market without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 of the Securities Act. All remaining shares of common stock held by existing stockholders immediately prior to the consummation of this IPO will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualified for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, which rules are summarized below. As a result of the contractual 180-day lock-up period described below and the provisions of Rule 144 and 701 of the Securities Act, the restricted securities will be available for sale in the public markets as follows:

Date Available for Sale	Shares Eligible for Sale	Description
Date of Prospectus	_________	Shares sold in the IPO and shares saleable under Rule 144 that are not subject to a 180-day lock-up period.

90 Days after Date of Prospectus	0	Shares saleable under Rules 144 and 701 that are not subject to a 180-day lock-up period.

180 Days after Date of Prospectus	___________	Lock-up shares released and saleable under Rules 144 and 701

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Rule 144

In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act, for at least 90 days, a person (or persons whose shares are required to be aggregated) who is not deemed to have been one of our “affiliates” for purposes of Rule 144 at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, including the holding period of any prior owner other than one of our “affiliates,” is entitled to sell those shares in the public market (subject to the lock-up agreement referred to below, if applicable) without complying with the manner of sale, volume limitations or notice provisions of Rule 144, but subject to compliance with the public information requirements of Rule 144. Rule 144(a)(1) defines an “affiliate” of an issuing company as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Directors, officers and holders of ten percent or more of the Company’s voting securities (including securities which are issuable within the next sixty days) are deemed to be affiliates of the issuing company. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than “affiliates,” then such person is entitled to sell such shares in the public market without complying with any of the requirements of Rule 144 (subject to the lock-up agreement referred to below, if applicable). In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act for at least 90 days, our “affiliates,” as defined in Rule 144, who have beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than one of our “affiliates,” are entitled to sell in the public market, upon expiration of any applicable lock-up agreements and within any three-month period, a number of those shares of our common stock that does not exceed the greater of:

•	1% of the number of common shares then outstanding, which will equal approximately 100,000 shares of common stock immediately after this IPO (calculated assuming no exercise of the underwriters’ option to purchase additional shares and no exercise of outstanding options or warrants); or

•	the average weekly trading volume of our common stock on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Such sales under Rule 144 by our “affiliates” or persons selling shares on behalf of our “affiliates” are also subject to certain manner of sale provisions, notice requirements and to the availability of current public information about us. Notwithstanding the availability of Rule 144, the holders of substantially all of our restricted securities have entered into lock-up agreements as referenced above and their restricted securities will become eligible for sale (subject to the above limitations under Rule 144) upon the expiration of the restrictions set forth in those agreements.

Rule 701

The Rule 701 exemption is not available to Exchange Act reporting companies. In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired common stock from us in connection with a written compensatory stock or option plan or other written agreement in compliance with Rule 701 under the Securities Act before the effective date of the registration statement of which this prospectus is a part (to the extent such common stock is not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell such shares beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act. Our affiliates can resell shares in reliance on Rule 144 without having to comply with the holding period requirement, and non-affiliates of the Company can resell shares in reliance on Rule 144 without having to comply with Rule 144’s current public information and holding period requirements in Rule 144. Accordingly, subject to any applicable lock-up agreements, beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act, under Rule 701 persons who are non-affiliates may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and affiliates of the Company may resell those shares without compliance with Rule 144’s minimum holding period requirements.

Equity incentive plans

Our board of directors and stockholders previously adopted the Existing Plan. In connection with this IPO, our board of directors and stockholders intend to adopt the 2019 Plan. For a description of our Existing Plan and 2018 Plan, see “Compensation of our executive officers and directors—Equity incentive plans.”

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Lock-up agreements

In connection with this IPO, we, our officers and directors, and certain of our existing security holders have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Network 1 Financial Securities, Inc. dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock, subject to certain exceptions, Network 1 Financial Securities, Inc. in their sole discretion may release any of the securities subject to these lock-up agreements at any time. If the restrictions under the lock-up agreements are waived, shares of our common stock may become available for resale into the market, subject to applicable law, which could reduce the market price for our common stock. See “Underwriting.”

Registration Statements

As explained in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement of which this prospectus forms a part, also contains the Selling Stockholder Prospectus to be used in connection with the potential resale by certain selling stockholders of up to an aggregate of 1,568,182 shares of our common stock owned by current shareholders concurrently with the registration of this initial public offering. These shares of common stock are being registered to permit public resale of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to the Selling Stockholder Prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.

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UNDERWRITING

Prior to this IPO, there has been no public market for our common stock. We have applied for approval of our common stock for listing on The Nasdaq Capital Market under the symbol “AUUD.” Trading of our common stock on Nasdaq is expected to begin following this prospectus being declared effective by the SEC.

Underwriting

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Network 1 Financial Securities, Inc. is acting as the representative (“Representative”), have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below (not including the underwriters’ over-allotment option):

Name	Number of Shares
Network 1 Financial Securities, Inc.
Alexander Capital, L.P.
Total:	2,181,818

The underwriters and the Representative are collectively referred to as the “underwriters”. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

The underwriters initially propose to offer part of the Units directly to the public at the offering price listed on the cover page of this prospectus and part of the Units to certain dealers. After the initial offering of the Units, the IPO price and other selling terms may from time to time be varied by the representative.

Representative’s Unit Warrant

We have agreed to issue to the Representative a Unit Warrant to purchase up to an aggregate of 8% of the Units sold in this offering  . Each Unit, consisting of one share of common stock and one Series A Warrant, issuable upon exercise of the Representative’s Unit Warrant are identical to those Units offered by this prospectus. We are registering hereby the Series A Warrants and the shares of common stock issuable upon exercise of such warrants. The Unit Warrants are exercisable for cash or on a cashless basis at a per Unit exercise price equal to 125% of the public offering price of one Unit in this offering. The Unit Warrants contain limitations on exercise that prevent the holder from acquiring shares upon exercise that would result in the number of shares beneficially owned by the Representative and its affiliates, including the shares issuable upon exercise, exceeding 9.99% of the total number of shares of our common stock then issued and outstanding.

The Representative’s Unit Warrant becomes exercisable on a date which is one year from the date of effectiveness of the registration statement of which this prospectus is a part and expires on a date which is no more than five years from such effective date in compliance with FINRA Rule 5110(f)(2)(G)(i). The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of common stock at a price below the warrant exercise price.

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These Representative’s Unit Warrants and the underlying securities are deemed to be underwriting compensation by FINRA and therefore subject to an 180-day lock-up pursuant to FINRA Rule 5110(g)(1). The Representative (except as permitted assignees under the Rule) will not sell, transfer, assign, pledge or otherwise hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of these warrants or the underlying securities for a period of 180 days from the date of effectiveness of the registration statement of which this prospectus forms a part, except the transfer of any security:

•	by operation of law or by reason of reorganization of our Company;

•	to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

•	where the aggregate amount of our securities held by either an underwriter or a related person do not exceed 1% of the securities being offered;

•	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	where all securities received, upon exercise or conversion of any security, remain subject to the lock-up restriction set forth above for the remainder of the time period.

Over-Allotment Option

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 327,273 additional Units at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the IPO of the shares of common stock offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

Pricing of the IPO

Prior to this IPO, there has been no public market for our Units, common stock, or Series A Warrants. In determining the initial public offering price, we and the underwriters have considered a number of factors including:

•	the information set forth in this prospectus and otherwise available to the underwriters;

•	our prospects and the history and prospects for the industry in which we compete;

•	an assessment of our management;

•	our prospects for future earnings;

•	the general condition of the securities markets at the time of this IPO;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by the underwriters and us.

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Neither we nor the underwriters can assure investors that an active trading market will develop for shares of our common stock, or that the shares will trade in the public market at or above the initial public offering price.

The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

Discount, Commissions and Expenses

The following table shows the public IPO price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us (1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)       Consists of an underwriting commission of 8.0%. Does not include an advisory fee of 2.0% equal to the gross proceeds raised in the primary IPO.

We will pay all fees, disbursements and expenses in connection with this proposed IPO, including, without limitation: the Company’s legal and accounting fees and disbursements; the costs of preparing, printing, mailing and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, the underwriting agreement and related documents (all in such quantities as the representative may reasonably require); the fees and expenses of the transfer agent and registrar, clearing fees and DTC fees, preparing and printing stock certificates; the costs of any “due diligence” meetings; all reasonable and documented fees and expenses for conducting a net road show presentation; all filing fees (including SEC filing fees) and communication expenses relating to the registration of the shares to be sold in this IPO, FINRA filing fees; transfer taxes, if any, payable upon the transfer of securities from the Company to the representative; and the fees and expenses of the transfer agent, clearing firm and registrar for the shares of common stock. In addition, we will be obligated to reimburse the representative for its out-of-pocket expenses up to a maximum of $10,000, which has been previously paid by us to the representative for out-of-pocket accountable expenses. The underwriting agreement, however, provides that in the event the IPO is terminated, any advance expense deposits paid to the underwriters will be returned to the extent that IPO expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses of the IPO payable by us, excluding underwriting discounts and commissions, will be approximately $_______.

Underwriters Warrants

As additional compensation to the underwriters, upon consummation of this offering, we will issue to the underwriters or their designees warrants to purchase an aggregate number of shares of Units equal to 8% of the number of Units issued in this offering (including shares of common stock sold to cover over-allotments, if any), at an exercise price per share equal to 125% of the initial public offering price (the “Underwriters’ Warrants”). The Underwriters’ Warrants and the underlying shares of common stock shall not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of the public offering’s effectiveness in accordance with FINRA Rule 5110(g)(1). The Underwriters’ Warrants will be exercisable, in whole or in part, commencing 180 days from the effective date of the offering and will expire on the fifth anniversary of the effective date of the registration statement related to the offering in accordance with FINRA Rule 5110(f)(2)(G)(i). In addition, we have granted the underwriters a one-time demand registration right at our expense, an additional demand registration at the holder’s expense and unlimited “piggyback” registration rights with respect to the underlying shares. The demand registration rights will not be greater than five years from the effective date of the registration statement related to the offering in compliance with FINRA Rule 5110(f)(2)(G)(iv).The piggyback registration right will not be greater than five years from the effective date of the registration statement related to the offering in compliance with FINRA Rule 5110(f)(2)(G)(v).

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Expenses

In addition to the underwriters’ discount, we agreed to pay or reimburse the underwriters certain out of pocket expenses of the underwriters in connection with this offering, including (i) legal fees for the Representative’s counsel, not to exceed $75,000, and (ii) miscellaneous expenses associated with the offering not to exceed $15,000.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers and directors, and certain stockholders have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the representative, for a period of 180 days from the date of effectiveness of the IPO.

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All directors and officers and certain holders of our outstanding common stock and securities convertible into or exercisable or exchangeable for common stock are subject to lock- up agreements with the underwriters agreeing that, without the prior written consent of the representative, they will not, during the period ending 180 days after the date of this prospectus (the “restricted period”):

•	offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of common stock or securities convertible into or exercisable or exchangeable for common stock whether now owned or hereafter acquired;

•	enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of shares of common stock beneficially owned or securities convertible into or exercisable or exchangeable for common stock, whether now owned or hereafter acquired; or

•	engage in any short selling of common stock,

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, each such person agrees that, without the prior written consent of the representative on behalf of the underwriters, such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions in the immediately preceding paragraph do not apply to our directors or officers in certain circumstances, including the (i) transfers of our common stock acquired in open market transactions after the completion of this IPO; (ii) transfers of our common stock as bona fide gifts, by will, to an immediate family member or to certain trusts provided that no filing under Section 16(a) of the Exchange Act would be required or voluntarily made; (iii) distributions of our common stock to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate, or to an entity controlled or managed by an affiliate provided that no filing under Section 16(a) of the Exchange Act would be required or voluntarily made; (iv) distributions of our common stock to the stockholders, partners or members of such holders provided that no filing under Section 16(a) of the Exchange Act would be required or voluntarily made; (v) the exercise of options, settlement of restricted stock units or other equity awards granted under a stock incentive plan or other equity award plan described in this prospectus, or the exercise of warrants outstanding described in this prospectus; (vi) transfers of our common stock to us for the net exercise of options, settlement of restricted stock units or warrants granted pursuant to our equity incentive plans or to cover tax withholding for grants pursuant to our equity incentive plans; (vii) the establishment by such holders of trading plans under Rule 10b5-1 under the Exchange Act provided that such plan does not provide for the transfer of common stock during the restricted period; (viii) transfers of our common stock pursuant to a domestic order, divorce settlement or other court order; (ix) transfers of our common stock to us pursuant to any right to repurchase or any right of first refusal we may have over such shares; (x) conversion of our outstanding securities into common stock in connection with the closing of this IPO; and (xi) transfers of our common stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors.

Certain of these exceptions are subject to a requirement that the transferee enter into a lock-up agreement with the underwriters containing similar restrictions.

We also agreed pursuant to that lock-up agreement that, without the prior written consent of the representative, we will not, during the restricted period (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock (other than the shares sold in the primary IPO and common stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing prior to the primary IPO or pursuant to currently outstanding options, warrants or rights), provided that either (a) such shares shall not vest during the restricted period or (b) the grantee of such shares will execute a lock-up agreement; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock other than a registration statement on Form S-4 or S-8; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

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The restrictions contained in the preceding paragraph do not apply to (i) the securities to be sold in connection with the primary IPO, (ii) the issuance by of shares of common stock upon the exercise of a stock option or warrant or the conversion of a security outstanding prior to the primary IPO, (iii) the issuance by of any security under any equity compensation plan, (iv) the issuance of shares of common stock in the connection with mergers, acquisitions or joint ventures, (v) the issuance of shares of common stock to consultants in our ordinary course of business and not for capital raising transactions and (vi) the issuance of shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock at a price per share greater than $7.50 per share.

The representative may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the IPO of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this IPO. As an additional means of facilitating this IPO, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this IPO and the underwriters participating in this IPO may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriters, and should not be relied upon by investors.

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LEGAL MATTERS

Bingham & Associates Law Group, APC of Encinitas, CA will pass upon the validity of the shares of common stock offered hereby for us. The underwriters are represented by Gordon Rees Scully & Mansukhani LLP.

EXPERTS

The financial statements as of December 31, 2018 and 2019 included in this prospectus have been so included in reliance on the reports (which contain explanatory paragraphs relating to the Company’s ability to continue as a going concern.

The financial statements for the year ended December 31, 2018 were audited by Plante & Moran PLLC (“Plante”), 8181 East Tufts Avenue, Denver, CO 80237 an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements for the year ended December 31, 2019 were audited by Daszkal Bolton LLP (“Daszkal”), 490 Sawgrass Corporate Pkwy, Suite 200, Sunrise, FL 33325, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

On February 3, 2020, (the “Dismissal Date”) the Company dismissed Plante from its role as the independent certifying accountant for the Company. On February 4, 2020 the Company engaged Daszkal as its new independent registered public accounting firm. The change of the Company’s independent registered public accounting firm from Plante to Daszkal was approved unanimously by our board of directors.

The report of Plante on the Company’s financial statements as of and for the year ended December 31, 2018 did not contain an adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles other than containing an emphasis of matter paragraph describing certain factors giving rise to a going concern uncertainty which creates substantial doubt regarding the Company’s ability to continue as a going concern.

During 2018, and through the Dismissal Date, there were (i) no disagreements between the Company and Plante on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Plante, would have caused Plante to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K other than certain material weaknesses in internal control which were identified during Plante’s audit and communicated to the Company’s board of directors.

The Company provided Plante with a copy of this Prospectus and requested that Plante furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Plante agrees with the above statements. A copy of such letter, dated July 16, 2020, is attached as Exhibit 16.1 to the Registration Statement of which this Prospectus forms a part.

During 2018 and 2019 and through the Dismissal Date, the Company had not consulted with Daszkal regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Daszkal concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from that office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

Upon the completion of this IPO, we will be subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file proxy statements, periodic information and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.auddia.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

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INDEX TO FINANCIAL STATEMENTS

CLIP INTERACTIVE, LLC (DBA AUDDIA)

F-1

CLIP INTERACTIVE, LLC (DBA AUDDIA)

Condensed Balance Sheets

	June 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash	$518,948	$290,231
Accounts receivable, net	6,563	16,488
Note subscriptions receivable	38,662	–
Total current assets	564,173	306,719

Non-current assets:
Capitalized software, net	1,343,379	1,338,272
Property and equipment, net	14,306	13,637
Deferred offering costs	259,715	196,511
Security deposits	5,500	5,500
Total non-current assets	1,622,900	1,553,920
Total assets	$2,187,073	$1,860,639

Liabilities and Deficiency in Members' Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,201,213	$895,408
Line-of-credit	6,000,000	6,000,000
Notes Payable	268,662	–
Convertible notes payable	3,220,019	1,742,174
Notes payable to related parties	1,634,977	1,433,995
Accrued fees to a related party	1,501,113	1,017,938
Total current liabilities	$13,825,984	$11,089,515

Commitments and contingencies

Deficiency in members' equity:
Series C preferred shares (liquidation preference of $40,641,172)	$28,972,346	$28,118,212
Series B preferred shares (liquidation preference of $4,322,857)	2,964,623	2,826,496
Series A preferred shares (liquidation preference of $2,112,500)	2,081,814	2,081,814
Series F preferred shares	–	–
Common shares – Series 1 and 2	2,346,249	2,346,249
Additional paid-in capital	5,081,504	4,981,915
Accumulated deficit	(53,085,447)	(49,540,827)
Subscriptions receivable	–	(42,735)
Total deficiency in members' equity	$(11,638,911)	$(9,228,876)
Total liabilities and deficiency in members' equity	$2,187,073	$1,860,639

See notes to condensed financial statements.

F-2

CLIP INTERACTIVE, LLC (DBA AUDDIA)

Condensed Statements of Operations

(unaudited)

	For the Six Months Ended
	June 30,
	2020	2019
Revenue	$109,879	$263,734

Operating expenses:
Direct cost of services	460,560	539,989
Sales and marketing	42,440	83,958
Research and development	141,783	121,683
General and administrative	1,079,080	846,867
Total operating expenses	1,723,863	1,592,497
Loss from operations	(1,613,984)	(1,328,763)
Other (expense) income:
Interest expense	(938,413)	(630,011)
Interest income	39	84
Total other expense	(938,374)	(629,927)

Net loss	$(2,552,358)	$(1,958,690)

Pro Forma weighted average common shares outstanding (Note 9):
Basic – Class A Common Shares	103,155,807	91,435,177
Basic – Series F Preferred Shares	78,975,519	85,931,677
Diluted – Class A Common Shares	103,155,807	91,435,177
Diluted – Series F Preferred Shares	78,975,519	85,931,677

Pro Forma net loss per share attributable to common shares (Note 9):
Basic – Class A Common Shares	$(0.02)	$(0.02)
Basic – Series F Preferred Shares	$(0.02)	$(0.02)
Diluted – Class A Common Shares	$(0.02)	$(0.02)
Diluted – Series F Preferred Shares	$(0.02)	$(0.02)

See notes to condensed financial statements.

F-3

CLIP INTERACTIVE, LLC (DBA AUDDIA)

Condensed Statements of Cash Flows

(unaudited)

	For the Six Months Ended June 30,

	2020	2019
Cash flows from operating activities:
Net loss	$(2,552,358)	$(1,958,690)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	370,349	189,501
Share-based compensation	35,317	9,016
Issuance of common stock warrants	64,272	–
Issuance of related party debt for consulting services	20,000	–

Changes in assets and liabilities:
Decrease in accounts receivable	9,925	63,376
Increase in accrued fees to a related party	483,175	477,567
Increase in accounts payable and accrued liabilities	352,368	213,049
Net cash used in operating activities	(1,216,952)	(1,006,181)

Cash flows from investing activities
Software capitalization	(373,439)	(386,350)
Purchase of property and equipment	(2,686)	–
Net cash used in investing activities	(376,125)	(386,350)

Cash flows from financing activities
Proceeds from issuance of convertible notes	1,372,619	–
Proceeds from related party debt	426,779	280,000
Proceeds from notes payable	268,662	–
Repayments of related party debt	(225,797)	–
Proceeds from issuance of preferred shares, net of issuance costs	–	108,779
Proceeds from issuance of common shares	–	731,391
Deferred offering costs capitalized	(63,204)	–
Collection on subscriptions receivable	42,735	115,727
Net cash provided by financing activities	1,821,794	1,235,897

Net increase (decrease) in cash	228,717	(156,634)
Cash - beginning of year	290,231	271,699
Cash - end of period	$518,948	$115,065

Supplemental disclosure of cash flow information:

Cash paid for interest	$810,545	$663,178

Supplemental disclosure of non-cash activity:

Conversion of collateral fees to note payable	$–	$725,000
Conversion of accounts payable to convertible notes	$46,564	–
Note subscriptions receivable	$38,662	–
Non-cash dividends for Series B and Series C preferred shares	$992,261	$909,910
Deemed dividend charged to accumulated deficit for conversion	$–	$638,521

See notes to condensed financial statements.

F-4

CLIP INTERACTIVE, LLC (DBA AUDDIA)

Condensed Statements of Changes in Deficiency in Members’ Equity

(unaudited)

	Series C Preferred Shares		Series B Preferred Shares		Series A Preferred Shares		Series F Preferred Shares
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance - December 31, 2018	186,271,597	$24,798,964	2,316,377	$2,836,688	2,975,000	$2,944,314	117,722,097	–
Collection of subscription receivable	–	–	–	–	–	–	–	–
Series B preferred shares issued net of $23,792 in issuance cost	–	–	127,045	108,779	–	–	–	–
Conversion of Series A and Series B preferred shares for Series C preferred shares	12,008,056	1,335,391	(273,497)	(285,391)	(1,050,000)	(1,050,000)	(8,596,031)	–
Common shares issued for cash	–	–	–	–	–	–	(27,319,039)	–
Share-based compensation expense	–	–	–	–	–	–	–	–
Accumulated dividends converted to Series C from Series B	–	594,130	–	–	–	–	–	–
Warrants issued to non-participating Series A and Series B shareholders	–	-	-	44,391	-	-	-	-
Dividends on Series C preferred shares	–	783,117	–	–	–	–	–	–
Dividends on Series B preferred shares	–	–	–	126,793	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance – June 30, 2019	198,279,653	$27,511,602	2,169,925	$2,831,260	1,925,000	$1,894,314	81,807,027	$–

Balance - December 31, 2019	196,158,082	$28,118,212	2,193,823	$2,826,496	2,112,500	$2,081,814	78,975,519	$–
Collection of subscription receivable	–	-	–	–	–	–	–	–
Dividends on Series C preferred shares	–	854,134	–	–	–	–	–	–
Dividends on Series B preferred shares	–	–	–	138,127	–	–	–	–
Common share warrants issued in connection with a security interest	–	–	–	–	–	–	–	–
Share-based compensation expense	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance – June 30, 2020	196,158,082	$28,972,346	2,193,823	$2,964,623	2,112,500	$2,081,814	78,975,519	$–

See notes to condensed financial statements.

F-5

CLIP INTERACTIVE, LLC (DBA AUDDIA)

Condensed Statements of Changes in Deficiency in Members’ Equity (continued)

(unaudited)

	Common			Accumulated	Subscriptions
	Shares	Amount	APIC	Deficit	Receivable	Total

Balance - December 31, 2018	65,316,124	$1,468,085	$4,611,868	$(42,055,439)	$(349 681)	$(5,745,201)
Collection of subscription receivable	–	–	–	–	103,450	103,450
Series B preferred shares issued net of $23,792 in issuance cost	–	–	–	–	12,277	121,056
Conversion of Series A and Series B preferred shares for Series C preferred shares	–	–	–	–	–	–
Common shares issued for cash	27,451,822	731,391	–	–	–	731,391
Share-based compensation expense	–	–	9,016	–	–	9,016
Accumulated dividends converted to Series C from Series B	–	–	–	(594,130)	–	–
Warrants issued to non-participating Series A and Series B shareholders	–	–	–	(44,391)	–	–
Dividends on Series C preferred shares	–	–	–	(783,117)	–	–
Dividends on Series B preferred shares	–	–	–	(126,793)	–	–
Net loss	–	–	–	(1,958,690)	–	(1,958,690)
Balance – June 30, 2019	92,767,946	$2,199,476	$4,620,884	$(45,562,560)	$(233,954)	$(6,738,978)

Balance - December 31, 2019	103,155,807	$2,346,249	$4,981,915	$(49,540,827)	$(42,735)	$(9,228,877)
Collection of subscription receivable	–	–	–	–	42,735	42,735
Dividends on Series C preferred shares	–	–	–	(854,134)	–	–
Dividends on Series B preferred shares	–	–	–	(138,127)	–	–
Common share warrants issued in connection with a security interest	–	–	64,272	–	–	64,272
Share-based compensation expense	–	–	35,317	–	–	35,317
Net loss	–	–	–	(2,552,358)	–	(2,552,358)
Balance – June 30, 2020	103,155,807	$2,346,249	$5,081,504	$(53,085,447)	$–	$(11,638,911)

See notes to condensed financial statements.

F-6

Notes to Condensed Financial Statements

Note 1 - Description of Business, Basis of Presentation and Summary of Significant Accounting Policies

Description of Business

Clip Interactive, LLC, (DBA Auddia), (the “Company”, “Auddia”, “we”, “our”) is a technology company that makes radio broadcasts and streaming audio content digitally actionable and measurable. On January 14, 2012, Clip Interactive, LLC was formed as a Colorado limited liability company and on November 25, 2019 changed its trade name to Auddia.

Basis of Presentation

The accompanying condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) for interim financial statements and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not contain all information and footnotes required by GAAP for annual financial statements. Such unaudited condensed financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. Interim results for the six months ended June 30, 2020 are not necessarily indicative of the results the Company will have for the full year ending December 31, 2020.

The accompanying condensed financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which are normal and recurring, necessary to fairly state its financial position, results of operations and cash flows. The financial data and the other information disclosed in these notes to the condensed financial statements reflected in the six month period presented are unaudited. The December 31, 2019 balance sheet included herein was derived from the audited financial statements but does not include all disclosures or notes required by GAAP for complete financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The condensed financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates relate to depreciation, valuation of capital stock and warrants and options to purchase shares of the Company's preferred and common shares, and the estimated amortization period for capitalized software development costs. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Risks and Uncertainties

The Company is subject to various risks and uncertainties frequently encountered by companies in the early stages of development. Such risks and uncertainties include, but are not limited to, its limited operating history, competition from other companies, limited access to additional funds, dependence on key personnel, and management of potential rapid growth. To address these risks, the Company must, among other things, develop its customer base; implement and successfully execute its business and marketing strategy; develop follow-on products; provide superior customer service; and attract, retain, and motivate qualified personnel. There can be no guarantee that the Company will be successful in addressing these or other such risks.

F-7

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at June 30, 2020 or December 31, 2019. The Company maintains cash deposits at several financial institutions, which are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company’s cash balance may at times exceed these limits. At June 30, 2020 and December 31, 2019, the Company had approximately $193,000 and $0, respectively, in excess of federally insured limits. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. The allowance for doubtful accounts was $2,500 at June 30, 2020 and December 31, 2019.

Credit Risk, Major Customers, and Suppliers

Revenues are predominately in the radio industry located primarily in the United States. The Company extends trade credit to its customers on terms that are generally practiced in the industry. Two customers accounted for approximately 72% and 82% of revenues for the six months ended June 30, 2020 and 2019, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided utilizing the straight line method over the estimated useful lives for owned assets, ranging from two to five years.

Software Development Costs

The Company accounts for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended purpose is probable.

The Company ceases capitalization of development costs once the software has been substantially completed and is available for its intended use. Software development costs are amortized over a useful life estimated by the Company’s management of five years. Costs associated with significant upgrades and enhancements that result in additional functionality are capitalized. Capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in software technologies.

Unamortized capitalized software development costs determined to be in excess of anticipated future net revenues are impaired and expensed during the period of such determination. Software development costs of $373,439 and $386,350 were capitalized for the six months ended June 30, 2020 and 2019, respectively. Amortization of capitalized software development costs was $368,332 and $184,143 for the six months ended June 30, 2020 and 2019, respectively, and are included in depreciation and amortization expense.

Offering Costs

The Company defers direct and incremental costs associated with its planned initial public offering of securities (“IPO”). During the six months ended June 30, 2020 offering costs in the amount of $63,204 were capitalized, consisting principally of legal, advisory and consulting fees incurred in connection with the formation and preparation of an IPO planned for mid-to late 2020. In the event the Company is unable to complete its IPO, the deferred offering costs will be expensed to operations.

F-8

Long-Lived Assets

The Company reviews its tangible and limited lived intangible long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. If a potential impairment is indicated, the Company compares the carrying amount of the asset to the undiscounted future cash flows associated with the asset. In the event the future cash flows are less than their carrying value, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. The Company determined long-lived assets were not impaired at June 30, 2020 and December 31, 2019.

Income Taxes

The Company has elected to be treated as a pass-through entity for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of its members, and no provision for federal income taxes has been recorded in the accompanying condensed financial statements. Had the Company been a taxable entity during the year ended December 31, 2019, or the period ended June 30, 2020, no provision for income taxes would have been recorded as a result of net operating loss carryforwards generated, which would have been fully reserved by a deferred tax asset valuation allowance.

The Company may only recognize tax benefits from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company is required to make many subjective assumptions and judgments regarding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to its subjective assumptions and judgments.

ASC Topic 606, "Revenue from Contracts with Customers"

On January 1, 2019, the Company adopted ASC 606 using the modified retrospective method. This method required retrospective application of the new accounting standard to all unfulfilled contracts that were outstanding as of January 1, 2019.

The impact of adopting ASC 606 resulted in an immaterial impact to our deficiency in members’ equity.

Revenue Recognition

Revenues are recognized when a contract with a customer exists, and the control of the promised services are transferred to our customers, in an amount that reflects the consideration we expect to receive in exchange for those services. Substantially all of our revenues are generated from contracts with customers in the United States.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the six months ended June 30, 2020 and 2019, were not significant.

Share-Based Compensation

The Company accounts for share-based compensation arrangements with employees, directors, and consultants and recognizes the compensation expense for share-based awards based on the estimated fair value of the awards on the date of grant.

Compensation expense for all share-based awards is based on the estimated grant-date fair value and recognized in earnings over the requisite service period (generally the vesting period). The Company records share-based compensation expense related to non-employees over the related service periods.

F-9

Pro Forma Loss per Share

Basic loss per share is calculated based on the weighted-average number of common shares outstanding in accordance with FASB ASC Topic 260, Earnings per Share. Diluted net (loss) income per share is calculated based on the weighted-average number of common shares outstanding plus the effect of dilutive potential common shares. When the Company reports a net loss, the calculation of diluted net loss per share excludes potential common shares as the effect would be anti-dilutive. Potential common shares are composed of shares of common issuable upon the exercise of options and warrants. The Company computes pro forma net loss per share using the two-class method, which is an allocation formula that determines net loss per share for common shares and participating securities, which for the Company is the Series A and Series F preferred shares. The Company has determined that holders of Series A and Series F outstanding preferred shares participate in earnings of the Company on a pro-rata basis with common shareholders. However, the Series A preferred shares are under no contractual obligation to share in the losses of the Company on a pro-rata basis with common shareholders, accordingly the Company has presented loss per share separately for common stock and Series F preferred stock.

Geographic Locations & Segments

For the six months ended June 30, 2020 and 2019, 100% of revenue attributable to customers and 100% of our net assets are located within the United States.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies.

Liquidity, Capital Resources and Going Concern

For the six months ended June 30, 2020, the Company sustained a net loss of $2,552,358 and consumed $1,216,952 in cash flow from operations. Also, the Company had an accumulated deficit of $11,638,911 at June 30, 2020. Historically, the Company has satisfied its capital needs with the net proceeds from its sales of equity securities, the issuance of convertible debt and bank debt. The Company expects to continue to generate net losses for the foreseeable future as it makes significant investments in developing and selling its products and services. Also, the Company will continue to evaluate potential acquisitions of, or investments in, companies or technologies that complement its business, which acquisitions may require the use of cash.

The accompanying condensed financial statements are presented assuming that the Company will continue as a going concern. However, we have no available borrowings on our credit facility to draw upon at June 30, 2020. The Company is operating with the expectation that it will be able to secure necessary financing until it becomes profitable. The Company will continue to seek additional short term financing to cover expenses for the next 12 months. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed financial statements do not include any adjustments that may result if the Company is unable to continue as a going concern.

Note 2-Revenue Recognition

The Company’s contracts with customers generally fall within two formats: (1) those that encompass development services, access to the Company’s interactive technology platform through a hosted business model and the ability to execute placement of spot advertising through the Company’s interactive technology platform, or (2) contracts exclusively for digital advertising placement of spot ads through the Company’s mobile apps and web players. The Company allocates the transaction price to each separate performance obligation as applicable within each contract based upon their relative selling prices.

Development Service Fee Revenue

Revenue generated from development services is comprised of services for the development, design and customization of software applications for station branded mobile apps and web/desktop players for radio stations. The mobile apps enable our customer’s users to interact with the live broadcast and streaming content while providing attribution to each station and enabling local and national digital monetization capabilities.

F-10

The web/desktop player provides a listening platform that enables full interactive radio capabilities for desktop users that prefer web based listening. The Company determined that the development, design, build and deployment, configuration, and customization are a bundle of professional services provided to the customer for the purpose of the Mobile and Web Desktop Apps and are considered a single performance obligation. Revenue is recognized over time as the services are satisfied and any advanced payments received are not recognized as revenue but instead are recorded in a deferred contract liability until the customer’s services are satisfied. Under the Company’s current outstanding contracts such services have been minimal and are not expected to be a significant performance obligation under its existing contracts in the future.

Platform Services Fee Revenue

Revenue generated from platform services is comprised of the customer’s use of the Company’s interactive technology platform that includes access rights to use the licensed software, software hosting, support and maintenance, data tracking analytics, advertising trafficking and monitoring of the mobile app and web/desktop player applications. The Company determined that the hosting of software, license access, support, training, maintenance and unspecified periodic upgrades or updates, monitoring hardware, interactive content management, access to content library, data and analytics dashboard, programming and Ad campaign training are a bundle of product and services that have the same period and pattern of transfer as the service to access the Company’s Platform and have been treated a single performance obligation. Revenue is recognized over time as the customer simultaneously receives and consumes the benefits provided by the Company’s platform services.

Legacy Platform Phase Out

From 2014 through 2020, the Company was successful in deploying its platform across 580 major radio stations and 1.6 million monthly active users. The Company’s legacy product served the broadcast industry by providing a platform that allows for the delivery of actionable digital ads that are synchronized with broadcast and streaming audio ads. Broadcasters offer mobile and web digital interfaces to their listeners, typically for their individual stations. Our Interactive Radio Platform provides mobile and web products that provide end users (listeners) with a visual display of everything a radio station has played in recent history (referred to as a “station feed”).

In addition to displaying album art for songs played, and digital insertions for station promotions and programs (e.g., a radio station contest), the station feed also includes a digital element for each audio ad that was played. These interactive, synchronized digital ads generate additional revenue for broadcasters and allowed for the collection of meaningful advertising analytics which we present to broadcasters through an analytics dashboard.

The Company began phasing out its Interactive Radio Platform in early 2020 and ceased operations related to the legacy platform by August 1, 2020. Much of the core technology of this platform is being leveraged for re-use with our new products, Auddia and Vodacast, currently under development. Furthermore, our well established relationships with more than a dozen broadcasters through the sales, marketing and digital services operations are being maintained as we seek to deploy the Auddia App at national scale.

Advertising Revenue

The Company generates advertising revenue in two distinctive forms one which can be from third party advertisers that place ads on the Company’s mobile apps and web players which are separate customer contracts whereby such advertising access is the only service and performance obligation within those contracts, and second is ad placements on the same platform but managed by the Company for its customers in connection with its contracts to provide development services and Platform access services to its customers.

The external advertising revenues are comprised of local and national interactive spots that are sourced and managed by customers or by third party service providers (such as Google), whereby the Company receives a portion of the dollars spent by the advertiser. In late 2018, the Company decided to move to only internally managed digital advertising for 2019 and discontinue revenue sharing agreements with our clients for advertising sourced by the client. Revenue is recognized as performance obligations are satisfied on a net basis as the Company is acting as an agent, which generally occurs as ads are delivered through the platform. We generally recognize revenue based on delivery information from the external providers campaign trafficking systems.

F-11

The internal advertising revenues are comprised of advertising fees for local and national interactive spot and local or digital only advertising campaign fees that are managed by the Company. For these advertising spots, the Company retains all the money spent on the advertising campaigns run on the Company’s interactive platform. Revenue is recognized as performance obligations are satisfied, which generally occurs as ads are delivered through the platform.

For Interactive and Digital Campaign and Spot Ad Fees which may include customer digital and interactive spot ad campaigns, interactive spot campaigns, the revenue is recognized at a point in time under the “as-invoiced” practical expedient, since customer usage driven variability is not required to be estimated but rather is allocated to the distinct time period in which the variable activity occurs.

Certain customers may receive platform fee credits or advertising discounts, which are considered as variable consideration in the determination of the transaction price. These performance obligations related to the fixed price arrangements is discounted ratably based on their relative standalone selling prices.

Contract Assets and Liabilities

The Company had no contract assets or contract liabilities as of June 30, 2020 or December 31, 2019 as the company does not receive payments in advance and is generally entitled to bill for monthly services as they are provided under its existing customer contracts.

Practical Expedients and Exemptions

We generally expense sales commissions when incurred because the duration of the contracts for which we pay commissions are less than one year. These costs are included in the sales and marketing line item of our Condensed Statements of Operations. Currently the Company does not have any significant acquisition costs which have been incurred associated with the acquisition of its customer contracts and therefore, no deferred customer acquisition costs have been recorded.

We do not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

The following table presents revenues disaggregated by revenue source:

	Six months Ended June 30,
	2020	2019
Revenues
Platform Service Fees (hosting services, support, data analytics)	$85,800	$129,582
Digital advertising served by 3rd parties	24,079	119,502
Digital advertising served by Clip Interactive	–	14,650
	$109,879	$263,734

F-12

Note 3 – Balance Sheet Disclosures

Accounts payable and accrued liabilities consist of the following:

	June 30, 2020	December 31, 2019
Accounts payable	$948,709	$771,991
Credit cards payable	26,782	25,562
Accrued interest	225,722	97,855
	$1,201,213	$895,408

Note 4 - Line-of-Credit

The Company entered into a line of credit with a bank originally dated November 7, 2012 and amended it on November 5, 2016. On April 10, 2018 the Company refinanced its line-of-credit with a different bank and amended this agreement on July 10, 2019. The available principal balance under the line of credit is $6,000,000, and the outstanding balance accrues interest at a variable rate based on the bank’s prime rate plus 1% (4.25% at June 30, 2020 and 5.75% at December 31, 2019) but at no time less than 4.0%. Monthly interest payments are required, with any outstanding principal due on July 10, 2021. The Company maintains a minimum balance at the lender to cover two months of interest payments. The line of credit is collateralized by all assets of the Company as well as certain cash assets of two shareholders in control accounts at the lender. One control account has a balance of $2,000,000 and the other control account has a balance of $4,000,000. The shareholder with the $2,000,000 control account has a collateral agreement with the Company which is described in Note 6. The shareholder with the $4,000,000 control account at the lender personally guarantees the full amount of the loan. The outstanding balance on the line-of-credit at June 30, 2020 and December 31, 2019 was $6,000,000.

Note 5 - Convertible Notes Payable

During the six months ended June 30, 2020 investors purchased $404,601 of convertible notes. These convertible notes accrue interest at 6.0% per year and mature on December 31, 2020. In the event of an Initial Public Offering (IPO) before December 31, 2020, the Notes will automatically convert into Common Stock at discounts ranging from 50% to 75% of the IPO price.

During the six months ended June 30, 2020, the Company issued, to a number of existing shareholders in two separate tranches, $1,073,244 in Promissory Notes that accrue interest at a rate of 6% per year and mature on December 31, 2020. The notes incorporated the following attributes; interest on the Notes accrue at 6% and if a majority of the noteholders approve, upon the successful completion of a qualified IPO by December 31, 2020, the notes and accrued interest would convert into equity at a per share valuation equal to $40.0 million. In addition, each investor in the Promissory Notes will receive shares and warrants in an amount equal to two times the number of shares and warrants owned before the investment in these Promissory Notes.

Note 6 – Notes Payable and Accrued Fees to Related Parties

The Company has an agreement with a shareholder to provide collateral for a bank line of credit described in Note 4 – Line-of-Credit. The amount of the cash collateral provided by the shareholder to the bank was $2.0 million.

The collateral agreement requires an annual commitment to the shareholder to pay collateral fees of $710,000 (annual interest of $660,000 plus the $50,000 renewal fee) and issue 300,000 common stock warrants.

In connection with the collateral agreement, in January 2019, the Company converted accrued fees of $725,000 into an unsecured note payable, which bears interest at 33% annually and has a maturity date of December 31, 2020. The note payable is convertible into common stock at a 75% discount to the IPO price.

F-13

The fees accruing on the collateral arrangement are 33% percent of the collateral amount annually plus there is an annual renewal fee of $50,000, with $483,175 being recorded as interest expense for the six months ended June 30, 2020. The balance outstanding on the accrued collateral fees was $1,501,113 at June 30, 2020, excluding the $725,000 unsecured note payable. The collateral agreement automatically renews on the effective date each year, which is April 13, with the next occurring on April 13, 2021.

During 2019, the Company issued notes payable (the "Notes") to three related parties for $80,000, $200,000 and $50,000, respectively. The Notes did not accrue interest or have a stated maturity date. The outstanding note payable for $80,000 was repaid in January 2020. In December 2019, the two other note holders elected to convert their notes into convertible Notes due December 31, 2020. Two other existing investors, who were owed a total of $17,197 for services by the Company, also agreed to convert their payables into convertible Notes. During 2019 the Company issued a note payable to a related party for consulting services incurred by the Company in the amount of $486,198, which was increased by $87,520 for services incurred in the six months ended June 30, 2020.

In October 2019, a shareholder obtained $400,000 of short term financing from an unrelated lender. The shareholder then agreed to make the proceeds of that short term financing available to the Company. In exchange, the Company assumed responsibility for all payments and charges (including principal, interest and fees) required under such short term financing agreement. Under the agreement the Company was advanced $188,000, net of $12,000 in closing fees, and the remaining $200,000 was put into an escrow account owned and controlled by the shareholder. A loan financing fee in the amount of $100,000 is due upon maturity, of which the amount relating to 2019 of $75,000 is included in accrued expenses at December 31, 2019. In December 2019, the Company made a principal payment in the amount of $57,203, and accordingly, the outstanding principal balance was $142,797 at December 31, 2019, and is included in Notes payable to related parties on the balance sheet. The remaining balance of $242,797 which includes principal and loan financing fees, was repaid in January 2020.

In February 2020, the Company obtained a new $500,000 short term loan from the same related party. The Company was advanced $485,000, net of $15,000 in closing fees, and immediately placed $140,741 into an escrow account, owned and controlled by the shareholder to provide funds for the scheduled repayments. Repayment of the principal and loan financing fee occurs through weekly payments of $17,593 until the loan and financing fee is paid in full. The loan financing fee increases with the length of the payback period and is maximized at $165,000 after month five. The outstanding balance at June 30, 2020 was $356,259.

In April 2020, the Company entered into a promissory note evidencing an unsecured loan (the “Loan”) in the amount of $268,662 made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the CARES Act and is administered by the U.S. Small Business Administration.

The promissory note matures in April 2022 and bears interest at a rate of 1% per annum. Beginning November 2020, the Company is required to make 18 monthly payments of principal and interest in the amount of $14,370. The Loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties. The proceeds from the Loan may only be used for payroll costs (including benefits), interest on mortgage obligations, rent, utilities and interest on certain other debt obligations.

The Note contains customary events of default relating to, among other things, payment defaults, making materially false and misleading representations to the lender or breaching the terms of the Loan documents. The occurrence of an event of default will result in an increase in the interest rate to 18% per annum and provides the lender with customary remedies, including the right to require immediate payment of all amounts owed under the promissory note.

Pursuant to the terms of the CARES Act and the PPP, the Company may apply to the lender for forgiveness for the amount due on the Loan, which it has already initiated. The amount eligible for forgiveness is based on the amount of Loan proceeds used by the Company (during the eight-week period after the lender makes the first disbursement of Loan proceeds) for the payment of certain covered costs, including payroll costs (including benefits), interest on mortgage obligations, rent and utilities, subject to certain limitations and reductions in accordance with the CARES Act and the PPP. While the company expects 100% of the loan to be forgiven, no assurance can be given that the Company will obtain forgiveness of the Loan in whole or in part.

Note 7 - Commitments and Contingencies

Operating Lease

The Company leases office space under a non-cancelable operating sublease. Rent expense was $36,234 and $78,119 for the six months ended June 30, 2020 and 2019, respectively. In October 2019, the Company entered into a new sublease, with monthly rent of $5,000 plus a pro-rata share of utilities, which will expire in September 2020.

F-14

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Collateral Fees

The Company has a commitment to pay annual collateral fees as described in Note 6.

Note 8 - Deficiency in Members' Equity

Membership Interests

The ownership of the Company is represented by shares. The Company has authorized two classes of shares. These classes include common shares and preferred shares (collectively, the "Shares"). There are two authorized series of Common shares and four authorized series of Preferred shares. Common shares include Series 1 Common Shares ("Series 1") and Series 2 Common Shares ("Series 2"). Preferred shares include Preferred A Shares ("Series A"), Preferred B Shares ("Series B"), Preferred C Shares (“Series C”) and Preferred F Shares ("Series F").

The Preferred F Shares (“Series F”) have similar attributes and rights as the Common shares and are considered a second class of Common shares for the purpose of the pro forma net loss per share computation in Note 9. The Company, upon approval of the Series F shareholder, has the authority to issue additional Shares. Holders of Shares have no redemption rights.

In the first quarter of 2019, the Company issued 27,451,822 Series 1 Common shares at $0.023 per share, for cash proceeds of $731,391. A total of 27,319,039 of these Series 1 Common shares issued reduced the Series F shares outstanding so that only 132,783 of the Series 1 Common shares issued were dilutive to the existing shareholders. During 2019 the Company also granted 2,165,426 warrants to non-participants of Series A and B shares and 2,721,900 warrants to participants of Series A and B shares.

In 2019, the Company issued an additional 127,045 shares of Series B at $1.0435 per share or $108,779, net of $23,792 in issuance costs, to four shareholders in connection with an extension of the 2018 pay to play financing. Subsequently the 127,045 shares of Series B were converted into 1,152,675 Series C shares at a conversion of 9.07:1.00 for the pay to play financing as detailed in Notes 1 and 8. The four shareholder signers received 12,008,056 Series C shares issued at $0.115 per share in exchange for 1,050,000 Series A shares, 146,452 Series B shares and the additional 127,045 Series B shares. The four new shareholder participants also forfeited and exchanged 2,392,900 previously issued Series 1 Common warrants issued in October 2018 for giving consent to the pay to play dilution as non-participants and as a result of subsequently electing to participate in 2019 in the extension of the pay to play financing, received common warrants totaling 177,323 new Series 1 Common warrants which combined with the Series C preferred shares received resulted in excess incremental fair value over the Series A preferred shares exchanged, resulting in a deemed dividend of approximately $594,000. There was no incremental fair value associated with the holders of Series B preferred shares.

In November 2019, an investor defaulted on 25% or $23,414 of his Equity Note Receivable issued in connection with a financing round completed earlier in 2019. A total of 1,917,992 Series C Preferred shares were cancelled which were previously issued at a conversion rate of 9.07:1.00 for the series A and B preferred shares effectively reversing 25% of the earlier transaction. As a result, the exchange transaction was rescinded resulting in 187,500 shares of Series A Preferred being re-issued at $1.00 per share and 23,896 shares of Series B Preferred shares were re-issued at $1.0435 per share in connection with the default. An additional 203,580 Series C Preferred shares at $0.115/share were also forfeited. The defaulting shareholder was reissued 422,792 shares of Series 1 Common Stock Warrants previously issued for giving consent to the pay to play dilution as a non-participant as a result of subsequently defaulting on his participation. The investor also forfeited 28,934 Series 1 Common Warrants.

F-15

In 2019 one additional shareholder that did not participate in the pay to play financing gave his consent to the dilutive financing and received 2,165,426 Series 1 Common warrants price at $0.023 per share. The accounting impact was identical to the previous non-participants that gave consent to the transaction and resulted in a deemed dividend of approximately $44,000.

In November 2019, the Company sold $477,010 of Series 1 common shares to existing investors (the “Series 1 Investors”). In December 2019, after receiving the unanimous consent of the Series 1 Investors, the Company converted the common shares into the 2020 Convertible Promissory Notes, as described in Note 5.

At June 30, 2020, 6,806,243 options were available for future issuance under the 2019 Equity Incentive Plan. Share-based compensation expense for the six months ended June 30, 2020 and 2019 totaled $35,517 and $9,016, respectively. At June 30, 2020, there was $204,731 of unrecognized share-based compensation cost, which is expected to be recognized over the next 38 months.

The Company has outstanding convertible promissory notes which entitle the holders to convert their notes and accrued interest into shares of common stock at the effective date of a registration statement at a discount to the IPO price.

Options

The following table presents the activity for options outstanding:

		Weighted
	Non-Qualified	Average
	Options	Exercise Price
Outstanding - December 31, 2019	53,377,498	$0.0208
Granted	–	–
Forfeited/canceled	(345,365)	0.0243
Exercised	–	–
Outstanding - June 30, 2020	53,032,133	$0.0208

The following table presents the composition of options outstanding and exercisable:

	Options Outstanding			Options Exercisable
Exercise Prices	Number	Price*	Life*	Number	Price*
$0.015	19,369,373	$0.015	3.95	19,369,373	$0.015
$0.017	2,767,263	0.017	7.25	2,486,871	0.017
$0.024	30,895,497	0.024	9.37	19,327,216	0.024
Total – June 30, 2020	53,032,133	$0.020	7.28	41,183,459	$0.019

*	Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

Warrants

The following table presents the activity for warrants outstanding:

	Series 1	Weighted
	Common Share	Average
	Warrants	Exercise Price
Outstanding - December 31, 2019	64,894,952	$0.011
Granted – non-participants of Series A and B shares	–	–
Granted – participants of Series A and B shares	2,721,898	0.023
Forfeited/canceled	(393,858)	0.0143
Exercised	–	–
Outstanding - June 30, 2020	67,222,992	$0.011

All of the outstanding warrants are exercisable and have a weighted average remaining contractual life of approximately 1.78 years as of June 30, 2020.

F-16

Note 9 – Pro Forma Net Loss Per Share

We compute net loss per share using the two-class method required for multiple classes of common stock and participating securities. Our participating securities include Series A convertible preferred stock. The Series 1 and Series 2 of common stock have been classified as Class A common stock. The Series F convertible preferred stock has attributes and rights similar to common stock and therefore common stock and Series F preferred stock are considered participating and are treated as a second class of common stock. The Series A convertible preferred stock did not have a contractual obligation to share in net losses, and as a result, net losses were only allocated to Class A and Series F preferred stock participating common stock securities.

Basic net loss per share is computed by dividing net loss, which is allocated based upon the proportionate amount of weighted average shares outstanding, to each class of stockholder’s stock outstanding during the period. For the calculation of diluted net loss per share, net loss per share attributable to common stockholders for basic net loss per share is adjusted by the effect of dilutive securities, including awards under our equity compensation plans.

If converted the Series A, B and C convertible preferred stock would convert at the original issue price at any time into Series 1 common stock at the option of the holder. Diluted net loss per share attributable to common stockholders is computed by dividing the resulting net loss attributable to common stockholders by the weighted-average number of fully diluted common shares outstanding.

For the six months ended June 30, 2020 and 2019, our potential dilutive shares relating to stock options shares, convertible Series 1 common stock warrants, and Series A, B, and C convertible preferred stock were not included in the computation of diluted net loss per share as the effect of including these shares in the calculation would have been anti-dilutive.

The numerators and denominators of the basic and diluted pro forma net loss per share computations for our common stock and series are calculated as follows for the six months ended June 30, 2020 and 2019:

	For the Six Months Ended June 30,
	2020		2019
	Class A	Class B	Class A	Class B
	Common(1)	Common (2)	Common(1)	Common (2)
Numerator

Net loss	$(2,552,358)	$(2,552,358)	$(1,958,690)	$(1,958,690)
Preferred stock dividends	(992,261)	(992,261)	(1,548,432)	(1,548,432)
Attributable Loss	(3,544,619)	(3,544,619)	(3,507,122)	(3,507,122)

Net loss allocated to Class A common	–	2,007,607	–	1,807,972
Net loss allocated to Class B common	1,537,012	–	1,699,150	–
Net loss allocated to Preferred shares (3)	–	–	–	–

Net loss attributable to each class of common	$(2,007,607)	$(1,537,012)	$(1,807,972)	$(1,699,150)
Denominator

Weighted average basic shares outstanding	103,155,807	78,975,519	91,435,177	85,931,677
Potential diluted shares	–	–	–	–
Weighted average diluted shares outstanding	103,155,807	78,975,519	91,435,177	85,931,677
Net loss per share
Basic	$(0.02)	$(0.02)	$(0.02)	$(0.02)
Diluted	$(0.02)	$(0.02)	$(0.02)	$(0.02)

(1)	Class A common stock includes series 1 and series 2 common shares

(2)	Class B common stock includes series F preferred shares as common shares

(3)	Series A, Series B, Series C of preferred shares were not contractually obligated to participate in losses.

F-17

Preferred stock dividends consist of the following:

	June 30,
	2020	2019
Series B accumulating preferred stock dividends	$854,134	$783,117
Series C accumulating preferred stock dividends	138,127	126,794
Deemed dividend to Series A preferred stockholders for conversion of Series A into Series C preferred stock	–	594,130
Warrants issued to non-participating Series A and Series B shareholders	–	44,391
	$992,261	$1,548,432

The following potentially dilutive weighted average shares were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive for the periods presented:

	June 30,
	2020	2019
Stock Option Shares	53,102,732	27,582,153
Convertible Series 1 Common Warrants	66,642,240	63,273,489
Convertible Voting Preferred Shares, Series A, B, and C	200,464,403	198,539,305
	320,209,375	289,394,947

Note 10 - Subsequent Events

The Company has evaluated all subsequent events after June 30, 2020, through August 14, 2020, and there were no material subsequent events requiring disclosure.

F-18

Report of INDEPENDENT Registered Public Accounting Firm

To the Board of Directors and

Stockholders of Clip Interactive, LLC d/b/a Auddia

Boulder, Colorado

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Clip Interactive, LLC d/b/a Auddia (the “Company”) at December 31, 2019, and the related statements of operations, changes in deficiency in members’ equity and cash flows for the year ended December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Daszkal Bolton LLP

We have served as the Company’s auditor since 2020.

Boca Raton, Florida

April 15, 2020

F-19

Clip Interactive, LLC (dba Auddia)

Balance Sheet

December 31, 2019

Assets

Current assets:
Cash	$290,231
Accounts receivable, net	16,488
Total current assets	306,719

Non-current assets:
Property and equipment, net of accumulated depreciation of $683,090	13,637
Software development costs, net of accumulated amortization of $1,020,611	1,338,272
Deferred offering costs	196,511
Security deposits	5,500
Total non-current assets	1,553,920

Total assets	$1,860,639

Liabilities and Deficiency in Members' Equity

Current liabilities:
Accounts payable and accrued liabilities	$895,408
Line-of-credit	6,000,000
Convertible notes payable	1,742,174
Notes payable to related parties	1,433,995
Accrued fees to a related party	1,017,938
Total current liabilities	11,089,515

Commitments and contingencies

Deficiency in members' equity:
Series C preferred shares (liquidation preferences of $39,787,038)	28,118,212
Series B preferred shares (liquidation preferences of $4,184,730)	2,826,496
Series A preferred shares (liquidation preferences of $1,925,000)	2,081,814
Series F preferred shares	–
Common shares - Series 1 and 2	2,346,249
Additional paid-in capital	4,981,915
Accumulated deficit	(49,540,827)
Subscriptions receivable	(42,735)
Total deficiency in members' equity	(9,228,876)

Total liabilities and deficiency in members' equity	$1,860,639

See accompanying notes to financial statements.

F-20

Clip Interactive, LLC (dba Auddia)

Statement of Operations

For the Year Ended December 31, 2019

Revenue	$458,826
Operating expenses:
Direct cost of services	1,011,401
Sales and marketing	132,460
Research and development	312,614
General and administrative	2,804,815
Total operating expenses	4,261,290

Loss from operations	(3,802,464)

Other (expense) income: Interest expense	(1,427,901)
Interest income	120
Total other expense	(1,427,781)

Net loss	$(5,230,245)

Pro Forma weighted average common shares outstanding (Note 9)
Basic - Class A common shares	97,343,659
Basic - Series F preferred shares	82,911,064
Diluted - Class A common shares	97,343,659
Diluted - Series F preferred shares	82,911,064

Pro Forma net loss per share attributable to common shares
Basic - Class A common shares	$(0.04)
Basic - Series F preferred shares	$(0.04)
Diluted - Class A common shares	$(0.04)
Diluted - Series F preferred shares	$(0.04)

See accompanying notes to financial statements.

F-21

Clip Interactive, LLC (dba Auddia)

Statement of Changes in Deficiency in Members’ Equity

For the Year Ended December 31, 2019

	Series C Preferred		Series B Preferred		Series A Preferred		Series F Preferred
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance - December 31, 2018	186,271,597	$24,798,964	2,316,377	$2,836,688	2,975,000	$2,944,314	117,722,097	–
Common shares subscription receivable	–	–	–	–	–	–	–	–
Series C preferred shares issued net of $23,792 in issuance cost	1,152,675	108,779	–	–	–	–	–	–
Series B preferred shares subscription receivable	–	–	–	–	–	–	–	–
Conversion of Series A and Series B preferred shares for Series C preferred shares	8,733,810	1,551,348	(122,554)	(83,254)	(862,500)	(862,500)	(7,079,713)	–
Common shares issued for cash	–	–	–	–	–	–	(31,666,865)	–
Share-based compensation expense	–	–	–	–	–	–	–	–
Common share warrants issued in connection with a security interest
Common share issued for consulting services
Accumulated dividends converted to Series C preferred shares from Series B shares	–	187,888	–	(187,888)	–	–	–	–
Accumulation of dividends on Series C preferred shares	–	1,471,233	–		–	–	–	–
Accumulation of dividends on Series B preferred shares				260,950
Net loss	–	–	–	–	–	–	–	–
Balance - December 31, 2019	196,158,082	$28,118,212	2,193,823	$2,826,496	2,112,500	$2,081,814	78,975,519	$–

	Common		Additional Paid-in	Accumulated	Subscriptions
	Shares	Amount	Capital	Deficit	Receivable	Total

Balance - December 31, 2018	65,316,124	$1,468,085	$4,611,868	$(42,055,438)	$(349 681)	$(5,745,200)
Common shares subscription receivable			–	–	103,450	103,450
Series C preferred shares issued net of $23,792 in issuance cost			–	–	–	108,779
Series B preferred shares subscription receivable			–	–	180,083	180,083
Conversion of Series A and Series B preferred shares for Series C preferred shares			(106,048)	(522,959)	23,413	–
Common shares issued for cash	31,799,648	731,391	–	–	–	731,391
Share-based compensation expense			411,823	–	–	411,823
Common share warrants issued in connection with a security interest			64,272			64,272
Common share issued for consulting services	6,040,035	146,733				146,773
Accumulated dividends converted to Series C preferred shares from Series B shares
Accumulation of dividends on Series C preferred shares			–	(1,471,233)	–	–
Accumulation of dividends on Series B preferred shares			–	(260,950)	–	–
Net loss			–	(5,230,245)	–	(5,230,245)
Balance - December 31, 2019	103,155,807	$2,346,249	$4,981,915	$(49,540,827)	$(42,735)	$(9,228,876)

See accompanying notes to financial statements.

F-22

Clip Interactive, LLC (dba Auddia)

Statement of Cash Flows

For the Year Ended December 31, 2019

Cash flows from operating activities:
Net loss	$(5,230,245)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	690,542
Bad debt provision	(7,500)
Share-based compensation	411,823
Issuance of common stock for consulting services	146,773
Issuance of common stock warrants	64,272
Issuance of related party debt for consulting services	486,198
Change in assets and liabilities:
Accounts receivable and security deposits	93,526
Accrued fees to a related party	142,399
Accounts payable and accrued liabilities	320,797
Net cash used in operating activities	(2,881,415)

Cash flows from investing activities:
Software capitalization	(704,167)
Purchase of property and equipment	(13,048)
Net cash used in investing activities	(717,215)

Cash flows from financing activities:
Proceeds from related party debt	1,005,000
Repayments of related party debt	(57,203)
Proceeds from issuance of preferred shares	108,779
Proceeds from issuance of common shares	731,391
Proceeds from issuance of convertible notes payable	1,742,174
Deferred offering costs capitalized	(196,511)
Collection of subscriptions receivable	283,532
Net cash provided by financing activities	3,617,162

Net increase in cash	18,532

Cash, beginning of year	271,699

Cash, end of year	$290,231

Supplemental disclosures of cash flow information:
Cash paid for interest	$323,250

Supplemental disclosures of non-cash activity:
Accumulation of dividends on Series B and Series C preferred stock	$1,732,183
Deemed dividend charged to accumulated deficit for conversion	$522,959
Conversion of notes to convertible notes	$250,000
Conversion of accounts payable to convertible notes	$17,197

See accompanying notes to financial statements.

F-23

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Clip Interactive, LLC, (dba Auddia), (the “Company”, “Auddia”, “we”, “our”) is a technology company that makes radio broadcasts and streaming audio content digitally actionable and measurable. On January 14, 2012, the Company was formed as a Colorado limited liability company and on November 25, 2019, the Company changed its trade name to Auddia.

During 2018, the Company approved a 9.07:1.00 stock adjustment for common shares and Series F preferred shares, which has been treated in substance as a stock split with all share and per-share amounts for Series F preferred shares, Series 1 Common Shares and options being retroactively adjusted.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates relate to depreciation, valuation of capital stock and warrants and options to purchase shares of the Company's preferred and common shares, and the estimated amortization period for capitalized software development costs. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Risks and Uncertainties

The Company is subject to various risks and uncertainties frequently encountered by companies in the early stages of development. Such risks and uncertainties include, but are not limited to, its limited operating history, competition from other companies, limited access to additional funds, dependence on key personnel, and management of potential rapid growth. To address these risks, the Company must, among other things, develop its customer base; implement and successfully execute its business and marketing strategy; develop follow-on products; provide superior customer service; and attract, retain, and motivate qualified personnel. There can be no guarantee that the Company will be successful in addressing these or other such risks.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents in 2019. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. At December 31, 2019, the allowance for doubtful accounts was $2,500.

F-24

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies, continued

Credit Risk, Major Customers, and Suppliers

Revenues are predominately in the radio industry located primarily in the United States. The Company extends trade credit to its customers on terms that are generally practiced in the industry. Three (3) customers accounted for 73.9% of accounts receivable at December 31, 2019. Two (2) customers accounted for approximately 83% of revenues for the year ended December 31, 2019.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided utilizing the straight line method over the estimated economic useful lives for owned assets, ranging from two to five years. Depreciation expense was $6,498 for the year ended December 31, 2019.

Software Development Costs

The Company accounts for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed. Management has committed to funding the project, and completion and use of the software for its intended purpose is probable.

The Company ceases capitalization of development costs once the software has been substantially completed and is available for its intended use. Software development costs are amortized over a useful life estimated by the Company’s management of five years. Costs associated with significant upgrades and enhancements that result in additional functionality are capitalized. Capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in software technologies.

Unamortized capitalized software development costs determined to be in excess of anticipated future net revenues are impaired and expensed during the period of such determination. Software development costs of $704,167 were capitalized during 2019. Amortization of capitalized software development costs were $684,044 for the year ended December 31, 2019 and are included in depreciation and amortization expense.

Offering Costs

The Company defers direct and incremental costs associated with its planned initial public offering of securities (“IPO”). During 2019, offering costs in the amount of $196,511 were capitalized, consisting principally of legal fees, marketing fees, advisory and consulting fees incurred in connection with the formation and preparation of an IPO planned for early or mid-year of 2020. In the event the Company is unable to complete its IPO, the offering costs will be expensed to operations.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. If a potential impairment is indicated, the Company compares the carrying amount of the asset to the undiscounted future cash flows associated with the asset. In the event the future cash flows are less than their carrying value, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. The Company determined long-lived assets were not impaired at December 31, 2019.

F-25

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies, continued

Income Taxes

The Company may only recognize tax benefits from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company is required to make many subjective assumptions and judgments regarding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to its subjective assumptions and judgments.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the year ended December 31, 2019, were not significant.

Share-Based Compensation

The Company accounts for share-based compensation arrangements with employees, directors, and consultants and recognizes the compensation expense for share-based awards based on the estimated fair value of the awards on the date of grant.

Compensation expense for all share-based awards is based on the estimated grant-date fair value and recognized in earnings over the requisite service period (generally the vesting period). The Company records share-based compensation expense related to non-employees over the related service periods.

Pro Forma Loss per Share

Basic loss per share is calculated based on the weighted-average number of common shares outstanding in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 260, Earnings per Share. Diluted net (loss) income per share is calculated based on the weighted-average number of common shares outstanding plus the effect of dilutive potential common shares. When the Company reports a net loss, the calculation of diluted net loss per share excludes potential common shares as the effect would be anti-dilutive. Potential common shares are composed of shares of common issuable upon the exercise of options and warrants. The Company computes pro forma net loss per share using the two-class method, which is an allocation formula that determines net loss per share for common shares and participating securities, which for the Company is the Series A and Series F preferred shares. The Company has determined that holders of Series A and Series F outstanding preferred shares participate in earnings of the Company on a pro-rata basis with common shareholders. However, the Series A preferred shares are under no contractual obligation to share in the losses of the Company on a pro-rata basis with common shareholders, accordingly the Company has presented loss per share separately for common stock and Series F preferred stock.

Geographic Locations and Segments

For the year ended December 31, 2019, 100% of revenue attributable to customers and 100% of our net assets are located within the United States.

F-26

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies, continued

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies.

Adoption of ASC Topic 606, "Revenue from Contracts with Customers"

The new accounting standard under ASC 606 became effective for all non-public companies with fiscal years beginning after December 15, 2018. On January 1, 2019, the Company adopted ASC 606 using the modified retrospective method. This method required retrospective application of the new accounting standard to all unfulfilled contracts that were outstanding at January 1, 2019. The impact of adopting ASC 606 resulted in an immaterial impact to members’ deficit.

Results for reporting periods beginning after January 1, 2019 are presented in accordance with ASC 606, while prior period amounts have not been adjusted and continue to be reported in accordance with the Company's historic accounting under ASC 605 - Revenue Recognition ("ASC 605").

Revenue Recognition

Revenues are recognized when a contract with a customer exists, and the control of the promised services are transferred to our customers, in an amount that reflects the consideration we expect to receive in exchange for those services. Substantially all of our revenues are generated from contracts with customers in the United States.

Liquidity, Capital Resources, and Going Concern Uncertainty

In the year ended December 31, 2019, the Company incurred a net loss of $5,230,245 and consumed $2,881,415 in cash flow from operations. Also, the Company had an accumulated deficit of $49,540,827 at December 31, 2019. Historically, the Company has satisfied its capital needs with the net proceeds from its sales of equity securities, the issuance of convertible debt and bank debt. The Company expects to continue to generate net losses for the foreseeable future as it makes significant investments in developing and selling its products and services. Also, the Company will continue to evaluate potential acquisitions of, or investments in, companies or technologies that complement its business, which acquisitions may require the use of cash.

The accompanying financial statements are presented assuming that the Company will continue as a going concern. However, during the year ended December 31, 2019, we sustained a net loss of $5,230,245 and have no available borrowings on our credit facility to draw upon. The Company is operating with the expectation that it will be able to secure necessary financing until it becomes profitable. Management has been able to secure some additional Convertible note financing subsequent to December 31, 2019 of $404,601 as described in Note 10. The Company expects to continue to secure additional short-term financing to cover expenses for the next 12 months. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that may result if the Company is unable to continue as a going concern.

F-27

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies, continued

Subsequent Events

The Company has evaluated all subsequent events through the date of the independent registered public accounting firm's report, which is the date the financial statements were available for issuance.

Note 2 – Revenue Recognition

The Company’s contracts with customers generally fall within two formats: those that encompass development services, access to the Company’s interactive technology platform through a hosted business model and the ability to execute placement of spot advertising through the Company’s interactive technology platform, or alternatively contracts exclusively for digital advertising placement of spot ads through the Company’s mobile apps and web players. The Company allocates the transaction price to each separate performance obligation as applicable within each contract based upon their relative selling prices.

Development Service Fee Revenue

Revenue generated from development services is comprised of services for the development, design and customization of software applications for station branded mobile apps and web/desktop players for radio stations. The mobile apps enable our customer’s users to interact with the live broadcast and streaming content while providing attribution to each station, and enabling our customers with local and national digital monetization capabilities.

The web/desktop player provides a listening platform that enables full interactive radio capabilities for desktop users that prefer web based listening. The Company determined that the development, design, build and deployment, configuration, and customization are a bundle of professional services provided to the customer for the purpose of the Clip Mobile and Web Desktop Apps and are considered a single performance obligation. Revenue is recognized over time as the services are satisfied and any advanced payments received are not recognized as revenue but instead are recorded in a deferred contract liability until the customer’s services are satisfied. Under the Company’s current outstanding contracts such services have been minimal and are not expected to be a significant performance obligation under its existing contracts in the future.

Platform Services Fee Revenue

Revenue generated from platform services is comprised of the customer’s use of the Company’s interactive technology platform that includes access rights to use the licensed software, software hosting, support and maintenance, data tracking analytics, advertising trafficking and monitoring of the mobile app and web/desktop player applications. The Company determined that the hosting of software, license access, support, training, maintenance and unspecified periodic upgrades or updates, monitoring hardware, interactive content management, access to content library, data and analytics dashboard, programming and Ad campaign training are a bundle of product and services that have the same period and pattern of transfer as the service to access the Company’s Platform and have been treated a single performance obligation. Revenue is recognized over time as the customer simultaneously receives and consumes the benefits provided by the Company’s platform services.

F-28

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 2 – Revenue Recognition, continued

Advertising Revenue

The Company generates advertising revenue in two distinctive forms: one which can be from third party advertisers that place ads on the Company’s mobile apps and web players which are separate customer contracts whereby such advertising access is the only service and performance obligation within those contracts, and second is ad placements on the same platform but managed by the Company for its customers in connection with its contracts to provide development services and Platform access services to its customers.

The external advertising revenues are comprised of local and national interactive spots that are sourced and managed by customers or by third party service providers (such as Google), whereby the Company receives a portion of the dollars spent by the advertiser. In late 2018, the Company decided to move to only internally managed digital advertising for 2019 and discontinue revenue sharing agreements with our clients for advertising sourced by the client. Revenue is recognized as performance obligations are satisfied, which generally occurs as ads are delivered through the platform. We generally recognize revenue based on delivery information from the external providers campaign trafficking systems.

The internal advertising revenues are comprised of advertising fees for local and national interactive spot and local or digital only advertising campaign fees that are managed by the Company. For these advertising spots, the Company retains all the money spent on the advertising campaigns run on the Company’s interactive platform. Revenue is recognized as performance obligations are satisfied, which generally occurs as ads are delivered through the platform.

For Interactive and Digital Campaign and Spot Ad Fees which may include customer digital and interactive spot ad campaigns, interactive spot campaigns, the revenue is recognized at a point in time under the “as-invoiced” practical expedient, since customer usage driven variability is not required to be estimated but rather is allocated to the distinct time period in which the variable activity occurs.

Certain customers may receive platform fee credits or advertising discounts, which are considered as variable consideration in the determination of the transaction price. Since each of the performance obligations related to the fixed price arrangements is discounted ratably based on their relative standalone selling prices, there appears to be no indication of the need to reallocate the discount.

Contract Assets and Liabilities

The Company had no contract assets or contract liabilities at January 1, 2019, or at December 31, 2019 as the Company does not receive payments in advance and is generally entitled to bill for monthly services as they are provided to under its existing customer contracts.

Practical Expedients and Exemptions

We generally expense sales commissions when incurred because the duration of the contracts for which we pay commissions are less than one year. These costs are included in the sales and marketing line item of our statement of operations. Currently the Company does not have any significant acquisition costs which have been incurred associated with the acquisition of its customer contracts and therefore, no deferred customer acquisition costs have been recorded.

F-29

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 2 – Revenue Recognition, continued

Practical Expedients and Exemptions, continued

We do not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

The following table presents revenues disaggregated by revenue source for the year ended December 31, 2019:

Revenues
Development service fees (app and web design, development)	$14,993
Platform Service Fees (hosting services, support, data analytics)	234,782
Digital advertising served by 3rd parties	194,401
Digital advertising served by Clip Interactive	14,650
$458,826

Note 3 – Balance Sheet Disclosures

Accounts payable and accrued liabilities consist of the following at December 31, 2019:

Accounts payable	$771,991
Credit cards payable	25,562
Accrued interest	97,855
$895,408

Note 4 - Line-of-Credit

The Company entered into a line-of-credit with a bank originally dated November 7, 2012, and amended it on November 5, 2016. On April 10, 2018, the Company refinanced its line-of-credit with a different bank and amended this agreement on July 10, 2019. The available principal balance under the line-of-credit is $6,000,000, and the outstanding balance accrues interest at a variable rate based on the bank’s prime rate plus 1% (5.75% at December 31, 2019) but at no time less than 4.0%. Monthly interest payments are required, with any outstanding principal due on July 10, 2020. The Company maintains a minimum balance at the lender to cover two months of interest payments. The line-of-credit is collateralized by all assets of the Company as well as certain cash assets of two shareholders in control accounts at the lender. One control account has a balance of $2,000,000 and the other control account has a balance of $4,000,000. The shareholder with the $2,000,000 control account has a collateral agreement with the Company which is described in Note 6. The shareholder with the $4,000,000 control account at the lender personally guarantees the full amount of the loan. The outstanding balance on the line-of-credit at December 31, 2019 was $6,000,000.

F-30

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 5 - Convertible Notes Payable

During 2019, investors purchased $1,742,174 of convertible notes. These convertible notes accrue interest at 6.0% per year and mature on June 30, 2020. In the event of an Initial Public Offering (“IPO”) before June 30, 2020, the Notes will automatically convert into Common Stock at discounts ranging from 50% to 75% of the IPO price.

Note 6 – Notes Payables and Accrued Fees to Related Parties

The Company has an agreement with a shareholder to provide collateral for a bank line of credit described in Note 4. The amount of the cash collateral provided by the shareholder to the bank was $2.0 million.

The collateral agreement requires an annual commitment to the shareholder to pay collateral fees of $710,000 (annual interest of $660,000 plus the $50,000 renewal fee) and issue 300,000 common stock warrants.

In connection with the collateral agreement, in January of 2019, the Company converted accrued fees of $725,000 into an unsecured note payable, which bears interest at 33% annually and has a maturity date of June 30, 2020. The note payable is convertible into common stock at a 75% discount to the IPO price.

The fees accruing on the collateral arrangement are 33% percent of the collateral amount annually plus an annual renewal fee of $50,000, with $867,398 being recorded as interest expense for the year ended December 31, 2019. The balance outstanding on the accrued collateral fees was $1,017,938 at December 31, 2019, excluding the $725,000 unsecured note payable. The collateral agreement automatically renews on the effective date each year, which is April 13, with the next renewal occurring on April 13, 2020.

During 2019, the Company issued notes payable (the "Notes") to three related parties for $80,000, $200,000 and $50,000, respectively. The Notes did not accrue interest or have a stated maturity date. The outstanding note payable for $80,000 was repaid in January 2020. In December 2019, the two other note holders elected to convert their notes into convertible Notes due June 30, 2020. Two other existing investors, who were owed a total of $17,197 for services by the Company, also agreed to convert their payables into convertible Notes. Also, during 2019, the Company issued a note payable to a related party for consulting services incurred by the Company in the amount of $486,198.

In October 2019, a shareholder obtained $400,000 of short-term financing from an unrelated lender. The shareholder then agreed to make the proceeds of that short-term financing available to the Company. In exchange, the Company assumed responsibility for all payments and charges (including principal, interest and fees) required under such short-term financing agreement. Under the agreement, the Company was advanced $188,000, net of $12,000 in closing fees, and the remaining $200,000 was put into an escrow account owned and controlled by the shareholder. A loan financing fee in the amount of $100,000 is due upon maturity, of which the amount relating to 2019 of $75,000 is included in accrued expenses at December 31, 2019. In December 2019, the Company made a principal payment in the amount of $57,203, and accordingly, the outstanding principal balance was $142,797 at December 31, 2019, and is included in Notes payable to related parties on the balance sheet. The remaining balance of $242,797 which includes principal and loan financing fees, was repaid in January 2020.

F-31

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 7 - Commitments and Contingencies

Operating Lease

The Company leases office space under a non-cancelable operating sublease. Rent expense for the year ended December 31, 2019 was $144,853. In October 2019, the Company entered into a new sublease, with monthly rent of $5,000 plus a pro-rata share of utilities, which will expire in September 2020.

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Collateral Fees

The Company has a commitment to pay annual collateral fees as described in Note 6.

Note 8 - Members' Deficit

Membership Interests

The ownership of the Company is represented by shares. The Company has authorized two classes of shares. These classes include common shares and preferred shares (collectively, the "Shares"). There are two authorized series of Common shares and four authorized series of Preferred shares. Common shares include Series 1 Common Shares ("Series 1") and Series 2 Common Shares ("Series 2"). Preferred shares include Preferred A Shares ("Series A"), Preferred B Shares ("Series B"), Preferred C Shares (“Series C”) and Preferred F Shares ("Series F").

The Preferred F Shares (“Series F”) have similar attributes and rights as the Common shares and are considered a second class of Common shares for the purpose of the pro forma net loss per share computation in Note 9. The Company, upon approval of the Series F shareholder, has the authority to issue additional Shares. Holders of Shares have no redemption rights.

During 2018, the Company approved a stock exchange as described in Note 1, which was treated in substance as a stock split of 9.07:1.00 for authorized and outstanding Shares participating in a pay to play financing with all share and per-share amounts for Series F, Series 1 Common Shares and options.

In 2018, the Company issued 186,271,597 shares of Series C at $0.115 per share in exchange for 5,300,000 Series A shares and 28,154,567 common warrants and 15,230,334 Series B shares and 21,731,741 common warrants. As a result of the exchange, the holders of the Series A shares received an increase in value based upon the incremental fair value of the securities received over those exchanged which resulted in a deemed dividend of $3,228,200 to the Series A holders. There was no incremental fair value attributable to the Series B holders.

In early 2019, the Company issued 31,799,648 Series 1 Common shares at $0.023 per share, for cash proceeds of $731,391. A total of 31,666,865 of these Series 1 Common shares issued reduced the Series F shares outstanding so that only 132,783 of the Series 1 Common shares issued were dilutive to the existing shareholders. During 2019, the Company also granted 2,165,426 warrants to non-participants of Series A and B shares and 2,721,900 warrants to participants of Series A and B shares.

F-32

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 8 - Members' Deficit, continued

Membership Interests, continued

In 2019, the Company issued an additional 127,045 shares of Series B at $1.0435 per share or $108,779, net of $23,792 in issuance costs, to four shareholders in connection with an extension of the 2018 pay to play financing. Subsequently, the 127,045 shares of Series B were converted into 1,152,675 Series C shares at a conversion of 9.07:1.00 for the pay to play financing as detailed in Notes 1 and 8. The four shareholder signers received 12,008,056 Series C shares issued at $0.115 per share in exchange for 1,050,000 Series A shares, 146,452 Series B shares, and the additional 127,045 Series B shares. The four new shareholder participants also forfeited and exchanged 2,392,900 previously issued Series 1 Common warrants issued in October 2018 for giving consent to the pay to play dilution as non-participants, and as a result of subsequently electing to participate in 2019 in the extension of the pay to play financing, received common warrants totaling 177,323 new Series 1 Common warrants which combined with the Series C preferred shares received resulted in excess incremental fair value over the Series A preferred shares exchanged, resulting in a deemed dividend of approximately $479,000. There was no incremental fair value associated with the holders of Series B preferred shares.

In November 2019, an investor defaulted on 25% or $23,413 of his Equity Note Receivable issued in connection with a financing round completed earlier in 2019. A total of 1,917,992 Series C Preferred shares were cancelled which were previously issued at a conversion rate of 9.07:1.00 for the series A and B preferred shares effectively reversing 25% of the earlier transaction. As a result, the exchange transaction was rescinded resulting in 187,500 shares of Series A Preferred being re-issued at $1.00 per share, and 23,896 shares of Series B Preferred shares were re-issued at $1.0435 per share in connection with the default. An additional 203,580 Series C Preferred shares at $0.115/share were also forfeited. The defaulting shareholder was reissued 422,792 shares of Series 1 Common Stock Warrants previously issued for giving consent to the pay to play dilution as a non-participant as a result of subsequently defaulting on his participation. The investor also forfeited 28,934 Series 1 Common Warrants.

In 2019 one additional shareholder that did not participate in the pay to play financing gave his consent to the dilutive financing and received 2,165,426 Series 1 Common warrants with an exercise of price $0.023 per share. The accounting impact was identical to the previous non-participants that gave consent to the transaction and resulted in a deemed dividend of approximately $44,000.

In November 2019, the Company sold $477,010 of Series 1 common shares to existing investors (the “Series 1 Investors”). In December 2019, after receiving the unanimous consent of the Series 1 Investors, the Company converted the common shares into the 2020 Convertible Promissory Notes, as described in Note 5.

At December 31, 2019, 6,460,878 options were available for future issuance under the 2019 Equity Incentive Plan. Share-based compensation expense for the year ended December 31, 2019 totaled $411,823. At December 31, 2019, there was $243,143 of unrecognized share-based compensation cost, which is expected to be recognized over the next 44 months.

F-33

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 8 - Members' Deficit, continued

Membership Interests, continued

The following table presents the activity for options outstanding:

		Weighted
	Non-Qualified	Average
	Options	Exercise Price
Outstanding - December 31, 2018	27,749,840	$0.016
Granted	31,495,497	0.024
Forfeited/canceled	(5,867,839)	0.016
Exercised	–	–
Outstanding - December 31, 2019	53,377,498	$0.021

The following table presents the composition of options outstanding and exercisable:

	Options Outstanding			Options Exercisable
Exercise Prices	Number	Price*	Life*	Number	Price*
$0.015	19,369,373	$0.015	4.20	19,369,373	$0.015
$0.017	2,812,628	0.017	7.91	2,519,970	0.017
$0.024	31,195,497	0.024	9.62	19,491,278	0.024
Total – December 31, 2019	53,377,498	$0.021	7.56	41,380,621	$0.020

*	Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following average assumptions used for the year ended December 31, 2019:

Approximately risk-free rate	1.50%
Average expected Life	5.0 - 6.5 years
Dividend yield	0.00%
Volatility	109%

The Company utilized a weighted average of comparable published volatilities to estimate the expected volatility and applied the simplified method to determine the expected term with the risk-free interest rate based upon the U.S. Treasury yield curve in effect at the time for the grant. The Company has assumed a zero percent forfeiture rate for options issued during the year ended December 31, 2019.

F-34

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 8 - Members' Deficit, continued

Warrants

The following table presents the activity for warrants outstanding:

	Series 1	Weighted
	Common Share	Average
	Warrants	Exercise Price
Outstanding - December 31, 2018	62,223,204	$0.011
Granted – non-participants of Series A and B shares	2,165,426	0.023
Granted – participants of Series A and B shares	2,899,223	0.023
Forfeited/canceled	(2,392,900)	0.023
Exercised	–	–
Outstanding - December 31, 2019	64,894,953	$0.011

All of the outstanding warrants are exercisable and have a weighted average remaining contractual life of approximately 1.28 years at December 31, 2019.

Note 9 – Pro Forma Net Loss Per Share

We compute net loss per share using the two-class method required for multiple classes of common stock and participating securities. Our participating securities include Series A convertible preferred stock. The Series 1 and Series 2 of common stock have been classified as Class A common stock. The Series F convertible preferred stock has attributes and rights similar to common stock and therefore common stock and Series F preferred stock are considered participating and are treated as a second class of common stock. The Series A convertible preferred stock did not have a contractual obligation to share in net losses, and as a result, net losses were only allocated to Class A and Series F preferred stock participating common stock securities.

Basic net loss per share is computed by dividing net loss, which is allocated based upon the proportionate amount of weighted average shares outstanding, to each class of stockholder’s stock outstanding during the period. For the calculation of diluted net loss per share, net loss per share attributable to common stockholders for basic net loss per share is adjusted by the effect of dilutive securities, including awards under our equity compensation plans.

If converted the Series A, B, and C convertible preferred stock would convert at the original issue price at any time into Series 1 common stock at the option of the holder. Diluted net loss per share attributable to common stockholders is computed by dividing the resulting net loss attributable to common stockholders by the weighted-average number of fully diluted common shares outstanding.

For the year ended December 31, 2019, our potential dilutive shares relating to stock options shares, convertible Series 1 common stock warrants, and Series A, B, and C convertible preferred stock were not included in the computation of diluted net loss per share as the effect of including these shares in the calculation would have been anti-dilutive.

F-35

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 9 – Pro Forma Net Loss Per Share, continued

The numerators and denominators of the basic and diluted pro forma net loss per share computations for our common stock and series are calculated as follows for the year ended December 31, 2019:

	Class A	Class B
	Common (1)	Common (2)
Numerator
Net loss	$(5,230,245)	$(5,230,245)
Preferred stock dividends	(2,255,142)	(2,255,142)

Attributable Loss	(7,485,387)	(7,485,387)

Net loss allocated to Class A common	–	4,070,600
Net loss allocated to Class B common	3,414,787	–
Net loss allocated to Preferred shares (3)	–	–

Net loss attributable to each class of common	$(4,070,600)	$(3,414,787)

Denominator
Weighted average basic shares outstanding	97,343,659	82,911,064
Potential diluted shares	–	–
Weighted average diluted shares outstanding	97,343,659	82,911,064

Net loss per share
Basic	$(0.04)	$(0.04)
Diluted	$(0.04)	$(0.04)

(1) Class A common stock includes series 1 and series 2 common shares

(2) Class B common stock includes series F preferred shares as common shares

(3) Series A, Series B, Series C of preferred shares were not contractually obligated to participate in losses.

Preferred stock dividends consist of the following at December 31, 2019:

Series B accumulating preferred stock dividends	$73,062
Series C accumulating preferred stock dividends	1,659,121
Deemed dividend to Series A preferred stockholders for conversion of Series A into Series C preferred stock	478,568
Deemed dividend for warrants issued to non-participating preferred stockholders	44,391
$2,255,142

F-36

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 9 – Pro Forma Net Loss Per Share, continued

The following potentially dilutive weighted average shares were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive for the year ended December 31, 2019:

Stock Option Shares	27,564,683
Convertible Series 1 Common Warrants	64,415,682
Convertible Voting Preferred Shares - Series A, B, and C	198,897,507
290,877,872

Note 10 - Subsequent Events

Subsequent to December 31, 2019, the Company sold an additional $404,601 of its 6% Convertible Notes, due June 30, 2020 (“the 2020 Notes”) to existing investors with a mandatory conversion upon the date of the IPO into common shares at a 75% discount to the IPO price.

The $80,000 note payable with a related party was repaid in January 2020.

In February 2020, a shareholder obtained $500,000 of short-term financing from an unrelated lender. The shareholder then agreed to make the proceeds of that short-term financing available to the Company. In exchange, the Company assumed responsibility for all payments and charges (including principal, interest and fees) required under such short-term financing agreement. Under the agreement, the Company was advanced $344,259, net of $15,000 in closing fees, and the remaining $140,741 was put into an escrow account owned and controlled by the shareholder, to provide funds for the scheduled repayments. Repayment of the principal and loan financing fee occurs through weekly payments of $17,593 until the loan and financing fee is paid in full. The loan financing fee increases with the length of the payback period and is maximized at $165,000 after month five.

In April 2020, the Company commenced an offering of up to $2 million of 6% convertible bridge promissory notes, payable at the earlier the occurrence of a “Qualified Financing”, defined as a public or private sale of equity which provides proceeds to the Company of at least $6 million, or December 31, 2020.

F-37

Report of INDEPENDENT Registered Public Accounting Firm

To the Board of Directors and Stockholders

Clip Interactive LLC

Boulder, Colorado

opinion ON THE FINANCIAL STATEMENTS

We have audited the accompanying balance sheet of Clip Interactive, LLC (the "Company") as of December 31, 2018, and the related statements of operations, changes in members’ deficit, and cash flows for the year ended December 31, 2018, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the year in ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

going concern uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BASIS FOR opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Plante & Moran PLLC

October 2, 2019

Denver, Colorado

We have served as the Company's auditor from 2015 through 2020.

F-38

CLIP INTERACTIVE, LLC

Balance Sheets

December 31,
2018
Assets
Current assets
Cash	$271,699
Accounts receivable, net	87,400
Total current assets	359,099

Non-current assets
Property and equipment, net of accumulated depreciation of $676,591	7,087
Software development costs, net of accumulated amortization of $336,567	1,318,149
Security deposits	20,614
Total non-current assets	1,345,850

Total assets	$1,704,949

Liabilities and Members' Deficit
Current liabilities
Accounts payable and accrued liabilities	$574,611
Line-of-credit	6,000,000
Total current liabilities	6,574,611

Long-term liabilities
Accrued fees to a related party	875,540

Total liabilities	7,450,151

Commitments and contingencies

Members' deficit
Series C preferred shares (liquidation preference of $35,510,665)	24,798,964
Series B preferred shares (liquidation preference of $4,342,065)	2,836,688
Series A preferred shares (liquidation preference of $2,975,000)	2,944,314
Series F preferred shares	–
Common shares	1,468,085
Additional paid-in capital	4,611,868
Accumulated deficit	(42,055,440)
Subscriptions receivable	(349,681)
Total members' deficit	(5,745,202)

Total liabilities and members' deficit	$1,704,949

See notes to financial statements.

F-39

CLIP INTERACTIVE, LLC

Statements of Operations

For the Year Ended
December 31,
2018
Revenue	$1,467,519

Operating expenses
Direct cost of services	1,697,211
Sales and marketing	209,934
Research and development	295,470
General and administrative	1,567,703
Total operating expenses	3,770,318

Loss from operations	(2,302,799)

Other (expense) income
Interest expense	(1,207,770)
Interest income	558
Total other expense	(1,207,212)

Net loss	$(3,510,011)

Pro Forma weighted average common shares outstanding (Note 9)
Basic – Class A Common Shares	18,226,805
Basic – Series F Preferred Shares	117,722,097
Diluted – Class A Common Shares	18,226,805
Diluted – Series F Preferred Shares	117,722,097

Pro Forma Earnings (loss) per share attributable to common shares (Note 9)
Basic – Class A Common Shares	$(0.06)
Basic – Series F Preferred Shares	$(0.06)
Diluted – Class A Common Shares	$(0.06)
Diluted – Series F Preferred Shares	$(0.06)

See notes to financial statements.

F-40

CLIP INTERACTIVE, LLC

Statement of Changes in Members’ Deficit

	Series C Preferred Shares		Series B Preferred Shares		Series A Preferred Shares		Series F Preferred Shares
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance - December 31, 2017	–	$–	14,774,990	$17,639,079	8,275,000	$8,244,314	117,722,097	$–
Issuance of Series B preferred shares net of offering costs of $40,319	–	–	2,049,396	2,098,226	–	–	–	–
Series B preferred shares issued for a note receivable	–	–	235,967	246,231	–	–	–	–
Series B preferred shares issued for a conversion of debt	–	–	354,576	370,000	–	–	–	–
Series B preferred shares issued for foregone compensation	–	–	131,782	137,515	–	–	–	–
Common shares issued for severance	–	–	–	–	–	–	–	–
Accumulating dividends on Series B preferred shares	–	319,894	–	1,294,156	–	–	–	–
Accumulated dividends converted to Series C from Series B preferred shares	–	3,055,666	–	(3,055,666)	–	–	–	–
Conversion of Series A and Series B preferred shares for Series C preferred shares	186,271,597	21,423,404	(15,230,334)	(15,892,853)	(5,300,000)	(5,300,000)	–	–
Common shares issued for cash	–	–	–	–	–	–	–	–
Common shares issued for conversion of accrued interest	–	–	–	–	–	–	–	–
Common shares issued for notes receivable	–	–	–	–	–	–	–	–
Common share warrants issued to non-participating Series A and Series B shareholders	–	–	–	–	–	–	–	–
Common share warrants issued in connection with a security interest	–	–	–	–	–	–	–	–
Share-based compensation expense	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance - December 31, 2018	186,271,597	$24,798,964	2,316,377	$2,836,688	2,975,000	$2,944,314	117,722,097	$–

F-41

CLIP INTERACTIVE, LLC

Statement of Changes in Members’ Deficit (continued)

	Common		Accumulated		Subscriptions
	Shares	Amount	APIC	Deficit	Receivable	Total
Balance - December 31, 2017	3,934,876	$60,717	$1,237,193	$(33,510,727)	$–	$(6,329,424)
Issuance of Series B preferred shares net of offering costs of $40,319	–	–	–	–	–	2,098,226
Series B preferred shares issued for a note receivable	–	–	–	–	(246,231)	–
Series B preferred shares issued for a conversion of debt	–	–	–	–	–	370,000
Series B preferred shares issued for foregone compensation	–	–	–	–	–	137,515
Common shares issued for severance	680,474	11,250	–	–	–	11,250
Accumulating dividends on Series B preferred shares	–	–	–	(1,614,050)	–	–
Accumulated dividends converted to Series C from Series B preferred shares	–	–	–	–	–	–
Conversion of Series A and Series B preferred shares for Series C preferred shares	–	–	2,997,649	(3,228,200)	–	–
Common shares issued for cash	51,672,086	1,188,458	–	–	–	1,188,458
Common shares issued for conversion of accrued interest	4,530,861	104,210	–	–	–	104,210
Common shares issued for notes receivable	4,497,827	103,450	–	–	(103,450)	–
Common share warrants issued to non-participating Series A and Series B shareholders	–	–	192,452	(192,452)	–	–
Common share warrants issued in connection with a security interest	–	–	43,355	–	–	43,355
Share-based compensation expense	–	–	141,219	–	–	141,219
Net loss	–	–	–	(3,510,011)	–	(3,510,011)
Balance - December 31, 2018	65,316,124	$1,468,085	$4,611,868	$(42,055,440)	$(349,681)	$(5,745,202)

See notes to financial statements.

F-42

CLIP INTERACTIVE, LLC (DBA AUDDIA)

Statements of Cash Flows

For the Year Ended
December 31,
2018
Cash flows from operating activities:
Net loss	$(3,510,011)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	278,724
Bad debt provision	(40,000)
Share-based compensation	141,219
Interest expense on warrants issued	43,355
Series B issued for deferred wages	137,515
Issuance of common stock for severance	11,250
Changes in assets and liabilities
Accounts receivable	212,922
Accrued fees to a related party	374,663
Accounts payable and accrued liabilities	(53,817)
Net cash used in operating activities	(2,296,546)

Cash flows from investing activities
Software capitalization	(802,464)
Purchase of property and equipment	(2,029)
Net cash used in investing activities	(804,493)

Cash flows from financing activities
Proceeds from issuance of preferred shares	2,138,546
Proceeds from issuance of common shares	1,188,458
Proceeds from related-party debt	115,000
Payments of related-party debt	(75,000)
Equity issuance costs on Series B preferred shares	(40,319)
Net cash provided by financing activities	3,326,685

Net increase (decrease) in cash	225,646
Cash - beginning of year	46,053
Cash - end of year	$271,699

Supplemental disclosure of cash flow information:
Cash paid for interest	$675,459
Supplemental disclosure of non-cash activity:
Series B preferred shares issued for conversion of debt and accrued interest	$370,000
Accumulation of dividends on Series B and Series C preferred stock	$1,614,050
Series B preferred shares issued for a note receivable	$246,231
Series B preferred shares issued for foregone compensation	$137,515
Deemed dividend charged to accumulated deficit for conversion	$3,228,200
Common shares issued for conversion of accrued interest	$104,210
Common shares issued for notes receivable	$103,450
Common shares issued for severance	$11,250
Warrants issued to non-participating Series A and Series B shareholders	$192,452
Warrants issued in connection with a security interest	$43,355

See notes to financial statements.

F-43

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Note 1 - Description of Business and Summary of Significant Accounting Policies

Clip Interactive, LLC (the "Company" or "Clip") was formed January 14, 2012. Clip is a technology company that makes radio broadcasts and streaming audio content digitally actionable and measurable. By turning a traditional media channel that reaches 245 million people each week in the U.S. into a digital marketing channel, Clip increases the value of radio's core asset: the audio "spot" (radio ad).

During 2018, the Company approved a 9.07:1.00 stock adjustment for common shares and Series F preferred shares which has been treated in substance as a stock split with all share and per-share amounts for Series F preferred shares, Series 1 Common Shares and options being retroactively adjusted.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates relate to depreciation, valuation of capital stock and warrants and options to purchase shares of the Company's preferred and common shares, and the estimated amortization period for capitalized software development costs. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Risks and Uncertainties

The Company is subject to various risks and uncertainties frequently encountered by companies in the early stages of development. Such risks and uncertainties include, but are not limited to, its limited operating history, competition from other companies, limited access to additional funds, dependence on key personnel, and management of potential rapid growth. To address these risks, the Company must, among other things, develop its customer base; implement and successfully execute its business and marketing strategy; develop follow-on products; provide superior customer service; and attract, retain, and motivate qualified personnel. There can be no guarantee that the Company will be successful in addressing these or other such risks.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date and periodically throughout the year, the balance of cash exceeded the federally insured limit.

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. As of December 31, 2018, the allowance for doubtful accounts was $10,000.

F-44

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Credit Risk, Major Customers, and Suppliers

Revenues are predominately in the radio industry located primarily in the United States. The Company extends trade credit to its customers on terms that are generally practiced in the industry. Two major customers accounted for approximately 72 percent of accounts receivable at December 31, 2018. Three customers accounted for approximately 74 percent of revenues for the year ended December 31, 2018.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from two to five years.

Software Development Costs

The Company accounts for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended purpose is probable. The Company ceases capitalization of development costs once the software has been substantially completed and is available for its intended use. Software development costs are amortized over a useful life estimated by the Company’s management of five years. Costs associated with significant upgrades and enhancements that result in additional functionality are capitalized. Capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in software technologies. Unamortized capitalized software development costs determined to be in excess of anticipated future net revenues are impaired and expensed during the period of such determination. Software development costs of $802,464 were capitalized in 2018. Amortization of expense of capitalized software development costs was $251,342 for the year ended December 31, 2018 and is included in depreciation and amortization expense.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. If a potential impairment is indicated, the Company compares the carrying amount of the asset to the undiscounted future cash flows associated with the asset. In the event the future cash flows are less than their carrying value, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. The Company determined long-lived assets were not impaired as of December 31, 2018; as a result, no impairment has been recognized in the accompanying financial statements.

Revenue Recognition

The Company derives its revenues from two sources: (1) Platform fee revenues, which are comprised of subscription fees from customers accessing the Company’s cloud based computing services and occasionally from customers paying a Development Fee; and (2) Advertising revenues based on impressions delivered via the Company’s Platform.

Revenue is recognized for promised services to customers upon satisfaction of the following criteria; persuasive evidence of an arrangement exists, the fees are fixed or determinable, delivery has occurred, and collectability is reasonably assured. The Company typically invoices its customers monthly. Typical payment terms provide that customers pay within 30 days of invoice.

F-45

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

The Company has certain agreements that are multiple-element arrangements and provide for multiple deliverables to customers. For those arrangements, the Company first determines whether each service or deliverable meets the separation criteria of the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC") Subtopic 605-25, Revenue Recognition–Multiple-Element Arrangements. In general, a deliverable (or a group of deliverables) meets the separation criteria if the deliverable has stand-alone value to the customer. Each deliverable that meets the separation criteria is considered a separate unit of accounting. The Company allocates the total arrangement consideration to each unit of accounting based on the relative selling price method, with discounts allocated pro rata to each individual unit of accounting. The amount of arrangement consideration that is allocated to a delivered unit of accounting is limited to the amount that is not contingent upon the delivery of another unit of accounting.

After the arrangement consideration has been allocated to each unit of accounting, the Company applies the appropriate revenue recognition method for each unit of accounting based on the nature of the arrangement and the services included in each unit of accounting. All deliverables that do not meet the separation criteria of ASC Subtopic 605-25 are combined into one unit of accounting, and the most appropriate revenue recognition method is applied. The Company’s contracts with customers generally result in one unit of accounting.

The Company's contracts with customers generally provide for services over the contract term, and the Company recognizes the related revenue ratably as services are provided. The Company's contracts may also include additional billable amounts for ad placements in excess of pre-defined levels. The Company recognizes these amounts as revenue during the months in which the ad placement activity occurs.

Income Taxes

The Company has elected to be treated as a pass-through entity for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of its members, and no provision for federal income taxes has been recorded in the accompanying financial statements. Had the Company been a taxable entity during the year ended December 31, 2018 no provision for income taxes would have been recorded as a result of net operating loss carryforwards generated, which would have been fully reserved by a deferred tax asset valuation allowance.

The Company may only recognize tax benefits from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company is required to make many subjective assumptions and judgments regarding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to its subjective assumptions and judgments.

Interest and penalties associated with tax positions are recorded in the period assessed. No interest or penalties have been assessed as of December 31, 2018. The Company's information returns for tax years subject to examination by tax authorities include the date of the Company's inception through the current period for federal and state tax reporting purposes.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the year ended December 31, 2018 was not significant.

Share-Based Compensation

The Company accounts for share-based compensation arrangements with employees, directors, and consultants and recognizes the compensation expense for share-based awards based on the estimated fair value of the awards on the date of grant. Compensation expense for all share-based awards is based on the estimated grant-date fair value and recognized in earnings over the requisite service period (generally the vesting period). The Company records share-based compensation expense related to non-employees over the related service periods.

F-46

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Pro Forma Loss per Share

Basic loss per share is calculated based on the weighted-average number of common shares outstanding in accordance with FASB ASC Topic 260, Earnings per Share. Diluted net (loss) income per share is calculated based on the weighted-average number of common shares outstanding plus the effect of dilutive potential common shares. When the Company reports a net loss, the calculation of diluted net loss per share excludes potential common shares as the effect would be anti-dilutive. Potential common shares are composed of shares of common issuable upon the exercise of options and warrants. The Company computes pro forma net loss per share using the two-class method, which is an allocation formula that determines net loss per share for common shares and participating securities, which for the Company is the Series A and Series F preferred shares. The Company has determined that holders of Series A and Series F outstanding preferred shares participate in earnings of the Company on a pro-rata basis with common shareholders. However, the Series A preferred shares are under no contractual obligation to share in the losses of the Company on a pro-rata basis with common shareholders, accordingly the Company has presented loss per share separately for common stock and Series F preferred stock.

Geographic Locations & Segments

For the year ended December 31, 2018, revenue attributable to customers in the United States was 100%. For the year ended December 31, 2018, 100% of our net assets are located within the United States. The Company defines the term “chief operating decision maker” to be our Chief Executive Officer. Our Chief operating decision maker allocates resources and assesses financial performance based upon discrete financial information at the enterprise level. Accordingly, we have determined that we operate as a single operating and reportable segment.

Comprehensive Income (Loss)

The Company has no items comprising other comprehensive income or loss and accordingly comprehensive loss and net loss are identical for all periods presented.

F-47

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 16-02, Leases, which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company's year ending December 31, 2020 and will be applied using a modified retrospective transition method to the beginning of the earliest period presented. The new lease standard could have a significant effect on the Company’s financial statements as a result of the Company's operating leases, as disclosed in Note 7, that will be reported on the balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.

In May 2014, the Financial Accounting Standards Board (FASB) issued ASU No. 2014-09, Revenue from Contracts with Customers (ASU 2014-09), which will supersede the current revenue recognition requirements in Topic 605, Revenue Recognition. The ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In May 2016 the FASB issued Accounting Standards Update No. 2016-12, Revenue from Contracts with Customers (Topic 606) (ASU 2016-12), which provides narrow scope improvements and practical expedients related to ASU 2014-09. ASU 2014-09 defines a five step process to achieve this core principle (that we should recognize revenue in an amount that reflects the consideration to which we expect to be entitled in exchange for goods or services provided) that requires more judgment and estimates within the revenue recognition process than are required under present U.S. GAAP. These judgments and estimates may include identifying each performance obligation in the contract, estimating the amount of variable consideration to include in the transaction price, and allocating the transaction price to each separate performance obligation. ASU 2016-12 also requires additional disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant additional judgments and changes in existing judgments.

We adopted ASC Topic 606, effective January 1, 2019, utilizing the modified retrospective method. This approach was applied to contracts that were not completed as of January 1, 2019, and the corresponding incremental costs of obtaining those contracts, which resulted in no cumulative effect adjustment to the opening balance of accumulative deficit at date of adoption. The adoption of this ASU is expected to primarily impact our disclosures pertaining to revenue from our contracts with customers. Reported results for fiscal year 2019 will reflect the application of ASC Topic 606, while the reported results for prior fiscal years are not adjusted and continue to be reported under ASC Topic 605.

Note 2 – Going Concern and Uncertainty

The accompanying financial statements are presented assuming that the Company will continue as a going concern. However, during the fiscal year ended December 31, 2018 we incurred a net loss of approximately $3.5 million and have no available borrowings on our credit facility to draw upon. The Company is operating with the expectation that it will be able to secure necessary financing until it becomes profitable. Management has been able to secure some additional financing in 2019 for operations totaling $1,656,463 as described in Subsequent Events (Note 11); however, will need to continue to secure additional funding. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that may result if the Company is unable to continue as a going concern.

Note 3 - Balance Sheet Disclosures

Depreciation and expense for the year ended December 31, 2018 was $278,724.

F-48

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Accounts payable and accrued liabilities consist of the following:

December 31,
2018
Accounts payable	$536,251
Accrued interest	33,166
Credit cards payable	5,194
$574,611

Note 4 - Line-of-Credit

The Company entered into a line-of-credit with a bank originally dated November 7, 2012 and amended on November 5, 2016. On April 10, 2018 the Company refinanced its line-of-credit with a different bank and amended this agreement on July 10, 2019. The available principal balance under the line-of-credit is $6,000,000, and the outstanding balance accrues interest at a variable rate based on the bank’s prime rate plus 1% (6.5% at December 31, 2018) but at no time less than 4.0%. Monthly interest payments are required, with any outstanding principal due on July 10, 2020. The Company maintains a minimum balance at the lender to cover two months of interest payments. The line-of-credit is collateralized by all assets of the Company as well as certain cash assets of two shareholders in control accounts at the lender. One control account has a balance of $2,000,000 and the other control account has a balance of $4,000,000. The shareholder with the $2,000,000 control account receives a fee as described in Note 6. The shareholder with the $4,000,000 control account at the lender personally guarantees the full amount of the loan. The outstanding balance on the line-of-credit at December 31, 2018 was $6,000,000.

Note 5 - Notes Payable to a Related Party

During 2018, the Company entered into notes payable (the "Notes") with a related party for $40,000. The Notes did not accrue interest and did not have a stated maturity date. The Note was expected to be repaid as cash flow permitted. During 2018, the Notes, with an outstanding balance of $370,000, were converted into 354,576 shares of Series B preferred and subsequently converted into 3,217,065 shares of Series C preferred at $0.115 per share in connection with the Series C stock exchange (Note 8).

Note 6 - Related Party Transactions

The Company has entered into related party transactions as described in Note 4 – Line-of-Credit and Note 5 – Notes Payable to a Related Party. The Company also entered into an agreement with a shareholder in 2017 and renewed in 2018 to provide collateral for a bank line of credit described in Note 4 – Line-of-Credit. The amount of the cash collateral provided by the shareholder to the bank was $2.0 million. The fees paid by the Company on the collateral arrangement are 33% percent of the collateral amount annually plus there is an annual renewal fee of $50,000 and a $15,000 delayed payment fee for the first year with $843,817 being recorded as interest expense for the year ended December 31, 2018. During 2018 a partial payment was made on the accruing collateral fees due of $364,944. Subsequently in 2018, the shareholder subscribed to purchase 4,530,861 shares of common stock for $0.023 per share for a total of $104,210 which was offset against the interest due on the collateral arrangement. The balance outstanding on the collateral at December 31, 2018 was $875,540. The collateral agreement expires and automatically renews on the effective date each year which is April 13th. The next expiration and renewal is April 13, 2020.

F-49

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Note 7 - Commitments and Contingencies

Operating Lease

The Company leases office space under a non-cancelable operating lease. Rent expense for the year ended December 31, 2018 was approximately $153,000. Future minimum lease payments under this lease are approximately $39,000 in 2019. This lease expired on March 31, 2019 and is currently leased on a month-to-month basis.

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Collateral Agreement

So long as the bank credit agreement described in Note 4 remains outstanding and requires collateral under the collateral agreement described in Note 6 the Company has an annual commitment to the shareholder providing the collateral agreement to pay collateral fees of $710,000 and to issue 300,000 warrants to purchase common stock of the Company.

Note 8 - Members' Equity

Membership Interests

The ownership of the Company is represented by shares. The Company has authorized two classes of shares. These classes include common shares and preferred shares (collectively, the "Shares"). There are two authorized series of Common shares and four authorized series of Preferred shares. Common shares include Series 1 Common Shares ("Series 1") and Series 2 Common Shares ("Series 2"). Preferred shares include Preferred A Shares ("Series A"), Preferred B Shares ("Series B"), Preferred C Shares (“Series C”) and Preferred F Shares ("Series F").

The Preferred F Shares (“Series F”) have similar attributes and rights as the Common shares and are considered a second class of Common shares for the purpose of the pro forma net loss per share computation in Note 9. The Company, upon approval of the Series F shareholder, has the authority to issue additional Shares. Holders of Shares have no redemption rights.

At December 31, 2018, there were 186,271,597 and no shares of Series C no par preferred authorized, issued and outstanding, liquidation preference of $35,510,665.

At December 31, 2018, there were 2,316,377 shares of Series B no par value preferred authorized, issued and outstanding, liquidation preference of 1.5x original issue price of $1.0435 plus accumulated dividends which totaled $4,342,065 at December 31, 2018.

At December 31, 2018 there were 2,975,000 shares of Series A no par value preferred authorized, issued and outstanding, liquidation preference of $1.00 per share which totaled $2,975,000 at December 31, 2018.

F-50

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

At December 31, 2018, there were 117,722,097 shares of Series F no par value preferred authorized, issued and outstanding.

At December 31, 2018 there were 65,316,124 shares of Common no par value authorized, issued and outstanding.

In 2012, 147,436,152 shares of Series F were issued to the founder in exchange for services rendered and personal guarantees on debt financing. These shares were valued at zero. During 2013, 29,714,055 shares of Series F were canceled to reduce future potential dilution to current shareholders in consideration of the need to raise future equity capital.

In 2012, 5,000,000 shares of Series A were issued at a price of $1.00 per share, net of issuance costs of $30,686. In 2014, 3,275,000 shares of Series A were issued at $1.00 per share. During 2018, shareholders consented to converting 5,300,000 shares of Series A to Series C. As of December 31, 2018 there were 2,975,000 shares of Series A, respectively, authorized, issued, and outstanding.

In 2015, Convertible Notes in the amount of $6,000,000 were converted into 5,749,880 shares of Series B at $1.0435 per share.

In 2016 and 2015, 967,895 and 2,758,884 shares of Series B were issued for cash proceeds of $1,009,998 and $2,878,895, respectively, at $1.0435 per share. Offering costs of $62,035 and $100,742 were incurred with the issuance during 2016 and 2015, respectively.

In 2017, Convertible Notes in the amount of $4,888,077 plus $190,097 in accrued interest were converted into 4,866,483 shares of Series B at $1.0435 per share. Offering costs of $46,372 were incurred with the issuance during 2017. Also, in 2017, 184,602 shares of Series B were issued at fair value of $192,632 at $1.0435 per share to Clip Digital shareholders (a related party). This transaction was the result of termination of Clip Digital, LLC which triggered investor rights that converted Clip Digital LLC investment amounts into Series B shares of the Company and were treated as a deemed dividend.

In 2018 and 2017, 235,967 and 247,246 shares of Series B were issued for subscription receivables and cash of $246,231 and $258,001, respectively, at $1.0435 per share.

During 2018, the Company approved a stock exchange as described in Note 1 which has been treated in substance as a stock split of 9.07:1.00 for authorized and outstanding Shares participating in a pay to play financing with all share and per-share amounts for Series F, Series 1 Common Shares and options

In 2018, 354,576 and 131,782 shares of Series B were issued in exchange of notes payable to a related party for $370,000 and foregone wages of $137,515 at $1.0435 per share.

In 2018, 186,271,597 shares of Series C were issued at $0.115 per share in exchange for 5,300,000 Series A shares and 28,154,567 common warrants and 15,230,334 Series B shares and 21,731,741 common warrants. As a result of the exchange, the Series A shares received an increase in value based upon the incremental fair value of the securities received over those exchanged which resulted in a deemed dividend of $3,228,200 to the Series A preferred holders. There was no incremental fair value attributable to the Series B holders.

In 2018, 51,672,086, 4,530,861 and 4,497,827 shares of Series 1 Common shares were issued at $0.023 per share for cash proceeds of $1,188,458, for conversion of accrued interest of $104,210, and for subscriptions receivable of $103,450, respectively.

In 2018, 680,474 options were exercised as severance to purchase Series 1.

F-51

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Voting Rights

Generally, the Company's Board has the authority to make all decisions and take all actions without a vote of the shareholders. However, a list of certain specific matters requiring a vote of the Series F shareholders have been identified in the Company's Amended and Restated Limited Liability Company Agreement. Included in this list are the consolidation, liquidation, dissolution, or merger of the Company as well as other specific matters. When a vote is required, it must be approved by shareholders with a majority of the Shares.

The number of authorized members of the Board shall initially be fixed at three designated as follows: (i) one director to be designated by the majority holders of Series F; (ii) two directors to be designated by the holders of the majority of the common shares and preferred shares, voting together. The number of directors may be changed from time to time by a vote of the holders of a majority of the Shares, voting together, and by a majority vote of the then serving directors.

Anti-Dilution Rights

If, at any time after the issuance of Series C, the Company issues additional securities for which the price per share of the additional securities sold is less than the Series C original issue price per share, the Company shall issue to each holder of Series C that number of additional shares of Series C necessary to maintain the holder's percentage interest in the Company that existed prior to the additional securities being issued. The anti-dilution rights shall terminate immediately prior to a qualified financing round.

Dividends

The Series C shall accrue cumulative dividends at a rate of 8% per annum, compounding daily, from the date of issuance, whether or not declared. Provided the Company shall first have paid or set aside Series dividends, the Series B shall accrue cumulative dividends at a rate of 8% per annum, compounding daily, from date of issuance, whether or not declared. No dividends shall be paid to Series A, Series F, or common shareholders.

Liquidation

Upon liquidation of the Company, which would occur only upon a judicial decree of dissolution or approval by the Company and the shareholders holding a majority of the Shares, the assets of the Company will be distributed in the following priority: (i) to all creditors of the Company to pay all debts, liabilities, and obligations; (ii) the Series C shareholders until the Series C preference amount is paid in full (1.5x original issue price of $0.115 per share plus accrued unpaid dividends); (iii) the Series B shareholders until the Series B preference amount is paid in full (1.5x original issue price of $1.0435 per share plus accrued unpaid dividends); (iii) to Series A shareholders until the Series A preference amount ($1.00 per share) is paid in full; and (iv) ratably to all common, Series F and Series A shareholders based on their percentage interest in the Company. Profits and losses of the Company, after allocation required by Treasury Regulations under Section 704(b), shall be allocated among the shareholders equal to each shareholder's liquidation preference. The Company's Board, at its discretion, may also distribute funds to the shareholders in the same manner as a liquidation event.

Equity Incentive Plan

The Company adopted the 2013 Equity Incentive Plan (the "Plan"), under which the Company is authorized to grant employees, directors, and consultants of the Company up to 34,012,500 common share incentive options, non-statutory options, profit interests, and restricted share awards. The award price and vesting terms are determined by the Board of the Company and evidenced in the award agreement extended to the employee, director, or consultant. The options granted generally terminate 10 years from the date of grant and vest over various periods as determined by the Board of the Company. Forfeited or canceled options are available for reissue.

As of December 31, 2018, there was approximately $23,000 of unrecognized share-based compensation expense related to unvested awards, which is expected to be recognized through 2021. The total fair value of options granted during the year ended December 31, 2018 was approximately $149,000. Total share-based compensation expense recognized during the year ended December 31, 2018 related to the Company's options was approximately $141,000. As of December 31, 2018, 1,649,153 options were available for future issuance under the Plan.

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CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

The following table presents the activity for common share options outstanding:

		Weighted
	Non-Qualified	Average
	Options	Exercise Price
Outstanding - December 31, 2017	26,404,657	0.016
Granted	10,707,770	0.017
Forfeited/canceled	(8,682,112)	0.016
Exercised	(680,474)	0.017
Outstanding - December 31, 2018	27,749,840	$0.016

The following table presents the composition of options outstanding and exercisable:

	Options Outstanding			Options Exercisable
Exercise Prices	Number	Price*	Life*	Number	Price*
$0.015	22,322,976	$0.015	4.86	22,322,976	$0.015
$0.017	5,426,951	0.017	8.52	4,276,968	0.017
Total - December 31, 2018	27,749,840	$0.016	5.57	26,600,124	$0.004

*	Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following average assumptions used for the year ended December 31, 2018:

Approximate risk-free rate	1.5%
Average expected life	5.0 - 6.5 years
Dividend yield	0.00%
Volatility	109%

The Company utilized a weighted average of comparable published volatilities to estimate the expected volatility and applied the simplified method to determine the expected term with the risk-free interest rate based upon the U.S. Treasury yield curve in effect at the time for the grant. The Company has assumed a zero percent forfeiture rate for options issued during the year ended December 31, 2018.

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CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Warrants

During 2018, the Company approved a stock exchange as described in Note 1 and as a result of the exchange of Series A and Series B shares to Series C shares, the Company granted warrants to purchase 45,259,271 shares of Series 1 common stock to the Series A and B shareholders that participated. The non-participant shareholders of Series A and B were granted warrants to purchase 5,490,044 shares of Series 1 common stock. The fair value of the warrants was estimated using the Black-Scholes option pricing model with the following inputs: term of five years, discount rate of 2.5%, volatility of 109%, and a price of $0.023. The relative fair value of the warrants was estimated, and the warrants were valued accordingly at approximately $192,000.

In connection with the 2018 renegotiation of the line-of-credit and related collateral agreements with shareholders (Note 4), the Company granted one of the shareholders warrants to purchase 2,721,898 shares of Series 1 with an exercise price of $0.001. All warrants vest immediately and expire during 2022 and 2023. The fair value of the warrants was estimated using the Black-Scholes option pricing model with the following inputs: term of five years, discount rate of 1.5%, volatility of 109%, and a price of $0.017. The relative fair value of the warrants was estimated, and the warrants were valued accordingly at approximately $43,000 and classified as interest expense.

No warrants were exercised during the year ended December 31, 2018. The following table presents the activity for warrants outstanding:

	Series 1	Weighted
	Common Share	Average
	Warrants	Exercise Price
Outstanding - December 31, 2017	11,473,889	0.010
Granted – non-participants of Series A and B shares	5,490,044	0.023
Granted – participants of Series A and B shares	45,259,271	0.011
Forfeited/canceled	–	–
Exercised	–	–
Outstanding - December 31, 2018	62,223,204	$0.011

All of the outstanding warrants are exercisable and have a weighted average remaining contractual life of approximately 1.48 years as of December 31, 2018.

Note 9 – Pro Forma Net Loss Per Share

We compute net loss per share using the two-class method required for multiple classes of common stock and participating securities. Our participating securities include Series A convertible preferred stock. The Series 1 and Series 2 of common stock have been classified as Class A common stock. The Series F convertible preferred stock has attributes and rights similar to common stock and therefore common stock and Series F preferred stock are considered participating and are treated as a second class of common stock. The Series A convertible preferred stock did not have a contractual obligation to share in net losses, and as a result, net losses were only allocated to Class A common and Series F preferred stock participating common stock securities.

Basic net loss per share is computed by dividing net loss, which is allocated based upon the proportionate amount of weighted average shares outstanding, to each class of stockholder’s stock outstanding during the period. For the calculation of diluted net loss per share, net loss per share attributable to common stockholders for basic net loss per share is adjusted by the effect of dilutive securities, including awards under our equity compensation plans.

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CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

If converted the Series A, B and C convertible preferred stock would convert at the original issue price at any time into Series 1 common stock at the option of the holder. Diluted net loss per share attributable to common stockholders is computed by dividing the resulting net loss attributable to common stockholders by the weighted-average number of fully diluted common shares outstanding.

For the year ended December 31, 2018 our potential dilutive shares relating to stock options shares, Series 1 common stock warrants, and Series A, B, and C convertible preferred stock were not included in the computation of diluted net loss per share as the effect of including these shares in the calculation would have been anti-dilutive.

The numerators and denominators of the basic and diluted pro forma net loss per share computations for our common stock and series are calculated as follows for the year ended December 31, 2018:

	December 31,
	2018

	Class A	Series F
	Common (1)	Preferred (2)
Numerator
Net loss	$(3,510,011)	$(3,510,011)
Preferred stock dividends	(5,034,702)	(5,034,702)
Attributable Loss	(8,544,713)	(8,544,713)

Net loss allocated to Class A common	–	1,145,599
Net loss allocated to Series F preferred shares	7,399,114	–
Net loss allocated to Preferred shares (3)	–	–

Net loss attributable to each class of common Denominator	$(1,145,599)	$(7,399,114)

Weighted average basic shares outstanding	18,226,805	117,722,097
Potential diluted shares	–	–
Weighted average diluted shares outstanding	18,226,805	117,722 097

Net loss per share
Basic	$(0.06)	$(0.06)
Diluted	$(0.06)	$(0.06)

(1) Class A common stock includes series 1 and series 2 common shares

(2) Participating stock includes series F preferred shares with common shares

(3) Series A, Series B, Series C of preferred shares were not contractually obligated to participate in losses.

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CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Preferred stock dividends consist of the following:

December 31,
2018
Series B and Series C accumulating preferred stock dividends	1,614,050
Deemed dividend to Series A preferred stockholders for conversion of Series A into Series C preferred stock	3,228,200
Deemed dividend for warrants issued to non-participating preferred stockholders	192,452
5,034,702

The following potentially dilutive weighted average shares were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive for the periods presented:

December 31,
2018
Stock Option Shares	27,917,380
Convertible Series 1 Common Warrants	17,011,827
Convertible Voting Preferred Shares, Series A, B, and C	54,444,099
99,373,306

Note 10 - Subsequent Events

The Company has evaluated all subsequent events through the date of the independent registered public accounting firm's report, which is the date the financial statements were available for issuance and concluded there were no material subsequent events requiring disclosure except those described below.

In 2019, 31,799,648 shares of Series 1 Common shares were issued for cash proceeds of $731,392 at $0.023 per share. A total of 31,666,865 of these Series 1 Common shares issued reduced the Series F shares outstanding so that only 132,783 of the Series 1 Common shares issued were dilutive to the existing shareholders.

During 2019 the agreement with a shareholder for the collateral arrangement described in Note 6 – Related Party Transactions was converted into a long-term note totaling $725,000 due upon maturity on March 31, 2020. The collateral agreement was extended under similar terms.

In 2019, an additional 127,045 shares of Series B were issued at $1.0435 per share or $132,571 to four shareholders in connection with an extension of the 2018 pay to play financing. The 127,045 shares of Series B were converted into 1,152,675 Series C shares at a conversion of 9.07:1.00 for the pay to play as detailed in Notes 1 and 8. The four shareholder signers received 12,008,057 Series C shares being issued at $0.115 per share in exchange for 1,050,000 Series A shares, 146,450 Series B shares and the additional Series B shares of 127,045. The four new shareholder participants also forfeited and exchanged 2,392,900 previously issued Series 1 Common warrants issued in October 2018 for giving consent to the pay to play dilution as non-participants and as a result of subsequently electing to participate in 2019 in the extension of the pay to play financing, received common warrants totaling 177,323 new Series 1 Common warrants which combined with the Series C preferred shares received resulted in excess incremental fair value over the Series A preferred shares exchanged, resulting in a deemed dividend of approximately $594,000. There was no incremental fair value associated with the holders of Series B preferred shares.

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CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

During 2019, the Company entered into notes payable (the "Notes") with three related parties for $80,000, $200,000 and $50,000, respectively. The Notes do not accrue interest and did not have a stated maturity date. The Notes were expected to be repaid as cash flow permitted.

During 2019, the Company began a Convertible Note financing which accrues 6% interest and converts at the IPO at a 30% discount to the IPO price and raised $462,500. Upon the IPO, a beneficial conversion feature will be recorded due to the discount estimate of 30%. The amount will be recorded as additional interest for the convertible notes on the statement of operations.

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1,568,182 shares

of Common Stock

AUDDIA, INC.

PROSPECTUS

___________, 2020

Table of Contents

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated __________, 2020

Preliminary Prospectus

1,568,182 shares

of Common Stock

AUDDIA, INC.

This prospectus relates to the offer for sale of shares of common stock, par value $0.001 per share, by the existing holders of the securities named in this prospectus, referred to as selling stockholders throughout this prospectus. We will not receive any of the proceeds from the sale of common shares by the selling stockholders named in this prospectus.

The distribution of securities offered hereby may be effected in one or more transactions that may take place on The Nasdaq Capital Market, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. No sales of the shares covered by this prospectus shall occur until the shares of common stock sold in our initial public offering begin trading on The Nasdaq Capital Market. Currently, there is no public market for our common stock.

We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “AUUD”.

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

On            , 2020, a registration statement under the Securities Act of 1933, as amended, with respect to our initial public offering underwritten by Network 1 Financial Securities, Inc., as the Representative of the underwriters, of $9.0 million of 2,181,818 Units. Each Unit consists of one share of common stock and one Series A Warrant. No public market currently exists for our common stock or Series A warrants. The public offering price will be $4.125 per unit (the :IPO”). The shares of common stock and Series A Warrants will trade separately as Units, as common stock and as Series A Warrants.

The “IPO” was declared effective by the Securities and Exchange Commission. We received approximately $___ million in net proceeds from the offering (assuming no exercise of the underwriters’ an over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page__ of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2020.

We have not have authorized anyone to provide you with information other than that contained in this prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Shareholders are offering to sell, and seeking offers to buy, common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

i

PROSPECTUS SUMMARY

This prospectus summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto included in this prospectus, before investing. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Information Regarding Forward-Looking Statements.”

Immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, we will undertake a corporate conversion pursuant to which Auddia, Inc. will succeed to the business of Clip Interactive LLC and the holders of membership interests of Clip Interactive, LLC will become stockholders of Auddia, Inc. In this prospectus, we refer to this transaction as the “Corporate Conversion.” References in this prospectus to our capitalization and other matters pertaining to our common equity relate to the capitalization and common equity of Clip Interactive, LLC after giving effect to the Corporate Conversion. However, the financial statements and summary historical financial data included in this prospectus are those of Clip Interactive, LLC and do not give effect to the Corporate Conversion.

In this prospectus, unless the context otherwise requires, the terms “Clip Interactive,” “Auddia”, “Clip,” “the Company,” “we,” “us” and “our” refer, prior to the Corporate Conversion discussed herein, to Clip Interactive, LLC, and after the Corporate Conversion, to Auddia”, Inc.

This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

Overview

Auddia has developed technology using Artificial Intelligence (“AI”) to enable consumers to listen to existing AM/FM radio stations without commercials. By leveraging our legacy platform that currently serves the commercial radio industry for seven years, and by deploying new artificial (AI) technologies that can identify and segment different units of audio content, we plan to bring to market a premium, subscription-based AM/FM radio listening experience through a downloadable app called AuddiaSM (the “Auddia App”). By downloading and subscribing to the Auddia App, consumers will no longer need to listen to commercials in order to enjoy their favorite local radio stations. We intend to introduce the Auddia App in late 2020.

The Company believes the commercial AM/FM radio industry has a significant problem with excessive advertising load. In 2018, AM/FM radio averaged 16.1 minutes of commercials per hour, equating to 32 thirty-second spot ads per hour. To avoid listening to so many commercials, we believe consumers have reacted by embracing paid and free offerings such as Spotify, Apple Music, Pandora, Sirius XM, as well as the emerging podcasting industry. According to the IFPI Global Music Report, overall digital music revenue grew by 21.1% to $11.2 billion in 2018, crossing the $10 billion mark for the first time ever. Digital now accounts for about 60% of total recorded music revenues. Streaming pushed growth up strongly (increasing by 34.0% to $8.9 billion). We believe that virtually none of the $11 billion of monthly subscription revenue went to existing commercial radio broadcasters.

As of July, 2020, we believe there are no paid subscription offerings that provide advertising-free access to commercial AM/FM radio stations. According to Edison Research’s “Share of Ear” study, AM/FM radio continues to be the platform that dominates the time consumers spend listening to audio. Although there are many reasons consumers listen to AM/FM radio, we believe the primary competitive advantage held by AM/FM radio is their ability to curate locally relevant content across multiple formats such as news, talk, sports, weather, traffic and music. We believe consumers value access to this local content as well as the local personalities (DJs and program hosts) for which broadcast radio is well known. We also believe that other than commercial AM/FM radio stations, there is no alternate platform that has the people, infrastructure, talent and experience required to compete with AM/FM radio’s ability to curate local content.

Resale-1

The Company has developed its artificial intelligence (“AI”) technology platform on top of Google’s TensorFlow open source library. Our AI platform is being “taught” to know the difference between all types of audio content. For instance, our platform recognizes the difference between a commercial and a song and is learning the differences between all other content to include weather reports, traffic, news, sports, DJ conversation, etc. Not only does the technology learn the differences between the various types of audio segments, it also identifies the beginning and end of each piece of content. With this technology, audio content can be broken up into discrete units, allowing for the removal of ads and the replacement with any other non-commercial content (e.g., songs, talk segments, weather reports, etc.).

The Company is developing its AI powered technology platform and application to give consumers the first commercially available opportunity to subscribe to an application, the Auddia App, in order to listen to any streaming AM/FM radio station without commercials. Subscribers will be also be able to personalize their experience through “skips” and on-demand capabilities. Starting with this new AM/FM radio listening experience, the Company expects to evolve its technology to become the preferred audio listening platform for consumers across all forms of audio content. We believe AI technologies and the enablement of personalization of content through consumer choice will have a profound impact on the delivery of all content, especially audio. The Company’s early assessment of consumer interest, as evidenced in the results of an in-depth survey commissioned by the Company, suggests commercial viability of the Auddia App product.

Products and Technology

The Company develops technology and products that it expects to cover a broad spectrum of the evolving audio content ecosystem. The Company developed, deployed, and operated its “Interactive Radio” platform, which has served more than 580 radio stations across the U.S. and internationally for almost seven years. This platform allowed broadcasting companies and their individual stations to increase content engagement, including engagement with commercial content, and enables measurement of consumer response and action.

The development, maintenance and operation of our technology platform, which consists of a Content Management System (CMS); integrations into leading programmatic ad platforms; and advanced analytics capabilities, will be leveraged in the development and operations of our products. These products are described immediately below.

The Auddia AppSM, is a subscription based commercial free AM/FM software application we are building that will allow subscribers to listen to any AM/FM radio station without commercials, skip content they do not like and request content they want to hear. The Company leverages a proprietary AI technology that the Company is training to learn the difference between varying audio segments such as commercials, music, news, sports, traffic, weather, DJ chatter, etc., to give subscribers the ability to eliminate commercials and other content from their radio listening experience.

We believe the Auddia App will give commercial radio broadcasters and the Company a path to pursue subscription revenue by leveraging the marketing power of broadcasters to gain end-users from not only existing radio listeners but also from Sirius XM and internet streaming subscribers. The Company expects to use subscription revenue to secure agreements with radio broadcasters to promote the Auddia App.

Resale-2

Vodacast is an interactive podcasting platform and application the Company is building, that will allow podcasters to give their audiences an interactive audio experience. Podcasters will integrate our Vodacast platform in their podcast to enable their listeners to see video and other digital content in a digital feed that correlates with the podcast audio. All content presented in the digital feed can be synched to the podcast audio content. This will allow users or to visually experience and interact with audio content in podcasts, so long as the users are listening on the Vodacast App or any other platform that supports the Vodacast enhanced digital feed. Initially, there will be no fee charged for the downloading of the Vodacast App.

Much of the core technology we will use in Vodacast to create the feed of digital content synchronized to the audio content of the podcast is fully developed and represents the core technology the Company has used historically to provide synchronized digital feeds to over 500 radio stations. Additional technology needs to be built to fully develop the Vodacast App user interface.

Vodacast will introduce a new digital revenue stream to podcasters, such as synchronized digital advertising, while providing Vodacast App users a new digital content channel that compliments the core audio channel of the podcast. Below are hypothetical screenshots from a Podcast. The image on the left is an example of the face page of a current audio only podcast feed while the image on the right is an example of how a Vodacast enhanced podcast will appear to the podcast listener. Also, within the Vodacast App, digital ads can be placed to drive revenue.

Resale-3

Resale-4

Risks associated with our business

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described in “Risk Factors” at page 7 before making a decision to invest in our common stock. If any of these risks actually occurs, our business, financial condition, results of operations and prospects would likely be materially, adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment. Below is a summary of some of the principal risks we face:

•	We are an early stage technology company with a limited operating history. There can be no assurance that any of our future services will be successfully developed, protected from competition by others, or marketed successfully. Accordingly, there can be no assurance that we will ever have positive net earnings.

•	We have incurred significant net losses since inception and anticipate that we will continue to incur net losses for the foreseeable future and may never achieve or maintain profitability;

•	Even if this IPO is successful, we may need additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this capital when needed may force us to delay, limit or terminate our product development efforts or other operations;

•	Assuming our sale of 2,181,818 Units in the IPO (or 2,509,091 Units if the underwriters exercise their option to purchase additional shares in full), our executive officers, directors and stockholders who owned more than 5% of our outstanding common stock before this IPO will, in the aggregate, beneficially own shares representing approximately 22% of our capital stock upon completion of this IPO. As a result, if these stockholders were to act together, they would be most likely be able to control all matters submitted to our stockholders for approval, as well as our management and affairs.

•	We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses or if we identify additional material weaknesses in the future, or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations;

Resale-5

•	Loss of any members of our executive management team will significantly impair our ability to implement our business strategy;

•	Damage to our reputation could negatively impact our business, financial condition and results of operations; and

•	Declining economic conditions, including rising unemployment rates, lower disposable income, credit conditions, and consumer confidence and other events or factors may adversely affect consumer spending in the markets we serve.

Implications of being an emerging growth company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “Jobs Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	inclusion of only two years, as compared to three years, of audited financial statements, in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act”);

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation;

•	reduced disclosure about executive compensation arrangements; and

•	an exemption from the requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

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We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We have taken advantage of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies that are not emerging growth companies.

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies.

Our corporate information

We were originally formed as Clip Interactive, LLC in January 2012, as a limited liability company under the laws of the State of Colorado. Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will convert into a Delaware corporation pursuant to a statutory conversion and be renamed Auddia Inc. See “Corporate Conversion.”

Our principal executive offices are located at 5755 Central Ave., Suite C, Boulder, CO 80301. Our main telephone number is (303) 219-9771. Our internet website is www.auddia.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

Trademark notice

The company also holds the trademark for “AUDDIA” which is used as both the corporate brand name as well as the name of the consumer-facing mobile application that delivers the Company’s commercial free radio service. The Company also holds trademarks and is in the process of applying for trademarks for key products and brands. The Company holds the trademark for our product named PLAZE, which is a potential commercial-free music streaming product that is a potential future, strategic opportunity of our business. The Company is submitting the “VODACAST”, the name of the Company’s podcasting platform and consumer-facing mobile application, in the trademark application process and expects to receive approval within 120 days.

We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our product candidates, research and development, commercialization objectives, prospects, strategies, the industry in which we operate and potential collaborations. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. All forward-looking statements are based upon information available to us on the date of this prospectus. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	our expenses, ongoing losses, future revenue, capital requirements and need for and ability to obtain additional financing;

•	changes in senior management, loss of one or more key personnel or our inability to attract, hire, integrate and retain highly skilled personnel;

•	our ability to avoid and defend against intellectual property infringement, misappropriation and other claims including breaches of security of confidential consumer information;

•	difficulties with certain vendors and suppliers we rely on or will rely on;

•	our competition and market development; and

•	the impact of laws and regulations on our operations.

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By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition, business and prospects may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, business and prospects are consistent with the forward-looking statements contained in this prospectus, those results may not be indicative of results of subsequent periods.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth below under “Risk Factors” and elsewhere in this prospectus. The factors set forth below under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our financial statements and related notes included elsewhere in this prospectus, before making an investment decision. If any of the following risks are realized, our business, financial condition, results of operations and prospects would likely be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment.

Risks related to the Corona Virus and Covid 19 Pandemic

Public health officials have recommended and mandated precautions to mitigate the spread of COVID-19, including prohibitions on congregating in heavily populated areas and shelter-in-place orders or similar measures. Our research and development and our entire business may be adversely impacted by actions taken to contain or treat the impact of COVID-19, and the extent of such impact will depend on future developments, which are highly uncertain and cannot be predicted.

Risks related to our financial position and need for additional capital

We have incurred significant net losses since inception and anticipate that we will continue to incur net losses for the foreseeable future and may never achieve or maintain profitability.

Since inception, we have incurred significant net losses. Our net losses were $5,230,245 and $3,510,011 for the years ended December 31, 2019 and 2018, respectively, and a net loss of $2,552,358 for the six months ended June 30, 2020. As of June 30, 2020, we had a deficiency in members’ equity of $11,638,911. To date, we have devoted our efforts towards securing financing, building and evolving our technology platform, marketing our mobile app product for radio stations as well as initiating our marketing efforts for our music player. We expect to continue to incur significant expenses and operating losses for the foreseeable future. We anticipate that our expenses will increase substantially if, and as, we:

•	hire and retain additional sales, accounting and finance, marketing and engineering personnel;

•	build out our product pipeline;

•	add operational, financial and management information systems and personnel;

•	maintain, expand, protect and enforce our intellectual property portfolio.

To become and remain profitable, we must develop and eventually commercialize one or more product candidates with significant market potential. This will require us to be successful in a range of challenging activities, and our expenses will increase substantially as we seek to bring these products to market. We may never succeed in any or all of these activities and, even if we do, we may never generate revenue that is significant or large enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, develop new products, expand our business or continue our operations. A decline in the value of our company also could cause stockholders to lose all or part of their investment.

Even if the IPO is successful, we may need additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We expect our expenses to increase in connection with our ongoing activities, particularly as we continue to invest in sales, marketing and engineering resources and bring our products to market. Furthermore, upon the closing of the IPO, we expect to incur additional costs associated with operating as a public company. While we believe that the net proceeds from the IPO and our existing cash, cash equivalents and available-for-sale securities will be sufficient to fund our current operating plans through at least the next 12 months, we anticipate that we may need additional funding to complete the development of our full product line and scale products with a demonstrated market fit.

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Building and scaling technology products is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the necessary user experience required to obtain market acceptance and achieve meaningful product sales. In addition, our product candidates, once developed, may not achieve commercial success. The majority of revenue will be derived from or based on sales of software products that may not be commercially available for many years, if at all. Accordingly, we will need to continue to rely on revenues from existing products and/or additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies and product candidates.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. The incurrence of indebtedness would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, or our other product candidates, or grant licenses on terms unfavorable to us.

We have generated historical revenue from our mobile app platform for radio stations but future revenue growth is dependent on new products.

Our ability to generate revenue from product sales and achieve profitability depends on our ability to successfully complete the development and commercialization of future products. Our ability to generate meaningful revenue from product sales depends heavily on our success in:

•	obtaining market acceptance;

•	effectively addressing any competing technological and market developments;

•	negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter and performing our obligations under such arrangements;

•	maintaining, protecting, enforcing and expanding our portfolio of intellectual property rights, including patents, trademarks, trade secrets and know-how;

•	avoiding and defending against intellectual property infringement, misappropriation and other claims;

•	implementing additional internal systems and infrastructure, as needed; and

•	attracting, hiring and retaining qualified personnel.

Our limited operating history may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

We are a development-stage company founded in 2012. Our operations to date, with respect to our music player and other potential new product candidates, have been limited to organizing and staffing our company, business planning, raising capital, building our core technology platform, commercializing our music player and entering into business development discussions with potential customers.

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We have identified material weaknesses in our internal control over financial reporting. Failure to achieve and maintain effective internal control over financial reporting could result in our failure to accurately or timely report our financial condition or results of operations, which could have a material adverse effect on our business and stock price.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. Management is working to remediate our current material weaknesses and prevent potential future material weaknesses by hiring additional qualified accounting and financial reporting personnel, and further reviewing and enhancing our accounting processes. We may not be able to fully remediate any future material weaknesses until these steps have been completed and have been operating effectively for a sufficient period of time. If we are not able to maintain effective internal control over financial reporting, our financial statements and related disclosures may be inaccurate, which could have a material adverse effect on our business and our stock price.

Upon becoming a public company, we will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our controls over financial reporting. Although we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal controls over financial reporting pursuant to Section 404 until our annual report on Form 10-K for the fiscal year ending December 31, 2020. This assessment will need to include disclosure of any material identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on the effectiveness of our internal control over financial reporting, provided that our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until our first annual report required to be filed with the Securities and Exchange Commission, or SEC, following the later of the date we are deemed to be an “accelerated filer” or a “large accelerated filer,” each as defined in the Exchange Act, or the date we are no longer an emerging growth company, as defined in the JOBS Act. We could be an emerging growth company for up to five years.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired, which would adversely affect our business.

Ensuring that we have adequate internal financial and accounting controls and procedures in place to produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. The rapid growth of our operations and the planned initial public offering has created a need for additional resources within the accounting and finance functions due to the increasing need to produce timely financial information and to ensure the level of segregation of duties customary for a U.S. public company. We continue to reassess the sufficiency of finance personnel in response to these increasing demands and expectations.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our management does not expect that our internal control over financial reporting will prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, within our company will have been detected.

We expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act. We cannot be certain that the actions we will be taking to improve our internal controls over financial reporting will be sufficient, or that we will be able to implement our planned processes and procedures in a timely manner. In addition, if we are unable to produce accurate financial statements on a timely basis, investors could lose confidence in the reliability of our financial statements, which could cause the market price of our Class A common stock to decline and make it more difficult for us to finance our operations and growth.

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Our auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain further financing.

Our working capital deficiency, stockholders’ deficit and recurring losses from operations raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2019 with respect to this uncertainty. Our ability to continue as a going concern will require us to obtain additional funding. We believe that the net proceeds from the IPO and our existing cash will be sufficient to fund our current operating plans through at least the next 12 months. We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner than we anticipate. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce or eliminate our technology development and commercialization efforts.

Risks related to the development of our products

Our subscription revenue margins and our freedom to operate our Auddia commercial-free radio platform rely on continuity of the established music licensing framework.

Present music licensing costs and general rights to play music are determined by an established statutory rate framework which could change in the future. Changes in licensing costs and general rights to play music content could impact our direct costs for content or even prohibit access to content that is fundamental to the platform. Changes could adversely impact our cost to operate the platform and/or our rights to deliver content to end users.

Our Auddia platform relies on the established “personal use exemption” which allows individuals to record content for personal use, without prohibition.

The Auddia platform will allow consumers to access broadcast audio content “live”, in real-time, and also enables end users to personally record audio content for later consumption. We believe that Auddia will rely on an established precedent which permits individuals to record and replay content (audio, video) so long as it is for personal use, only (the “Personal Use Exemption”). While the Personal Use Exemption has been well established, there is a risk that the Personal Use Exemption may not apply to the Auddia platform. If it is found that Auddia is not able to rely upon the Personal Use Exemption, the costs to the Company for music content would increase significantly and result in an increase in the consumer price for Auddia, thus making Auddia less desirable in the marketplace.

If we are unable to obtain and maintain patent protection for our products and product candidates, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize products and product candidates similar or identical to ours, and our ability to successfully commercialize our products and product candidates may be adversely affected.

Our commercial success will depend, in part, on our ability to obtain and maintain patent protection in the United States and other countries with respect to our products and product candidates. We seek to protect our proprietary position by filing patent applications in the United States and abroad related to our products and product candidates that are important to our business.

We cannot be certain that additional patents will be issued or granted with respect to applications that are currently pending or that we may apply for in the future with respect to one or more of our products and product candidates, or that issued or granted patents will not later be found to be invalid and/or unenforceable.

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The patent prosecution process is expensive and time-consuming. We may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to patentable aspects of our research and development output, such as our employees, collaboration partners, consultants, advisors and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection.

Real or perceived errors, failures or bugs in our platform or products could materially and adversely affect our operating results and growth prospects.

The software underlying our platform and products is highly technical and complex. Our software has previously contained, and may now or in the future contain, undetected errors, bugs or vulnerabilities. In addition, errors, failures and bugs may be contained in open source software utilized in building and operating our products or may result from errors in the deployment or configuration of open source software. Some errors in our software may only be discovered after the software has been deployed or may never be generally known. Any errors, bugs or vulnerabilities discovered in our software after it has been deployed, or never generally discovered, could result in interruptions in platform availability, product malfunctioning or data breaches, and thereby result in damage to our reputation, adverse effects upon customers and users, loss of customers and relationships with third parties, including social media networks, loss of revenue or liability for damages. In some instances, we may not be able to identify the cause or causes of these problems or risks within an acceptable period of time.

Risks related to our business operations

Our future success depends on our ability to retain key employees, consultants and advisors and to attract, retain and motivate qualified personnel.

We are highly dependent on members of our executive team; the loss of whose services may adversely impact the achievement of our objectives. While we have entered into employment agreements with certain of our executive officers, any of them could leave our employment at any time. We currently do not have “key person” insurance on any of our employees. The loss of the services of one or more of our current employees might impede the achievement of our research, development and commercialization objectives.

Recruiting and retaining other qualified employees, consultants and advisors for our business, including scientific and technical personnel, also will be critical to our success. As a result, competition for skilled personnel is intense and the turnover rate can be high. We may not be able to attract and retain personnel on acceptable terms given the competition among numerous technology companies for individuals with similar skill sets. The inability to recruit, or loss of services of certain executives, key employees, consultants or advisors, may impede the progress of our product development and commercialization objectives.

If we are unable to manage expected growth in the scale and complexity of our operations, our performance may suffer.

If we are successful in executing our business strategy, we will need to expand our managerial, operational, financial and other systems and resources to manage our operations, continue our technology development activities and, in the longer term, scale a commercial infrastructure to support our product roll out and end user projections. Future growth would impose significant added responsibilities on members of management. It is likely that our management, finance, sales, marketing and engineering systems and facilities currently in place may not be adequate to support this future growth. Our need to effectively manage our operations, growth and future product commercialization requires that we continue to develop more robust business processes and improve our systems and procedures in each of these areas and to attract and retain sufficient numbers of talented employees. We may be unable to successfully implement these tasks on a larger scale and, accordingly, may not achieve our product development and growth goals.

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Any cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks on which we rely could negatively affect our business.

Our operations rely on information technology systems for the use, storage and transmission of sensitive and confidential information with respect to our customers, our customers’ consumers or other social media audiences, the third-party technology platforms of other parties and our employees. A malicious cybersecurity-related attack, intrusion or disruption by either an internal or external source or other breach of the systems on which our platform and products operate, and on which our employees conduct business, could lead to unauthorized access to, use of, loss of or unauthorized disclosure of sensitive and confidential information, disruption of our services, and resulting regulatory enforcement actions, litigation, indemnity obligations and other possible liabilities, as well as negative publicity, which could damage our reputation, impair sales and harm our business. Cyberattacks and other malicious internet-based activity continue to increase, and cloud-based platform providers of products and services have been and are expected to continue to be targeted. In addition to traditional computer “hackers,” malicious code (such as viruses and worms), phishing, employee theft or misuse and denial-of-service attacks, sophisticated nation-state and nation-state supported actors now engage in attacks (including advanced persistent threat intrusions). Despite efforts to create security barriers to such threats, it is not feasible, as a practical matter, for us to entirely mitigate these risks. If our security measures are compromised as a result of third-party action, employee, customer, or user error, malfeasance, stolen or fraudulently obtained log-in credentials or otherwise, our reputation would be damaged, our data, information or intellectual property, or those of our customers, may be destroyed, stolen or otherwise compromised, our business may be harmed and we could incur significant liability. We have not always been able in the past and may be unable in the future to anticipate or prevent techniques used to obtain unauthorized access to or compromise of our systems because they change frequently and are generally not detected until after an incident has occurred. We also cannot be certain that we will be able to prevent vulnerabilities in our software or address vulnerabilities that we may become aware of in the future. Further, as we rely on third-party cloud infrastructure, we depend in part on third party security measures to protect against unauthorized access, cyberattacks and the mishandling of data and information. Any cybersecurity event, including any vulnerability in our software, cyberattack, intrusion or disruption, could result in significant increases in costs, including costs for remediating the effects of such an event, lost revenue due to network downtime, and a decrease in customer and user trust, increases in insurance premiums due to cybersecurity incidents, increased costs to address cybersecurity issues and attempts to prevent future incidents, and harm to our business and our reputation because of any such incident.

There can be no assurance that any limitation of liability provisions in our technical and/or subscription agreements would be enforceable or adequate or would otherwise protect us from any such liabilities or damages with respect to any claim related to a cybersecurity incident. We also cannot be sure that our existing general liability insurance coverage and coverage for cyber liability or errors or omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, would harm our business.

Many governments have enacted laws requiring companies to provide notice of data security incidents involving certain types of personal data. In addition, some of our customers require us to notify them of data security breaches. Security compromises experienced by our competitors, by our customers or by us may lead to public disclosures, which may lead to widespread negative publicity. Any security compromise in our industry, whether actual or perceived, could harm our reputation, erode confidence in the effectiveness of our security measures, negatively affect our ability to attract new customers, encourage consumers to restrict the sharing of their personal data with our customers or the social media networks, cause existing customers to elect not to renew their subscriptions or subject us to third-party lawsuits, regulatory fines or other action or liability, which could harm our business.

Changing regulations and increased awareness relating to privacy, information security and data protection could increase our costs, affect or limit how we collect and use personal information and harm our brand.

We receive, store and otherwise process personal information and other data from and about our customers and our employees. We also receive personal information and other data about our customers’ consumers or other social media audiences. There are numerous federal, state, local and international laws and regulations regarding privacy, data protection, information security and the storing, sharing, use, processing, transfer, disclosure, retention and protection of personal information and other content, the scope of which is rapidly changing, subject to differing interpretations and may be inconsistent among countries and states, or conflict with other rules. We are also subject to the terms of our privacy policies and contractual obligations to third parties related to privacy, data protection and information security. We strive to comply with applicable laws, regulations, policies and other legal obligations relating to privacy, data protection and information security. However, the regulatory framework for privacy, data protection and information security worldwide is, and is likely to remain, uncertain for the foreseeable future, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices.

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We also expect that there will continue to be new laws, regulations and industry standards concerning privacy, data protection and information security proposed and enacted in various jurisdictions. The United States, the European Union (“EU”), and other countries in which we currently or may operate are increasingly adopting or revising privacy, information security and data protection laws and regulations that could have a significant impact on our current and planned privacy, data protection and information security-related practices, our collection, use, sharing, retention and safeguarding of customer, consumer and/or employee information, as well as any other third-party information we receive, and some of our current or planned business activities. New and changing laws, regulations, and industry standards concerning privacy, data protection and information security may also impact the social media platforms and data providers we utilize, and thereby indirectly impact our business. In the United States, this includes increased privacy-related regulations and enforcement activity at both the federal level and state levels that impose requirements on the personal information we collect in the course of our business activities. In the EU, this includes the General Data Protection Regulation, or GDPR, which came into effect in May 2018. While we have taken measures to comply with applicable requirements contained in the GDPR, we may need to continue to make adjustments as more clarification and guidance on the requirements of the GDPR and how to comply with such requirements becomes available. Further, following a referendum in June 2016 in which voters in the United Kingdom approved an exit from the EU, the United Kingdom government has initiated a process to leave the EU, known as Brexit. Brexit has created uncertainty with regard to the regulation of data protection in the United Kingdom. In particular, although the United Kingdom enacted a Data Protection Act in May 2018 that is designed to be consistent with the GDPR, uncertainty remains regarding how data transfers to and from the United Kingdom will be regulated. Additionally, although we have self-certified under the U.S.-EU and U.S.-Swiss Privacy Shield Frameworks with regard to our transfer of certain personal data from the EU and Switzerland to the United States, some regulatory uncertainty remains surrounding the future of data transfers from the EU and Switzerland to the United States, and we are monitoring regulatory developments in this area. California also recently enacted legislation, the California Consumer Privacy Act of 2018, or CCPA, that will afford consumers expanded privacy protections and control over the collection, use and sharing of their personal information when it goes into effect on January 1, 2020. The CCPA was recently amended, and it is possible that it will be amended again before it goes into effect. The potential effects of this legislation are far-reaching and may require us to modify our data processing practices and policies and to incur substantial costs and expenses in an effort to comply. For example, the CCPA gives California residents expanded rights to access and require deletion of their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The CCPA also provides for civil penalties for violations, as well as a private right of action for data breaches that may increase data breach litigation.

With laws and regulations such as the GDPR in the EU and the CCPA in the United States imposing new and relatively burdensome obligations, and with substantial uncertainty over the interpretation and application of these and other laws and regulations, we may face challenges in addressing their requirements and making necessary changes to our policies and practices, and may incur significant costs and expenses in an effort to do so. For example, the increased consumer control over the sharing of their personal information afforded by CCPA may affect our customers’ ability to share such personal information with us or may require us to delete or remove consumer information from our records or data sets, which may create considerable costs for our organization. In addition, any failure or perceived failure by us to comply with our privacy policies, our privacy-, data protection- or information security-related obligations to customers, users or other third parties or any of our other legal obligations relating to privacy, data protection or information security may result in governmental investigations or enforcement actions, litigation, claims or public statements against us by consumer advocacy groups or others, and could result in significant liability, loss of relationships with key third parties including social media networks and other data providers, or cause our users to lose trust in us, which could have an adverse effect on our reputation and business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations and policies that are applicable to the businesses of our users may limit the adoption and use of, and reduce the overall demand for, our platform.

Additionally, if the third parties we work with, such as vendors or developers, violate applicable laws or regulations or our policies, such violations may also put our customers’ and their users’ and consumers’ or other social media audiences’ content at risk and could in turn have an adverse effect on our business. Any significant change to applicable laws, regulations or industry practices regarding the collection, use, retention, security or disclosure of such content, or regarding the manner in which the express or implied consent of such persons for the collection, use, retention or disclosure of such content is obtained, could increase our costs and require us to modify our services and features, possibly in a material manner, which we may be unable to complete and may limit our ability to store and process user data or develop new services and features. All of these implications could adversely affect our revenue, results of operations, business and financial condition.

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Our business depends on a strong brand, and if we are not able to develop, maintain and enhance our brand, our business and operating results may be harmed. Moreover, our brand and reputation could be harmed if we were to experience significant negative publicity.

We believe that developing, maintaining and enhancing our brand is critical to achieving widespread acceptance of our platform and products, attracting new customers, retaining existing customers, persuading existing customers to adopt additional products and use-cases, and hiring and retaining our employees. We believe that the importance of our brand will increase as competition in our market further intensifies. Successful promotion of our brand will depend on a number of factors, including the effectiveness of our marketing efforts, including thought leadership, our ability to provide a high-quality, reliable and cost-effective platform, the perceived value of our platform and products and our ability to provide quality customer success and support experience. Brand promotion activities require us to make substantial expenditures. To date, we have made significant investments in the promotion of our brand. The promotion of our brand, however, may not generate customer awareness or increase revenue, and any increase in revenue may not offset the expenses we incur in building and maintaining our brand.

We operate in a public-facing industry in which every aspect of our business is impacted by social media. Negative publicity, whether or not justified, can spread rapidly through social media. To the extent that we are unable to respond timely and appropriately to negative publicity, our reputation and brand could be harmed. Moreover, even if we are able to respond in a timely and appropriate manner, we cannot predict how negative publicity may affect our reputation and business. We and our employees also use social media to communicate externally. There is risk that the use of social media by us or our employees to communicate about our business may give rise to liability or result in public exposure of personal information of our employees or customers, each of which could affect our revenue, business, results of operations and financial condition.

Enacted and future legislation may increase the difficulty and cost for us to commercialize our product candidates and may affect the prices we may set.

Our business and financial prospects could be affected by changes in regulations and policy in the United States and abroad. We operate in a highly regulated industry and new laws or judicial decisions, or new interpretations of existing laws or decisions, related to copyright or the personal use exemption for recording content and the amount of payment for content rights could negatively impact our business, operations and financial condition.

We may be subject to litigation, disputes or regulatory inquiries for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively affect our business.

From time to time, we may be involved in litigation, disputes or regulatory inquiries that arise in the ordinary course of business. These may include claims, lawsuits and proceedings involving labor and employment, wage and hour, commercial, alleged securities law violations or other investor claims, and other matters. We expect that the number and significance of these potential disputes may increase as our business expands and our company grows larger. While our agreements with customers limit our liability for damages arising from our platform, we cannot assure you that these contractual provisions will protect us from liability for damages in the event we are sued. Although we carry general liability insurance coverage, our insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any claims against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time, adversely affect our reputation and result in the diversion of significant operational resources. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our revenue, business, brand, results of operations and financial condition.

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Risks related to our intellectual property

Our business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, and to interruption by man-made problems such as power disruptions, computer viruses, cyberattack, data security breaches or terrorism.

A significant natural disaster, such as an earthquake, fire or a flood, occurring where a business partner is located could adversely affect our business, results of operations and financial condition. Further, if a natural disaster or man-made problem were to affect our network service providers or Internet service providers, this could adversely affect the ability of our customers to use our products and platform. In addition, natural disasters and acts of terrorism could cause disruptions in our or our customers’ businesses, national economies or the world economy as a whole. We also rely on our network and third-party infrastructure and enterprise applications and internal technology systems for our engineering, sales and marketing and operations activities. If a major disruption is caused by a natural disaster or man-made problem, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in our development activities, lengthy interruptions in service, breaches of data security and loss of critical data, any of which could adversely affect our business, results of operations and financial condition.

Any failure to protect our intellectual property rights could impair our business.

Our success and ability to compete depend in part upon our intellectual property. We attempt to protect our intellectual property rights, both in the United States and in foreign countries, through a combination of patent, trademark, copyright and trade secret laws, as well as licensing agreements and third-party nondisclosure and assignment agreements. However, the steps we take to protect our intellectual property rights may be inadequate. Because of the differences in foreign trademark, patent and other laws concerning proprietary rights, our intellectual property rights may not receive the same degree of protection in foreign countries as they would in the United States. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, results of operations and financial condition.

We have applied for patent protection in the United States relating to certain existing and proposed systems, methods and processes. We cannot assure that any of our patent applications will result in an issued patent. Any patent(s) we own could be challenged, invalidated or circumvented by others and may not be of sufficient scope or strength to provide us with any meaningful protection or commercial advantage. Further, we cannot assure you that competitors will not infringe our patent(s), or that we will have adequate resources to enforce our patent(s).

We also rely on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, we have entered into confidentiality agreements with most of our employees and consultants. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If we are unable to maintain the proprietary nature of our technologies, our business, financial condition and results of operations could be harmed.

We rely on our trademarks, service marks, trade names, and brand names to distinguish our products and services from the products and services of our competitors, and have registered or applied to register many of these trademarks in the United States and other jurisdictions. We cannot assure you that our trademark applications will be approved. Third parties may also oppose our trademark applications, or otherwise challenge our use of the trademarks, or use and register confusingly similar trademarks in these or other jurisdictions. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products and services, which could result in loss of brand recognition, and could require us to devote resources advertising and marketing new brands. Further, we cannot assure you that third parties will not infringe our trademarks, or that we will have adequate resources to enforce our trademarks.

Although we rely on copyright laws to protect the works of authorship (including software) created by us, we do not register the copyrights in any of our copyrightable works. Copyrights of U.S. origin must be registered before the copyright owner may bring an infringement suit in the United States. Furthermore, if a copyright of U.S. origin is not registered within three months of publication of the underlying work, the copyright owner is precluded from seeking statutory damages or attorney’s fees in any United States enforcement action, and is limited to seeking actual damages and lost profits. Accordingly, if one of our unregistered copyrights of U.S. origin is infringed by a third party, we will need to register the copyright before we can file an infringement suit in the United States, and our remedies in any such infringement suit may be limited.

In order to protect our intellectual property, we may be required to spend significant resources to monitor and protect our rights. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management, and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our failure to secure, protect and enforce our intellectual property rights could adversely affect our brand and adversely affect our business.

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If third parties claim that we infringe upon or otherwise violate their intellectual property rights, our business could be adversely affected.

We face the risk of claims that we have infringed or otherwise violated third parties’ intellectual property rights. There is considerable patent and other intellectual property development activity in our industry. Our future success depends in part on not infringing upon or otherwise violating the intellectual property rights of others. From time to time, our competitors or other third parties may claim that we are infringing upon or otherwise violating their intellectual property rights, and we may be found to be infringing upon or otherwise violating such rights. We may be unaware of the intellectual property rights of others that may cover some or all of our technology or conflict with our trademark rights. Any claims of intellectual property infringement or other intellectual property violations, even those without merit, could:

•	be expensive and time consuming to defend;
•	cause us to cease making, licensing or using our platform or products that incorporate the challenged intellectual property;
•	require us to modify, redesign, reengineer or rebrand our platform or products, if feasible;
•	divert management’s attention and resources; or
•	require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly settlement agreements, or prevent us from offering our platform or products, any of which could have a negative impact on our operating profits and harm our future prospects. We may also be obligated to indemnify our customers or business partners in connection with any such litigation and to obtain licenses, modify our platform or products, or refund subscription fees, which could further exhaust our resources. Such disputes could also disrupt our platform or products, adversely affecting our customer satisfaction and ability to attract customers.

Our use of “open source” software could negatively affect our ability to offer and sell access to our platform and products and subject us to possible litigation.

We use open source software in our platform and products and expect to continue to use open source software in the future. There are uncertainties regarding the proper interpretation of and compliance with open source licenses, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to use such open source software, and consequently to provide or distribute our platform and products. Although use of open source software has historically been free, recently several open source providers have begun to charge license fees for use of their software. If our current open source providers were to begin to charge for these licenses or increase their license fees significantly, this would increase our research and development costs and have a negative impact on our results of operations and financial condition.

Additionally, we may from time to time face claims from third parties claiming ownership of, or seeking to enforce the terms of, an open source license, including by demanding release of source code for the open source software, derivative works or our proprietary source code that was developed using or that is distributed with such open source software. These claims could also result in litigation and could require us to make our proprietary software source code freely available, require us to devote additional research and development resources to change our platform or incur additional costs and expenses, any of which could result in reputational harm and would have a negative effect on our business and operating results. In addition, if the license terms for the open source software we utilize change, we may be forced to reengineer our platform or incur additional costs to comply with the changed license terms or to replace the affected open source software. Further, use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of software or indemnification for third party infringement claims. Although we have implemented policies to regulate the use and incorporation of open source software into our platform and products, we cannot be certain that we have not incorporated open source software in our platform and products in a manner that is inconsistent with such policies.

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A third party has alleged Trademark Infringement

On September 24, 2020, we received Cease and Desist Letter alleging that the name “Auddia”, for which we have a trademark, infringes upon the claimant’s trademark “audD”. There is no claim concerning our proprietary technology. The claimant is seeking a permanent injunction against infringement, damages, and attorneys’ fees. While we intend to defend this lawsuit vigorously and believe that we have valid defenses to these claims, there can be no assurance that a favorable outcome will be obtained.

In addition, any intellectual property litigation to which we become a party may require us to do one or more of the following:

•	cease selling, licensing, or using products or features that incorporate the intellectual property rights that we allegedly infringe, misappropriate, or violate;

•	make substantial payments for legal fees, settlement payments, or other costs or damages, including indemnification of third parties;

•	obtain a license or enter into a royalty agreement, either of which may not be available on reasonable terms or at all, in order to obtain the right to sell or use the relevant intellectual property; or

•	redesign the allegedly infringing products to avoid infringement, misappropriation, or violation, which could be costly, time-consuming, or impossible.

Intellectual property litigation is typically complex, time consuming, and expensive to resolve and would divert the time and attention of our management and technical personnel. It may also result in adverse publicity, which could harm our reputation and ability to attract or retain customers. As we grow, we may experience a heightened risk of allegations of intellectual property infringement. An adverse result in any litigation claims against us could have a material adverse effect on our business, financial condition, and results of operations.

Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.

Our agreements with customers and other third parties may include indemnification or other provisions under which we agree to indemnify or otherwise be liable to them for losses suffered or incurred as a result of claims of intellectual property infringement, damages caused by us to property or persons, or other liabilities relating to or arising from our platform, products or other acts or omissions. The term of these contractual provisions often survives termination or expiration of the applicable agreement. Large indemnity payments or damage claims from contractual breach could harm our business, operating results and financial condition.

From time to time, customers may require us to indemnify or otherwise be liable to them for breach of confidentiality or failure to implement adequate security measures with respect to their data stored, transmitted or processed by our employees, platform or products. Although we normally contractually limit our liability with respect to such obligations, we may still incur substantial liability related to them. Any dispute with a customer with respect to such obligations could have adverse effects on our relationship with that customer and other current and prospective customers, reduce demand for our platform or products, and harm our revenue, business and operating results.

Risks related to this Offering and ownership of our common stock

After this Offering, our executive officers, directors and principal stockholders will maintain the ability to control all matters submitted to our stockholders for approval.

Assuming the sale by us of 2,181,818 shares of common stock in the IPO as part of the Units (or 2,509,091 shares if the underwriters exercise their option to purchase additional Units in full), our executive officers, directors and stockholders who owned more than 5% of our outstanding common stock before this IPO will, in the aggregate, beneficially own shares representing approximately 22.1% of our capital stock upon completion of this IPO. As a result, if these stockholders were to act together, they would be most likely be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they act together, would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire or result in management of our company with which our public stockholders disagree.

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A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is performing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time, subject to certain restrictions described below. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. After the IPO, we will have 10,364,164 shares of common stock issued and outstanding. This includes 2,181,818 shares as part of the Units that we are selling in the IPO, the 1,568,182 shares that are being offered for sale by the Selling Shareholders, which may be resold in the public market immediately without restriction, unless purchased by our affiliates, but does not include 2,181,818 shares issuable upon the exercise of the Series Class A Warrants, 620,213 common shares reserved for issuance upon the exercise of common share purchase options and 611,086 common shares reserved for issuance upon the exercise of common share purchase warrants. Following this offering, 6,614,164 shares will be restricted as a result of securities laws or lock-up agreements but may be able to be sold commencing 180 days after the IPO as described in the “Shares eligible for future sale” section of this prospectus.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock in this Offering.

Our stock price is likely to be volatile. The stock market in general and the market for technology companies in particular, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the initial public offering price. The market price for our common stock may be influenced by many factors, including:

•	the success of competitive products or technologies;

•	regulatory or legal developments in the United States,

•	the recruitment or departure of key personnel;

•	the level of expenses related to any of our product candidates, and our commercialization efforts;

•	actual or anticipated changes in our development timelines;

•	our ability to raise additional capital;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our product candidates;

•	significant lawsuits, including patent or stockholder litigation;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	general economic, industry and market conditions; and

•	the other factors described in this “Risk factors” section.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially. We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation often has been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs to defend such claims and divert management’s attention and resources.

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If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.

The trading market for our common stock will rely, in part, on the research and reports that industry or financial analysts publish about us or our business. We do not currently have, and may never obtain, research coverage by industry or financial analysts. If no, or few, analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts covering our business downgrade their evaluations of our stock, the price of our stock could decline. If one or more of these analysts cease to cover our stock, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline.

An active trading market for our common stock may not develop.

Prior to this Offering, there has been no public market for our common stock. The initial public offering price for our common stock will be determined through negotiations with the underwriters. Although we have applied to have our common stock listed on the NASDAQ Capital Market, an active trading market for our shares may never develop or be sustained following this Offering. If an active market for our common stock does not develop, it may be difficult for you to sell shares you purchase in this Offering without depressing the market price for the shares, or at all.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” or EGC, as defined in the JOBS Act. We will remain an EGC until the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the completion of the IPO; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities & Exchange Commission. For so long as we remain an EGC, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, and only two years of related “Management’s discussion and analysis of financial condition and results of operations” disclosure in this prospectus;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	an exemption from the requirement to seek nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of reduced reporting burdens in this prospectus. In particular, we have not included all of the executive compensation information that would be required if we were not an EGC. We cannot predict whether investors will find our common stock less attractive if we rely on certain or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, and particularly after we are no longer an EGC, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC and Nasdaq have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance.

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Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We are not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act and therefore are not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a publicly traded company, we will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Though we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an emerging growth company and are an accelerated or large accelerated filer.

To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff. In this regard, we will need to continue to dedicate internal resources, engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. In addition, we have identified material weaknesses in our internal control over financial reporting and may identify further such material weaknesses, either of which we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404.

If unable to comply with the requirements of Section 404 to address and remediate in a timely manner material weaknesses identified in our internal control over financial reporting, or to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the Nasdaq Capital Market on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

Pursuant to Section 404, we will be required to furnish a report by our management on our internal control over financial reporting, including, once we are no longer an EGC, an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

Provisions in our corporate charter and our bylaws and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Upon the completion of our anticipated Corporate Conversion, we will be a Delaware corporation. The anti-takeover provisions of the Delaware General Corporation Law (the “DGCL”) may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders.

Provisions in our corporate charter and our bylaws that will become effective prior to the effectiveness of the registration statement of which this prospectus forms a part may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions also could limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Among other things, these provisions:

•	allow the authorized number of our directors to be changed only by resolution of our board of directors;

•	limit the manner in which stockholders can remove directors from the board;

•	establish advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to our board of directors;

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•	require that stockholder actions must be effected at a duly called stockholder meeting and prohibit actions by our stockholders by written consent;

•	limit who may call stockholder meetings;

•	authorize our board of directors to issue preferred stock without stockholder approval, which could be used to institute a stockholder rights plan, or so-called “poison pill,” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our board of directors; and

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Our charter will provide that the Court of Chancery of the State of Delaware is the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for such disputes with us or our directors, officers or employees.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings: any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, any action asserting a claim against the Company arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or bylaws, or any action asserting a claim against the Company governed by the internal affairs doctrine. Our certificate of incorporation also provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Despite the fact that the certificate of incorporation provides for these exclusive forum provisions to be applicable to the fullest extent permitted by applicable law, Section 27 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act of 1933, as amended (the “Securities Act”), creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, this provision of the Company’s certificate of incorporation would not apply to claims brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a Delaware court would enforce the exclusive Federal forum provisions for Securities Act claims and that investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provisions contained in our charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements." These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling shareholders. We will incur all costs associated with this registration statement and prospectus.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

CORPORATE CONVERSION

We currently operate as a Colorado limited liability company under the name Clip Interactive, LLC. Prior to the effectiveness of the registration statement of which this prospectus forms a part, Clip Interactive, LLC will convert into a Delaware corporation pursuant to a statutory conversion and change its name to Auddia Inc. In this prospectus, we refer to all of the transactions related to our conversion to a corporation and the mergers described above as the Corporate Conversion.

In conjunction with the Corporate Conversion, all of our outstanding membership units will be converted into an aggregate of 6,768,701 shares of our common stock. The number of shares of common stock issuable in connection with the Corporate Conversion will be determined pursuant to the applicable provisions of the plan of conversion. Upon the Conversion, the Company will issue 1,000,000 common shares to Mr. Thramann, in consideration of his payment to the bank of $4,000,000 in Company indebtedness to the bank.

Outstanding LLC Membership Units:	3,620,186,256
Common Stock Shares After Conversion:
Shares of restricted common stock to be issued for:
Series A Preferred shares	4,668
Series B Preferred shares	4,848
Series C Preferred shares	433,476
Series F Preferred shares	174,523
Conversion of related party notes and accrued fees	2,488,519
Conversion Promissory Notes	272,192
Conversion of Convertible Notes	3,576,163
Conversion of Series 1 & 2 Common Shares	227,957
7,182,346
Common shares reserved for option and warrant exercise:
Options	396,698
Warrants	420,956
Total	8,000,000

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In connection with the Corporate Conversion, Auddia Inc. will continue to hold all property and assets of Clip Interactive, LLC and will assume all of the debts and obligations of Clip Interactive, LLC. Auddia Inc. will be governed by a certificate of incorporation filed with the Delaware Secretary of State and bylaws, the material portions of which are described under the heading “Description of Capital Stock.” On the effective date of the Corporate Conversion, the members of the board of managers of Clip Interactive, LLC will become the members of Auddia Inc.’s board of directors and the officers of Clip Interactive, LLC will become the officers of Auddia Inc. In addition, we intend to appoint 3 additional directors upon the date of this prospectus (See “Management”).

The purpose of the Corporate Conversion is to reorganize our corporate structure so that the entity that is offering common stock to the public in this Offering is a corporation rather than a limited liability company and so that our existing investors will own our common stock rather than membership units in a limited liability company.

Except as otherwise noted herein, the financial statements included elsewhere in this prospectus are those of Clip Interactive, LLC. We do not expect that the Corporate Conversion will have a material effect on the results of our core operations.

CASH AND CAPITALIZATION

The following table describes our cash and capitalization as of June 30, 2020 (unaudited):

•	On a pro forma basis to give effect to the Conversion of the Convertible Debt to equity on an actual basis;

•	on a pro forma basis to give effect to the Corporate Conversion and 10 million fully diluted shares outstanding, $0.001 per share par value.

•	on a pro forma as adjusted basis to additionally give effect to the sale of 2,181,818 shares of our common stock in the IPO, assuming an initial public offering price of $4.125 per share after deducting the underwriting discounts and commissions and estimated IPO expenses payable by us at 10% of the gross proceeds.

•	on a pro forma basis to give effect to the conversion and repayment of $4 million in bank debt into 1,000,000 common shares.

•	on a pro forma basis to give effect for the agreement to convert All Accrued Fees to a Related Party to equity.

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You should read the following information together with the information contained under the headings “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing at the end of this prospectus.

	As of June 30, 2020
	Actual	Proforma (1)	Pro Forma as adjusted (1)
	(Unaudited)
(several financial statement line items excluded for presentation purposes)

Cash	$518,948	8,099,999	8,618,948

Accrued Fees to a Related Party	1,501,113	(1,501,113)	–
Line of Credit	6,000,000	(4,000,000)	2,000,000
Notes payables	268,662	(268,662)	–
Notes payable to related parties	1,634,977	(1,634,977)	–
Convertible Debt	3,220,019	(3,220,019)	–

Members’ Equity (deficit):
Series A preferred shares	2,081,814	(2,081,814)	–
Series B preferred shares	2,964,623	(2,964,623)	–
Series C preferred shares	28,972,346	(28,972,346)	–
Series F preferred shares	–	–	–
Common Shares	2,346,249	(2,336,249)	10,000
			–
Additional Paid in Capital	5,081,504	55,079,803	60,161,307
Accumulated members’ deficit	(53,085,447)	–	(53,085,447)
Total members’ equity (deficit)	$(11,638,911)		$7,085,860

(1)	In connection with the Corporate Conversion, Convertible Debt, preferred units, Series A, B, C and F common units and members’ accumulated deficit will be reduced to zero to reflect the elimination of all outstanding units and other interests in Clip Interactive, LLC and corresponding adjustments will be reflected as common stock, additional paid-in capital, stockholders’ accumulated deficit, stockholders’ accumulated other comprehensive loss and total stockholders’ equity of Auddia, Inc. The pro forma and pro forma as adjusted information is illustrative only.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the “Selected financial data” section of this prospectus and our financial statements and the related notes included at the end of this prospectus. This discussion and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. As a result of many factors, including those factors set forth in the “Risk factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Corporate conversion

We currently operate as a Colorado limited liability company, under the name Clip Interactive, LLC. Prior to the effectiveness of the registration statement of which this prospectus forms a part, Clip Interactive, LLC will convert into a Delaware corporation pursuant to a statutory conversion and change its name to Auddia Inc. As a result of the Corporate Conversion, the holders of the membership interests of Clip Interactive, LLC will become holders of common stock of Auddia, Inc.

The purpose of the Corporate Conversion is to reorganize our structure so that the entity that is offering our common stock to the public in this Offering is a corporation rather than a limited liability company and so that our existing investors will own our common stock rather than equity interests in a limited liability company. For further information regarding the Corporate Conversion, see “Corporate Conversion.” References in this prospectus to our capitalization and other matters pertaining to our equity and shares prior to the Corporate Conversion relate to the capitalization and equity and shares of Clip Interactive, LLC, and after the Corporate Conversion, to Auddia, Inc.

The financial statements included elsewhere in this prospectus are those of Clip Interactive, LLC. We do not expect that the Corporate Conversion will have a material effect on the results of our core operations.

Effect of Covid-19 Pandemic on business operations

The Covid-19 Pandemic is not currently impacting plans for pilot testing of our Auddia App or our continuing technology development efforts, as all such activities have been conducted by us using remote work strategies.  Further, a key target market for the Company’s products is the broadcast radio industry and we believe that the COVID-19 Pandemic will lead to an increase in demand for our products due to our belief that the subscription model for our target customers will prove to be superior to the current advertising model during the crises. However, the Company cannot accurately predict the longer term impact of the Covid-19 Pandemic on its business.

Results of operations

Years ended December 31, 2018 and 2019 and the 6-Month periods ended June 30, 2019 and 2020

Operating activities:

The following table summarizes our results of operations for the Twelve Months ended December 31, 2018 and 2019, and the six months ended June 30, 2019 and 2020.

	Year Ended December 31,			Six Months Ended June 30,
	2018	2019	Increase/ Decrease	2019	2020	Increase/ Decrease
				(Unaudited)	(Unaudited)
Revenue	$1,467,519	$458,826	$(1,008,693)	$263,734	$109,879	$(153,855)

Operating expenses:
Direct Costs of Service	1,697,211	1,011,401	(686,810)	539,989	460,560	(79,429)
Research and development	295,470	312,614	(17,144)	121,683	141,783	(20,100)
General and administrative	1,567,703	2,804,815	1,237,112	846,867	1,079,080	232,213
Sales & Marketing	209,934	132,460	(77,474)	83,958	42,440	(41,518)

Total operating expense	3,770,318	4,261,290	490,972	1,592,497	1,723,863	131,366

Loss from operations	(2,302,799)	(3,802,464)	1,499,665	(1,328,763)	(1,613,984)	285,221
Other income (expense):	(1,207,212)	(1,427,901)	220,689	(629,927)	(938,374)	308,447

Net loss	$(3,510,011)	$(5,230,245)	$1,720,234	$(1,958,690)	$(2,552,358)	$593,668

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Twelve Months ended December 31, 2019 and 2018

Total revenues. Total revenues for the year ended December 31, 2019 were $458,826 which was a decline of $1.0 million or 68%, from $1.468 million for the year ended December 31, 2018. The decrease in revenues was largely attributed to (i) the loss of two major customers for our current platform in mid-2018, resulting in total Platform fees declining to $227,282 from $560,178 in 2019 vs. 2018, respectively, and (ii) a corresponding decrease in advertising revenue, which totaled $209,051 in 2019 compared to $867,341 in 2018, a decline of $658,290.

Direct Cost of Services. Direct Cost of Services decreased $625,810 or 40.4%, from $1,697,000 for the year ended December 31, 2018 compared to $1,011,401 for the year ended December 31, 2019. This decrease primarily resulted from the loss of several clients on our current platform resulting in decreased need for hosting, staff attrition of the team working on the current platform, and other related direct expenses.

Research and development. Research and development expenses increased by $17,144 or 5.8%, from $295,470 for the year ended December 31, 2018 compared to $312,614 for the year ended December 31, 2019. The increase resulted primarily from increased expenditures related to new products under development.

Sales and marketing. Sales and marketing expenses decreased by $77,474 or 53.5%, from $209,934 for the year ended December 31, 2018 compared to $132,460 for the year ended December 31, 2019, as the company reduced marketing expenses tied to the current software platform.

General and administrative. General and administrative expenses increased by $1,153,109 or 73.6%, from $1.6 million for the year ended December 31, 2018 compared to $2.8 million for the year ended December 31, 2019. The increase resulted from additional contract personnel and business line research.

Interest expense/Other expense, net. Total Interest expense/other expense increased by $155,859, or 12.9%, from $1.2 million for the year ended December 31, 2018 to $1.4 million for year ended December 31, 2019. The increase was due almost entirely to an increase in interest expense resulting from higher interest rates on the company’s bank debt, as well as interest payments on the company’s collateral agreement.

Net income (loss). We had a net loss of $5.2 million for the year ended December 31, 2019 compared to a net loss of $3.5 million for the year period ended December 31, 2018. The increased loss resulted from the combination of the decrease in revenues and an increase in operating expenses as discussed above.

Six Months ended June 30, 2020 and 2019

Total revenues. Total revenues for the six months ended June 30, 2020 were $109,879 which was a decline of $153,855 or 58%, from $263,734 from the six months ended June 30, 2019. The decrease in revenues can be attributed to (i) the decline in Platform Fees, which decreased to $85,800 in the six month period ended June 30, 2020 from $124,582 in the six months ended June 30, 2019 and (ii) a large decrease in advertising revenue, which declined to $24,079 in the six month period ended June 30, 2020 compared to $134,152 in the corresponding period in 2019, due primarily to a significant reduction in the number of radio stations using our legacy platform.

Direct Cost of Services. Direct Cost of Services decreased $79,429 or 15%, from $539,989 the six months ended June 30, 2019 compared to $460,560 for the six months ended June 30, 2020. This decrease primarily resulted from the decreased need for hosting, staff reductions to the team working on the current platform, and other related direct expenses.

Research and development. Research and development expenses increased by $20,100 or 17%, from $121,683 for the six months ended June 30, 2019 compared to $141,783 for the six months ended June 30, 2020. The increase resulted primarily from an increase in the engineering staff in 2020.

Sales and marketing. Sales and marketing expenses decreased by $41,518 or 49%, from $83,958 for the six months ended June 30, 2019 compared to $42,440 for the six months ended June 30, 2020, as the company reduced marketing expenses tied to the legacy software platform.

General and administrative. General and administrative expenses increased by $232,213 or 27%, from $846,867 for the six months ended June 30, 2019 compared to $1,079,080 for the period ended June 30, 2020. The increase resulted primarily from additional consulting and professional fees and increased amortization of capitalized software.

Interest expense/Other expense, net. Total Interest expense/other expense increased by $308,447, or 49%, from $629,927 for the six months ended June 30, 2019 compared to $938,374 for the six months ended June 30, 2020. The increase was due almost entirely to an increased debt levels, specifically the newly issued in late 2019 and early 2020 convertible debt as well as Notes Payable, and debt to related parties, as well as interest payments on the company’s collateral agreement.

Net income (loss). We had a net loss of $2,552,358 for the six months ended June 30, 2020 compared to a net loss of $1,958,690 for the six months ended June 30, 2019. The increased loss resulted from the combination of the decrease in revenues and increased operating expenses as discussed above.

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Income taxes

Since our inception in 2012, we have been organized as a Colorado limited liability company for federal and state income tax purposes and treated as a partnership for U.S. income tax purposes. As such, we are not viewed as a taxpaying entity in any jurisdiction and do not require a provision for income taxes. Each member of our company is responsible for the tax liability, if any, related to its proportionate share of our taxable income.

After consummation of the Conversion, we will be treated as a corporation for U.S. income tax purposes and thus will become subject to U.S. federal, state and local income taxes and will be taxed at the prevailing corporate tax rates. Among other things, we may begin to generate net operating losses at the corporate level. We will account for income taxes using an asset and liability approach, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements but have not been reflected in taxable income. A valuation allowance is established to reduce deferred tax assets to their estimated realizable value which based on our operating history we expect to provide for a full valuation allowance on any net deferred tax asset as realization is not considered more-likely-than-not.

We will account for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

Critical accounting policies and use of estimates

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations is based on our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of our financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, costs and expenses and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates.

While our significant accounting policies are described in more detail in the notes to our financial statements appearing at the end of this prospectus, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our financial statements.

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Revenue Recognition

The Company derives its revenues from two sources: (1) Platform fee revenues, which are comprised of subscription fees from customers accessing the Company’s cloud based computing services and occasionally from customers paying a Development Fee; and (2) Advertising revenues based on impressions delivered via the Company’s Platform.

Revenues are recognized when a contract with a customer exists, and the control of the promised services are transferred to our customers, in an amount that reflects the consideration we expect to receive in exchange for those services. Substantially all of our revenues are generated from contracts with customers in the United States.

We adopted ASC Topic 606, effective January 1, 2019, utilizing the modified retrospective method. This approach was applied to contracts that were not completed as of January 1, 2019, and the corresponding incremental costs of obtaining those contracts, which resulted in no cumulative effect adjustment to the opening balance of accumulative deficit at date of adoption. The adoption of this ASU primarily impacted our disclosures pertaining to revenue from our contracts with customers. Reported results for fiscal year 2019 and the period ended June 30, 2020 reflect the application of ASC Topic 606, while the reported results for the fiscal year ended December 31, 2018 was not adjusted and continue to be reported under ASC Topic 605.

Software Development Costs

The Company accounts for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended purpose is probable. The Company ceases capitalization of development costs once the software has been substantially completed and is available for its intended use. Software development costs are amortized over a useful life estimated by the Company’s management of five years. Costs associated with significant upgrades and enhancements that result in additional functionality are capitalized. Capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in software technologies. Unamortized capitalized software development costs determined to be in excess of anticipated future net revenues are impaired and expensed during the period of such determination.

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Equity-based compensation

Certain of our employees and consultants have received grants of common units in our company. These awards are accounted for in accordance with guidance prescribed for accounting for equity-based compensation. Based on this guidance and the terms of the awards, the awards are equity classified. The common units receive distributions, if any, in an order of priority in accordance with our limited liability company agreement.

We are a private company with no active public market for our common equity. Therefore, we have periodically determined the overall value of our company and the estimated per share fair value of our common equity at their various dates using contemporaneous valuations performed in accordance with the guidance outlined in the American Institute of CPA’s Practice Aid. Once a public trading market for our common stock has been established it will no longer be necessary for us to estimate the fair value of our common stock in connection with our accounting for equity awards we may grant, as the fair value of our common stock will be its public market trading price.

For financial reporting purposes, we performed common unit valuations with the assistance of a third-party specialist, for the years ended December 31, 2018 and 2019.

Our common unit valuations were prepared using a market approach based on the most recent round of equity financing using the Option Pricing Model.

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Liquidity and Going Concern

Our working capital deficiency, stockholders’ deficit and recurring losses from operations raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2018 with respect to this uncertainty. Our ability to continue as a going concern will require us to obtain additional funding. We believe that the net proceeds from the IPO along with the repayment of $ 4 million of indebtedness by a stockholder upon the date of this prospectus, and our existing cash, will be sufficient to fund our current operating plans through at least the next 12 months. We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner than we anticipate. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce or eliminate our technology development and commercialization efforts.

Liquidity and capital resources

Sources of liquidity

To date, we have financed our operations primarily through private placements of preferred units and debt financing.

Through June 30, 2020, we raised an aggregate of $39,651,815 of gross proceeds from our sales of $29,370,634 and $6,792,500 of preferred and common units, respectively, $3,220,019 from the sale of convertible notes, and $268,662 of notes payable. As of June 30, 2020, we had cash of $518,948.

We expect our expenses to increase in connection with our ongoing activities, particularly as we continue to invest in sales, marketing and engineering resources and bring our products to market. Furthermore, upon the closing of the IPO, we expect to incur additional costs associated with operating as a public company. While we believe that the net proceeds from the IPO and our existing cash, cash equivalents and available-for-sale securities will be sufficient to fund our current operating plans through at least the next 12 months, we anticipate that we may need additional funding to complete the development of our full product line and scale products with a demonstrated market fit.

Building and scaling technology products is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the necessary user experience required to obtain market acceptance and achieve meaningful product sales. In addition, our product candidates, once developed, may not achieve commercial success. The majority of revenue will be derived from or based on sales of software products that may not be commercially available for many years, if at all. Accordingly, we will need to continue to rely on revenues from existing products and/or additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all.

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Cash flows

The following table summarizes our sources and uses of cash for each of the periods presented:

	Year ended		Six Months Ended
	December 31,		June 30,
	2018	2019	2019	2020

Cash used in operating activities	$(2,296,546)	$(2,881,415)	$(1,006,181)	$(1,216,952)
Cash provided by (used in) investing activities	(804,493)	(717,215)	(386,350)	(376,125)
Cash provided by financing activities	3,326,685	3,617,162	1,235,897	1,821,794
Net increase (decrease) in cash and cash equivalents	$225,646	$18,532	$(156,634)	$228,717

Investing activities

During the year ended December 31, 2019, investing activities used $717,215 of cash, consisting almost entirely of software capitalization.

During the six months ended June 30, 2020, investing activities used $376,125 of cash, consisting almost entirely of software capitalization.

Financing activities

During the year ended December 31, 2019, net cash provided by financing activities was $3,617,162, due principally to the proceeds from our sale of $731,391 of Common Units, and proceeds from convertible notes and related party debt of $1,742,174 and 1,005,000, respectively. During the six months ended June 30, 2020, net cash provided by financing activities was $1,821,794, due principally to the proceeds from issuance of convertible notes, notes payable, and related party debt of $1,372,619, $268,662, and $426,779, respectively.

Funding requirements

Developing technology products is a time-consuming, expensive and uncertain process that takes years to complete and we may never generate revenue from the sale of any new products. In addition, our product candidates, may not achieve commercial success. Our commercial revenues, if any, will be derived from sales of some technology products we do not expect to be commercially available for many years, if ever. Accordingly, we may need to obtain substantial additional funds to achieve our business objectives.

Adequate additional funds may not be available to us on acceptable terms, or at all. We do not currently have any committed external source of funds. To the extent that we raise additional capital through the sale of equity securities, your ownership interest may be diluted. Any debt or preferred equity financing, if available, may involve agreements that include restrictive covenants that may limit our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends, which could adversely impact our ability to conduct our business, and may require the issuance of warrants, which could potentially dilute existing stockholders’ ownership interests.

If we raise additional funds through licensing agreements and strategic collaborations with third parties, we may have to relinquish valuable rights to our technology, future revenue streams, research programs, or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds, we may be required to delay, limit, reduce and/or terminate development of our product candidates or any future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

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Contractual obligations and commitments

The Company entered into a line-of-credit with a bank originally dated November 7, 2012 and amended on November 5, 2016. On April 10, 2018 the Company refinanced its line-of-credit with a different bank and amended this agreement on July 10, 2019. The available principal balance under the line-of-credit is $6,000,000, and the outstanding balance accrues interest at a variable rate based on the bank’s prime rate plus 1% (4.25% at June 30, 2020) but at no time less than 4.0%. Monthly interest payments are required, with any outstanding principal due on July 10, 2021. The Company maintains a minimum balance at the lender to cover two months of interest payments. The line-of-credit is collateralized by all assets of the Company as well as certain cash assets of two shareholders in control accounts at the lender. One control account has a balance of $2,000,000 and the other control account has a balance of $4,000,000. The shareholder with the $2,000,000 control account receives a fee as described in Note 6. The shareholder with the $4,000,000 control account at the lender personally guarantees the full amount of the loan. The outstanding balance on the line-of-credit at June 30, 2020 and December 31, 2019 was $6,000,000 (see Note 4 of our Financial Statements - Line-of-Credit).

The line-of-credit is collateralized by all assets of the Company as well as certain cash assets of two shareholders in control accounts at the lender, one of which shareholder is Jeffrey Thramann, our Chairman of the Board. One control account has a balance of $2,000,000 and the other control account has a balance of $4,000,000 Mr. Thramann has personally guaranteed the full amount of the loan. The outstanding balance on the line-of-credit at June 30, 2020 was $6,000,000. Upon the Company’s conversion to a corporation, the Company will issue 1,000,000 common shares to Mr. Thramann, in consideration of his payment to the bank of $4,000,000 in Company indebtedness to the bank.

The fees paid by the Company to the shareholder on the $2,000,000 collateral arrangement with the shareholder are based on 33% percent of the collateral amount annually, plus there is an annual renewal fee of $50,000 and a $15,000 delayed payment fee for the first year in addition to warrants to purchase 5,028 shares of common shares due annually with $867,398 and $843,817 being recorded as interest expense for the years ended December 31, 2019 and 2018, respectively.

In October 2019 the Company obtained a $400,000 non-interest bearing short term loan from a related party. The Company was advanced $200,000 net of 12,000 in closing fees and the remaining $200,000 was put into an escrow account. On December 2019, the Company made a principal payment of $57,000. The remaining $243,000 of principal and loan financing fees, was repaid in January 2020.

The following table summarizes our contractual obligations not on our Balance Sheet at June 30, 2020 and the effects that such obligations are expected to have on our liquidity and cash flows in future periods:

	Payments due by period
	Total	Less Than 1 Year	1 - 3 Years	4 - 5 Years	More Than 5 Years
Operating lease commitments (1)	$16,500	16,500	-0-	-0-	-0-

(1)	Represents minimum payments due for the lease of office space

Off-balance sheet arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Recently issued accounting pronouncements

We have reviewed all recently issued standards and have determined that, other than as disclosed in Note 2 to our financial statements appearing at the end of this prospectus, such standards will not have a material impact on our financial statements or do not otherwise apply to our operations.

Emerging growth company status

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have irrevocably elected apply this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for public entities. Accordingly, our financial statements may not be comparable to other public companies that do not elect the extended transition period.

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BUSINESS

Overview of Auddia

The Company is a technology company headquartered in Boulder, CO that was founded in 2012. We were originally formed to provide the broadcast radio industry with digital consumer products (mobile apps and web applications) that increased radio listener engagement and generated new revenue for radio stations from synchronized audio-digital advertisements. The company is now developing new software technologies for audio media companies and consumers of audio media, more generally.

The Company has developed an artificial intelligence (“AI”) platform on top of Google’s TensorFlow open source library that is being “taught” to know the difference between all types of audio content on the radio. For instance, the platform recognizes the difference between a commercial and a song and is learning the differences between all other content to include weather reports, traffic, news, sports, DJ conversation, etc. Not only does the technology learn the differences between the various types of audio segments, it also identifies the beginning and end of each piece of content.

The Company is leveraging this technology platform to bring to market a premium AM/FM radio listening experience through a product called the “Auddia App”. The Auddia App is intended to be downloaded by consumers who will pay a subscription fee and in order to listen to any streaming AM/FM radio station without commercials. Advanced features will allow consumers to skip any content heard on the station as well as use voice interface technologies to request audio content on-demand. We believe the Auddia App represents a significant differentiated audio streaming product that will be the first to come to market since the emergence of popular streaming music apps such as Pandora, Spotify, Apple Music, Amazon Music, etc. We believe that the most significant point of differentiation is that in addition to music, the Auddia App is intended to deliver non-music content that includes local sports, news, weather, traffic and the discovery of new music. Radio is the dominant audio platform for local content.

The Company commissioned research to establish subscription pricing in accordance with an industry standard pricing analysis. Results of the research, which included nearly 2,000 responses, suggested $12/month as the optimal price to maximize revenue and indicated that 29% of respondents were at least likely to subscribe to the product. The majority of respondents who self-identified as being listeners to paid services such as SiriusXM and streaming music providers indicated a likely intent to purchase. We believe this implies a preference for the local content inherent in AM/FM broadcasting.

The Company is currently building the minimally viable product (“MVP”) version of the Auddia App and expects to initiate the first consumer pilots with the software platform service in late 2020 with a full commercial launch to follow in the first quarter of 2021. A portion of the proceeds raised in this offering will be used to finalize the Auddia App’s readiness for national-scale deployment and for marketing related expenses for full commercial launch.

History of Auddia

After running a mobile and web application technology platform for the radio industry and their listeners for the previous five years, in late 2017 the company developed the belief that new opportunities were available in the audio content space.  In this regard, the Company recognized a need to provide the radio industry with a new capability that would allow for a more efficient business model, similar to the subscription models that had emerged in the audio content space with companies like Apple, Spotify and SiriusXM. The Company’s strategy leaders began to conceptualize what would become Auddia, a commercial-free subscription platform for broadcasters and radio listeners.

Management of the Company commenced evaluating essential aspects of the opportunity such as technical feasibility; consumer viability; basic economics; intellectual property matters and basic legality. The Company’s Executive Chairman of the Board of Directors (“Chairman”), Chief Executive Officer and Chief Technology Officer, all have experience in performing similar assessments for consumer facing products in various industries, including elections, gaming, secure document processing, and digital advertising. Further, the Chairman, has extensive experience developing strategy and determining business viability of products in the four previous companies that he started.

Management’s assessment also included metrics from subscription platforms for broadcast audio content, which show that consumers are willing to pay a subscription fee for commercial-free audio content. For example, SiriusXM, Inc. offers a service that demonstrates the viability of a commercial-free broadcast audio product that is purchased by consumers, in their case, for an average $13 per month. SiriusXM has 34.9 million subscribers (end of 2019) at this average price point. SiriusXM does not offer the local content and personalities that local broadcast radio exclusively delivers.

In early 2018 and over the period of next year, management analyzed and assessed the commercial viability of the proposed Auddia platform to determine whether a subscription-based commercial free radio service would generate consumer interest. This assessment was based upon: (a) the Company’ experience in having developed, deployed and operated over 580 mobile apps for broadcast radio companies over the last seven years; (b) discussions of the Auddia concept with radio industry leaders, most of whom were our current or previous customers; (c) discussions with radio industry analysts; and (d) research into the state of broadcast and subscription radio industries. As part of the management assessment, in January of 2019, we commenced discussions with a Harris Insights and Analytics, LLC (“Harris”), to assist management in gauging consumer response to our planned service, and in March of 2019 we commissioned Harris to conduct a survey. The results of that survey, when integrated with our internally developed analysis, supported our conclusion of consumer interest and viability of the product. Harris asked consumers to answer a variety of questions exploring their interest in such a service; how much they would be willing to pay; and several other related topics. Our interpretation of the results of the survey, also supported our assessment that consumers will continue to listen to local radio channels, and they are willing to pay a monthly subscription fee to avoid commercials.

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Based upon management’s analysis, the above discussions, and industry research, the Company concluded that a subscription product for local radio’s audio content, where commercials are removed, was of great interest to the radio broadcast industry. Further, the Company also concluded that consumers would be interested in subscribing to commercial free local audio content that only local radio produces and broadcasts, and that Auddia would have commercial viability.

Overview of the Evolving Audio Ecosystem & the Positioning of AM/FM Broadcast Radio

We believe that audio as a medium is experiencing a renaissance as advanced artificial intelligence capabilities such as voice recognition are ushering in an era where voice is becoming the most efficient interface to interact with audio and video content. Historically, audio has been a passive medium where content is selected by a professional program director and delivered to large audiences who have no choice in personalizing the delivered content. But audio is now transitioning to an active medium where consumers can interact with streaming content through advanced algorithms and feedback mechanisms that include skipping content, providing thumbs up and thumbs down input, sharing content socially, creating playlists, following other playlists and customizing the programming of content routines for specific parts of the day through smart speakers like Alexa (e.g., providing a morning routine). Advanced artificial intelligence capabilities are facilitating these new capabilities and accelerating the trend towards consumer consumption of on-demand personalized content. To support this trend, audio content needs to be understood, indexed, stored and made retrievable through search methods so it can be provided to consumers when they ask for particular content.

Broadcast radio remains the dominant force in audio. Edison Research’s “Share of Ear” study from the third quarter of 2018 shows broadcast radio with a 46% share of listening and the next most popular form of listening being streaming audio at 14%. Although AM/FM radio continues to dominate audio listening, streaming audio is the fastest growing segment according to Share of Ear studies going back to 2014. We believe streaming audio will continue to grow as on-demand content in the form of streaming music, podcasting, short-form audio and other emerging formats of audio content become more prevalent and artificial intelligence technologies facilitate the introduction of new and improved listening experiences. As streaming audio has demonstrated its growth trajectory, AM/FM radio has responded by streaming their radio stations but with, we believe, very little success in comparison to the streaming music players as measured by consumer listening.

Most common streaming platforms in the U.S. offer a paid subscription model to eliminate or reduce advertisements during the listening experience. With very few exceptions, AM/FM radio has not adopted this model to date. Most AM/FM streams are simulcasts of the on-air station and carry the same advertisement load as the on-air product. In 2018, the average advertisement load was 16.1 minutes per hour. This means that if these 16.1 minutes were filled with the common 30-second spot, this would equate to 32 advertisements per hour. Given that the free ad-supported tiers of the music streaming services commonly limit ads to 4 per hour, a streaming service with 32 audio ads per hour is more disruptive to the content listening experience. We believe the combination of AM/FM radio’s advertisement load and the inability for listeners to skip content or request on-demand content in an AM/FM radio stream is the main reason broadcast radio is not gaining ground in the audio streaming market relative to the other music players.

The Company believes the Auddia App will give subscribers the technology solution they need to enjoy the local content presented by AM/FM radio while not only avoiding the interruption of 16.1 minutes of ads per hour, but also personalizing the listening experience with skips and on-demand content. We believe the Auddia App represents the consumer product broadcast radio needs to maintain or expand the lead it currently enjoys from a time spent listening perspective.

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Software Products and Services

The Auddia App

The Auddia App is our flagship product and is expected to generate the majority of the Company’s future revenue.

How the Auddia App Works

An Auddia subscriber will select a specific streaming radio station to record and be able to listen to that station without commercials. The Auddia App will record the station in real time and the App’s AI algorithm will identify the beginning and end of audio content segments as well as other content, including commercials. When the recorded station is played back by the Auddia App subscriber, the Auddia App will cover the commercial segments with other content such as additional music.

The Company is developing strategies and content relationships to access additional content sources to cover commercials and respond to skips across other content platforms such as sports, news, talk and weather. As the audio content ecosystem continues to expand, the Company believes Auddia will represent an attractive distribution platform for content providers. There is no guarantee the audio content ecosystem will continue to expand along its current trajectory or that the Company will be able to secure access to content in an economically advantageous manner, both of which would negatively impact the user experience within Auddia. The Company has not yet secured the rights from content providers to place any audio content into the Auddia platform in an on-demand use case.

The Auddia App is built on a proprietary artificial intelligence platform developed and owned by the Company and subject to patent applications that are currently pending. In 2018, the company built and released a music player application the Company named “PLAZE”, to demonstrate some of the capability of our technology. The PLAZE App is not a product we are currently marketing. When the PLAZE App is opened, the user selects the genres of music that are of interest and presses play. The PLAZE technology points the user to the public stream of a station that is playing a song within one of the selected genres. Each song will play from the beginning. If the song is skipped, PLAZE technology will point the user to the beginning of another song on a different stream. Skips are unlimited.

Although PLAZE is a commercial free music experience, it is not the commercial free AM/FM radio station experience of the Auddia App. The Auddia App requires the addition of our proprietary artificial intelligence technology to PLAZE, in addition to other technology development, prior to commercial release.

Copyright Law

The Company does not believe it requires direct licensing with copyrighted, primarily music, content. This is because the Auddia App will not “play” any music. Rather, the Auddia App subscriber will choose the public URL of a radio station that is already paying the music industry or other content providers, the statutory rate for radio set by the Copyright Review Board. As such, direct licensing with the music groups and other copyrighted content is not required.

The Auddia App’s architecture presents a built-in digital audio recorder (“DAR”) to take advantage of the “Fair Use” exemption to the copyright laws. The Fair Use doctrine was established by Sony Corp. of America v. Universal City Studios, Inc., 464 U.S. 417 (1984), also known as the “Betamax case”, is a decision by the Supreme Court of the United States which ruled that the making of individual copies of complete television shows by recording television content, for purposes of time shifting, does not constitute copyright infringement, but is “Fair Use”. The Court also ruled that the manufacturers of home video recording devices, such as Betamax or other Video Tape Recorders, cannot be liable for infringement. Auddia App’s DAR is analogous to how Digital Video Recording (“DVR”) technology leverages the Fair Use exemption to allow users to record broadcast television shows. With the Auddia App’s DAR, users are selecting radio stations to record and utilizing technology within the Auddia App to cover commercials with additional content. Case law further supporting the Fair Use exemption for digital video recording (DVR) has been established through the case of Fox Broadcasting v. Dish Network L.L.C., 723 F.3d 1067, 1067 (9th Cir. 2013), where it was held that as to a direct copyright infringement claim, the record did not establish that the provider, rather than its customers, made copies of television programs for viewing. Further, the broadcaster did not establish a likelihood of success on its claim of secondary infringement because, although it established a prima facie case of direct infringement by customers, the television provider showed that it was likely to succeed on its affirmative defense that the customers' copying was a “fair use". Although the personal use exemption has been consistently upheld by the Supreme Court, there is no guarantee the exemption will not be challenged.

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Vodacast

Vodacast is an interactive podcasting platform (the “Vodacast App”) the Company is building that will allow podcasters to give their audiences an interactive audio experience. Podcast listeners will be able to see video and other digital content that correlates with the podcast audio and is presented to the listener as a digital feed within the Vodacast App. All content presented in the digital feed can be synched to the podcast audio content. This allows podcast listeners to visually experience and interact with audio content in podcasts.

Much of the core technology we use in Vodacast to create the feed of digital content synchronized to the audio content of the podcast is fully developed and represents the core technology the Company has used historically to provide synchronized digital feeds to over 500 radio stations. Additional technology needs to be built to fully develop the Vodacast user interface.

Vodacast introduces a new digital revenue stream to podcasters, such as synchronized digital advertising while providing end users a new digital content channel that compliments the core audio channel of the podcast. Below are hypothetical screenshots for a generic Podcast. The image on the left is an example of a show feed while the image on the right is an example of an episode feed. Within the episode feed, digital ads can be placed to drive revenue.

Business Model & Customer Acquisition Strategy for Auddia and Vodacast

The Company has a seven-year plus history of working closely with the broadcast radio industry in the United States to help the industry adapt to both digital advertising and digital media technologies.

After the Company filed initial patent applications on the artificial intelligence technology for Auddia technology in January of 2018, we researched the value of the Auddia App and the importance of subscription revenue and interacted with several leading broadcasters. Based on these continuing interactions with numerous broadcast radio groups, the Company believes we will be able to utilize our existing relationships with broadcast radio to drive customer acquisition for the Auddia App.

The Company will continue to utilize its existing relationships with broadcasters as the primary strategy to market the Auddia App to potential subscribers. Radio stations owned by broadcasters will be economically incentivized to promote the Auddia App to their listeners. We intend to leverage subscription revenue to compensate radio broadcasters for promotional support and access to local content. We believe that if broadcasters can generate increased revenue from their content, they can decrease their on-air advertising load while increasing the price paid for each commercial, as the commercial is more likely to be heard by consumers in a less cluttered advertising environment. In addition, we intend to offer tiered subscriptions to the Auddia App where lower priced subscriptions allow a small number of advertisements. These advertisements can be targeted better than on-air ads and therefore can attract higher rates if there is a large enough audience to be targeted.

Our business model is based on creating a pool of subscription and advertising revenue across all streaming stations utilizing the Auddia platform. This subscription pool is expected to be shared with radio stations based on the time each listener spends listening to a station on the Auddia App We believe this business model will result in broadcasters promoting the listening of their stations on the Auddia App, similar to how radio stations are currently using air time to promote the listening of their stations on Alexa and other smart speaker systems. The Company expects radio promotion will result in an efficient customer acquisition cost in comparison to other subscription audio services.

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The Vodacast platform will be marketed to podcasters and podcasting companies with business-to-business strategies that focus on communicating the value propositions of the Vodacast platform. The potential to earn new, incremental revenue on the Vodacast platform, in addition to the other key value propositions of the platform, is expected to organically drive podcasters to promote the platform directly to their listeners. Direct-to-consumer marketing will be done in partnership with podcasters who leverage their audio content programs to promote to their established audiences. As is the case with other, proven marketing strategies, we intend to have our partners benefit from a participative revenue share, higher ad revenue, and higher margins on advertising through the Vodacast platform.

Our Existing Legacy Interactive Radio Platform

From 2014 through 2017, the Company was successful in deploying our platform across 580 major radio stations and 1.6 million monthly active users. Although this represents a meaningful user base, it is a small fraction of the listening audience represented by the 580 stations on the Company’s platform. We believe the two main reasons radio was not able to drive more users to the platform are that the number of consumers willing to download an individual radio station app is small and that to appeal to a greater digital audience the core listening experience of radio needs to incorporate a premium offering that includes skips, on-demand content and a commercial-free option.

The Company’s legacy product serves the broadcast industry by providing a platform that allows for the delivery of actionable digital ads that are synchronized with broadcast and streaming audio ads. Broadcasters offer mobile and web digital interfaces to their listeners, typically for their individual stations. Our Interactive Radio Platform provides mobile and web products that provide end users (listeners) with a visual display of everything a radio station has played in recent history (referred to as a “station feed”). In addition to displaying album art for songs played, and digital insertions for station promotions and programs (e.g., a radio station contest), the station feed also includes a digital element for each audio ad that was played. These interactive, synchronized digital ads generate additional revenue for broadcasters and allow for the collection of meaningful advertising analytics which we present to broadcasters through an analytics dashboard.

The company began phasing out the Interactive Radio Platform in 2020 and expects to cease operations related to all legacy deployments and services by July 2020. Much of the core technology of this platform is being leveraged for re-use with our new products, Auddia and Vodacast, currently under development. Furthermore, our well established relationships with more than a dozen broadcasters through the sales, marketing and digital services operations are being maintained as we seek to deploy the Auddia App at national scale.

Intellectual Property

We rely on a combination of patents, trade secrets, non-disclosure agreements, and other intellectual property to protect the proprietary technologies that we believe are important to our business. Our success will depend in part on our ability to obtain and maintain patent and other proprietary protection for commercially important inventions and know-how, defend and enforce our patents, maintain our licenses, preserve our trade secrets, and operate without infringing valid and enforceable patents and other proprietary rights of third parties. We also rely on continuing technological innovation to develop, strengthen, and maintain our proprietary position in the field of interactive audio.

The Company holds issued patents and has patents pending in the areas of audio content monitoring, identification, distribution and presentation. The Company’s intellectual property has been used in the development of products that allow broadcasters and audio content distributors to present digital content and supplemental audio and video content along with and even synchronized with their standard audio content. These products introduce new consumer use scenarios, such as offering direct response to audio ads (such as a standard broadcast radio commercial). The products give consumers, via smartphone applications, a mechanism to identify both the content and the source of content and allow the consumer to act on what they may have heard and/or receive additional information about what they heard.

On March 12, 2019, the United States Patent and Technology Office issued a patent to the Company (titled “Method and System for Sub-Audible Signaling”) that covers an advanced “watermarking” technology to attach source-attribution information, as well as highly detailed content descriptors into an audio broadcast or stream. We believe this technology improves the state of the art by potentially increasing the amount of information that can be embedded in an audio stream or broadcast, as well as supporting the real time addition of sub-audio information. The Company does not utilize this patent technology in its current products but the technology may be useful for future products or potential licensing to others. However, there can be no assurance that this patent or the technology underlying the patent will be utilized or licensed by the Company or, even if utilized or licensed, this patented technology will result in revenues or profits.

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The most recent intellectual property to be submitted for patent application is a set of technologies that are integral to the development and operation of consumer-oriented platform that can deliver commercial free broadcast radio content. These technologies involve distributed content monitoring (e.g., on the smartphones of consumers) and content identification, including the identification of the beginning and end of specific segments of content, such as a song or an ad. Combining these capabilities with time-shifting and real-time audio content replacement provides the end user with a dynamic, multi-source, commercial free audio content experience that can include the local content heard on the radio as well as any other content available form an accessible source. This intellectual property serves as the cornerstone of the Company’s new focus and allows the company to eventually expand to provide numerous and various audio content sources on a single platform.

In June of 2020 the United States Patent and Technology Office approved the first of these patent applications (titled “Seamless Integration of Radio Broadcast Audio with Streaming Audio”) that details a process that can be used to monitor, time shift and play an over the air radio broadcast. This patent will protect key Company functionality that is central to the delivery of our core offering of commercial free radio. For example, using this technology, when a commercial break is detected on the over the air broadcast, alternate content from local or streaming sources can be injected to cover the break. Additionally a second broadcast radio station can be similarly time shifted and used as alternate content. This intellectual property gives the Company exclusive advantages when dealing with established music rights and content costs issues related to broadcast versus streaming music. This gives the Company leverage when working with both the broadcast industry and the music industry, and options to deliver services from lower cost, over the air audio content sources.

The Company holds trademarks and is in the process of applying for trademarks for key products and brands. The Company holds the trademark for the product named PLAZE, which is a potential commercial-free music streaming product that is a future, strategic opportunity of the business The company also holds the trademark for AUDDIA which is used as both the corporate brand name as well as the name of the consumer-facing mobile application that delivers the Company’s commercial free radio service. The Company is submitting the name VODACAST, the name of the Company’s podcasting platform and consumer-facing mobile application, in the trademark application process and expects to receive approval within 120 days.

A third party has alleged Trademark Infringement

On September 24, 2020, we received Cease and Desist Letter alleging that the name “Auddia”, for which we have a trademark, infringes upon the claimant’s trademark “audD”. There is no claim concerning our proprietary technology. The claimant is seeking a permanent injunction against infringement, damages, and attorneys’ fees. While we intend to defend this lawsuit vigorously and believe that we have valid defenses to these claims, there can be no assurance that a favorable outcome will be obtained.

In addition, any intellectual property litigation to which we become a party may require us to do one or more of the following:

•	cease selling, licensing, or using products or features that incorporate the intellectual property rights that we allegedly infringe, misappropriate, or violate;

•	make substantial payments for legal fees, settlement payments, or other costs or damages, including indemnification of third parties;

•	obtain a license or enter into a royalty agreement, either of which may not be available on reasonable terms or at all, in order to obtain the right to sell or use the relevant intellectual property; or

•	redesign the allegedly infringing products to avoid infringement, misappropriation, or violation, which could be costly, time-consuming, or impossible.

Intellectual property litigation is typically complex, time consuming, and expensive to resolve and would divert the time and attention of our management and technical personnel. It may also result in adverse publicity, which could harm our reputation and ability to attract or retain customers. As we grow, we may experience a heightened risk of allegations of intellectual property infringement. An adverse result in any litigation claims against us could have a material adverse effect on our business, financial condition, and results of operations.

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Competition

Our audio service offerings face competition from alternative media platforms and technologies, such as broadband wireless, satellite radio, audio broadcasting by cable television systems and internet-based streaming music services, as well as consumer products, such as portable digital audio players and other mobile devices, smart phones and tablets, gaming consoles, in-home entertainment and enhanced automotive platforms. These alternative platforms and technology are offered by much larger and well-established music service company’s such as SiriusXM. IHeart Media, Spotify, TuneIn, and the like. These technologies and alternative media platforms compete with our services for audience share and advertising revenues. There can be no assurance that we will be able to compete successfully in the audio marketplace. We are a small, relatively new company and we do not currently consider the Company to be a significant participant in its industry.

Further, our success is dependent upon our development of new services and products for both broadcasters and consumer listeners, and there can be no assurance that we will have the resources to acquire new technologies or to introduce new services to compete with other new technologies or services.  Other companies employing new technologies or services could more successfully implement such new technologies or services or otherwise increase competition with our business.

Employees

As of June 30, 2020, we had 12 total employees, 8 of whom were engaged in full-time research and development activities and 4 of whom were engaged in general administration. The company also works with 1 full-time contractor who supports research and development and 3 part-time contractors who support general administration activities. None of our employees is represented by any collective bargaining unit. We believe that we maintain good relations with our employees.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently a party to any material legal proceedings, the adverse outcome of which, in our management’s opinion, individually or in the aggregate, would have a material adverse effect on the results of our operations or financial position. There are no material proceedings in which any of our directors, officers or affiliates or any registered or beneficial stockholder of more than 5% of our common stock is an adverse party or has a material interest adverse to our interest.

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MANAGEMENT

Executive officers and directors

Set forth below are the names, ages and positions of our executive officers and directors.

Name	Age	Position(s) held	Served as a Director and or Officer since
Executive Officers
Jeffrey Thramann, M.D.	55	Director and Chairman of the Board, and Executive Chairman	2012
Michael Lawless	57	Chief Executive Officer	2012
Peter Shoebridge	57	Chief Technology Officer	2013
Richard Liebman	65	Chief Financial Officer	2019

Non-Employee Directors
Stephen Deitsch(1)	48	Director	2019
James Booth(1)	52	Director	2019

______________________

(1) Messrs Deitsch and Booth have been appointed as directors commencing as of the date of this Prospectus

Executive officers

Jeff Thramann, Chairman of the Board and Executive Chairman: Dr. Thramann founded Clip Interactive in 2011 and oversees strategic initiatives, capitalization and governance at the company. This includes day-to-day involvement in working with management to establish the vision of the company, prioritizing product launches, working with the CEO and CFO on the financial plans of the Company, and assisting the CEO in recruitment and hiring of senior executives and the pursuit of business development activities. It also includes leading efforts to secure capital for the Company, building the board of directors and leading board meetings. In 2002, Dr. Thramann was the founder and became the chairman of Lanx, LLC. Lanx was an innovative medical device company focused on the spinal implant market and created the interspinous process fusion space with the introduction of its patented Aspen product. Lanx was sold to Biomet, Inc., an international orthopedic conglomerate, in 2013. Concurrent with Lanx, in 2006 Dr. Thramann was also the founder and chairman of ProNerve, LLC. ProNerve was a healthcare services company that provided monitoring of nerve function during high risk surgical procedures affecting the brain and spinal cord. ProNerve was sold to Waud Capital Partners, a private equity firm, in 2012.

Prior to ProNerve and concurrent with Lanx, Dr. Thramann was the founder and chairman of U.S. Radiosurgery (USR). USR is a healthcare services company that provides advanced radiosurgical treatments for tumors throughout the body. USR became the largest provider of robotic guided CyberKnife treatments of such tumors in the U.S. and was sold to Alliance Healthcare Services (Nasdaq: AIQ) in 2011. From 2001 through 2008, Thramann was the founder and senior partner of Boulder Neurosurgical Associates, a neurosurgical practice serving Boulder County, Colorado. Dr. Thramann is the named inventor on over 50 U.S. and international issued and pending patents. He completed his neurosurgical residency and complex spinal reconstruction fellowship at the Barrow Neurological Institute in Phoenix, AZ, in 2001. He is a graduate of Cornell University Medical College in New York City and earned his Bachelors in Science degree in electrical engineering management at the United States Military Academy in West Point, NY.

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Michael Lawless, Chief Executive Officer: Mr. Lawless is a technology startup veteran having held key leadership positions in Research and Development, engineering, product development and operations. Prior to joining the Company in 2012, From 2009 to 2011 he was one of the founding executives and Chief Operating Officer of Trada, Inc., a company engaged in the business of crowdsourced digital ad campaign creation and management. Trada commenced its business with six employees, which grew to 85 employees in three years. In addition to establishing the business operations and processes for Trada, he was responsible for building and managing the product team and operating their internet advertising marketplace SaaS product. He earned a BS in Human Factors Engineering from the U.S. Air Force Academy and his master’s degree in Experimental Psychology with an emphasis on Human-Computer Interaction from The University of Dayton.

Peter Shoebridge, Chief Technology Officer: Mr. Shoebridge has over 35 years of professional experience in the software development industry and has been involved with internet related technologies since 1996. From 2008 to 2012, he was the CEO and co-founder of Blue Yonder Gaming, Corp., a casino gaming systems and gaming company. Prior to Blue Yonder he was Vice President of engineering at Sona Mobile, Inc. and led the team that built the first wireless gaming system to receive federal regulatory approval. He also led the team that built the Sona Gaming System, a server-based gaming platform. Mr. Shoebridge has worked in many different technology sectors including the real-time financial industry, casino gaming including bingo systems, accounting and automotive. He was educated in London, England.

Richard Liebman, Chief Financial Officer: Mr. Liebman has over 25 years of financial management experience. He has been the Chief Financial Officer of two public companies, ServiceWare Technologies and Migo Software. Since 2011, he has been an independent financial and accounting consultant, in which role he has served as CFO for numerous private technology companies. He has previously served on the Board of Directors of two public companies, Vital Signs, Inc. and Psicor. Earlier in his career, he was an Investment Banker in the Corporate Finance groups of Oppenheimer & Co., and L.F. Rothschild, Unterberg Towbin. He received his MBA at Columbia Business School and his undergraduate degree at Brown University.

Stephen M. Deitsch Director: Mr. Deitsch has extensive strategic, operational, and financial leadership experience at both publicly traded and privately held companies. From April 2017 to August 2019, Mr. Deitsch served as Senior Vice President and Chief Financial Officer of BioScrip, Inc. (Nasdaq: “BIOS”), which is now part of Option Care Health, Inc. (Nasdaq: “BIOS”). From August 2015 to April 2017, Mr. Deitsch served as Executive Vice President, Chief Financial Officer and Corporate Secretary of Coalfire, Inc., a leading cyber-security firm owned by The Carlyle Group. Mr. Deitsch served as the Chief Financial Officer of the Zimmer Biomet Spine, Bone Healing, and Microfixation business from July 2014 to July 2015 and as Vice President Finance, Biomet Corporate Controller from February 2014 to July 2014. Mr. Deitsch was the Chief Financial Officer of Lanx from September 2009 until it was acquired by Biomet in October 2013. From 2002 to 2009, Mr. Deitsch also served in various senior financial leadership roles at Zimmer Holdings, Inc. (now part of Zimmer Biomet, Inc.), including Vice President Finance, Reconstructive and Operations, and Vice President Finance, Europe. Mr. Deitsch has been a director of Green Sun Medical, a privately held medical device company, since October 2017.

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James Booth Director: Mr. Booth is the Chief Operating Officer of Sphero which develop physical robotic toys and he currently oversees operations, sales, marketing and business development at Sphero. Mr. Booth has helped the company achieve numerous critical milestones as a venture-backed startup. These include the company’s flagship product launch at the 2011 Consumer Electronic Show, launch of the #1 selling StarWars BB-8 robot in retail, and the development of the Sphero’s education business. During his time at Sphero. Mr. Booth helped lead the acquisition and integration of three companies. Prior to Sphero, Mr. Booth’s entrepreneurial experience includes stops at Rally Software and three early stage startups in operations, business development, and founder roles. He began his corporate career at FedEx as an Engineer and Manager of Strategic Alliances during pivotal growth years for the company. At FedEx, Jim developed global logistics programs for small startups to large public multinational companies. Mr. Booth is an active mentor to companies in Techstars, Patriot Bootcamp as well as other startups. He is a 1990 graduate of the US Military Academy in West Point, N.Y.and served in combat operations in the Middle East as an Army Officer.

Composition of the board of directors

Our board currently consists of 4 members, each of whom serves as a director pursuant to the board composition provisions of our Fourth Amended and Restated LLC Agreement, or the LLC Agreement, of Clip Interactive, LLC. The LLC Agreement will terminate upon our Corporate Conversion and, thereafter, our directors will be elected by vote of our common stockholders. The Company is currently searching for an additional independent director and intends to appoint such director prior to the end of 2019.

Director independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that all members of the board of directors, except Jeffrey Thraimann and Michael Lawless are independent directors, as defined under applicable Nasdaq rules. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our common stock by each non-employee director.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we expect that the composition of our committees will comply with all applicable requirements of Nasdaq and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.

Our bylaws, which will become effective prior to the effectiveness of the registration statement of which this prospectus forms a part, will provide that the authorized number of directors may be changed only by resolution approved by a majority of our board of directors.

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Role of our board of directors in risk oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee evaluates risks associated with our compensation practices and policies.

Committees of our board of directors

Audit committee

Our audit committee consists of Stephen Deitsch and James Booth with Stephen Deitsch serving as chair of the audit committee. Our board of directors has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act, and the applicable listing standards of the Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with the Nasdaq audit committee requirements. In arriving at this determination, the board has examined each audit committee member’s employment and other experience. Our board of directors has determined that Steven Deitsch qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, our board has considered Mr. Deitsch’s formal education and previous and current experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

The functions of our audit committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•	reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•	reviewing with our independent auditors and management any significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

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•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material financial developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the audit committee report that the SEC requires in our annual proxy statement;

•	reviewing and providing oversight of any related-person transactions in accordance with our related-person transaction policy and reviewing and monitoring compliance with legal and regulatory requirements, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	reviewing on a periodic basis our investment policy; and

•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

Compensation committee

Our compensation committee consists of Stephen Deitsch, and James Booth with Mr. Deitsch serving as chair of the compensation committee. Each of these individuals is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and each of Stephen Deitsch, James Booth and _______ is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, ( the “Code”). Our board of directors has determined that each of these individuals is independent as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee. The functions of our compensation committee include, among other things:

•	reviewing, modifying and approving or making recommendations to the full board of directors regarding our overall compensation strategy and policies;

•	reviewing, modifying and approving or making recommendations to the full board of directors regarding the compensation and other terms of employment of our chief executive officer or our other executive officers;

•	reviewing, modifying and approving or making recommendations to the full board of directors regarding performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

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•	reviewing and approving or making recommendations to the full board of directors regarding the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•	evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full board of directors regarding the type and amount of compensation to be paid or awarded to our independent board members;

•	establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by the Exchange Act and, if applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors to the compensation committee as required by the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to our equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policies and strategy in achieving expected benefits to us;

•	reviewing and making recommendations to the full board of directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•	reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” as may be applicable in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the compensation committee report that the SEC requires in our annual proxy statement; and

•	reviewing and evaluating on an annual basis the performance of the compensation committee and the compensation committee charter.

We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

Nominating and corporate governance committee

Our nominating and corporate governance committee consists of Jeffrey Thramann, Steven Deitsch and James Booth, with Jeffrey Thramann serving as chair of the nominating and corporate governance committee. Our board of directors has determined that each of these individuals is independent as defined under the applicable listing standards of Nasdaq and SEC rules and regulations. The functions of our nominating and corporate governance committee include, among other things:

•	determining the minimum qualifications for service on our board of directors;

•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

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•	identifying, evaluating, nominating and recommending candidates for membership on our board of directors;

•	evaluating nominations by stockholders of candidates for election to our board of directors;

•	considering and assessing the independence of members of our board of directors;

•	developing a set of corporate governance policies and principles and recommending to our board of directors any changes to such policies and principles;

•	overseeing, at least annually, the self-evaluation process of the board of directors and its committees;

•	overseeing our code of business conduct and ethics and approving any waivers thereof;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

Compensation committee interlocks and insider participation

None of the current members of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Code of business conduct and ethics

Upon the Conversion, we will adopt a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct will be available on the Investor Relations portion of our website at www.clipinteractive.com. The nominating and corporate governance committee of our board of directors will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers of, any provision of the Code of Conduct.

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COMPENSATION OF OUR EXECUTIVE OFFICERS AND DIRECTORS

Named Executive Officers

Our named executive officers, or the Named Executive Officers, for the year ended December 31, 2018, are:

•	Jeffrey Thramann, Chairman of the Board and Executive Chairman;

•	Michael Lawless, our Chief Executive Officer

•	Peter Shoebridge, our Chief Technical Officer

Compensation of our Named Executive Officers

Summary Compensation Table Year Ended December 31, 2018

The following table contains information about the compensation paid to or earned by each of our Named Executive Officers during the most recently completed fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Jeffrey Thramann - Chairman of the Board and Executive Chairman	2019	24,000	-0-	-0-	25,065	49,065
	2018	24,000	-0-	-0-	20,231	44,231
	2017	24,000	-0-	-0-	18,671	42,671

Michael Lawless - Chief Executive Officer	2019	215,916	-0-	-0-	25,065	240,981
	2018	157,050	-0-	-0-	20,231	177,281
	2017	157,050	-0-	-0-	18,674	189,671

Peter Shoebridge - Chief Technology Officer	2019	170,000	-0-	-0-	14,535	184,535
	2018	151,883	-0-	-0-	12,103	163,986
	2017	153,000	-0-	-0-	12,186	165,186

Employment Agreement with Mr. Lawless

On February 6, 2012, we entered into an employment agreement with Mr. Lawless. The employment agreement provided for an initial annual base salary of $157,050 as well as an entitlement to an annual incentive bonus, upon certain conditions, in an amount determined by our board of directors.

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Employment Agreement with Mr. Shoebridge

On April 1, 2014, we entered into an employment agreement with Mr. Shoebridge. The employment agreement provided for initial annual base salary of $151,833 as well as an entitlement, upon certain conditions to an annual incentive bonus in an amount determined by our board of directors. The employment agreement is terminable by either part at will. In connection with the employment agreement, Mr. Shoebridge was issued options to purchase (75,068) shares of common stock.

Outstanding Equity Awards June 30, 2020

The following table sets forth information regarding equity awards held by our Named Executive Officers as of June 30, 2020.

Name	Number of shares or units that have not vested (#)	Market value of shares or units that have not vested ($)(1)
Peter Shoebridge	1,191	$28.94
______________________________
(1)	Calculated based on an independent third-party valuation at date of grant.

Equity Incentive Plan

Clip Interactive, LLC Amended and Restated Equity Incentive Plan

We maintain the Clip Interactive, LLC Amended and Restated Equity Incentive Plan, or the Existing Plan, under which we may grant 649,115 Units of the Company to our employees, consultants and other service providers. We will cease granting awards under the Existing Plan upon the implementation of the 2019 Plan, described below.

Our board of managers administers the Existing Plan. The board of managers is authorized to grant awards to eligible employees, consultants and other service providers. We have frozen the Existing Plan in connection with this Offering. No further awards will be granted under the Existing Plan, but awards granted prior to the freeze date will continue in accordance with their terms and the terms of the Existing Plan.

The aggregate number of Units that may be issued under the Existing Plan may not exceed 649,115. All of our current employees, consultants and other service providers are eligible to be granted. Eligibility for awards under the Existing Plan is determined by the board of managers in its discretion.

The board of managers may terminate or amend the Existing Plan at any time, subject to such approvals of the holders of the Company’s units as may be required pursuant to the terms of the LLC Agreement.

2019 Equity Incentive Plan

In anticipation of the IPO, our board of managers has adopted the Auddia Inc. 2019 Equity Incentive Plan, or 2019 Plan. Our unitholders have approved the 2019 Plan contingent upon the consummation of the IPO. We believe that a new Equity Incentive Plan is appropriate in connection with an initial public offering of our common stock not only to continue to enable us to grant awards to management to reward and incentivize their performance and retention, but also to have a long-term equity plan that is appropriate for us as a public company.

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The material terms of the 2019 Plan are summarized below. The following summary is qualified in its entirety by reference to the complete text of the 2019 Plan, a copy of which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Administration of the plan

Our board of managers has appointed the compensation committee of our board of directors as the committee under the 2012 Plan with the authority to administer the 2019 Plan. We refer to our board of directors or compensation committee, as applicable, as the Administrator. The Administrator is authorized to grant awards to eligible employees, consultants and non-employee directors.

Number of authorized shares and award limits

The aggregate number of our shares of common stock that may be issued or used for reference purposes under the 2019 Plan may not exceed 1,500,000 shares (subject to adjustment as described below). Our shares of common stock that are subject to awards will be counted against the overall limit as one share for every share granted or covered by an award. If any award is cancelled, expires or terminates unexercised for any reason, the shares covered by such award will again be available for the grant of awards under the 2019 Plan, except that any shares that are not issued as the result of a net exercise or settlement or that are used to pay any exercise price or tax withholding obligation will not be available for the grant of awards. Shares of common stock that we repurchase on the open market with the proceeds of an option exercise price also will not be available for the grant of awards. Awards that may be settled solely in cash will not be deemed to use any shares.

The maximum number of our shares of common stock that may be subject to any award of stock options, any restricted stock or other stock-based award denominated in shares that may be granted under the 2019 Plan during any fiscal year to each employee or consultant is 150,000 shares per type of award; provided that the maximum number of our shares of common stock for all types of awards during any fiscal year is 150,000 shares per each employee or consultant director. The maximum number of our shares of common stock that may be granted pursuant to awards under the 2019 Plan during any fiscal year to any non-employee director is 150,000 shares. In addition, the maximum grant date value of any other stock-based awards denominated in cash and the maximum payment under any performance-based cash award granted under the 2019 Plan payable with respect to any fiscal year to an employee or consultant is $200,000.

The foregoing individual participant limits are cumulative; that is, to the extent that shares of common stock that may be granted to an individual in a fiscal year are not granted, the number of shares of common stock that may be granted to such individual is increased in the subsequent fiscal years during the term of the 2019 Plan until used. In addition, the foregoing limits (other than the limit on the maximum number of our shares of common stock for all types of awards during any fiscal year) will not apply (i) to options, restricted stock or other stock-based awards that constitute “restricted property” under Section 83 of the Code to the extent granted during the reliance period (as described below), or (ii) to performance-based cash awards or other types of other stock-based awards to the extent paid or otherwise settled during the reliance period.

For companies that become public in connection with an initial public offering, the deduction limit under Section 162(m) does not apply during a “reliance period” under the Treasury Regulations under Section 162(m) until the earliest of: (i) the expiration of the 2018 Plan, (ii) the date the 2019 Plan is materially amended for purposes of Treasury Regulation Section 1.162-27(h)(1)(iii); (iii) the date all shares of common stock available for issuance under the 2019 Plan have been allocated; or (iv) the date of the first annual meeting of our stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs, such period is referred to herein as the reliance period.

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The Administrator will, in accordance with the terms of the 2019 Plan, make appropriate adjustments to the above aggregate and individual limits (other than cash limitations), to the number and/or kind of shares or other property (including cash) underlying awards and to the purchase price of shares underlying awards, in each case, to reflect any change in our capital structure or business by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, any recapitalization, merger, consolidation, spin off, split off, reorganization or any partial or complete liquidation, any sale or transfer of all or part of our assets or business, or any other corporate transaction or event that would be considered an “equity restructuring” within the meaning of FASB ASC Topic 718. In addition, the Administrator may take similar action with respect to other extraordinary events.

Eligibility and participation

All of our current and prospective employees and consultants, as well as our non-employee directors, are eligible to be granted non-qualified stock options, restricted stock, performance-based cash awards and other stock-based awards under the 2019 Plan. Only our and our subsidiaries’ employees are eligible to be granted incentive stock options, (*“ISOs”), under the 2019 Plan. Eligibility for awards under the 2019 Plan is determined by the Administrator in its discretion. In addition, each member of our board of directors who is not an employee of the company or any of our affiliates is expected to be eligible to receive awards under the 2019 Plan.

Types of awards

Stock options. The 2019 Plan authorizes the Administrator to grant ISOs to eligible employees and non-qualified stock options to purchase shares to employees, consultants, prospective employees, prospective consultants and non-employee directors. The Administrator will determine the number of shares of common stock subject to each option, the term of each option, the exercise price (which may not be less than the fair market value of the shares of common stock at the time of grant, or 110% of fair market value in the case of ISOs granted to 10% stockholders), the vesting schedule and the other terms and conditions of each option. Options will be exercisable at such times and subject to such terms as are determined by the Administrator at the time of grant. The maximum term of options under the 2019 Plan is ten years (or five years in the case of ISOs granted to 10% stockholders). Upon the exercise of an option, the participant must make payment of the full exercise price, either in cash or by check, bank draft or money order; solely to the extent permitted by law and authorized by the Administrator, through the delivery of irrevocable instructions to a broker, reasonably acceptable to us, to promptly deliver to us an amount equal to the aggregate exercise price; or on such other terms and conditions as may be acceptable to the Administrator (including, without limitation, the relinquishment of options or by payment in full or in part in the form of shares of common stock).

Restricted stock. The 2019 Plan authorizes the Administrator to grant restricted stock. Recipients of restricted stock enter into an agreement with us subjecting the restricted stock to transfer and other restrictions and providing the criteria or dates on which such awards vest and such restrictions lapse. The restrictions on restricted stock may lapse and the awards may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m), as discussed below), as determined by the Administrator at the time of grant. Except as otherwise determined by the Administrator, a holder of restricted stock has all of the attendant rights of a stockholder including the right to receive dividends, if any, subject to and conditioned upon vesting and restrictions lapsing on the underlying restricted stock, the right to vote shares and, subject to and conditioned upon the vesting and restrictions lapsing for the underlying shares, the right to tender such shares. However, the Administrator may in its discretion provide at the time of grant that the right to receive dividends on restricted stock will not be subject to the vesting or lapsing of the restrictions on the restricted stock.

Other stock-based awards. The 2019 Plan authorizes the Administrator to grant awards of shares of common stock and other awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, shares of common stock, including, but not limited to, shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions; shares of common stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by us or an affiliate; stock appreciation rights; stock equivalent units; restricted stock units; performance awards entitling participants to receive a number of shares of common stock (or cash in an equivalent value) or a fixed dollar amount, payable in cash, stock or a combination of both, with respect to a designated performance period; or awards valued by reference to book value of our shares of common stock. In general, other stock-based awards that are denominated in shares of common stock will include the right to receive dividends, if any, subject to and conditioned upon vesting and restrictions lapsing on the underlying award, but the Administrator may in its discretion provide at the time of grant that the right to receive dividends on a stock-denominated award will not be subject to the vesting or lapsing of the restrictions on the performance award.

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Performance-based cash awards

The 2019 Plan authorizes the Administrator to grant cash awards that are payable or otherwise based on the attainment of pre-established performance goals during a performance period. As noted above, following the Reliance Period, performance-based cash awards granted under the 2019 Plan that are intended to satisfy the performance-based compensation exception under Code Section 162(m) will vest based on attainment of specified performance goals established by the Administrator. These performance goals will be based on the attainment of a certain target level of, or a specified increase in (or decrease where noted), criteria selected by the Administrator.

Such performance goals may be based upon the attainment of specified levels of company, affiliate, subsidiary, division, other operational unit, business segment or administrative department performance relative to the performance of other companies. The Administrator may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria, to the extent permitted by Section 162(m). Unless the Administrator determines otherwise, to the extent permitted by Section 162(m), the Administrator will disregard and exclude the impact of special, unusual or non-recurring items, events, occurrences or circumstances; discontinued operations or the disposal of a business; the operations of any business that we acquire during the fiscal year or other applicable performance period; or a change in accounting standards required by generally accepted accounting principles or changes in applicable law or regulations.

Effect of certain transactions; Change in control

In the event of a change in control, as defined in the 2019 Plan, except as otherwise provided by the Administrator, unvested awards will not vest. Instead, the Administrator may, in its sole discretion provide that outstanding awards will be: assumed and continued; purchased based on the price per share paid in the change in control transaction (less, in the case of options and stock appreciation rights, (“SARs”), the exercise price), as adjusted by the Administrator for any contingent purchase price, escrow obligations, indemnification obligations or other adjustments to the purchase price; and/or in the case of stock options or other stock-based appreciation awards where the change in control price is less than the applicable exercise price, cancelled. However, the Administrator may in its sole discretion provide for the acceleration of vesting and lapse of restrictions of an award at any time including in connection with a change in control.

Non-transferability of awards

Except as the Administrator may permit, at the time of grant or thereafter, awards granted under the 2018 Plan are generally not transferable by a participant other than by will or the laws of descent and distribution. Shares of common stock acquired by a permissible transferee will continue to be subject to the terms of the 2019 Plan and the applicable award agreement.

Term

Awards under the 2019 Plan may not be made after January 1, 2029, but awards granted prior to such date may extend beyond that date. We may seek stockholder reapproval of the performance goals in the 2019 Plan. If such stockholder approval is obtained, on or after the first stockholders’ meeting in the fifth year following the year of the last stockholder approval of the performance goals in the 2019 Plan, awards under the 2019 Plan may be based on such performance goals in order to qualify for the “performance-based compensation” exception under Section 162(m).

Amendment and termination

Subject to the rules referred to in the balance of this paragraph, our board of directors or the Administrator (to the extent permitted by law) may at any time amend, in whole or in part, any or all of the provisions of the 2019 Plan, or suspend or terminate it entirely, retroactively or otherwise. Except as required to comply with applicable law, no such amendment, suspension or termination may reduce the rights of a participant with respect to awards previously granted without the consent of such participant. In addition, without the approval of stockholders, no amendment may be made that would: increase the aggregate number of shares of common stock that may be issued under the 2019 Plan; increase the maximum individual participant share limitations for a fiscal year or year of a performance period; change the classification of individuals eligible to receive awards under the 2019 Plan; extend the maximum term of any option; reduce the exercise price of any option or SAR or cancel any outstanding “in-the-money” option or SAR in exchange for cash; substitute any option or SAR in exchange for an option or SAR (or similar other award) with a lower exercise price; alter the performance goals; or require stockholder approval in order for the 2019 Plan to continue to comply with Section 162(m) or Section 422 of the Code.

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Federal income tax implications of the incentive plans

The federal income tax consequences arising with respect to awards granted under the Existing Plan and 2019 Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares acquired upon exercise of the ISO are held longer than the later of one year from the date of exercise and two years from the date of grant; (iii) for awards granted after the reliance period, we may not be entitled to a tax deduction for compensation attributable to awards granted to one of our Named Executive Officers (other than our Chief Financial Officer), if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m), and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) an award may be taxable at 20% above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied. The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Incentive Plans, and is not intended as tax guidance to participants in the Incentive Plans, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

Non-employee director compensation

We currently do not have non-employee directors.

Following the consummation of this IPO, we intend to implement a director compensation program pursuant to which our non-employee directors will receive the following compensation for their service on our board of directors:

•	No annual retainer, but a reimbursement of actual travel and lodging expenses;

•	An annual grant of stock options and other compensation to be determined by the board of directors. at the rate of .

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CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed above under “Compensation of our executive officers and directors,” below we describe transactions since January 1, 2018 to which we have been or will be a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or 5% Security Holders, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

The Company has a line-of-credit with a bank. The available principal balance under the line-of-credit is $6,000,000, and the outstanding balance accrues interest at a variable rate based on the bank’s prime rate plus 1% (4.25% at June 30, 2020) but at no time less than 4.0%. Monthly interest payments are required, with any outstanding principal originally due on July 10, 2021. The line-of-credit is collateralized by all assets of the Company as well as certain cash assets of two shareholders in control accounts at the lender, one of which shareholder is Jeffrey Thramann, our Chairman of the Board. One control account has a balance of $2,000,000 and the other control account has a balance of $4,000,000 Mr. Thramann has personally guaranteed the full amount of the loan. The outstanding balance on the line-of-credit at December 31, 2019 and 2018 and June 30, 2020 was $6,000,000. Upon the Corporate Conversion, the Company will issue 1,000,000 common shares to Mr. Thramann, in consideration of his payment to the bank of $4,000,000 in Company indebtedness to the bank.

The fees paid by the Company to the shareholder on the $2,000,000 collateral arrangement with the shareholder are 33% percent of the collateral amount annually plus there is an annual renewal fee of $50,000 and a $15,000 delayed payment fee for the first year in addition to warrants to purchase 300,000 shares of LLC common Units due annually with $867,398 and $843,817 being recorded as interest expense for the years ended December 31, 2019 and 2018, respectively. During 2018 a partial payment was made on the accruing collateral fees due of $364,944. Subsequently in 2018, the shareholder subscribed to purchase 4,530,861 shares of common stock for $0.023 per share for a total of $104,210 which was offset against the interest due on the collateral arrangement. The balance outstanding on the collateral at December 31, 2019 and 2018 was $1,017,938 and $875,540, respectively.

During 2017 and 2018, the Company entered into notes payable (the "Notes") with a Mr. Thramann for $330,000 and $100,000, respectively, $60,000 of the $100,000 was repaid in 2018. The Notes did not accrue interest and did not have a stated maturity date. The Notes were expected to be repaid as cash flow permitted. During 2018, the Notes, with an outstanding balance of $370,000, were converted into 3,217,065 shares of Series C preferred shares at $0.115 per share in connection with the Series C stock exchange. (See Notes 8 and 9 in the Financial Statements).

In October 2019, Mr. Thramann obtained $400,000 of short term financing from an unrelated lender. Mr. Thramann then agreed to make the proceeds of that short term financing available to the Company. In exchange, the Company has assumed responsibility for all payments and charges (including principal, interest and fees) required under such short term financing. Under the agreement, the Company was advanced $200,000 net of $12,000 in closing fees and the remaining $200,000 was put into an escrow account. A $100,000 loan financing fee is also due at maturity. On December 2019, the Company made a principal payment of $57,000. The remaining $243,000 of principal and loan financing fees was paid in January 30, 2020.

In February 2020, Mr. Thramann obtained a new $500,000 short term financing from the same unrelated lender. Mr. Thramann then agreed to make the proceeds of that short term financing available to the Company. In exchange, the Company has assumed responsibility for all payments and charges (including principal, interest and fees) required under such short term financing. Under the agreement, the Company was advanced $485,000 net of $15,000 in closing fees and immediately put $140,741 into an escrow account. Repayment of the principal and loan financing fee occurs through weekly payments of $17,593 until the loan and financing fee is paid in full. The loan financing fee increases with the length of the payback period and is maximized at $165,000 after month five.

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Clip Interactive, LLC

Corporate Conversion

We currently operate as a Colorado limited liability company under the name Clip Interactive, LLC. Prior to the effectiveness of the registration statement of which this prospectus forms a part, Clip Interactive, LLC will convert into a Delaware corporation pursuant to a statutory conversion and change its name to Auddia Inc. As required by the LLC Agreement, the Corporate Conversion must be approved by the requisite number of outstanding members of Clip Interactive, LLC.

In connection with the Corporate Conversion, Clip Interactive, LLC unitholders will receive shares of common stock for all units held immediately prior to the Corporate Conversion. The existing units held by our executive officers, directors and 5% Security Holders will be converted on the same basis as all other holders of such units.

Indemnification agreements

We will enter into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such persons in any action or proceeding, including any action by or in our right, on account of any services undertaken by any such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Policy for approval of related-person transactions

Prior to this Offering we have not had a formal policy regarding approval of transactions with related persons. In connection with this Offering, our board of managers has adopted a related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related-person transaction,” the related person must report the proposed related-person transaction to our outside general counsel. The policy calls for the proposed related-person transaction to be reviewed by and if deemed appropriate approved by, the audit committee of our board of directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chair of the audit committee to review, and if deemed appropriate approve, proposed related-person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related-person transaction;

•	the approximate dollar amount involved in the related-person transaction;

•	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the related-person transaction; and

•	any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee of our board of directors in the manner specified in its charter.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2020 by (i) each person whom we know to beneficially own more than 5% of our outstanding common stock (a “5% stockholder”), (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address of each executive officer and director is c/o Clip Interactive, LLC 5755 Central Ave., Suite C, Boulder, CO 80301

The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of shares of our common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after June 30, 2020. Each holder’s percentage ownership is based on 8,000,000 shares of fully diluted common stock outstanding as of September 30, 2019, after giving effect to the Corporate Conversion. Each holder’s percentage ownership after this Offering is based on shares of common stock outstanding.

Unless otherwise indicated below, and subject to community property laws where applicable, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned Before IPO	Percentage of Shares Beneficially Owned After IPO
5% Stockholders:
Jeffrey Thramann	977,226	13.68%	19.16%	(3)
Richard Minicozzi	2,645,747	36.8%	25.5%

Executive Officers and Directors:
Michael Lawless (1)	169,700	2.4%	1.6%
Peter Shoebridge (2)	50,621	0.7%	0.5%
Richard Liebman	–	–%	–%
Stephen Deitsch	–	–%	–%
James Booth	–	–%	–%
		–%	–%
All directors and executive officers as a group (6 persons)	1,197,547	16.7%	21.2%

(1)	Includes 148,218 shares that may be received upon the exercise of warrants
(2)	Includes 50,261 of shares that may be received upon the exercise of stock options
(3)	Includes 1,000,000 shares obtained from the repayment of Bank Debt

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DESCRIPTION OF CAPITAL STOCK

The following description is intended as a summary of our certificate of incorporation (which we refer to as our “charter”) and our bylaws, each of which will become effective prior to the effectiveness of the registration statement of which this prospectus forms a part and which will be filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law. The description of our common stock and preferred stock reflects the completion of the Corporate Conversion. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our charter and bylaws.

General

Our charter authorizes 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 per value per share.

As of June 30, 2020, after giving effect to the Corporate Conversion, there were 6,768,701 shares of our common stock outstanding (including 6,768,701 shares of restricted common stock) and approximately 109 stockholders of record. No shares of our preferred stock are designated, issued or outstanding.

At June 30, 2020, we had 67,222,992 outstanding warrants as follows:

Exercise Price	Outstanding
$0.140000	262,500
$0.015430	31,277,143
$0.010000	382,983
$0.001102	24,594,000
$0.023000	10,706,366
67,222,992

All of these warrants are stated at their Pre-IPO split amounts and will expire in October 2023. None of these warrants may be exercised for a period of six months from the date of this prospectus.

The warrants have a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of the underlying shares at the time of exercise of the warrant after deduction of a number of shares equal in value to the aggregate exercise price. The warrants contain provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of certain stock dividends, stock splits, reorganizations, reclassifications and consolidations.

Common stock

Voting rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

We have not declared or paid any cash dividends on our capital stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

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Rights and preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully paid and nonassessable

All of our outstanding shares of common stock are, and the shares of common stock are fully paid and nonassessable.

Preferred stock

Our board of directors will have the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. As of the date of this Prospectus, there are no shares of preferred stock outstanding, and we have no present plan to issue any shares of preferred stock.

Piggyback registration rights

If we register any of our equity securities either for our own account or for the account of other security holders, the Investors are entitled to piggyback registration rights and may include their shares in the registration. The underwriters may advise us to limit the number of shares included in any underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the IPO. If this occurs, the aggregate number of securities held by the Investors that may be included in the underwriting shall be allocated among all requesting Investors in proportion to the amount of securities sought to be sold by each Investor.

Fees; Indemnification

Under the Registration Rights Agreement, we will be responsible, subject to certain exceptions, for the expenses of any registration of securities pursuant to the agreement, other than underwriting discounts and commissions.

The Registration Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify the Investors in the event of material misstatements or omissions in the registration statement or any violation of the Securities Act, Exchange Act, state securities law or any rule or regulation promulgated thereunder attributable to us, and they are obligated to indemnify us, severally and not jointly, for material misstatements, omissions or any violation of the Securities Act, Exchange Act, state securities law or any rule or regulation promulgated thereunder attributable to them.

Termination of registration rights

The demand registration rights and the piggyback registration rights granted under the Registration Rights Agreement will terminate, with respect to each Investor, as of the date when all registrable securities held by and issued to such Investor may be sold under Rule 144 under the Securities Act, provided such Investor owns less than 1% of the outstanding common stock of the Company. If the offer and sale of these shares of our common stock are registered, the shares will be freely tradable without restriction under the Securities Act, subject to the Rule 144 limitations applicable to affiliates, and a large number of shares may be sold into the public market.

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Anti-takeover effects of provisions of our charter, our bylaws and Delaware law

Some provisions of Delaware law, our charter and our bylaws, contain provisions that could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us through the use of the following: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may delay, deter or prevent a change in control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.

These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Charter and bylaws provisions

Our charter and our bylaws, include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•	Board of Directors Vacancies: Our charter and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors may only be set by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•	Stockholder Action; Special Meetings of Stockholders: Our charter provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Further, our bylaws and charter will provide that special meetings of our stockholders may be called only by a majority of our board of directors, the Chairman of our board of directors or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•	Advance Notice Requirements for Stockholder Proposals and Director Nominations: Our bylaws provide advance notice procedures for stockholders seeking to bring matters before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•	Supermajority Voting: The Delaware General Corporation Law, or the DGCL, provides, generally, that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors. In addition, the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an election of directors is required to amend or repeal or to adopt certain provisions of our charter.

•	No Cumulative Voting: The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our charter does not provide for cumulative voting.

•	Removal of Directors Only for Cause: Our charter provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock.

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•

Exclusive Forum Provision in Certificate of Incorporation. Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings: any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, any action asserting a claim against the Company arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or bylaws, or any action asserting a claim against the Company governed by the internal affairs doctrine. Our certificate of incorporation also provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Despite the fact that the certificate of incorporation provides for this exclusive forum provision to be applicable to the fullest extent permitted by applicable law, Section 27 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act of 1933, as amended (the “Securities Act”), creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, this provision of the Company’s certificate of incorporation would not apply to claims brought to enforce a duty or liability created by the Securities Act, Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.

Delaware law

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Limitations on liability, indemnification of officers and directors and insurance

Our charter and bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law.

Listing

We have applied to list our common stock on the Nasdaq Capital Market, under the symbol “AUUD.”

Transfer agent and registrar

The transfer agent and registrar for the shares of our common stock will be V-Stock Transfer Company.

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DESCRIPTION OF SECURITIES SOLD IN THE IPO

We sold Units, consisting of one share of common stock and  one Series A Warrant. The shares of common stock and Series A Warrants are immediately separable from the Units. Each Series A Warrant is exercisable for one share of common stock. The shares of common stock issuable from time to time upon exercise of the Series A Warrants are also being offered pursuant to this prospectus.

Common Stock

The material terms and provisions of our common stock and each other class of securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Warrants

Series A Warrants

Each purchaser of Units in the IPO offering received, for each Unit purchased, a Series A Warrant representing the right to purchase one share of common stock at an exercise price of $ 4.54. The Series A Warrants are exercisable on the date that the warrants are issued and will terminate on the 5th anniversary date the warrants are first exercisable. The exercise price and number of shares for which each Series A Warrant may be exercised is subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The Series A Warrants may be called (cancelled) by us, for consideration equal to $0.0001 per warrant, on not less than 10 business days’ notice if the closing price of the common stock is above 150% of the public offering price per unit for any period of 20 consecutive business days ending not more than three business days prior to the call notice date.

Provisions Applicable to Series A Warrants

Holders of the Series A Warrants may exercise their Series A Warrants to purchase shares of our common stock on or before the termination date by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the Series A Warrants is being exercised must be made within two trading days following such exercise. In the event that the registration statement relating to the Series A Warrants shares (the Warrants Shares”) is not effective, a holder of Series A Warrants may only exercise its Series A Warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the Series A Warrants. Series A Warrants may be exercised in whole or in part, and any portion of a Series A Warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a Series A Warrant.

Upon the holder’s exercise of a Series A Warrant, we will issue the shares of common stock issuable upon exercise of the Series A Warrant within three trading days of our receipt of notice of exercise, subject to timely payment of the aggregate exercise price therefor.

The shares of common stock issuable on exercise of the Series A Warrants will be, when issued in accordance with the Series A Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

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If, at any time a Series A Warrant is outstanding, we consummate any fundamental transaction, as described in the Series A Warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any Series A Warrants will thereafter receive upon exercise of the Series A Warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such Series A Warrants would have been entitled upon such consolidation or merger or other transaction.

The Series A Warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our common stock.

Amendments and waivers of the terms of the Series A Warrants require the written consent of the holder of such Series A Warrants and us. The Series A Warrants will be issued in book-entry form under a warrant agent agreement between V-Stock Transfer Company, Inc. as warrant agent, and us, and shall initially be represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

You should review a copy of the warrant agent agreement and the form of the Series A Warrants, each of which are included as exhibits to the registration statement of which this prospectus forms a part.

Representative's Unit Warrant

In addition, we have agreed to issue to the representative of the underwriters a Unit Warrant to purchase up to an aggregate of 8% of the Units sold in this offering, excluding the shares of common stock sold pursuant to the over-allotment option, if any. Each Unit, consisting of one share of common stock and  one Series A Warrant, issuable upon exercise of the Representative's Unit Warrant are identical to those units offered by the IPO prospectus, except that the exercise price is $5.16 and they are not callable by the Company.

The Unit Warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 9.99% of our common stock.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering there has been no public market for our common stock and a liquid trading market for our common stock may not develop or be sustained after this Offering. Future sales of our common stock in the public market after this Offering, or the perception that those sales may occur, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our common stock will be available for sale in the public market for a period of several months after consummation of this Offering due to contractual and legal restrictions on resale described below. Future sales of our common stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price of our common stock at such time and our ability to raise equity capital at a time and price we deem appropriate. Although we have applied to list our common stock on the Nasdaq Global Market under the symbol “CLIP,” we cannot assure you that there will be an active public market for our common stock.

Sale of restricted shares

Based on the number of shares of our common stock outstanding as of June 30, 2020, and after giving effect to the Corporate Conversion, upon the closing of the IPO, and assuming no exercise of the underwriters’ option to purchase additional shares of common stock, we will have outstanding 10,364,164 shares of common stock. This includes the 2,181,818 shares that we are selling in the IPO (as part of the Units), the 1,568,182 shares that are being offered for sale by the Selling Shareholders pursuant to a Selling Shareholder Prospectus dated as of the date of this Prospectus, which shares may be resold in the public market immediately without restriction, unless purchased by our affiliates and 1,000,000 shares to be issued to a related party for the conversion of $4,000,000 in Company debt, but does not include 620,213 common shares reserved for issuance upon the exercise of common share purchase options and common shares reserved for issuance upon the exercise of common share purchase warrants. Following this offering, shares will be restricted as a result of securities laws or lock-up agreements but may be able to be sold commencing 180 days after the IPO as described in the “Shares eligible for future sale” and “Underwriting” sections of this prospectus.

All of the shares of common stock sold in the IPO, and shares of common stock being registered for sale pursuant to this Selling Shareholder Prospectus, and any shares sold upon exercise of the underwriters’ option to purchase additional shares, will be freely tradable in the public market without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 of the Securities Act. All remaining shares of common stock held by existing stockholders immediately prior to the consummation of this IPO will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, which rules are summarized below. As a result of the contractual 180-day lock-up period described below and the provisions of Rule 144 and 701 of the Securities Act, the restricted securities will be available for sale in the public markets as follows:

Date Available for Sale	Shares Eligible for Sale	Description
Date of Prospectus	__________	Shares sold in the IPO and shares saleable under Rule 144 that are not subject to a lock-up

90 Days after Date of Prospectus	0	Shares saleable under Rules 144 and 701 that are not subject to a lock-up

180 Days after Date of Prospectus	__________	Lock-up released; shares saleable under Rules 144 and 701

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Rule 144

In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act, for at least 90 days, a person (or persons whose shares are required to be aggregated) who is not deemed to have been one of our “affiliates” for purposes of Rule 144 at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, including the holding period of any prior owner other than one of our “affiliates,” is entitled to sell those shares in the public market (subject to the lock-up agreement referred to below, if applicable) without complying with the manner of sale, volume limitations or notice provisions of Rule 144, but subject to compliance with the public information requirements of Rule 144. Rule 144(a)(1) defines an “affiliate” of an issuing company as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Directors, officers and holders of ten percent or more of the Company’s voting securities (including securities which are issuable within the next sixty days) are deemed to be affiliates of the issuing company. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than “affiliates,” then such person is entitled to sell such shares in the public market without complying with any of the requirements of Rule 144 (subject to the lock-up agreement referred to below, if applicable). In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act for at least 90 days, our “affiliates,” as defined in Rule 144, who have beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than one of our “affiliates,” are entitled to sell in the public market, upon expiration of any applicable lock-up agreements and within any three-month period, a number of those shares of our common stock that does not exceed the greater of:

•	1% of the number of common shares then outstanding, which will equal approximately 100,000 shares of common stock immediately after this Offering (calculated assuming no exercise of the underwriters’ option to purchase additional shares and no exercise of outstanding options or warrants); or

•	the average weekly trading volume of our common stock on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Such sales under Rule 144 by our “affiliates” or persons selling shares on behalf of our “affiliates” are also subject to certain manner of sale provisions, notice requirements and to the availability of current public information about us. Notwithstanding the availability of Rule 144, the holders of substantially all of our restricted securities have entered into lock-up agreements as referenced above and their restricted securities will become eligible for sale (subject to the above limitations under Rule 144) upon the expiration of the restrictions set forth in those agreements.

Rule 701

The Rule 701 exemption is not available to Exchange Act reporting companies. In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired common stock from us in connection with a written compensatory stock or option plan or other written agreement in compliance with Rule 701 under the Securities Act before the effective date of the registration statement of which this prospectus is a part (to the extent such common stock is not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell such shares beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act. Our affiliates can resell shares in reliance on Rule 144 without having to comply with the holding period requirement, and non-affiliates of the Company can resell shares in reliance on Rule 144 without having to comply with Rule 144’s current public information and holding period requirements in Rule 144. Accordingly, subject to any applicable lock-up agreements, beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act, under Rule 701 persons who are non-affiliates may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and affiliates of the Company may resell those shares without compliance with Rule 144’s minimum holding period requirements.

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Equity incentive plans

Our board of directors and stockholders previously adopted the Existing Plan. Our board of directors and stockholders intend to adopt the 2019 Plan. For a description of our Existing Plan and 2018 Plan, see “Compensation of our executive officers and directors—Equity incentive plans.”

Lock-up agreements

We, our officers and directors, and certain of our existing security holders have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Network 1 Financial Securities, Inc. dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock, subject to certain exceptions, Network 1 Financial Securities, Inc. in their sole discretion may release any of the securities subject to these lock-up agreements at any time. If the restrictions under the lock-up agreements are waived, shares of our common stock may become available for resale into the market, subject to applicable law, which could reduce the market price for our common stock.

Registration Statements

As explained in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement of which this prospectus forms a part, also contains the Selling Stockholder Prospectus to be used in connection with the potential resale by certain selling stockholders of up to an aggregate of 1,568,182 shares of our common stock owned by current shareholders concurrently with the registration of this initial public offering. These shares of common stock are being registered to permit public resale of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to the Selling Stockholder Prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

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SELLING STOCKHOLDERS

An aggregate of 1,568,182 shares of our common stock are currently being offered under this prospectus by certain stockholders who were investors in private placement financings between 2012 and 2019.

The following table sets forth certain information with respect to each selling stockholder for whom we are registering shares for resale to the public. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. None of the selling stockholders are broker-dealers or affiliates of broker-dealers, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The percentage of shares beneficially owned after the offering is based on ________ shares of common stock to be outstanding after this offering, including 2,181,818 shares of common stock sold in our initial public offering as part of the Units and shares issued pursuant to the conversion.

Name	Total Number of shares owned prior to this Offering	Number of Shares being offered	Percentage of shares owned prior to this Offering	Percentage of shares owned this Offering assuming all Shares are sold

Alan Villavicencio	15,690	8,783	1.00%	0.04%
Alexander Martello III (1)	49,216	49,216	0.80%	0.04%
Andrew C. Smith	14,213	14,213	0.20%	0.00%
Aram Neuschatz	13,817	13,817	0.30%	0.00%
ESU Investments LLC (4)	363,496	363,496	5.10%	0.00%
Gary D. Bartholomew III (3)	14,979	7,055	0.20%	0.00%
John W. Noble Jr.	235,483	235,483	3.40%	0.00%
Marc G. Preininger	150,581	150,581	2.20%	0.00%
Mark S. Carelli	19,576	19,576	0.30%	0.00%
Michael Mahoney	17,028	17,028	0.30%	0.00%
Paul Martello	91,072	91,072	1.20%	0.00%
Richard E. Scott	35,394	35,394	0.50%	0.00%
Richard F. Ball	135,282	135,282	2.00%	0.00%
Stephen Napoli	82,879	82,879	0.20%	0.00%
Pete & Mary Beth Caddigan	105,253	105,253
John Triscoli	62,746	62,746
Les Gaschler	26,849	26,849
Thomas Michael Napoli (2)	105,797	105,797	1.30%	0.10%
Tiziano Sartori	14,727	14,727	0.20%	0.00%
William L. Daly	28,935	28,935	0.50%	0.00%
	1,583,013	1,568,182	2%	0.18%

__________________________

(1) Includes 32,577 shares held by Millennium Trust Co LLC f/b/o Alexander Martello III. Mr. Martello has full investment authority over the shares held by Millennium Trust Co LLC.

(2). Includes 77,754 shares held by Millennium Trust Co LLC f/b/o Thomas Michael Napoli III. Mr. Napoli has full investment authority over the shares held by Millennium Trust Co LLC.

(3) Includes 6,995 shares held by Millennium Trust Co LLC f/b/o Gary D. Bartholomew III. Mr. Bartholomew has full investment authority over the shares held by Millennium Trust Co LLC.

(4) ________________________________________________________________

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PLAN OF DISTRIBUTION

Plan of Distribution for Selling Shareholders

The selling shareholders may sell some or all of their shares at a price of $5.00 per share, and thereafter at prevailing market prices or privately negotiated prices. The Selling Shareholders’ Shares may be sold or distributed from time to time by the selling shareholders, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales;

•	transactions involving cross or block trades on any securities market where our common stock is trading;

•	through direct sales to purchasers or sales effected through agents;

•	privately negotiated transactions;

•	any combination of the foregoing; or

•	any other method permitted by law

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling shareholders are broker-dealers or affiliates of broker dealers.

Each selling shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to engage in a distribution of the common stock. Upon us being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the distribution of common stock, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being distributed and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Each selling shareholder may sell all, some or none of the Selling Shareholders’ Shares registered pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the shares of common stock registered hereunder will be freely tradable in the hands of persons other than our affiliates that acquire such shares.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

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Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers and directors, and certain stockholders have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the representative, for a period of 180 days from the date of effectiveness of the offering.

All directors and officers and certain holders of our outstanding common stock and securities convertible into or exercisable or exchangeable for common stock are subject to lock- up agreements with the underwriters of the IPO agreeing that, without the prior written consent of the representative, they will not, during the period ending 180 days after the date of this prospectus (the “restricted period”):

•	offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of common stock or securities convertible into or exercisable or exchangeable for common stock whether now owned or hereafter acquired;

•	enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of shares of common stock beneficially owned or securities convertible into or exercisable or exchangeable for common stock, whether now owned or hereafter acquired; or

•	engage in any short selling of common stock,

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, each such person agrees that, without the prior written consent of the representative on behalf of the underwriters, of the IPO such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions in the immediately preceding paragraph do not apply to our directors or officers in certain circumstances, including the (i) transfers of our common stock acquired in open market transactions after the completion of this offering; (ii) transfers of our common stock as bona fide gifts, by will, to an immediate family member or to certain trusts provided that no filing under Section 16(a) of the Exchange Act would be required or voluntarily made; (iii) distributions of our common stock to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate, or to an entity controlled or managed by an affiliate provided that no filing under Section 16(a) of the Exchange Act would be required or voluntarily made; (iv) distributions of our common stock to the stockholders, partners or members of such holders provided that no filing under Section 16(a) of the Exchange Act would be required or voluntarily made; (v) the exercise of options, settlement of restricted stock units or other equity awards granted under a stock incentive plan or other equity award plan described in this prospectus, or the exercise of warrants outstanding described in this prospectus; (vi) transfers of our common stock to us for the net exercise of options, settlement of restricted stock units or warrants granted pursuant to our equity incentive plans or to cover tax withholding for grants pursuant to our equity incentive plans; (vii) the establishment by such holders of trading plans under Rule 10b5-1 under the Exchange Act provided that such plan does not provide for the transfer of common stock during the restricted period; (viii) transfers of our common stock pursuant to a domestic order, divorce settlement or other court order; (ix) transfers of our common stock to us pursuant to any right to repurchase or any right of first refusal we may have over such shares; (x) conversion of our outstanding securities into common stock in connection with the closing of this offering; and (xi) transfers of our common stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors.

Certain of these exceptions are subject to a requirement that the transferee enter into a lock-up agreement with the underwriters of the IPO containing similar restrictions.

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We also agreed pursuant to that lock-up agreement that, without the prior written consent of the representative, we will not, during the restricted period (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock (other than the shares sold in the primary offering and common stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing prior to the primary offering or pursuant to currently outstanding options, warrants or rights) provided that either (a) such shares shall not vest during the restricted period or (b) the grantee of such shares will execute a lock-up agreement; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock other than a registration statement on Form S-4 or S-8; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph do not apply to (i) the securities to be sold in connection with the primary offering, (ii) the issuance by of shares of common stock upon the exercise of a stock option or warrant or the conversion of a security outstanding prior to the primary offering, (iii) the issuance by of any security under any equity compensation plan, (iv) the issuance of shares of common stock in the connection with mergers, acquisitions or joint ventures, (v) the issuance of shares of common stock to consultants in our ordinary course of business and not for capital raising transactions and (vi) the issuance of shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock at a price per share greater than $7.50 per share.

The representative may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the common stock, the underwriters of the IPO may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters of the IPO may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters of the IPO under the over-allotment option. The underwriters of the IPO can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters of the IPO will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters of the IPO may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters of the IPO must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters of the IPO are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters of the IPO may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters of the IPO are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters of the IPO have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters of the IPO, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters of the IPO may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriters of the IPO, and should not be relied upon by investors.

Resale-71

LEGAL MATTERS

Bingham & Associates Law Group, APC will pass upon the validity of the shares of common stock offered hereby for us.

EXPERTS

The financial statements as of December 31, 2018 and 2019 included in this prospectus have been so included in reliance on the reports (which contain explanatory paragraphs relating to the Company’s ability to continue as a going concern.

The financial statements for the year ended December 31, 2018 were audited by Plante & Moran PLLC (“Plante”), 8181 East Tufts Avenue, Denver, CO 80237 an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements for the year ended December 31, 2019, were audited by Daszkal Bolton LLP (“Daszkal”) 490 Sawgrass Corporate Pkwy, Suite 200, Sunrise, FL 33325 an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

On February 3, 2020, (the “Dismissal Date”) the Company dismissed Plante from its role as the independent certifying accountant for the Company. On February 3, 2020 the Company engaged Daszkal as its new independent registered public accounting firm. The change of the Company’s independent registered public accounting firm from Plante to Daszkal was approved unanimously by our board of directors.

The report of Plante on the Company’s financial statements as of and for the year ended December 31, 2018 did not contain an adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles other than containing an emphasis of matter paragraph describing certain factors giving rise to a going concern uncertainty which creates substantial doubt regarding the Company’s ability to continue as a going concern.

During 2018 and through the Dismissal Date, there were (i) no disagreements between the Company and Plante on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Plante, would have caused Plante to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K other than certain material weaknesses in internal control which were identified during Plante’s audit and communicated to the Company’s board of directors.

The Company provided Plante with a copy of this Prospectus and requested that Plante furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Plante agrees with the above statements. A copy of such letter, dated July 16, 2020, is attached as Exhibit 16.1 to the Registration Statement of which this Prospectus forms a part.

During 2018 and through the Dismissal Date, the Company had not consulted with Daszkal regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Daszkal concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from that office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

Upon the completion of this offering, we will be subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file proxy statements, periodic information and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.clipinteractive.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

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INDEX TO FINANCIAL STATEMENTS

CLIP INTERACTIVE, LLC (DBA AUDDIA)

F-1

CLIP INTERACTIVE, LLC (DBA AUDDIA)

Condensed Balance Sheets

	June 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash	$518,948	$290,231
Accounts receivable, net	6,563	16,488
Note subscriptions receivable	38,662	–
Total current assets	564,173	306,719

Non-current assets:
Capitalized software, net	1,343,379	1,338,272
Property and equipment, net	14,306	13,637
Deferred offering costs	259,715	196,511
Security deposits	5,500	5,500
Total non-current assets	1,622,900	1,553,920
Total assets	$2,187,073	$1,860,639

Liabilities and Deficiency in Members' Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,201,213	$895,408
Line-of-credit	6,000,000	6,000,000
Notes Payable	268,662	–
Convertible notes payable	3,220,019	1,742,174
Notes payable to related parties	1,634,977	1,433,995
Accrued fees to a related party	1,501,113	1,017,938
Total current liabilities	$13,825,984	$11,089,515

Commitments and contingencies

Deficiency in members' equity:
Series C preferred shares (liquidation preference of $40,641,172)	$28,972,346	$28,118,212
Series B preferred shares (liquidation preference of $4,322,857)	2,964,623	2,826,496
Series A preferred shares (liquidation preference of $2,112,500)	2,081,814	2,081,814
Series F preferred shares	–	–
Common shares – Series 1 and 2	2,346,249	2,346,249
Additional paid-in capital	5,081,504	4,981,915
Accumulated deficit	(53,085,447)	(49,540,827)
Subscriptions receivable	–	(42,735)
Total deficiency in members' equity	$(11,638,911)	$(9,228,876)
Total liabilities and deficiency in members' equity	$2,187,073	$1,860,639

See notes to condensed financial statements.

F-2

CLIP INTERACTIVE, LLC (DBA AUDDIA)

Condensed Statements of Operations

(unaudited)

	For the Six Months Ended
	June 30,
	2020	2019
Revenue	$109,879	$263,734

Operating expenses:
Direct cost of services	460,560	539,989
Sales and marketing	42,440	83,958
Research and development	141,783	121,683
General and administrative	1,079,080	846,867
Total operating expenses	1,723,863	1,592,497
Loss from operations	(1,613,984)	(1,328,763)
Other (expense) income:
Interest expense	(938,413)	(630,011)
Interest income	39	84
Total other expense	(938,374)	(629,927)

Net loss	$(2,552,358)	$(1,958,690)

Pro Forma weighted average common shares outstanding (Note 9):
Basic – Class A Common Shares	103,155,807	91,435,177
Basic – Series F Preferred Shares	78,975,519	85,931,677
Diluted – Class A Common Shares	103,155,807	91,435,177
Diluted – Series F Preferred Shares	78,975,519	85,931,677

Pro Forma net loss per share attributable to common shares (Note 9):
Basic – Class A Common Shares	$(0.02)	$(0.02)
Basic – Series F Preferred Shares	$(0.02)	$(0.02)
Diluted – Class A Common Shares	$(0.02)	$(0.02)
Diluted – Series F Preferred Shares	$(0.02)	$(0.02)

See notes to condensed financial statements.

F-3

CLIP INTERACTIVE, LLC (DBA AUDDIA)

Condensed Statements of Cash Flows

(unaudited)

	For the Six Months Ended June 30,

	2020	2019
Cash flows from operating activities:
Net loss	$(2,552,358)	$(1,958,690)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	370,349	189,501
Share-based compensation	35,317	9,016
Issuance of common stock warrants	64,272	–
Issuance of related party debt for consulting services	20,000	–

Changes in assets and liabilities:
Decrease in accounts receivable	9,925	63,376
Increase in accrued fees to a related party	483,175	477,567
Increase in accounts payable and accrued liabilities	352,368	213,049
Net cash used in operating activities	(1,216,952)	(1,006,181)

Cash flows from investing activities
Software capitalization	(373,439)	(386,350)
Purchase of property and equipment	(2,686)	–
Net cash used in investing activities	(376,125)	(386,350)

Cash flows from financing activities
Proceeds from issuance of convertible notes	1,372,619	–
Proceeds from related party debt	426,779	280,000
Proceeds from notes payable	268,662	–
Repayments of related party debt	(225,797)	–
Proceeds from issuance of preferred shares, net of issuance costs	–	108,779
Proceeds from issuance of common shares	–	731,391
Deferred offering costs capitalized	(63,204)	–
Collection on subscriptions receivable	42,735	115,727
Net cash provided by financing activities	1,821,794	1,235,897

Net increase (decrease) in cash	228,717	(156,634)
Cash - beginning of year	290,231	271,699
Cash - end of period	$518,948	$115,065

Supplemental disclosure of cash flow information:

Cash paid for interest	$810,545	$663,178

Supplemental disclosure of non-cash activity:

Conversion of collateral fees to note payable	$–	$725,000
Conversion of accounts payable to convertible notes	$46,564	–
Note subscriptions receivable	$38,662	–
Non-cash dividends for Series B and Series C preferred shares	$992,261	$909,910
Deemed dividend charged to accumulated deficit for conversion	$–	$638,521

See notes to condensed financial statements.

F-4

CLIP INTERACTIVE, LLC (DBA AUDDIA)

Condensed Statements of Changes in Deficiency in Members’ Equity

(uaudited)

	Series C Preferred Shares		Series B Preferred Shares		Series A Preferred Shares		Series F Preferred Shares
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance - December 31, 2018	186,271,597	$24,798,964	2,316,377	$2,836,688	2,975,000	$2,944,314	117,722,097	–
Collection of subscription receivable	–	–	–	–	–	–	–	–
Series B preferred shares issued net of $23,792 in issuance cost	–	–	127,045	108,779	–	–	–	–
Conversion of Series A and Series B preferred shares for Series C preferred shares	12,008,056	1,335,391	(273,497)	(285,391)	(1,050,000)	(1,050,000)	(8,596,031)	–
Common shares issued for cash	–	–	–	–	–	–	(27,319,039)	–
Share-based compensation expense	–	–	–	–	–	–	–	–
Accumulated dividends converted to Series C from Series B	–	594,130	–	–	–	–	–	–
Warrants issued to non-participating Series A and Series B shareholders	–	-	-	44,391	-	-	-	-
Dividends on Series C preferred shares	–	783,117	–	–	–	–	–	–
Dividends on Series B preferred shares	–	–	–	126,793	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance – June 30, 2019	198,279,653	$27,511,602	2,169,925	$2,831,260	1,925,000	$1,894,314	81,807,027	$–

Balance - December 31, 2019	196,158,082	$28,118,212	2,193,823	$2,826,496	2,112,500	$2,081,814	78,975,519	$–
Collection of subscription receivable	–	-	–	–	–	–	–	–
Dividends on Series C preferred shares	–	854,134	–	–	–	–	–	–
Dividends on Series B preferred shares	–	–	–	138,127	–	–	–	–
Common share warrants issued in connection with a security interest	–	–	–	–	–	–	–	–
Share-based compensation expense	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance – June 30, 2020	196,158,082	$28,972,346	2,193,823	$2,964,623	2,112,500	$2,081,814	78,975,519	$–

See notes to condensed financial statements.

F-5

CLIP INTERACTIVE, LLC (DBA AUDDIA)

Condensed Statements of Changes in Deficiency in Members’ Equity (continued)

(unaudited)

	Common			Accumulated	Subscriptions
	Shares	Amount	APIC	Deficit	Receivable	Total

Balance - December 31, 2018	65,316,124	$1,468,085	$4,611,868	$(42,055,439)	$(349 681)	$(5,745,201)
Collection of subscription receivable	–	–	–	–	103,450	103,450
Series B preferred shares issued net of $23,792 in issuance cost	–	–	–	–	12,277	121,056
Conversion of Series A and Series B preferred shares for Series C preferred shares	–	–	–	–	–	–
Common shares issued for cash	27,451,822	731,391	–	–	–	731,391
Share-based compensation expense	–	–	9,016	–	–	9,016
Accumulated dividends converted to Series C from Series B	–	–	–	(594,130)	–	–
Warrants issued to non-participating Series A and Series B shareholders	–	–	–	(44,391)	–	–
Dividends on Series C preferred shares	–	–	–	(783,117)	–	–
Dividends on Series B preferred shares	–	–	–	(126,793)	–	–
Net loss	–	–	–	(1,958,690)	–	(1,958,690)
Balance – June 30, 2019	92,767,946	$2,199,476	$4,620,884	$(45,562,560)	$(233,954)	$(6,738,978)

Balance - December 31, 2019	103,155,807	$2,346,249	$4,981,915	$(49,540,827)	$(42,735)	$(9,228,877)
Collection of subscription receivable	–	–	–	–	42,735	42,735
Dividends on Series C preferred shares	–	–	–	(854,134)	–	–
Dividends on Series B preferred shares	–	–	–	(138,127)	–	–
Common share warrants issued in connection with a security interest	–	–	64,272	–	–	64,272
Share-based compensation expense	–	–	35,317	–	–	35,317
Net loss	–	–	–	(2,552,358)	–	(2,552,358)
Balance – June 30, 2020	103,155,807	$2,346,249	$5,081,504	$(53,085,447)	$–	$(11,638,911)

See notes to condensed financial statements.

F-6

Notes to Condensed Financial Statements

Note 1 - Description of Business, Basis of Presentation and Summary of Significant Accounting Policies

Description of Business

Clip Interactive, LLC, (DBA Auddia), (the “Company”, “Auddia”, “we”, “our”) is a technology company that makes radio broadcasts and streaming audio content digitally actionable and measurable. On January 14, 2012, Clip Interactive, LLC was formed as a Colorado limited liability company and on November 25, 2019 changed its trade name to Auddia.

Basis of Presentation

The accompanying condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) for interim financial statements and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not contain all information and footnotes required by GAAP for annual financial statements. Such unaudited condensed financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. Interim results for the six months ended June 30, 2020 are not necessarily indicative of the results the Company will have for the full year ending December 31, 2020.

The accompanying condensed financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which are normal and recurring, necessary to fairly state its financial position, results of operations and cash flows. The financial data and the other information disclosed in these notes to the condensed financial statements reflected in the six month period presented are unaudited. The December 31, 2019 balance sheet included herein was derived from the audited financial statements but does not include all disclosures or notes required by GAAP for complete financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The condensed financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates relate to depreciation, valuation of capital stock and warrants and options to purchase shares of the Company's preferred and common shares, and the estimated amortization period for capitalized software development costs. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Risks and Uncertainties

The Company is subject to various risks and uncertainties frequently encountered by companies in the early stages of development. Such risks and uncertainties include, but are not limited to, its limited operating history, competition from other companies, limited access to additional funds, dependence on key personnel, and management of potential rapid growth. To address these risks, the Company must, among other things, develop its customer base; implement and successfully execute its business and marketing strategy; develop follow-on products; provide superior customer service; and attract, retain, and motivate qualified personnel. There can be no guarantee that the Company will be successful in addressing these or other such risks.

F-7

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at June 30, 2020 or December 31, 2019. The Company maintains cash deposits at several financial institutions, which are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company’s cash balance may at times exceed these limits. At June 30, 2020 and December 31, 2019, the Company had approximately $193,000 and $0, respectively, in excess of federally insured limits. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. The allowance for doubtful accounts was $2,500 at June 30, 2020 and December 31, 2019.

Credit Risk, Major Customers, and Suppliers

Revenues are predominately in the radio industry located primarily in the United States. The Company extends trade credit to its customers on terms that are generally practiced in the industry. Two customers accounted for approximately 72% and 82% of revenues for the six months ended June 30, 2020 and 2019, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided utilizing the straight line method over the estimated useful lives for owned assets, ranging from two to five years.

Software Development Costs

The Company accounts for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended purpose is probable.

The Company ceases capitalization of development costs once the software has been substantially completed and is available for its intended use. Software development costs are amortized over a useful life estimated by the Company’s management of five years. Costs associated with significant upgrades and enhancements that result in additional functionality are capitalized. Capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in software technologies.

Unamortized capitalized software development costs determined to be in excess of anticipated future net revenues are impaired and expensed during the period of such determination. Software development costs of $373,439 and $386,350 were capitalized for the six months ended June 30, 2020 and 2019, respectively. Amortization of capitalized software development costs was $368,332 and $184,143 for the six months ended June 30, 2020 and 2019, respectively, and are included in depreciation and amortization expense.

Offering Costs

The Company defers direct and incremental costs associated with its planned initial public offering of securities (“IPO”). During the six months ended June 30, 2020 offering costs in the amount of $63,204 were capitalized, consisting principally of legal, advisory and consulting fees incurred in connection with the formation and preparation of an IPO planned for mid-to late 2020. In the event the Company is unable to complete its IPO, the deferred offering costs will be expensed to operations.

F-8

Long-Lived Assets

The Company reviews its tangible and limited lived intangible long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. If a potential impairment is indicated, the Company compares the carrying amount of the asset to the undiscounted future cash flows associated with the asset. In the event the future cash flows are less than their carrying value, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. The Company determined long-lived assets were not impaired at June 30, 2020 and December 31, 2019.

Income Taxes

The Company has elected to be treated as a pass-through entity for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of its members, and no provision for federal income taxes has been recorded in the accompanying condensed financial statements. Had the Company been a taxable entity during the year ended December 31, 2019, or the period ended June 30, 2020, no provision for income taxes would have been recorded as a result of net operating loss carryforwards generated, which would have been fully reserved by a deferred tax asset valuation allowance.

The Company may only recognize tax benefits from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company is required to make many subjective assumptions and judgments regarding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to its subjective assumptions and judgments.

ASC Topic 606, "Revenue from Contracts with Customers"

On January 1, 2019, the Company adopted ASC 606 using the modified retrospective method. This method required retrospective application of the new accounting standard to all unfulfilled contracts that were outstanding as of January 1, 2019.

The impact of adopting ASC 606 resulted in an immaterial impact to our deficiency in members’ equity.

Revenue Recognition

Revenues are recognized when a contract with a customer exists, and the control of the promised services are transferred to our customers, in an amount that reflects the consideration we expect to receive in exchange for those services. Substantially all of our revenues are generated from contracts with customers in the United States.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the six months ended June 30, 2020 and 2019, were not significant.

Share-Based Compensation

The Company accounts for share-based compensation arrangements with employees, directors, and consultants and recognizes the compensation expense for share-based awards based on the estimated fair value of the awards on the date of grant.

Compensation expense for all share-based awards is based on the estimated grant-date fair value and recognized in earnings over the requisite service period (generally the vesting period). The Company records share-based compensation expense related to non-employees over the related service periods.

F-9

Pro Forma Loss per Share

Basic loss per share is calculated based on the weighted-average number of common shares outstanding in accordance with FASB ASC Topic 260, Earnings per Share. Diluted net (loss) income per share is calculated based on the weighted-average number of common shares outstanding plus the effect of dilutive potential common shares. When the Company reports a net loss, the calculation of diluted net loss per share excludes potential common shares as the effect would be anti-dilutive. Potential common shares are composed of shares of common issuable upon the exercise of options and warrants. The Company computes pro forma net loss per share using the two-class method, which is an allocation formula that determines net loss per share for common shares and participating securities, which for the Company is the Series A and Series F preferred shares. The Company has determined that holders of Series A and Series F outstanding preferred shares participate in earnings of the Company on a pro-rata basis with common shareholders. However, the Series A preferred shares are under no contractual obligation to share in the losses of the Company on a pro-rata basis with common shareholders, accordingly the Company has presented loss per share separately for common stock and Series F preferred stock.

Geographic Locations & Segments

For the six months ended June 30, 2020 and 2019, 100% of revenue attributable to customers and 100% of our net assets are located within the United States.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies.

Liquidity, Capital Resources and Going Concern

For the six months ended June 30, 2020, the Company sustained a net loss of $2,552,358 and consumed $1,216,952 in cash flow from operations. Also, the Company had an accumulated deficit of $11,638,911 at June 30, 2020. Historically, the Company has satisfied its capital needs with the net proceeds from its sales of equity securities, the issuance of convertible debt and bank debt. The Company expects to continue to generate net losses for the foreseeable future as it makes significant investments in developing and selling its products and services. Also, the Company will continue to evaluate potential acquisitions of, or investments in, companies or technologies that complement its business, which acquisitions may require the use of cash.

The accompanying condensed financial statements are presented assuming that the Company will continue as a going concern. However, we have no available borrowings on our credit facility to draw upon at June 30, 2020. The Company is operating with the expectation that it will be able to secure necessary financing until it becomes profitable. The Company will continue to seek additional short term financing to cover expenses for the next 12 months. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed financial statements do not include any adjustments that may result if the Company is unable to continue as a going concern.

Note 2-Revenue Recognition

The Company’s contracts with customers generally fall within two formats: (1) those that encompass development services, access to the Company’s interactive technology platform through a hosted business model and the ability to execute placement of spot advertising through the Company’s interactive technology platform, or (2) contracts exclusively for digital advertising placement of spot ads through the Company’s mobile apps and web players. The Company allocates the transaction price to each separate performance obligation as applicable within each contract based upon their relative selling prices.

Development Service Fee Revenue

Revenue generated from development services is comprised of services for the development, design and customization of software applications for station branded mobile apps and web/desktop players for radio stations. The mobile apps enable our customer’s users to interact with the live broadcast and streaming content while providing attribution to each station and enabling local and national digital monetization capabilities.

F-10

The web/desktop player provides a listening platform that enables full interactive radio capabilities for desktop users that prefer web based listening. The Company determined that the development, design, build and deployment, configuration, and customization are a bundle of professional services provided to the customer for the purpose of the Mobile and Web Desktop Apps and are considered a single performance obligation. Revenue is recognized over time as the services are satisfied and any advanced payments received are not recognized as revenue but instead are recorded in a deferred contract liability until the customer’s services are satisfied. Under the Company’s current outstanding contracts such services have been minimal and are not expected to be a significant performance obligation under its existing contracts in the future.

Platform Services Fee Revenue

Revenue generated from platform services is comprised of the customer’s use of the Company’s interactive technology platform that includes access rights to use the licensed software, software hosting, support and maintenance, data tracking analytics, advertising trafficking and monitoring of the mobile app and web/desktop player applications. The Company determined that the hosting of software, license access, support, training, maintenance and unspecified periodic upgrades or updates, monitoring hardware, interactive content management, access to content library, data and analytics dashboard, programming and Ad campaign training are a bundle of product and services that have the same period and pattern of transfer as the service to access the Company’s Platform and have been treated a single performance obligation. Revenue is recognized over time as the customer simultaneously receives and consumes the benefits provided by the Company’s platform services.

Legacy Platform Phase Out

From 2014 through 2020, the Company was successful in deploying its platform across 580 major radio stations and 1.6 million monthly active users. The Company’s legacy product served the broadcast industry by providing a platform that allows for the delivery of actionable digital ads that are synchronized with broadcast and streaming audio ads. Broadcasters offer mobile and web digital interfaces to their listeners, typically for their individual stations. Our Interactive Radio Platform provides mobile and web products that provide end users (listeners) with a visual display of everything a radio station has played in recent history (referred to as a “station feed”).

In addition to displaying album art for songs played, and digital insertions for station promotions and programs (e.g., a radio station contest), the station feed also includes a digital element for each audio ad that was played. These interactive, synchronized digital ads generate additional revenue for broadcasters and allowed for the collection of meaningful advertising analytics which we present to broadcasters through an analytics dashboard.

The Company began phasing out its Interactive Radio Platform in early 2020 and ceased operations related to the legacy platform by August 1, 2020. Much of the core technology of this platform is being leveraged for re-use with our new products, Auddia and Vodacast, currently under development. Furthermore, our well established relationships with more than a dozen broadcasters through the sales, marketing and digital services operations are being maintained as we seek to deploy the Auddia App at national scale.

Advertising Revenue

The Company generates advertising revenue in two distinctive forms one which can be from third party advertisers that place ads on the Company’s mobile apps and web players which are separate customer contracts whereby such advertising access is the only service and performance obligation within those contracts, and second is ad placements on the same platform but managed by the Company for its customers in connection with its contracts to provide development services and Platform access services to its customers.

The external advertising revenues are comprised of local and national interactive spots that are sourced and managed by customers or by third party service providers (such as Google), whereby the Company receives a portion of the dollars spent by the advertiser. In late 2018, the Company decided to move to only internally managed digital advertising for 2019 and discontinue revenue sharing agreements with our clients for advertising sourced by the client. Revenue is recognized as performance obligations are satisfied on a net basis as the Company is acting as an agent, which generally occurs as ads are delivered through the platform. We generally recognize revenue based on delivery information from the external providers campaign trafficking systems.

F-11

The internal advertising revenues are comprised of advertising fees for local and national interactive spot and local or digital only advertising campaign fees that are managed by the Company. For these advertising spots, the Company retains all the money spent on the advertising campaigns run on the Company’s interactive platform. Revenue is recognized as performance obligations are satisfied, which generally occurs as ads are delivered through the platform.

For Interactive and Digital Campaign and Spot Ad Fees which may include customer digital and interactive spot ad campaigns, interactive spot campaigns, the revenue is recognized at a point in time under the “as-invoiced” practical expedient, since customer usage driven variability is not required to be estimated but rather is allocated to the distinct time period in which the variable activity occurs.

Certain customers may receive platform fee credits or advertising discounts, which are considered as variable consideration in the determination of the transaction price. These performance obligations related to the fixed price arrangements is discounted ratably based on their relative standalone selling prices.

Contract Assets and Liabilities

The Company had no contract assets or contract liabilities as of June 30, 2020 or December 31, 2019 as the company does not receive payments in advance and is generally entitled to bill for monthly services as they are provided under its existing customer contracts.

Practical Expedients and Exemptions

We generally expense sales commissions when incurred because the duration of the contracts for which we pay commissions are less than one year. These costs are included in the sales and marketing line item of our Condensed Statements of Operations. Currently the Company does not have any significant acquisition costs which have been incurred associated with the acquisition of its customer contracts and therefore, no deferred customer acquisition costs have been recorded.

We do not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

The following table presents revenues disaggregated by revenue source:

	Six months Ended June 30,
	2020	2019
Revenues
Platform Service Fees (hosting services, support, data analytics)	$85,800	$129,582
Digital advertising served by 3rd parties	24,079	119,502
Digital advertising served by Clip Interactive	–	14,650
	$109,879	$263,734

F-12

Note 3 – Balance Sheet Disclosures

Accounts payable and accrued liabilities consist of the following:

	June 30, 2020	December 31, 2019
Accounts payable	$948,709	$771,991
Credit cards payable	26,782	25,562
Accrued interest	225,722	97,855
	$1,201,213	$895,408

Note 4 - Line-of-Credit

The Company entered into a line of credit with a bank originally dated November 7, 2012 and amended it on November 5, 2016. On April 10, 2018 the Company refinanced its line-of-credit with a different bank and amended this agreement on July 10, 2019. The available principal balance under the line of credit is $6,000,000, and the outstanding balance accrues interest at a variable rate based on the bank’s prime rate plus 1% (4.25% at June 30, 2020 and 5.75% at December 31, 2019) but at no time less than 4.0%. Monthly interest payments are required, with any outstanding principal due on July 10, 2021. The Company maintains a minimum balance at the lender to cover two months of interest payments. The line of credit is collateralized by all assets of the Company as well as certain cash assets of two shareholders in control accounts at the lender. One control account has a balance of $2,000,000 and the other control account has a balance of $4,000,000. The shareholder with the $2,000,000 control account has a collateral agreement with the Company which is described in Note 6. The shareholder with the $4,000,000 control account at the lender personally guarantees the full amount of the loan. The outstanding balance on the line-of-credit at June 30, 2020 and December 31, 2019 was $6,000,000.

Note 5 - Convertible Notes Payable

During the six months ended June 30, 2020 investors purchased $404,601 of convertible notes. These convertible notes accrue interest at 6.0% per year and mature on December 31, 2020. In the event of an Initial Public Offering (IPO) before December 31, 2020, the Notes will automatically convert into Common Stock at discounts ranging from 50% to 75% of the IPO price.

During the six months ended June 30, 2020, the Company issued, to a number of existing shareholders in two separate tranches, $1,073,244 in Promissory Notes that accrue interest at a rate of 6% per year and mature on December 31, 2020. The notes incorporated the following attributes; interest on the Notes accrue at 6% and if a majority of the noteholders approve, upon the successful completion of a qualified IPO by December 31, 2020, the notes and accrued interest would convert into equity at a per share valuation equal to $40.0 million. In addition, each investor in the Promissory Notes will receive shares and warrants in an amount equal to two times the number of shares and warrants owned before the investment in these Promissory Notes.

Note 6 – Notes Payable and Accrued Fees to Related Parties

The Company has an agreement with a shareholder to provide collateral for a bank line of credit described in Note 4 – Line-of-Credit. The amount of the cash collateral provided by the shareholder to the bank was $2.0 million.

The collateral agreement requires an annual commitment to the shareholder to pay collateral fees of $710,000 (annual interest of $660,000 plus the $50,000 renewal fee) and issue 300,000 common stock warrants.

In connection with the collateral agreement, in January 2019, the Company converted accrued fees of $725,000 into an unsecured note payable, which bears interest at 33% annually and has a maturity date of December 31, 2020. The note payable is convertible into common stock at a 75% discount to the IPO price.

F-13

The fees accruing on the collateral arrangement are 33% percent of the collateral amount annually plus there is an annual renewal fee of $50,000, with $483,175 being recorded as interest expense for the six months ended June 30, 2020. The balance outstanding on the accrued collateral fees was $1,501,113 at June 30, 2020, excluding the $725,000 unsecured note payable. The collateral agreement automatically renews on the effective date each year, which is April 13, with the next occurring on April 13, 2021.

During 2019, the Company issued notes payable (the "Notes") to three related parties for $80,000, $200,000 and $50,000, respectively. The Notes did not accrue interest or have a stated maturity date. The outstanding note payable for $80,000 was repaid in January 2020. In December 2019, the two other note holders elected to convert their notes into convertible Notes due December 31, 2020. Two other existing investors, who were owed a total of $17,197 for services by the Company, also agreed to convert their payables into convertible Notes. During 2019 the Company issued a note payable to a related party for consulting services incurred by the Company in the amount of $486,198, which was increased by $87,520 for services incurred in the six months ended June 30, 2020.

In October 2019, a shareholder obtained $400,000 of short term financing from an unrelated lender. The shareholder then agreed to make the proceeds of that short term financing available to the Company. In exchange, the Company assumed responsibility for all payments and charges (including principal, interest and fees) required under such short term financing agreement. Under the agreement the Company was advanced $188,000, net of $12,000 in closing fees, and the remaining $200,000 was put into an escrow account owned and controlled by the shareholder. A loan financing fee in the amount of $100,000 is due upon maturity, of which the amount relating to 2019 of $75,000 is included in accrued expenses at December 31, 2019. In December 2019, the Company made a principal payment in the amount of $57,203, and accordingly, the outstanding principal balance was $142,797 at December 31, 2019, and is included in Notes payable to related parties on the balance sheet. The remaining balance of $242,797 which includes principal and loan financing fees, was repaid in January 2020.

In February 2020, the Company obtained a new $500,000 short term loan from the same related party. The Company was advanced $485,000, net of $15,000 in closing fees, and immediately placed $140,741 into an escrow account, owned and controlled by the shareholder to provide funds for the scheduled repayments. Repayment of the principal and loan financing fee occurs through weekly payments of $17,593 until the loan and financing fee is paid in full. The loan financing fee increases with the length of the payback period and is maximized at $165,000 after month five. The outstanding balance at June 30, 2020 was $356,259.

.

In April 2020, the Company entered into a promissory note evidencing an unsecured loan (the “Loan”) in the amount of $268,662 made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the CARES Act and is administered by the U.S. Small Business Administration.

The promissory note matures in April 2022 and bears interest at a rate of 1% per annum. Beginning November 2020, the Company is required to make 18 monthly payments of principal and interest in the amount of $14,370. The Loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties. The proceeds from the Loan may only be used for payroll costs (including benefits), interest on mortgage obligations, rent, utilities and interest on certain other debt obligations.

The Note contains customary events of default relating to, among other things, payment defaults, making materially false and misleading representations to the lender or breaching the terms of the Loan documents. The occurrence of an event of default will result in an increase in the interest rate to 18% per annum and provides the lender with customary remedies, including the right to require immediate payment of all amounts owed under the promissory note.

Pursuant to the terms of the CARES Act and the PPP, the Company may apply to the lender for forgiveness for the amount due on the Loan, which it has already initiated. The amount eligible for forgiveness is based on the amount of Loan proceeds used by the Company (during the eight-week period after the lender makes the first disbursement of Loan proceeds) for the payment of certain covered costs, including payroll costs (including benefits), interest on mortgage obligations, rent and utilities, subject to certain limitations and reductions in accordance with the CARES Act and the PPP. While the company expects 100% of the loan to be forgiven, no assurance can be given that the Company will obtain forgiveness of the Loan in whole or in part.

Note 7 - Commitments and Contingencies

Operating Lease

The Company leases office space under a non-cancelable operating sublease. Rent expense was $36,234 and $78,119 for the six months ended June 30, 2020 and 2019, respectively. In October 2019, the Company entered into a new sublease, with monthly rent of $5,000 plus a pro-rata share of utilities, which will expire in September 2020.

F-14

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Collateral Fees

The Company has a commitment to pay annual collateral fees as described in Note 6.

Note 8 - Deficiency in Members' Equity

Membership Interests

The ownership of the Company is represented by shares. The Company has authorized two classes of shares. These classes include common shares and preferred shares (collectively, the "Shares"). There are two authorized series of Common shares and four authorized series of Preferred shares. Common shares include Series 1 Common Shares ("Series 1") and Series 2 Common Shares ("Series 2"). Preferred shares include Preferred A Shares ("Series A"), Preferred B Shares ("Series B"), Preferred C Shares (“Series C”) and Preferred F Shares ("Series F").

The Preferred F Shares (“Series F”) have similar attributes and rights as the Common shares and are considered a second class of Common shares for the purpose of the pro forma net loss per share computation in Note 9. The Company, upon approval of the Series F shareholder, has the authority to issue additional Shares. Holders of Shares have no redemption rights.

In the first quarter of 2019, the Company issued 27,451,822 Series 1 Common shares at $0.023 per share, for cash proceeds of $731,391. A total of 27,319,039 of these Series 1 Common shares issued reduced the Series F shares outstanding so that only 132,783 of the Series 1 Common shares issued were dilutive to the existing shareholders. During 2019 the Company also granted 2,165,426 warrants to non-participants of Series A and B shares and 2,721,900 warrants to participants of Series A and B shares.

In 2019, the Company issued an additional 127,045 shares of Series B at $1.0435 per share or $108,779, net of $23,792 in issuance costs, to four shareholders in connection with an extension of the 2018 pay to play financing. Subsequently the 127,045 shares of Series B were converted into 1,152,675 Series C shares at a conversion of 9.07:1.00 for the pay to play financing as detailed in Notes 1 and 8. The four shareholder signers received 12,008,056 Series C shares issued at $0.115 per share in exchange for 1,050,000 Series A shares, 146,452 Series B shares and the additional 127,045 Series B shares. The four new shareholder participants also forfeited and exchanged 2,392,900 previously issued Series 1 Common warrants issued in October 2018 for giving consent to the pay to play dilution as non-participants and as a result of subsequently electing to participate in 2019 in the extension of the pay to play financing, received common warrants totaling 177,323 new Series 1 Common warrants which combined with the Series C preferred shares received resulted in excess incremental fair value over the Series A preferred shares exchanged, resulting in a deemed dividend of approximately $594,000. There was no incremental fair value associated with the holders of Series B preferred shares.

In November 2019, an investor defaulted on 25% or $23,414 of his Equity Note Receivable issued in connection with a financing round completed earlier in 2019. A total of 1,917,992 Series C Preferred shares were cancelled which were previously issued at a conversion rate of 9.07:1.00 for the series A and B preferred shares effectively reversing 25% of the earlier transaction. As a result, the exchange transaction was rescinded resulting in 187,500 shares of Series A Preferred being re-issued at $1.00 per share and 23,896 shares of Series B Preferred shares were re-issued at $1.0435 per share in connection with the default. An additional 203,580 Series C Preferred shares at $0.115/share were also forfeited. The defaulting shareholder was reissued 422,792 shares of Series 1 Common Stock Warrants previously issued for giving consent to the pay to play dilution as a non-participant as a result of subsequently defaulting on his participation. The investor also forfeited 28,934 Series 1 Common Warrants.

F-15

In 2019 one additional shareholder that did not participate in the pay to play financing gave his consent to the dilutive financing and received 2,165,426 Series 1 Common warrants price at $0.023 per share. The accounting impact was identical to the previous non-participants that gave consent to the transaction and resulted in a deemed dividend of approximately $44,000.

In November 2019, the Company sold $477,010 of Series 1 common shares to existing investors (the “Series 1 Investors”). In December 2019, after receiving the unanimous consent of the Series 1 Investors, the Company converted the common shares into the 2020 Convertible Promissory Notes, as described in Note 5.

At June 30, 2020, 6,806,243 options were available for future issuance under the 2019 Equity Incentive Plan. Share-based compensation expense for the six months ended June 30, 2020 and 2019 totaled $35,517 and $9,016, respectively. At June 30, 2020, there was $204,731 of unrecognized share-based compensation cost, which is expected to be recognized over the next 38 months.

The Company has outstanding convertible promissory notes which entitle the holders to convert their notes and accrued interest into shares of common stock at the effective date of a registration statement at a discount to the IPO price.

Options

The following table presents the activity for options outstanding:

		Weighted
	Non-Qualified	Average
	Options	Exercise Price
Outstanding - December 31, 2019	53,377,498	$0.0208
Granted	–	–
Forfeited/canceled	(345,365)	0.0243
Exercised	–	–
Outstanding - June 30, 2020	53,032,133	$0.0208

The following table presents the composition of options outstanding and exercisable:

	Options Outstanding			Options Exercisable
Exercise Prices	Number	Price*	Life*	Number	Price*
$0.015	19,369,373	$0.015	3.95	19,369,373	$0.015
$0.017	2,767,263	0.017	7.25	2,486,871	0.017
$0.024	30,895,497	0.024	9.37	19,327,216	0.024
Total – June 30, 2020	53,032,133	$0.020	7.28	41,183,459	$0.019

*	Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

Warrants

The following table presents the activity for warrants outstanding:

	Series 1	Weighted
	Common Share	Average
	Warrants	Exercise Price
Outstanding - December 31, 2019	64,894,952	$0.011
Granted – non-participants of Series A and B shares	–	–
Granted – participants of Series A and B shares	2,721,898	0.023
Forfeited/canceled	(393,858)	0.0143
Exercised	–	–
Outstanding - June 30, 2020	67,222,992	$0.011

All of the outstanding warrants are exercisable and have a weighted average remaining contractual life of approximately 1.78 years as of June 30, 2020.

F-16

Note 9 – Pro Forma Net Loss Per Share

We compute net loss per share using the two-class method required for multiple classes of common stock and participating securities. Our participating securities include Series A convertible preferred stock. The Series 1 and Series 2 of common stock have been classified as Class A common stock. The Series F convertible preferred stock has attributes and rights similar to common stock and therefore common stock and Series F preferred stock are considered participating and are treated as a second class of common stock. The Series A convertible preferred stock did not have a contractual obligation to share in net losses, and as a result, net losses were only allocated to Class A and Series F preferred stock participating common stock securities.

Basic net loss per share is computed by dividing net loss, which is allocated based upon the proportionate amount of weighted average shares outstanding, to each class of stockholder’s stock outstanding during the period. For the calculation of diluted net loss per share, net loss per share attributable to common stockholders for basic net loss per share is adjusted by the effect of dilutive securities, including awards under our equity compensation plans.

If converted the Series A, B and C convertible preferred stock would convert at the original issue price at any time into Series 1 common stock at the option of the holder. Diluted net loss per share attributable to common stockholders is computed by dividing the resulting net loss attributable to common stockholders by the weighted-average number of fully diluted common shares outstanding.

For the six months ended June 30, 2020 and 2019, our potential dilutive shares relating to stock options shares, convertible Series 1 common stock warrants, and Series A, B, and C convertible preferred stock were not included in the computation of diluted net loss per share as the effect of including these shares in the calculation would have been anti-dilutive.

The numerators and denominators of the basic and diluted pro forma net loss per share computations for our common stock and series are calculated as follows for the six months ended June 30, 2020 and 2019:

	For the Six Months Ended June 30,
	2020		2019
	Class A	Class B	Class A	Class B
	Common(1)	Common (2)	Common(1)	Common (2)
Numerator

Net loss	$(2,552,358)	$(2,552,358)	$(1,958,690)	$(1,958,690)
Preferred stock dividends	(992,261)	(992,261)	(1,548,432)	(1,548,432)
Attributable Loss	(3,544,619)	(3,544,619)	(3,507,122)	(3,507,122)

Net loss allocated to Class A common	–	2,007,607	–	1,807,972
Net loss allocated to Class B common	1,537,012	–	1,699,150	–
Net loss allocated to Preferred shares (3)	–	–	–	–

Net loss attributable to each class of common	$(2,007,607)	$(1,537,012)	$(1,807,972)	$(1,699,150)
Denominator

Weighted average basic shares outstanding	103,155,807	78,975,519	91,435,177	85,931,677
Potential diluted shares	–	–	–	–
Weighted average diluted shares outstanding	103,155,807	78,975,519	91,435,177	85,931,677
Net loss per share
Basic	$(0.02)	$(0.02)	$(0.02)	$(0.02)
Diluted	$(0.02)	$(0.02)	$(0.02)	$(0.02)

(1)	Class A common stock includes series 1 and series 2 common shares

(2)	Class B common stock includes series F preferred shares as common shares

(3)	Series A, Series B, Series C of preferred shares were not contractually obligated to participate in losses.

F-17

Preferred stock dividends consist of the following:

	June 30,
	2020	2019
Series B accumulating preferred stock dividends	$854,134	$783,117
Series C accumulating preferred stock dividends	138,127	126,794
Deemed dividend to Series A preferred stockholders for conversion of Series A into Series C preferred stock	–	594,130
Warrants issued to non-participating Series A and Series B shareholders	–	44,391
	$992,261	$1,548,432

The following potentially dilutive weighted average shares were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive for the periods presented:

	June 30,
	2020	2019
Stock Option Shares	53,102,732	27,582,153
Convertible Series 1 Common Warrants	66,642,240	63,273,489
Convertible Voting Preferred Shares, Series A, B, and C	200,464,403	198,539,305
	320,209,375	289,394,947

Note 10 - Subsequent Events

The Company has evaluated all subsequent events after June 30, 2020, through August 14, 2020, and there were no material subsequent events requiring disclosure.

F-18

Report of INDEPENDENT Registered Public Accounting Firm

To the Board of Directors and

Stockholders of Clip Interactive, LLC d/b/a Auddia

Boulder, Colorado

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Clip Interactive, LLC d/b/a Auddia (the “Company”) at December 31, 2019, and the related statements of operations, changes in deficiency in members’ equity and cash flows for the year ended December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Daszkal Bolton LLP

We have served as the Company’s auditor since 2020.

Boca Raton, Florida

April 15, 2020

F-19

Clip Interactive, LLC (dba Auddia)

Balance Sheet

December 31, 2019

Assets

Current assets:
Cash	$290,231
Accounts receivable, net	16,488
Total current assets	306,719

Non-current assets:
Property and equipment, net of accumulated depreciation of $683,090	13,637
Software development costs, net of accumulated amortization of $1,020,611	1,338,272
Deferred offering costs	196,511
Security deposits	5,500
Total non-current assets	1,553,920

Total assets	$1,860,639

Liabilities and Deficiency in Members' Equity

Current liabilities:
Accounts payable and accrued liabilities	$895,408
Line-of-credit	6,000,000
Convertible notes payable	1,742,174
Notes payable to related parties	1,433,995
Accrued fees to a related party	1,017,938
Total current liabilities	11,089,515

Commitments and contingencies

Deficiency in members' equity:
Series C preferred shares (liquidation preferences of $39,787,038)	28,118,212
Series B preferred shares (liquidation preferences of $4,184,730)	2,826,496
Series A preferred shares (liquidation preferences of $1,925,000)	2,081,814
Series F preferred shares	–
Common shares - Series 1 and 2	2,346,249
Additional paid-in capital	4,981,915
Accumulated deficit	(49,540,827)
Subscriptions receivable	(42,735)
Total deficiency in members' equity	(9,228,876)

Total liabilities and deficiency in members' equity	$1,860,639

See accompanying notes to financial statements.

F-20

Clip Interactive, LLC (dba Auddia)

Statement of Operations

For the Year Ended December 31, 2019

Revenue	$458,826
Operating expenses:
Direct cost of services	1,011,401
Sales and marketing	132,460
Research and development	312,614
General and administrative	2,804,815
Total operating expenses	4,261,290

Loss from operations	(3,802,464)

Other (expense) income: Interest expense	(1,427,901)
Interest income	120
Total other expense	(1,427,781)

Net loss	$(5,230,245)

Pro Forma weighted average common shares outstanding (Note 9)
Basic - Class A common shares	97,343,659
Basic - Series F preferred shares	82,911,064
Diluted - Class A common shares	97,343,659
Diluted - Series F preferred shares	82,911,064

Pro Forma net loss per share attributable to common shares
Basic - Class A common shares	$(0.04)
Basic - Series F preferred shares	$(0.04)
Diluted - Class A common shares	$(0.04)
Diluted - Series F preferred shares	$(0.04)

See accompanying notes to financial statements.

F-21

Clip Interactive, LLC (dba Auddia)

Statement of Changes in Deficiency in Members’ Equity

For the Year Ended December 31, 2019

	Series C Preferred		Series B Preferred		Series A Preferred		Series F Preferred
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance - December 31, 2018	186,271,597	$24,798,964	2,316,377	$2,836,688	2,975,000	$2,944,314	117,722,097	–
Common shares subscription receivable	–	–	–	–	–	–	–	–
Series C preferred shares issued net of $23,792 in issuance cost	1,152,675	108,779	–	–	–	–	–	–
Series B preferred shares subscription receivable	–	–	–	–	–	–	–	–
Conversion of Series A and Series B preferred shares for Series C preferred shares	8,733,810	1,551,348	(122,554)	(83,254)	(862,500)	(862,500)	(7,079,713)	–
Common shares issued for cash	–	–	–	–	–	–	(31,666,865)	–
Share-based compensation expense	–	–	–	–	–	–	–	–
Common share warrants issued in connection with a security interest
Common share issued for consulting services
Accumulated dividends converted to Series C preferred shares from Series B shares	–	187,888	–	(187,888)	–	–	–	–
Accumulation of dividends on Series C preferred shares	–	1,471,233	–		–	–	–	–
Accumulation of dividends on Series B preferred shares				260,950
Net loss	–	–	–	–	–	–	–	–
Balance - December 31, 2019	196,158,082	$28,118,212	2,193,823	$2,826,496	2,112,500	$2,081,814	78,975,519	$–

	Common		Additional Paid-in	Accumulated	Subscriptions
	Shares	Amount	Capital	Deficit	Receivable	Total

Balance - December 31, 2018	65,316,124	$1,468,085	$4,611,868	$(42,055,438)	$(349 681)	$(5,745,200)
Common shares subscription receivable			–	–	103,450	103,450
Series C preferred shares issued net of $23,792 in issuance cost			–	–	–	108,779
Series B preferred shares subscription receivable			–	–	180,083	180,083
Conversion of Series A and Series B preferred shares for Series C preferred shares			(106,048)	(522,959)	23,413	–
Common shares issued for cash	31,799,648	731,391	–	–	–	731,391
Share-based compensation expense			411,823	–	–	411,823
Common share warrants issued in connection with a security interest			64,272			64,272
Common share issued for consulting services	6,040,035	146,733				146,773
Accumulated dividends converted to Series C preferred shares from Series B shares
Accumulation of dividends on Series C preferred shares			–	(1,471,233)	–	–
Accumulation of dividends on Series B preferred shares			–	(260,950)	–	–
Net loss			–	(5,230,245)	–	(5,230,245)
Balance - December 31, 2019	103,155,807	$2,346,249	$4,981,915	$(49,540,827)	$(42,735)	$(9,228,876)

See accompanying notes to financial statements.

F-22

Clip Interactive, LLC (dba Auddia)

Statement of Cash Flows

For the Year Ended December 31, 2019

Cash flows from operating activities:
Net loss	$(5,230,245)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	690,542
Bad debt provision	(7,500)
Share-based compensation	411,823
Issuance of common stock for consulting services	146,773
Issuance of common stock warrants	64,272
Issuance of related party debt for consulting services	486,198
Change in assets and liabilities:
Accounts receivable and security deposits	93,526
Accrued fees to a related party	142,399
Accounts payable and accrued liabilities	320,797
Net cash used in operating activities	(2,881,415)

Cash flows from investing activities:
Software capitalization	(704,167)
Purchase of property and equipment	(13,048)
Net cash used in investing activities	(717,215)

Cash flows from financing activities:
Proceeds from related party debt	1,005,000
Repayments of related party debt	(57,203)
Proceeds from issuance of preferred shares	108,779
Proceeds from issuance of common shares	731,391
Proceeds from issuance of convertible notes payable	1,742,174
Deferred offering costs capitalized	(196,511)
Collection of subscriptions receivable	283,532
Net cash provided by financing activities	3,617,162

Net increase in cash	18,532

Cash, beginning of year	271,699

Cash, end of year	$290,231

Supplemental disclosures of cash flow information:
Cash paid for interest	$323,250

Supplemental disclosures of non-cash activity:
Accumulation of dividends on Series B and Series C preferred stock	$1,732,183
Deemed dividend charged to accumulated deficit for conversion	$522,959
Conversion of notes to convertible notes	$250,000
Conversion of accounts payable to convertible notes	$17,197

See accompanying notes to financial statements.

F-23

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Clip Interactive, LLC, (dba Auddia), (the “Company”, “Auddia”, “we”, “our”) is a technology company that makes radio broadcasts and streaming audio content digitally actionable and measurable. On January 14, 2012, the Company was formed as a Colorado limited liability company and on November 25, 2019, the Company changed its trade name to Auddia.

During 2018, the Company approved a 9.07:1.00 stock adjustment for common shares and Series F preferred shares, which has been treated in substance as a stock split with all share and per-share amounts for Series F preferred shares, Series 1 Common Shares and options being retroactively adjusted.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates relate to depreciation, valuation of capital stock and warrants and options to purchase shares of the Company's preferred and common shares, and the estimated amortization period for capitalized software development costs. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Risks and Uncertainties

The Company is subject to various risks and uncertainties frequently encountered by companies in the early stages of development. Such risks and uncertainties include, but are not limited to, its limited operating history, competition from other companies, limited access to additional funds, dependence on key personnel, and management of potential rapid growth. To address these risks, the Company must, among other things, develop its customer base; implement and successfully execute its business and marketing strategy; develop follow-on products; provide superior customer service; and attract, retain, and motivate qualified personnel. There can be no guarantee that the Company will be successful in addressing these or other such risks.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents in 2019. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. At December 31, 2019, the allowance for doubtful accounts was $2,500.

F-24

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies, continued

Credit Risk, Major Customers, and Suppliers

Revenues are predominately in the radio industry located primarily in the United States. The Company extends trade credit to its customers on terms that are generally practiced in the industry. Three (3) customers accounted for 73.9% of accounts receivable at December 31, 2019. Two (2) customers accounted for approximately 83% of revenues for the year ended December 31, 2019.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided utilizing the straight line method over the estimated economic useful lives for owned assets, ranging from two to five years. Depreciation expense was $6,498 for the year ended December 31, 2019.

Software Development Costs

The Company accounts for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed. Management has committed to funding the project, and completion and use of the software for its intended purpose is probable.

The Company ceases capitalization of development costs once the software has been substantially completed and is available for its intended use. Software development costs are amortized over a useful life estimated by the Company’s management of five years. Costs associated with significant upgrades and enhancements that result in additional functionality are capitalized. Capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in software technologies.

Unamortized capitalized software development costs determined to be in excess of anticipated future net revenues are impaired and expensed during the period of such determination. Software development costs of $704,167 were capitalized during 2019. Amortization of capitalized software development costs were $684,044 for the year ended December 31, 2019 and are included in depreciation and amortization expense.

Offering Costs

The Company defers direct and incremental costs associated with its planned initial public offering of securities (“IPO”). During 2019, offering costs in the amount of $196,511 were capitalized, consisting principally of legal fees, marketing fees, advisory and consulting fees incurred in connection with the formation and preparation of an IPO planned for early or mid-year of 2020. In the event the Company is unable to complete its IPO, the offering costs will be expensed to operations.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. If a potential impairment is indicated, the Company compares the carrying amount of the asset to the undiscounted future cash flows associated with the asset. In the event the future cash flows are less than their carrying value, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. The Company determined long-lived assets were not impaired at December 31, 2019.

F-25

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies, continued

Income Taxes

The Company may only recognize tax benefits from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company is required to make many subjective assumptions and judgments regarding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to its subjective assumptions and judgments.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the year ended December 31, 2019, were not significant.

Share-Based Compensation

The Company accounts for share-based compensation arrangements with employees, directors, and consultants and recognizes the compensation expense for share-based awards based on the estimated fair value of the awards on the date of grant.

Compensation expense for all share-based awards is based on the estimated grant-date fair value and recognized in earnings over the requisite service period (generally the vesting period). The Company records share-based compensation expense related to non-employees over the related service periods.

Pro Forma Loss per Share

Basic loss per share is calculated based on the weighted-average number of common shares outstanding in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 260, Earnings per Share. Diluted net (loss) income per share is calculated based on the weighted-average number of common shares outstanding plus the effect of dilutive potential common shares. When the Company reports a net loss, the calculation of diluted net loss per share excludes potential common shares as the effect would be anti-dilutive. Potential common shares are composed of shares of common issuable upon the exercise of options and warrants. The Company computes pro forma net loss per share using the two-class method, which is an allocation formula that determines net loss per share for common shares and participating securities, which for the Company is the Series A and Series F preferred shares. The Company has determined that holders of Series A and Series F outstanding preferred shares participate in earnings of the Company on a pro-rata basis with common shareholders. However, the Series A preferred shares are under no contractual obligation to share in the losses of the Company on a pro-rata basis with common shareholders, accordingly the Company has presented loss per share separately for common stock and Series F preferred stock.

Geographic Locations and Segments

For the year ended December 31, 2019, 100% of revenue attributable to customers and 100% of our net assets are located within the United States.

F-26

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies, continued

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies.

Adoption of ASC Topic 606, "Revenue from Contracts with Customers"

The new accounting standard under ASC 606 became effective for all non-public companies with fiscal years beginning after December 15, 2018. On January 1, 2019, the Company adopted ASC 606 using the modified retrospective method. This method required retrospective application of the new accounting standard to all unfulfilled contracts that were outstanding at January 1, 2019. The impact of adopting ASC 606 resulted in an immaterial impact to members’ deficit.

Results for reporting periods beginning after January 1, 2019 are presented in accordance with ASC 606, while prior period amounts have not been adjusted and continue to be reported in accordance with the Company's historic accounting under ASC 605 - Revenue Recognition ("ASC 605").

Revenue Recognition

Revenues are recognized when a contract with a customer exists, and the control of the promised services are transferred to our customers, in an amount that reflects the consideration we expect to receive in exchange for those services. Substantially all of our revenues are generated from contracts with customers in the United States.

Liquidity, Capital Resources, and Going Concern Uncertainty

In the year ended December 31, 2019, the Company incurred a net loss of $5,230,245 and consumed $2,881,415 in cash flow from operations. Also, the Company had an accumulated deficit of $49,540,827 at December 31, 2019. Historically, the Company has satisfied its capital needs with the net proceeds from its sales of equity securities, the issuance of convertible debt and bank debt. The Company expects to continue to generate net losses for the foreseeable future as it makes significant investments in developing and selling its products and services. Also, the Company will continue to evaluate potential acquisitions of, or investments in, companies or technologies that complement its business, which acquisitions may require the use of cash.

The accompanying financial statements are presented assuming that the Company will continue as a going concern. However, during the year ended December 31, 2019, we sustained a net loss of $5,230,245 and have no available borrowings on our credit facility to draw upon. The Company is operating with the expectation that it will be able to secure necessary financing until it becomes profitable. Management has been able to secure some additional Convertible note financing subsequent to December 31, 2019 of $404,601 as described in Note 10. The Company expects to continue to secure additional short-term financing to cover expenses for the next 12 months. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that may result if the Company is unable to continue as a going concern.

F-27

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies, continued

Subsequent Events

The Company has evaluated all subsequent events through the date of the independent registered public accounting firm's report, which is the date the financial statements were available for issuance.

Note 2 – Revenue Recognition

The Company’s contracts with customers generally fall within two formats: those that encompass development services, access to the Company’s interactive technology platform through a hosted business model and the ability to execute placement of spot advertising through the Company’s interactive technology platform, or alternatively contracts exclusively for digital advertising placement of spot ads through the Company’s mobile apps and web players. The Company allocates the transaction price to each separate performance obligation as applicable within each contract based upon their relative selling prices.

Development Service Fee Revenue

Revenue generated from development services is comprised of services for the development, design and customization of software applications for station branded mobile apps and web/desktop players for radio stations. The mobile apps enable our customer’s users to interact with the live broadcast and streaming content while providing attribution to each station, and enabling our customers with local and national digital monetization capabilities.

The web/desktop player provides a listening platform that enables full interactive radio capabilities for desktop users that prefer web based listening. The Company determined that the development, design, build and deployment, configuration, and customization are a bundle of professional services provided to the customer for the purpose of the Clip Mobile and Web Desktop Apps and are considered a single performance obligation. Revenue is recognized over time as the services are satisfied and any advanced payments received are not recognized as revenue but instead are recorded in a deferred contract liability until the customer’s services are satisfied. Under the Company’s current outstanding contracts such services have been minimal and are not expected to be a significant performance obligation under its existing contracts in the future.

Platform Services Fee Revenue

Revenue generated from platform services is comprised of the customer’s use of the Company’s interactive technology platform that includes access rights to use the licensed software, software hosting, support and maintenance, data tracking analytics, advertising trafficking and monitoring of the mobile app and web/desktop player applications. The Company determined that the hosting of software, license access, support, training, maintenance and unspecified periodic upgrades or updates, monitoring hardware, interactive content management, access to content library, data and analytics dashboard, programming and Ad campaign training are a bundle of product and services that have the same period and pattern of transfer as the service to access the Company’s Platform and have been treated a single performance obligation. Revenue is recognized over time as the customer simultaneously receives and consumes the benefits provided by the Company’s platform services.

F-28

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 2 – Revenue Recognition, continued

Advertising Revenue

The Company generates advertising revenue in two distinctive forms: one which can be from third party advertisers that place ads on the Company’s mobile apps and web players which are separate customer contracts whereby such advertising access is the only service and performance obligation within those contracts, and second is ad placements on the same platform but managed by the Company for its customers in connection with its contracts to provide development services and Platform access services to its customers.

The external advertising revenues are comprised of local and national interactive spots that are sourced and managed by customers or by third party service providers (such as Google), whereby the Company receives a portion of the dollars spent by the advertiser. In late 2018, the Company decided to move to only internally managed digital advertising for 2019 and discontinue revenue sharing agreements with our clients for advertising sourced by the client. Revenue is recognized as performance obligations are satisfied, which generally occurs as ads are delivered through the platform. We generally recognize revenue based on delivery information from the external providers campaign trafficking systems.

The internal advertising revenues are comprised of advertising fees for local and national interactive spot and local or digital only advertising campaign fees that are managed by the Company. For these advertising spots, the Company retains all the money spent on the advertising campaigns run on the Company’s interactive platform. Revenue is recognized as performance obligations are satisfied, which generally occurs as ads are delivered through the platform.

For Interactive and Digital Campaign and Spot Ad Fees which may include customer digital and interactive spot ad campaigns, interactive spot campaigns, the revenue is recognized at a point in time under the “as-invoiced” practical expedient, since customer usage driven variability is not required to be estimated but rather is allocated to the distinct time period in which the variable activity occurs.

Certain customers may receive platform fee credits or advertising discounts, which are considered as variable consideration in the determination of the transaction price. Since each of the performance obligations related to the fixed price arrangements is discounted ratably based on their relative standalone selling prices, there appears to be no indication of the need to reallocate the discount.

Contract Assets and Liabilities

The Company had no contract assets or contract liabilities at January 1, 2019, or at December 31, 2019 as the Company does not receive payments in advance and is generally entitled to bill for monthly services as they are provided to under its existing customer contracts.

Practical Expedients and Exemptions

We generally expense sales commissions when incurred because the duration of the contracts for which we pay commissions are less than one year. These costs are included in the sales and marketing line item of our statement of operations. Currently the Company does not have any significant acquisition costs which have been incurred associated with the acquisition of its customer contracts and therefore, no deferred customer acquisition costs have been recorded.

F-29

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 2 – Revenue Recognition, continued

Practical Expedients and Exemptions, continued

We do not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

The following table presents revenues disaggregated by revenue source for the year ended December 31, 2019:

Revenues
Development service fees (app and web design, development)	$14,993
Platform Service Fees (hosting services, support, data analytics)	234,782
Digital advertising served by 3rd parties	194,401
Digital advertising served by Clip Interactive	14,650
$458,826

Note 3 – Balance Sheet Disclosures

Accounts payable and accrued liabilities consist of the following at December 31, 2019:

Accounts payable	$771,991
Credit cards payable	25,562
Accrued interest	97,855
$895,408

Note 4 - Line-of-Credit

The Company entered into a line-of-credit with a bank originally dated November 7, 2012, and amended it on November 5, 2016. On April 10, 2018, the Company refinanced its line-of-credit with a different bank and amended this agreement on July 10, 2019. The available principal balance under the line-of-credit is $6,000,000, and the outstanding balance accrues interest at a variable rate based on the bank’s prime rate plus 1% (5.75% at December 31, 2019) but at no time less than 4.0%. Monthly interest payments are required, with any outstanding principal due on July 10, 2020. The Company maintains a minimum balance at the lender to cover two months of interest payments. The line-of-credit is collateralized by all assets of the Company as well as certain cash assets of two shareholders in control accounts at the lender. One control account has a balance of $2,000,000 and the other control account has a balance of $4,000,000. The shareholder with the $2,000,000 control account has a collateral agreement with the Company which is described in Note 6. The shareholder with the $4,000,000 control account at the lender personally guarantees the full amount of the loan. The outstanding balance on the line-of-credit at December 31, 2019 was $6,000,000.

F-30

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 5 - Convertible Notes Payable

During 2019, investors purchased $1,742,174 of convertible notes. These convertible notes accrue interest at 6.0% per year and mature on June 30, 2020. In the event of an Initial Public Offering (“IPO”) before June 30, 2020, the Notes will automatically convert into Common Stock at discounts ranging from 50% to 75% of the IPO price.

Note 6 – Notes Payables and Accrued Fees to Related Parties

The Company has an agreement with a shareholder to provide collateral for a bank line of credit described in Note 4. The amount of the cash collateral provided by the shareholder to the bank was $2.0 million.

The collateral agreement requires an annual commitment to the shareholder to pay collateral fees of $710,000 (annual interest of $660,000 plus the $50,000 renewal fee) and issue 300,000 common stock warrants.

In connection with the collateral agreement, in January of 2019, the Company converted accrued fees of $725,000 into an unsecured note payable, which bears interest at 33% annually and has a maturity date of June 30, 2020. The note payable is convertible into common stock at a 75% discount to the IPO price.

The fees accruing on the collateral arrangement are 33% percent of the collateral amount annually plus an annual renewal fee of $50,000, with $867,398 being recorded as interest expense for the year ended December 31, 2019. The balance outstanding on the accrued collateral fees was $1,017,938 at December 31, 2019, excluding the $725,000 unsecured note payable. The collateral agreement automatically renews on the effective date each year, which is April 13, with the next renewal occurring on April 13, 2020.

During 2019, the Company issued notes payable (the "Notes") to three related parties for $80,000, $200,000 and $50,000, respectively. The Notes did not accrue interest or have a stated maturity date. The outstanding note payable for $80,000 was repaid in January 2020. In December 2019, the two other note holders elected to convert their notes into convertible Notes due June 30, 2020. Two other existing investors, who were owed a total of $17,197 for services by the Company, also agreed to convert their payables into convertible Notes. Also, during 2019, the Company issued a note payable to a related party for consulting services incurred by the Company in the amount of $486,198.

In October 2019, a shareholder obtained $400,000 of short-term financing from an unrelated lender. The shareholder then agreed to make the proceeds of that short-term financing available to the Company. In exchange, the Company assumed responsibility for all payments and charges (including principal, interest and fees) required under such short-term financing agreement. Under the agreement, the Company was advanced $188,000, net of $12,000 in closing fees, and the remaining $200,000 was put into an escrow account owned and controlled by the shareholder. A loan financing fee in the amount of $100,000 is due upon maturity, of which the amount relating to 2019 of $75,000 is included in accrued expenses at December 31, 2019. In December 2019, the Company made a principal payment in the amount of $57,203, and accordingly, the outstanding principal balance was $142,797 at December 31, 2019, and is included in Notes payable to related parties on the balance sheet. The remaining balance of $242,797 which includes principal and loan financing fees, was repaid in January 2020.

F-31

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 7 - Commitments and Contingencies

Operating Lease

The Company leases office space under a non-cancelable operating sublease. Rent expense for the year ended December 31, 2019 was $144,853. In October 2019, the Company entered into a new sublease, with monthly rent of $5,000 plus a pro-rata share of utilities, which will expire in September 2020.

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Collateral Fees

The Company has a commitment to pay annual collateral fees as described in Note 6.

Note 8 - Members' Deficit

Membership Interests

The ownership of the Company is represented by shares. The Company has authorized two classes of shares. These classes include common shares and preferred shares (collectively, the "Shares"). There are two authorized series of Common shares and four authorized series of Preferred shares. Common shares include Series 1 Common Shares ("Series 1") and Series 2 Common Shares ("Series 2"). Preferred shares include Preferred A Shares ("Series A"), Preferred B Shares ("Series B"), Preferred C Shares (“Series C”) and Preferred F Shares ("Series F").

The Preferred F Shares (“Series F”) have similar attributes and rights as the Common shares and are considered a second class of Common shares for the purpose of the pro forma net loss per share computation in Note 9. The Company, upon approval of the Series F shareholder, has the authority to issue additional Shares. Holders of Shares have no redemption rights.

During 2018, the Company approved a stock exchange as described in Note 1, which was treated in substance as a stock split of 9.07:1.00 for authorized and outstanding Shares participating in a pay to play financing with all share and per-share amounts for Series F, Series 1 Common Shares and options.

In 2018, the Company issued 186,271,597 shares of Series C at $0.115 per share in exchange for 5,300,000 Series A shares and 28,154,567 common warrants and 15,230,334 Series B shares and 21,731,741 common warrants. As a result of the exchange, the holders of the Series A shares received an increase in value based upon the incremental fair value of the securities received over those exchanged which resulted in a deemed dividend of $3,228,200 to the Series A holders. There was no incremental fair value attributable to the Series B holders.

In early 2019, the Company issued 31,799,648 Series 1 Common shares at $0.023 per share, for cash proceeds of $731,391. A total of 31,666,865 of these Series 1 Common shares issued reduced the Series F shares outstanding so that only 132,783 of the Series 1 Common shares issued were dilutive to the existing shareholders. During 2019, the Company also granted 2,165,426 warrants to non-participants of Series A and B shares and 2,721,900 warrants to participants of Series A and B shares.

F-32

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 8 - Members' Deficit, continued

Membership Interests, continued

In 2019, the Company issued an additional 127,045 shares of Series B at $1.0435 per share or $108,779, net of $23,792 in issuance costs, to four shareholders in connection with an extension of the 2018 pay to play financing. Subsequently, the 127,045 shares of Series B were converted into 1,152,675 Series C shares at a conversion of 9.07:1.00 for the pay to play financing as detailed in Notes 1 and 8. The four shareholder signers received 12,008,056 Series C shares issued at $0.115 per share in exchange for 1,050,000 Series A shares, 146,452 Series B shares, and the additional 127,045 Series B shares. The four new shareholder participants also forfeited and exchanged 2,392,900 previously issued Series 1 Common warrants issued in October 2018 for giving consent to the pay to play dilution as non-participants, and as a result of subsequently electing to participate in 2019 in the extension of the pay to play financing, received common warrants totaling 177,323 new Series 1 Common warrants which combined with the Series C preferred shares received resulted in excess incremental fair value over the Series A preferred shares exchanged, resulting in a deemed dividend of approximately $479,000. There was no incremental fair value associated with the holders of Series B preferred shares.

In November 2019, an investor defaulted on 25% or $23,413 of his Equity Note Receivable issued in connection with a financing round completed earlier in 2019. A total of 1,917,992 Series C Preferred shares were cancelled which were previously issued at a conversion rate of 9.07:1.00 for the series A and B preferred shares effectively reversing 25% of the earlier transaction. As a result, the exchange transaction was rescinded resulting in 187,500 shares of Series A Preferred being re-issued at $1.00 per share, and 23,896 shares of Series B Preferred shares were re-issued at $1.0435 per share in connection with the default. An additional 203,580 Series C Preferred shares at $0.115/share were also forfeited. The defaulting shareholder was reissued 422,792 shares of Series 1 Common Stock Warrants previously issued for giving consent to the pay to play dilution as a non-participant as a result of subsequently defaulting on his participation. The investor also forfeited 28,934 Series 1 Common Warrants.

In 2019 one additional shareholder that did not participate in the pay to play financing gave his consent to the dilutive financing and received 2,165,426 Series 1 Common warrants with an exercise of price $0.023 per share. The accounting impact was identical to the previous non-participants that gave consent to the transaction and resulted in a deemed dividend of approximately $44,000.

In November 2019, the Company sold $477,010 of Series 1 common shares to existing investors (the “Series 1 Investors”). In December 2019, after receiving the unanimous consent of the Series 1 Investors, the Company converted the common shares into the 2020 Convertible Promissory Notes, as described in Note 5.

At December 31, 2019, 6,460,878 options were available for future issuance under the 2019 Equity Incentive Plan. Share-based compensation expense for the year ended December 31, 2019 totaled $411,823. At December 31, 2019, there was $243,143 of unrecognized share-based compensation cost, which is expected to be recognized over the next 44 months.

F-33

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 8 - Members' Deficit, continued

Membership Interests, continued

The following table presents the activity for options outstanding:

		Weighted
	Non-Qualified	Average
	Options	Exercise Price
Outstanding - December 31, 2018	27,749,840	$0.016
Granted	31,495,497	0.024
Forfeited/canceled	(5,867,839)	0.016
Exercised	–	–
Outstanding - December 31, 2019	53,377,498	$0.021

The following table presents the composition of options outstanding and exercisable:

	Options Outstanding			Options Exercisable
Exercise Prices	Number	Price*	Life*	Number	Price*
$0.015	19,369,373	$0.015	4.20	19,369,373	$0.015
$0.017	2,812,628	0.017	7.91	2,519,970	0.017
$0.024	31,195,497	0.024	9.62	19,491,278	0.024
Total – December 31, 2019	53,377,498	$0.021	7.56	41,380,621	$0.020

*	Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following average assumptions used for the year ended December 31, 2019:

Approximately risk-free rate	1.50%
Average expected Life	5.0 - 6.5 years
Dividend yield	0.00%
Volatility	109%

The Company utilized a weighted average of comparable published volatilities to estimate the expected volatility and applied the simplified method to determine the expected term with the risk-free interest rate based upon the U.S. Treasury yield curve in effect at the time for the grant. The Company has assumed a zero percent forfeiture rate for options issued during the year ended December 31, 2019.

F-34

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 8 - Members' Deficit, continued

Warrants

The following table presents the activity for warrants outstanding:

	Series 1	Weighted
	Common Share	Average
	Warrants	Exercise Price
Outstanding - December 31, 2018	62,223,204	$0.011
Granted – non-participants of Series A and B shares	2,165,426	0.023
Granted – participants of Series A and B shares	2,899,223	0.023
Forfeited/canceled	(2,392,900)	0.023
Exercised	–	–
Outstanding - December 31, 2019	64,894,953	$0.011

All of the outstanding warrants are exercisable and have a weighted average remaining contractual life of approximately 1.28 years at December 31, 2019.

Note 9 – Pro Forma Net Loss Per Share

We compute net loss per share using the two-class method required for multiple classes of common stock and participating securities. Our participating securities include Series A convertible preferred stock. The Series 1 and Series 2 of common stock have been classified as Class A common stock. The Series F convertible preferred stock has attributes and rights similar to common stock and therefore common stock and Series F preferred stock are considered participating and are treated as a second class of common stock. The Series A convertible preferred stock did not have a contractual obligation to share in net losses, and as a result, net losses were only allocated to Class A and Series F preferred stock participating common stock securities.

Basic net loss per share is computed by dividing net loss, which is allocated based upon the proportionate amount of weighted average shares outstanding, to each class of stockholder’s stock outstanding during the period. For the calculation of diluted net loss per share, net loss per share attributable to common stockholders for basic net loss per share is adjusted by the effect of dilutive securities, including awards under our equity compensation plans.

If converted the Series A, B, and C convertible preferred stock would convert at the original issue price at any time into Series 1 common stock at the option of the holder. Diluted net loss per share attributable to common stockholders is computed by dividing the resulting net loss attributable to common stockholders by the weighted-average number of fully diluted common shares outstanding.

For the year ended December 31, 2019, our potential dilutive shares relating to stock options shares, convertible Series 1 common stock warrants, and Series A, B, and C convertible preferred stock were not included in the computation of diluted net loss per share as the effect of including these shares in the calculation would have been anti-dilutive.

F-35

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 9 – Pro Forma Net Loss Per Share, continued

The numerators and denominators of the basic and diluted pro forma net loss per share computations for our common stock and series are calculated as follows for the year ended December 31, 2019:

	Class A	Class B
	Common (1)	Common (2)
Numerator
Net loss	$(5,230,245)	$(5,230,245)
Preferred stock dividends	(2,255,142)	(2,255,142)

Attributable Loss	(7,485,387)	(7,485,387)

Net loss allocated to Class A common	–	4,070,600
Net loss allocated to Class B common	3,414,787	–
Net loss allocated to Preferred shares (3)	–	–

Net loss attributable to each class of common	$(4,070,600)	$(3,414,787)

Denominator
Weighted average basic shares outstanding	97,343,659	82,911,064
Potential diluted shares	–	–
Weighted average diluted shares outstanding	97,343,659	82,911,064

Net loss per share
Basic	$(0.04)	$(0.04)
Diluted	$(0.04)	$(0.04)

(1) Class A common stock includes series 1 and series 2 common shares

(2) Class B common stock includes series F preferred shares as common shares

(3) Series A, Series B, Series C of preferred shares were not contractually obligated to participate in losses.

Preferred stock dividends consist of the following at December 31, 2019:

Series B accumulating preferred stock dividends	$73,062
Series C accumulating preferred stock dividends	1,659,121
Deemed dividend to Series A preferred stockholders for conversion of Series A into Series C preferred stock	478,568
Deemed dividend for warrants issued to non-participating preferred stockholders	44,391
$2,255,142

F-36

Clip Interactive, LLC (dba Auddia)

Notes to Financial Statements

Note 9 – Pro Forma Net Loss Per Share, continued

The following potentially dilutive weighted average shares were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive for the year ended December 31, 2019:

Stock Option Shares	27,564,683
Convertible Series 1 Common Warrants	64,415,682
Convertible Voting Preferred Shares - Series A, B, and C	198,897,507
290,877,872

Note 10 - Subsequent Events

Subsequent to December 31, 2019, the Company sold an additional $404,601 of its 6% Convertible Notes, due June 30, 2020 (“the 2020 Notes”) to existing investors with a mandatory conversion upon the date of the IPO into common shares at a 75% discount to the IPO price.

The $80,000 note payable with a related party was repaid in January 2020.

In February 2020, a shareholder obtained $500,000 of short-term financing from an unrelated lender. The shareholder then agreed to make the proceeds of that short-term financing available to the Company. In exchange, the Company assumed responsibility for all payments and charges (including principal, interest and fees) required under such short-term financing agreement. Under the agreement, the Company was advanced $344,259, net of $15,000 in closing fees, and the remaining $140,741 was put into an escrow account owned and controlled by the shareholder, to provide funds for the scheduled repayments. Repayment of the principal and loan financing fee occurs through weekly payments of $17,593 until the loan and financing fee is paid in full. The loan financing fee increases with the length of the payback period and is maximized at $165,000 after month five.

In April 2020, the Company commenced an offering of up to $2 million of 6% convertible bridge promissory notes, payable at the earlier the occurrence of a “Qualified Financing”, defined as a public or private sale of equity which provides proceeds to the Company of at least $6 million, or December 31, 2020.

F-37

Report of INDEPENDENT Registered Public Accounting Firm

To the Board of Directors and Stockholders

Clip Interactive LLC

Boulder, Colorado

opinion ON THE FINANCIAL STATEMENTS

We have audited the accompanying balance sheet of Clip Interactive, LLC (the "Company") as of December 31, 2018, and the related statements of operations, changes in members’ deficit, and cash flows for the year ended December 31, 2018, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the year in ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

going concern uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BASIS FOR opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Plante & Moran PLLC

October 2, 2019

Denver, Colorado

We have served as the Company's auditor from 2015 through 2020.

F-38

CLIP INTERACTIVE, LLC

Balance Sheets

December 31,
2018
Assets
Current assets
Cash	$271,699
Accounts receivable, net	87,400
Total current assets	359,099

Non-current assets
Property and equipment, net of accumulated depreciation of $676,591	7,087
Software development costs, net of accumulated amortization of $336,567	1,318,149
Security deposits	20,614
Total non-current assets	1,345,850

Total assets	$1,704,949

Liabilities and Members' Deficit
Current liabilities
Accounts payable and accrued liabilities	$574,611
Line-of-credit	6,000,000
Total current liabilities	6,574,611

Long-term liabilities
Accrued fees to a related party	875,540

Total liabilities	7,450,151

Commitments and contingencies

Members' deficit
Series C preferred shares (liquidation preference of $35,510,665)	24,798,964
Series B preferred shares (liquidation preference of $4,342,065)	2,836,688
Series A preferred shares (liquidation preference of $2,975,000)	2,944,314
Series F preferred shares	–
Common shares	1,468,085
Additional paid-in capital	4,611,868
Accumulated deficit	(42,055,440)
Subscriptions receivable	(349,681)
Total members' deficit	(5,745,202)

Total liabilities and members' deficit	$1,704,949

See notes to financial statements.

F-39

CLIP INTERACTIVE, LLC

Statements of Operations

For the Year Ended
December 31,
2018
Revenue	$1,467,519

Operating expenses
Direct cost of services	1,697,211
Sales and marketing	209,934
Research and development	295,470
General and administrative	1,567,703
Total operating expenses	3,770,318

Loss from operations	(2,302,799)

Other (expense) income
Interest expense	(1,207,770)
Interest income	558
Total other expense	(1,207,212)

Net loss	$(3,510,011)

Pro Forma weighted average common shares outstanding (Note 9)
Basic – Class A Common Shares	18,226,805
Basic – Series F Preferred Shares	117,722,097
Diluted – Class A Common Shares	18,226,805
Diluted – Series F Preferred Shares	117,722,097

Pro Forma Earnings (loss) per share attributable to common shares (Note 9)
Basic – Class A Common Shares	$(0.06)
Basic – Series F Preferred Shares	$(0.06)
Diluted – Class A Common Shares	$(0.06)
Diluted – Series F Preferred Shares	$(0.06)

See notes to financial statements.

F-40

CLIP INTERACTIVE, LLC

Statement of Changes in Members’ Deficit

	Series C Preferred Shares		Series B Preferred Shares		Series A Preferred Shares		Series F Preferred Shares
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance - December 31, 2017	–	$–	14,774,990	$17,639,079	8,275,000	$8,244,314	117,722,097	$–
Issuance of Series B preferred shares net of offering costs of $40,319	–	–	2,049,396	2,098,226	–	–	–	–
Series B preferred shares issued for a note receivable	–	–	235,967	246,231	–	–	–	–
Series B preferred shares issued for a conversion of debt	–	–	354,576	370,000	–	–	–	–
Series B preferred shares issued for foregone compensation	–	–	131,782	137,515	–	–	–	–
Common shares issued for severance	–	–	–	–	–	–	–	–
Accumulating dividends on Series B preferred shares	–	319,894	–	1,294,156	–	–	–	–
Accumulated dividends converted to Series C from Series B preferred shares	–	3,055,666	–	(3,055,666)	–	–	–	–
Conversion of Series A and Series B preferred shares for Series C preferred shares	186,271,597	21,423,404	(15,230,334)	(15,892,853)	(5,300,000)	(5,300,000)	–	–
Common shares issued for cash	–	–	–	–	–	–	–	–
Common shares issued for conversion of accrued interest	–	–	–	–	–	–	–	–
Common shares issued for notes receivable	–	–	–	–	–	–	–	–
Common share warrants issued to non-participating Series A and Series B shareholders	–	–	–	–	–	–	–	–
Common share warrants issued in connection with a security interest	–	–	–	–	–	–	–	–
Share-based compensation expense	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance - December 31, 2018	186,271,597	$24,798,964	2,316,377	$2,836,688	2,975,000	$2,944,314	117,722,097	$–

F-41

CLIP INTERACTIVE, LLC

Statement of Changes in Members’ Deficit (continued)

	Common		Accumulated		Subscriptions
	Shares	Amount	APIC	Deficit	Receivable	Total
Balance - December 31, 2017	3,934,876	$60,717	$1,237,193	$(33,510,727)	$–	$(6,329,424)
Issuance of Series B preferred shares net of offering costs of $40,319	–	–	–	–	–	2,098,226
Series B preferred shares issued for a note receivable	–	–	–	–	(246,231)	–
Series B preferred shares issued for a conversion of debt	–	–	–	–	–	370,000
Series B preferred shares issued for foregone compensation	–	–	–	–	–	137,515
Common shares issued for severance	680,474	11,250	–	–	–	11,250
Accumulating dividends on Series B preferred shares	–	–	–	(1,614,050)	–	–
Accumulated dividends converted to Series C from Series B preferred shares	–	–	–	–	–	–
Conversion of Series A and Series B preferred shares for Series C preferred shares	–	–	2,997,649	(3,228,200)	–	–
Common shares issued for cash	51,672,086	1,188,458	–	–	–	1,188,458
Common shares issued for conversion of accrued interest	4,530,861	104,210	–	–	–	104,210
Common shares issued for notes receivable	4,497,827	103,450	–	–	(103,450)	–
Common share warrants issued to non-participating Series A and Series B shareholders	–	–	192,452	(192,452)	–	–
Common share warrants issued in connection with a security interest	–	–	43,355	–	–	43,355
Share-based compensation expense	–	–	141,219	–	–	141,219
Net loss	–	–	–	(3,510,011)	–	(3,510,011)
Balance - December 31, 2018	65,316,124	$1,468,085	$4,611,868	$(42,055,440)	$(349,681)	$(5,745,202)

See notes to financial statements.

F-42

CLIP INTERACTIVE, LLC (DBA AUDDIA)

Statements of Cash Flows

For the Year Ended
December 31,
2018
Cash flows from operating activities:
Net loss	$(3,510,011)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	278,724
Bad debt provision	(40,000)
Share-based compensation	141,219
Interest expense on warrants issued	43,355
Series B issued for deferred wages	137,515
Issuance of common stock for severance	11,250
Changes in assets and liabilities
Accounts receivable	212,922
Accrued fees to a related party	374,663
Accounts payable and accrued liabilities	(53,817)
Net cash used in operating activities	(2,296,546)

Cash flows from investing activities
Software capitalization	(802,464)
Purchase of property and equipment	(2,029)
Net cash used in investing activities	(804,493)

Cash flows from financing activities
Proceeds from issuance of preferred shares	2,138,546
Proceeds from issuance of common shares	1,188,458
Proceeds from related-party debt	115,000
Payments of related-party debt	(75,000)
Equity issuance costs on Series B preferred shares	(40,319)
Net cash provided by financing activities	3,326,685

Net increase (decrease) in cash	225,646
Cash - beginning of year	46,053
Cash - end of year	$271,699

Supplemental disclosure of cash flow information:
Cash paid for interest	$675,459
Supplemental disclosure of non-cash activity:
Series B preferred shares issued for conversion of debt and accrued interest	$370,000
Accumulation of dividends on Series B and Series C preferred stock	$1,614,050
Series B preferred shares issued for a note receivable	$246,231
Series B preferred shares issued for foregone compensation	$137,515
Deemed dividend charged to accumulated deficit for conversion	$3,228,200
Common shares issued for conversion of accrued interest	$104,210
Common shares issued for notes receivable	$103,450
Common shares issued for severance	$11,250
Warrants issued to non-participating Series A and Series B shareholders	$192,452
Warrants issued in connection with a security interest	$43,355

See notes to financial statements.

F-43

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Note 1 - Description of Business and Summary of Significant Accounting Policies

Clip Interactive, LLC (the "Company" or "Clip") was formed January 14, 2012. Clip is a technology company that makes radio broadcasts and streaming audio content digitally actionable and measurable. By turning a traditional media channel that reaches 245 million people each week in the U.S. into a digital marketing channel, Clip increases the value of radio's core asset: the audio "spot" (radio ad).

During 2018, the Company approved a 9.07:1.00 stock adjustment for common shares and Series F preferred shares which has been treated in substance as a stock split with all share and per-share amounts for Series F preferred shares, Series 1 Common Shares and options being retroactively adjusted.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates relate to depreciation, valuation of capital stock and warrants and options to purchase shares of the Company's preferred and common shares, and the estimated amortization period for capitalized software development costs. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Risks and Uncertainties

The Company is subject to various risks and uncertainties frequently encountered by companies in the early stages of development. Such risks and uncertainties include, but are not limited to, its limited operating history, competition from other companies, limited access to additional funds, dependence on key personnel, and management of potential rapid growth. To address these risks, the Company must, among other things, develop its customer base; implement and successfully execute its business and marketing strategy; develop follow-on products; provide superior customer service; and attract, retain, and motivate qualified personnel. There can be no guarantee that the Company will be successful in addressing these or other such risks.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date and periodically throughout the year, the balance of cash exceeded the federally insured limit.

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. As of December 31, 2018, the allowance for doubtful accounts was $10,000.

F-44

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Credit Risk, Major Customers, and Suppliers

Revenues are predominately in the radio industry located primarily in the United States. The Company extends trade credit to its customers on terms that are generally practiced in the industry. Two major customers accounted for approximately 72 percent of accounts receivable at December 31, 2018. Three customers accounted for approximately 74 percent of revenues as for the year ended December 31, 2018.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from two to five years.

Software Development Costs

The Company accounts for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended purpose is probable. The Company ceases capitalization of development costs once the software has been substantially completed and is available for its intended use. Software development costs are amortized over a useful life estimated by the Company’s management of five years. Costs associated with significant upgrades and enhancements that result in additional functionality are capitalized. Capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in software technologies. Unamortized capitalized software development costs determined to be in excess of anticipated future net revenues are impaired and expensed during the period of such determination. Software development costs of $802,464 were capitalized in 2018. Amortization of expense of capitalized software development costs was $251,342 for the year ended December 31, 2018 and is included in depreciation and amortization expense.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. If a potential impairment is indicated, the Company compares the carrying amount of the asset to the undiscounted future cash flows associated with the asset. In the event the future cash flows are less than their carrying value, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. The Company determined long-lived assets were not impaired as of December 31, 2018; as a result, no impairment has been recognized in the accompanying financial statements.

Revenue Recognition

The Company derives its revenues from two sources: (1) Platform fee revenues, which are comprised of subscription fees from customers accessing the Company’s cloud based computing services and occasionally from customers paying a Development Fee; and (2) Advertising revenues based on impressions delivered via the Company’s Platform.

Revenue is recognized for promised services to customers upon satisfaction of the following criteria; persuasive evidence of an arrangement exists, the fees are fixed or determinable, delivery has occurred, and collectability is reasonably assured. The Company typically invoices its customers monthly. Typical payment terms provide that customers pay within 30 days of invoice.

F-45

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

The Company has certain agreements that are multiple-element arrangements and provide for multiple deliverables to customers. For those arrangements, the Company first determines whether each service or deliverable meets the separation criteria of the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC") Subtopic 605-25, Revenue Recognition–Multiple-Element Arrangements. In general, a deliverable (or a group of deliverables) meets the separation criteria if the deliverable has stand-alone value to the customer. Each deliverable that meets the separation criteria is considered a separate unit of accounting. The Company allocates the total arrangement consideration to each unit of accounting based on the relative selling price method, with discounts allocated pro rata to each individual unit of accounting. The amount of arrangement consideration that is allocated to a delivered unit of accounting is limited to the amount that is not contingent upon the delivery of another unit of accounting.

After the arrangement consideration has been allocated to each unit of accounting, the Company applies the appropriate revenue recognition method for each unit of accounting based on the nature of the arrangement and the services included in each unit of accounting. All deliverables that do not meet the separation criteria of ASC Subtopic 605-25 are combined into one unit of accounting, and the most appropriate revenue recognition method is applied. The Company’s contracts with customers generally result in one unit of accounting.

The Company's contracts with customers generally provide for services over the contract term, and the Company recognizes the related revenue ratably as services are provided. The Company's contracts may also include additional billable amounts for ad placements in excess of pre-defined levels. The Company recognizes these amounts as revenue during the months in which the ad placement activity occurs.

Income Taxes

The Company has elected to be treated as a pass-through entity for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of its members, and no provision for federal income taxes has been recorded in the accompanying financial statements. Had the Company been a taxable entity during the year ended December 31, 2018 no provision for income taxes would have been recorded as a result of net operating loss carryforwards generated, which would have been fully reserved by a deferred tax asset valuation allowance.

The Company may only recognize tax benefits from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company is required to make many subjective assumptions and judgments regarding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to its subjective assumptions and judgments.

Interest and penalties associated with tax positions are recorded in the period assessed. No interest or penalties have been assessed as of December 31, 2018. The Company's information returns for tax years subject to examination by tax authorities include the date of the Company's inception through the current period for federal and state tax reporting purposes.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the year ended December 31, 2018 was not significant.

Share-Based Compensation

The Company accounts for share-based compensation arrangements with employees, directors, and consultants and recognizes the compensation expense for share-based awards based on the estimated fair value of the awards on the date of grant. Compensation expense for all share-based awards is based on the estimated grant-date fair value and recognized in earnings over the requisite service period (generally the vesting period). The Company records share-based compensation expense related to non-employees over the related service periods.

F-46

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Pro Forma Loss per Share

Basic loss per share is calculated based on the weighted-average number of common shares outstanding in accordance with FASB ASC Topic 260, Earnings per Share. Diluted net (loss) income per share is calculated based on the weighted-average number of common shares outstanding plus the effect of dilutive potential common shares. When the Company reports a net loss, the calculation of diluted net loss per share excludes potential common shares as the effect would be anti-dilutive. Potential common shares are composed of shares of common issuable upon the exercise of options and warrants. The Company computes pro forma net loss per share using the two-class method, which is an allocation formula that determines net loss per share for common shares and participating securities, which for the Company is the Series A and Series F preferred shares. The Company has determined that holders of Series A and Series F outstanding preferred shares participate in earnings of the Company on a pro-rata basis with common shareholders. However, the Series A preferred shares are under no contractual obligation to share in the losses of the Company on a pro-rata basis with common shareholders, accordingly the Company has presented loss per share separately for common stock and Series F preferred stock.

Geographic Locations & Segments

For the year ended December 31, 2018, revenue attributable to customers in the United States was 100%. For the year ended December 31, 2018, 100% of our net assets are located within the United States. The Company defines the term “chief operating decision maker” to be our Chief Executive Officer. Our Chief operating decision maker allocates resources and assesses financial performance based upon discrete financial information at the enterprise level. Accordingly, we have determined that we operate as a single operating and reportable segment.

Comprehensive Income (Loss)

The Company has no items comprising other comprehensive income or loss and accordingly comprehensive loss and net loss are identical for all periods presented.

F-47

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 16-02, Leases, which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company's year ending December 31, 2020 and will be applied using a modified retrospective transition method to the beginning of the earliest period presented. The new lease standard could have a significant effect on the Company’s financial statements as a result of the Company's operating leases, as disclosed in Note 7, that will be reported on the balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.

In May 2014, the Financial Accounting Standards Board (FASB) issued ASU No. 2014-09, Revenue from Contracts with Customers (ASU 2014-09), which will supersede the current revenue recognition requirements in Topic 605, Revenue Recognition. The ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In May 2016 the FASB issued Accounting Standards Update No. 2016-12, Revenue from Contracts with Customers (Topic 606) (ASU 2016-12), which provides narrow scope improvements and practical expedients related to ASU 2014-09. ASU 2014-09 defines a five step process to achieve this core principle (that we should recognize revenue in an amount that reflects the consideration to which we expect to be entitled in exchange for goods or services provided) that requires more judgment and estimates within the revenue recognition process than are required under present U.S. GAAP. These judgments and estimates may include identifying each performance obligation in the contract, estimating the amount of variable consideration to include in the transaction price, and allocating the transaction price to each separate performance obligation. ASU 2016-12 also requires additional disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant additional judgments and changes in existing judgments.

We adopted ASC Topic 606, effective January 1, 2019, utilizing the modified retrospective method. This approach was applied to contracts that were not completed as of January 1, 2019, and the corresponding incremental costs of obtaining those contracts, which resulted in no cumulative effect adjustment to the opening balance of accumulative deficit at date of adoption. The adoption of this ASU is expected to primarily impact our disclosures pertaining to revenue from our contracts with customers. Reported results for fiscal year 2019 will reflect the application of ASC Topic 606, while the reported results for prior fiscal years are not adjusted and continue to be reported under ASC Topic 605.

Note 2 – Going Concern and Uncertainty

The accompanying financial statements are presented assuming that the Company will continue as a going concern. However, during the fiscal year ended December 31, 2018 we incurred a net loss of approximately $3.5 million and have no available borrowings on our credit facility to draw upon. The Company is operating with the expectation that it will be able to secure necessary financing until it becomes profitable. Management has been able to secure some additional financing in 2019 for operations totaling $1,656,463 as described in Subsequent Events (Note 11); however, will need to continue to secure additional funding. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that may result if the Company is unable to continue as a going concern.

Note 3 - Balance Sheet Disclosures

Depreciation and expense for the year ended December 31, 2018 was $278,724.

F-48

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Accounts payable and accrued liabilities consist of the following:

December 31,
2018
Accounts payable	$536,251
Accrued interest	33,166
Credit cards payable	5,194
$574,611

Note 4 - Line-of-Credit

The Company entered into a line-of-credit with a bank originally dated November 7, 2012 and amended on November 5, 2016. On April 10, 2018 the Company refinanced its line-of-credit with a different bank and amended this agreement on July 10, 2019. The available principal balance under the line-of-credit is $6,000,000, and the outstanding balance accrues interest at a variable rate based on the bank’s prime rate plus 1% (6.5% at December 31, 2018) but at no time less than 4.0%. Monthly interest payments are required, with any outstanding principal due on July 10, 2020. The Company maintains a minimum balance at the lender to cover two months of interest payments. The line-of-credit is collateralized by all assets of the Company as well as certain cash assets of two shareholders in control accounts at the lender. One control account has a balance of $2,000,000 and the other control account has a balance of $4,000,000. The shareholder with the $2,000,000 control account receives a fee as described in Note 6. The shareholder with the $4,000,000 control account at the lender personally guarantees the full amount of the loan. The outstanding balance on the line-of-credit at December 31, 2018 was $6,000,000.

Note 5 - Notes Payable to a Related Party

During 2018, the Company entered into notes payable (the "Notes") with a related party for $40,000. The Notes did not accrue interest and did not have a stated maturity date. The Note was expected to be repaid as cash flow permitted. During 2018, the Notes, with an outstanding balance of $370,000, were converted into 354,576 shares of Series B preferred and subsequently converted into 3,217,065 shares of Series C preferred at $0.115 per share in connection with the Series C stock exchange (Note 8).

Note 6 - Related Party Transactions

The Company has entered into related party transactions as described in Note 4 – Line-of-Credit and Note 5 – Notes Payable to a Related Party. The Company also entered into an agreement with a shareholder in 2017 and renewed in 2018 to provide collateral for a bank line of credit described in Note 4 – Line-of-Credit. The amount of the cash collateral provided by the shareholder to the bank was $2.0 million. The fees paid by the Company on the collateral arrangement are 33% percent of the collateral amount annually plus there is an annual renewal fee of $50,000 and a $15,000 delayed payment fee for the first year with $843,817 being recorded as interest expense for the year ended December 31, 2018. During 2018 a partial payment was made on the accruing collateral fees due of $364,944. Subsequently in 2018, the shareholder subscribed to purchase 4,530,861 shares of common stock for $0.023 per share for a total of $104,210 which was offset against the interest due on the collateral arrangement. The balance outstanding on the collateral at December 31, 2018 was $875,540. The collateral agreement expires and automatically renews on the effective date each year which is April 13th. The next expiration and renewal is April 13, 2020.

F-49

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Note 7 - Commitments and Contingencies

Operating Lease

The Company leases office space under a non-cancelable operating lease. Rent expense for the year ended December 31, 2018 was approximately $153,000. Future minimum lease payments under this lease are approximately $39,000 in 2019. This lease expired on March 31, 2019 and is currently leased on a month-to-month basis.

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Collateral Agreement

So long as the bank credit agreement described in Note 4 remains outstanding and requires collateral under the collateral agreement described in Note 6 the Company has an annual commitment to the shareholder providing the collateral agreement to pay collateral fees of $710,000 and to issue 300,000 warrants to purchase common stock of the Company.

Note 8 - Members' Equity

Membership Interests

The ownership of the Company is represented by shares. The Company has authorized two classes of shares. These classes include common shares and preferred shares (collectively, the "Shares"). There are two authorized series of Common shares and four authorized series of Preferred shares. Common shares include Series 1 Common Shares ("Series 1") and Series 2 Common Shares ("Series 2"). Preferred shares include Preferred A Shares ("Series A"), Preferred B Shares ("Series B"), Preferred C Shares (“Series C”) and Preferred F Shares ("Series F").

The Preferred F Shares (“Series F”) have similar attributes and rights as the Common shares and are considered a second class of Common shares for the purpose of the pro forma net loss per share computation in Note 9. The Company, upon approval of the Series F shareholder, has the authority to issue additional Shares. Holders of Shares have no redemption rights.

At December 31, 2018, there were 186,271,597 and no shares of Series C no par preferred authorized, issued and outstanding, liquidation preference of $35,510,665.

At December 31, 2018, there were 2,316,377 shares of Series B no par value preferred authorized, issued and outstanding, liquidation preference of 1.5x original issue price of $1.0435 plus accumulated dividends which totaled $4,342,065 at December 31, 2018.

At December 31, 2018 there were 2,975,000 shares of Series A no par value preferred authorized, issued and outstanding, liquidation preference of $1.00 per share which totaled $2,975,000 at December 31, 2018.

F-50

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

At December 31, 2018, there were 117,722,097 shares of Series F no par value preferred authorized, issued and outstanding.

At December 31, 2018 there were 65,316,124 shares of Common no par value authorized, issued and outstanding.

In 2012, 147,436,152 shares of Series F were issued to the founder in exchange for services rendered and personal guarantees on debt financing. These shares were valued at zero. During 2013, 29,714,055 shares of Series F were canceled to reduce future potential dilution to current shareholders in consideration of the need to raise future equity capital.

In 2012, 5,000,000 shares of Series A were issued at a price of $1.00 per share, net of issuance costs of $30,686. In 2014, 3,275,000 shares of Series A were issued at $1.00 per share. During 2018, shareholders consented to converting 5,300,000 shares of Series A to Series C. As of December 31, 2018 there were 2,975,000 shares of Series A, respectively, authorized, issued, and outstanding.

In 2015, Convertible Notes in the amount of $6,000,000 were converted into 5,749,880 shares of Series B at $1.0435 per share.

In 2016 and 2015, 967,895 and 2,758,884 shares of Series B were issued for cash proceeds of $1,009,998 and $2,878,895, respectively, at $1.0435 per share. Offering costs of $62,035 and $100,742 were incurred with the issuance during 2016 and 2015, respectively.

In 2017, Convertible Notes in the amount of $4,888,077 plus $190,097 in accrued interest were converted into 4,866,483 shares of Series B at $1.0435 per share. Offering costs of $46,372 were incurred with the issuance during 2017. Also, in 2017, 184,602 shares of Series B were issued at fair value of $192,632 at $1.0435 per share to Clip Digital shareholders (a related party). This transaction was the result of termination of Clip Digital, LLC which triggered investor rights that converted Clip Digital LLC investment amounts into Series B shares of the Company and were treated as a deemed dividend.

In 2018 and 2017, 235,967 and 247,246 shares of Series B were issued for subscription receivables and cash of $246,231 and $258,001, respectively, at $1.0435 per share.

During 2018, the Company approved a stock exchange as described in Note 1 which has been treated in substance as a stock split of 9.07:1.00 for authorized and outstanding Shares participating in a pay to play financing with all share and per-share amounts for Series F, Series 1 Common Shares and options

In 2018, 354,576 and 131,782 shares of Series B were issued in exchange of notes payable to a related party for $370,000 and foregone wages of $137,515 at $1.0435 per share.

In 2018, 186,271,597 shares of Series C were issued at $0.115 per share in exchange for 5,300,000 Series A shares and 28,154,567 common warrants and 15,230,334 Series B shares and 21,731,741 common warrants. As a result of the exchange, the Series A shares received an increase in value based upon the incremental fair value of the securities received over those exchanged which resulted in a deemed dividend of $3,228,200 to the Series A preferred holders. There was no incremental fair value attributable to the Series B holders.

In 2018, 51,672,086, 4,530,861 and 4,497,827 shares of Series 1 Common shares were issued at $0.023 per share for cash proceeds of $1,188,458, for conversion of accrued interest of $104,210, and for subscriptions receivable of $103,450, respectively.

In 2018, 680,474 options were exercised as severance to purchase Series 1.

F-51

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Voting Rights

Generally, the Company's Board has the authority to make all decisions and take all actions without a vote of the shareholders. However, a list of certain specific matters requiring a vote of the Series F shareholders have been identified in the Company's Amended and Restated Limited Liability Company Agreement. Included in this list are the consolidation, liquidation, dissolution, or merger of the Company as well as other specific matters. When a vote is required, it must be approved by shareholders with a majority of the Shares.

The number of authorized members of the Board shall initially be fixed at three designated as follows: (i) one director to be designated by the majority holders of Series F; (ii) two directors to be designated by the holders of the majority of the common shares and preferred shares, voting together. The number of directors may be changed from time to time by a vote of the holders of a majority of the Shares, voting together, and by a majority vote of the then serving directors.

Anti-Dilution Rights

If, at any time after the issuance of Series C, the Company issues additional securities for which the price per share of the additional securities sold is less than the Series C original issue price per share, the Company shall issue to each holder of Series C that number of additional shares of Series C necessary to maintain the holder's percentage interest in the Company that existed prior to the additional securities being issued. The anti-dilution rights shall terminate immediately prior to a qualified financing round.

Dividends

The Series C shall accrue cumulative dividends at a rate of 8% per annum, compounding daily, from the date of issuance, whether or not declared. Provided the Company shall first have paid or set aside Series dividends, the Series B shall accrue cumulative dividends at a rate of 8% per annum, compounding daily, from date of issuance, whether or not declared. No dividends shall be paid to Series A, Series F, or common shareholders.

Liquidation

Upon liquidation of the Company, which would occur only upon a judicial decree of dissolution or approval by the Company and the shareholders holding a majority of the Shares, the assets of the Company will be distributed in the following priority: (i) to all creditors of the Company to pay all debts, liabilities, and obligations; (ii) the Series C shareholders until the Series C preference amount is paid in full (1.5x original issue price of $0.115 per share plus accrued unpaid dividends); (iii) the Series B shareholders until the Series B preference amount is paid in full (1.5x original issue price of $1.0435 per share plus accrued unpaid dividends); (iii) to Series A shareholders until the Series A preference amount ($1.00 per share) is paid in full; and (iv) ratably to all common, Series F and Series A shareholders based on their percentage interest in the Company. Profits and losses of the Company, after allocation required by Treasury Regulations under Section 704(b), shall be allocated among the shareholders equal to each shareholder's liquidation preference. The Company's Board, at its discretion, may also distribute funds to the shareholders in the same manner as a liquidation event.

Equity Incentive Plan

The Company adopted the 2013 Equity Incentive Plan (the "Plan"), under which the Company is authorized to grant employees, directors, and consultants of the Company up to 34,012,500 common share incentive options, non-statutory options, profit interests, and restricted share awards. The award price and vesting terms are determined by the Board of the Company and evidenced in the award agreement extended to the employee, director, or consultant. The options granted generally terminate 10 years from the date of grant and vest over various periods as determined by the Board of the Company. Forfeited or canceled options are available for reissue.

As of December 31, 2018, there was approximately $23,000 of unrecognized share-based compensation expense related to unvested awards, which is expected to be recognized through 2021. The total fair value of options granted during the year ended December 31, 2018 was approximately $149,000. Total share-based compensation expense recognized during the year ended December 31, 2018 related to the Company's options was approximately $141,000. As of December 31, 2018, 1,649,153 options were available for future issuance under the Plan.

F-52

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

The following table presents the activity for common share options outstanding:

		Weighted
	Non-Qualified	Average
	Options	Exercise Price
Outstanding - December 31, 2017	26,404,657	0.016
Granted	10,707,770	0.017
Forfeited/canceled	(8,682,112)	0.016
Exercised	(680,474)	0.017
Outstanding - December 31, 2018	27,749,840	$0.016

The following table presents the composition of options outstanding and exercisable:

	Options Outstanding			Options Exercisable
Exercise Prices	Number	Price*	Life*	Number	Price*
$0.015	22,322,976	$0.015	4.86	22,322,976	$0.015
$0.017	5,426,951	0.017	8.52	4,276,968	0.017
Total - December 31, 2018	27,749,840	$0.016	5.57	26,600,124	$0.004

*	Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following average assumptions used for the year ended December 31, 2018:

Approximate risk-free rate	1.5%
Average expected life	5.0 - 6.5 years
Dividend yield	0.00%
Volatility	109%

The Company utilized a weighted average of comparable published volatilities to estimate the expected volatility and applied the simplified method to determine the expected term with the risk-free interest rate based upon the U.S. Treasury yield curve in effect at the time for the grant. The Company has assumed a zero percent forfeiture rate for options issued during the year ended December 31, 2018.

F-53

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Warrants

During 2018, the Company approved a stock exchange as described in Note 1 and as a result of the exchange of Series A and Series B shares to Series C shares, the Company granted warrants to purchase 45,259,271 shares of Series 1 common stock to the Series A and B shareholders that participated. The non-participant shareholders of Series A and B were granted warrants to purchase 5,490,044 shares of Series 1 common stock. The fair value of the warrants was estimated using the Black-Scholes option pricing model with the following inputs: term of five years, discount rate of 2.5%, volatility of 109%, and a price of $0.023. The relative fair value of the warrants was estimated, and the warrants were valued accordingly at approximately $192,000.

In connection with the 2018 renegotiation of the line-of-credit and related collateral agreements with shareholders (Note 4), the Company granted one of the shareholders warrants to purchase 2,721,898 shares of Series 1 with an exercise price of $0.001. All warrants vest immediately and expire during 2022 and 2023. The fair value of the warrants was estimated using the Black-Scholes option pricing model with the following inputs: term of five years, discount rate of 1.5%, volatility of 109%, and a price of $0.017. The relative fair value of the warrants was estimated, and the warrants were valued accordingly at approximately $43,000 and classified as interest expense.

No warrants were exercised during the year ended December 31, 2018. The following table presents the activity for warrants outstanding:

	Series 1	Weighted
	Common Share	Average
	Warrants	Exercise Price
Outstanding - December 31, 2017	11,473,889	0.010
Granted – non-participants of Series A and B shares	5,490,044	0.023
Granted – participants of Series A and B shares	45,259,271	0.011
Forfeited/canceled	–	–
Exercised	–	–
Outstanding - December 31, 2018	62,223,204	$0.011

All of the outstanding warrants are exercisable and have a weighted average remaining contractual life of approximately 1.48 years as of December 31, 2018.

Note 9 – Pro Forma Net Loss Per Share

We compute net loss per share using the two-class method required for multiple classes of common stock and participating securities. Our participating securities include Series A convertible preferred stock. The Series 1 and Series 2 of common stock have been classified as Class A common stock. The Series F convertible preferred stock has attributes and rights similar to common stock and therefore common stock and Series F preferred stock are considered participating and are treated as a second class of common stock. The Series A convertible preferred stock did not have a contractual obligation to share in net losses, and as a result, net losses were only allocated to Class A common and Series F preferred stock participating common stock securities.

Basic net loss per share is computed by dividing net loss, which is allocated based upon the proportionate amount of weighted average shares outstanding, to each class of stockholder’s stock outstanding during the period. For the calculation of diluted net loss per share, net loss per share attributable to common stockholders for basic net loss per share is adjusted by the effect of dilutive securities, including awards under our equity compensation plans.

F-54

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

If converted the Series A, B and C convertible preferred stock would convert at the original issue price at any time into Series 1 common stock at the option of the holder. Diluted net loss per share attributable to common stockholders is computed by dividing the resulting net loss attributable to common stockholders by the weighted-average number of fully diluted common shares outstanding.

For the year ended December 31, 2018 our potential dilutive shares relating to stock options shares, Series 1 common stock warrants, and Series A, B, and C convertible preferred stock were not included in the computation of diluted net loss per share as the effect of including these shares in the calculation would have been anti-dilutive.

The numerators and denominators of the basic and diluted pro forma net loss per share computations for our common stock and series are calculated as follows for the year ended December 31, 2018:

	December 31,
	2018

	Class A	Series F
	Common (1)	Preferred (2)
Numerator
Net loss	$(3,510,011)	$(3,510,011)
Preferred stock dividends	(5,034,702)	(5,034,702)
Attributable Loss	(8,544,713)	(8,544,713)

Net loss allocated to Class A common	–	1,145,599
Net loss allocated to Series F preferred shares	7,399,114	–
Net loss allocated to Preferred shares (3)	–	–

Net loss attributable to each class of common Denominator	$(1,145,599)	$(7,399,114)

Weighted average basic shares outstanding	18,226,805	117,722,097
Potential diluted shares	–	–
Weighted average diluted shares outstanding	18,226,805	117,722 097

Net loss per share
Basic	$(0.06)	$(0.06)
Diluted	$(0.06)	$(0.06)

(1) Class A common stock includes series 1 and series 2 common shares

(2) Participating stock includes series F preferred shares with common shares

(3) Series A, Series B, Series C of preferred shares were not contractually obligated to participate in losses.

F-55

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

Preferred stock dividends consist of the following:

December 31,
2018
Series B and Series C accumulating preferred stock dividends	1,614,050
Deemed dividend to Series A preferred stockholders for conversion of Series A into Series C preferred stock	3,228,200
Deemed dividend for warrants issued to non-participating preferred stockholders	192,452
5,034,702

The following potentially dilutive weighted average shares were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive for the periods presented:

December 31,
2018
Stock Option Shares	27,917,380
Convertible Series 1 Common Warrants	17,011,827
Convertible Voting Preferred Shares, Series A, B, and C	54,444,099
99,373,306

Note 10 - Subsequent Events

The Company has evaluated all subsequent events through the date of the independent registered public accounting firm's report, which is the date the financial statements were available for issuance and concluded there were no material subsequent events requiring disclosure except those described below.

In 2019, 31,799,648 shares of Series 1 Common shares were issued for cash proceeds of $731,392 at $0.023 per share. A total of 31,666,865 of these Series 1 Common shares issued reduced the Series F shares outstanding so that only 132,783 of the Series 1 Common shares issued were dilutive to the existing shareholders.

During 2019 the agreement with a shareholder for the collateral arrangement described in Note 6 – Related Party Transactions was converted into a long-term note totaling $725,000 due upon maturity on March 31, 2020. The collateral agreement was extended under similar terms.

In 2019, an additional 127,045 shares of Series B were issued at $1.0435 per share or $132,571 to four shareholders in connection with an extension of the 2018 pay to play financing. The 127,045 shares of Series B were converted into 1,152,675 Series C shares at a conversion of 9.07:1.00 for the pay to play as detailed in Notes 1 and 8. The four shareholder signers received 12,008,057 Series C shares being issued at $0.115 per share in exchange for 1,050,000 Series A shares, 146,450 Series B shares and the additional Series B shares of 127,045. The four new shareholder participants also forfeited and exchanged 2,392,900 previously issued Series 1 Common warrants issued in October 2018 for giving consent to the pay to play dilution as non-participants and as a result of subsequently electing to participate in 2019 in the extension of the pay to play financing, received common warrants totaling 177,323 new Series 1 Common warrants which combined with the Series C preferred shares received resulted in excess incremental fair value over the Series A preferred shares exchanged, resulting in a deemed dividend of approximately $594,000. There was no incremental fair value associated with the holders of Series B preferred shares.

F-56

CLIP INTERACTIVE, LLC

Notes to Financial Statements

For the year ended December 31, 2018

During 2019, the Company entered into notes payable (the "Notes") with three related parties for $80,000, $200,000 and $50,000, respectively. The Notes do not accrue interest and did not have a stated maturity date. The Notes were expected to be repaid as cash flow permitted.

During 2019, the Company began a Convertible Note financing which accrues 6% interest and converts at the IPO at a 30% discount to the IPO price and raised $462,500. Upon the IPO, a beneficial conversion feature will be recorded due to the discount estimate of 30%. The amount will be recorded as additional interest for the convertible notes on the statement of operations.

F-57

1,568,182 shares

of Common Stock

AUDDIA, INC.

PROSPECTUS

________, 2020

58

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable in connection with the sale of common stock being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee and the Exchange listing fee.

Securities and Exchange Commission registration fee	$
Financial Industry Regulatory Authority filing fee
Exchange listing fee
Legal fees and expenses
Accountants’ fees and expenses
Printing expenses
Transfer agent and registrar fees and expenses
Miscellaneous
Total	$

Item 14.	Indemnification of Directors and Officers.

We are incorporated under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our charter and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

II-1

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our charter also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of our indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, or officer, of the company or any of its subsidiaries or was serving at the company’s request in an official capacity for another entity. We must indemnify our officers and directors against (1) attorneys’ fees and (2) all other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal) or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

The form of Underwriting Agreement, to be filed as Exhibit 1.1 hereto, provides for indemnification by the underwriters of us and our officers who sign this Registration Statement and directors for specified liabilities, including matters arising under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

During the three-year period preceding the date of filing of this registration statement, we have issued securities in the transactions described below without registration under the Securities Act.

Clip Interactive, LLC

In the three years preceding the filing of this registration statement, Clip Interactive, LLC issued the following securities that were not registered under the Securities Act (since January 1, 2016):

II-2

In 2016, 967,895 shares of Series B Preferred Stock were issued for cash proceeds of $1,009,998 at $ 1.0435 per share.

In 2017, Convertible Notes in the amount of $4,888,077 plus $190,097 in accrued interest were converted into 4,866,483 shares of Series B at $1.0435 per share. Issuance costs of $46,372 were incurred with the issuance during 2017. Also in 2017, 184,602 shares of Series B were issued at fair value of $192,632 at $1.0435 per share to Clip Digital shareholders (a related party). This transaction was the result of termination of Clip Digital, LLC which triggered investor rights that converted Clip Digital LLC investment amounts into Series B shares of the Company.

In 2018 and 2017, 235,967 and 247,246 shares of Series B were issued for subscription receivables and cash of $246,231 and $258,001, respectively, at $1.0435 per share.

In 2018, we issued 2,049,396 Series B preferred shares for cash totaling $2,138,545.

During 2018, the Company approved a share exchange as described in Note 1 which has been treated in substance as a stock split of 9.07:1.00 for authorized and outstanding Shares participating in a pay to play financing with all share and per-share amounts for Series F, Series 1 Common Shares, and options.

In 2018, 354,516 and 131,782 shares of Series B were issued in exchange of notes payable to a related party for $370,000 and foregone wages of $137,515 at $1.0435 per share.

In 2018, 186,271,597 shares of Series C were issued at $0.115 per share in exchange for 5,300,000 Series A shares and 15,230,334 Series B shares.

In 2018, 51,672,086, 4,530,861 and 4,497,827 shares of Series 1 Common Shares were issued at $0.023 per share for cash proceeds of $1,188,458, for conversion of accrued interest of $104,210, and for subscriptions receivable of $103,450, respectively.

In 2019, 31,799,648 shares of Series 1 Common shares were issued for cash proceeds of $731,392 at $0.023 per share. A total of 31,666,865 of these Series 1 Common shares issued reduced the Series F shares outstanding so that only 132,783 of the Series 1 Common shares issued were dilutive to the existing shareholders.

During 2019 the agreement with a shareholder for a collateral arrangement was converted into a long-term note totaling $725,000 due upon maturity on June 3031, 2020. The collateral agreement was extended under similar terms.

In 2019, an additional 127,045 shares of Series B were issued at $1.0435 per share or $132,571 to four shareholders in connection with an extension of the 2018 “Pay to Play” financing. The 127,045 shares of Series B were converted into 1,152,675 Series C shares at a conversion of 9.07:1.00 for the Pay to Play as detailed in Notes 1 and 8. The four shareholders received 12,008,057 Series C shares at $0.115 per share in exchange for 1,050,000 Series A shares, 146,450 Series B shares and 127,045 additional Series B shares. The four new shareholder participants also forfeited and exchanged 2,392,900 previously issued Series 1 Common warrants issued in October 2018 for giving consent to the Pay to Play dilution as non-participants and as a result of subsequently electing to participate in 2019 in the extension of the Pay to Play financing, received common warrants totaling 177,323 new Series 1 Common warrants which combined with the Series C preferred shares received resulted in excess incremental fair value over the Series A preferred shares exchanged, resulting in a deemed dividend of approximately $594,000. There was no incremental fair value associated with the holders of Series B preferred shares.

In 2019 one additional shareholder that did not participate in the pay to play financing gave his consent to the dilutive financing and received 2,165,426 Series 1 Common warrants price at $0.023 per share. The accounting impact was identical to the previous non-participants that gave consent to the transaction and resulted in a deemed dividend of approximately $44,000.

II-3

During 2019, the Company began a Convertible Note financing which accrues 6% interest and converts at the effective date of this registration statement at a 30% discount to the IPO price and raised $462,500. Upon the IPO, a beneficial conversion feature will be recorded due to the discount estimate of 30%. The amount will be recorded as additional interest for the convertible notes on the statement of operations.

In October 2019 the Company obtained a $400,000 non interest short term loan from a related party. The Company was advanced $200,000 net of $12,000 in closing fees and the remainder $200,000 was put into an escrow account. On December 2019, the Company made a principal payment of $57,000. The remaining $243,000 of principal and loan financing fees will be due on January 30, 2020.

In July 2019, the Company initiated a financing in the amount of $2.0 million in the form of a 6% Convertible Promissory Notes due December 31, 2019. In December of 2019, a majority of noteholders voted to extend the due date from December 31, 2019 to March 31, 2020.

Subsequent to December 31, 2019, the Company sold $75,000 of 6% Convertible Promissory Notes, due March 31, 2020, to two new investors that convert mandatorily to common stock at a 50% discount to the initial public offering price. In addition, the Company sold $842,265 of a new of 6% Convertible Promissory Notes, due March 31, 2020, (the 2020 Notes) with a mandatory conversion into common shares at a 75% discount to the initial public offering price.

During 2019, the Company entered into notes payable (the "Notes") with three related parties for $80,000, $200,000 and $50,000, respectively. The $80,000 note was repaid in January 2020. The two other note holders elected to convert their notes into the 2020 Notes, described above.

Also subsequent to December 31, 2018, the Company initiated the sale of Series 1 Common shares to existing investors. Sale of the Series 1 Common terminated on November 30,2019 and raised $477,010. In December 2019, the Company proposed terminating the prior sale of the Series 1 Common and converting the investment into the 2020 Notes. All investors in the Series 1 Common were notified of the proposed change. Unanimous approval was documented by all investors executing subscription agreements terminating their Series 1 Common subscriptions and reallocating their investment into the 2020 Notes.

In November 2019, an investor defaulted on 25% or $23,414 of his Equity Note Receivable issued in connection with a financing round completed earlier in 2019. A total of 1,917,992 Series C Preferred shares were cancelled which were previously issued at a conversion rate of 9.07:1.00 for the series A and B preferred shares effectively reversing 25% of the earlier transaction. As a result, the exchange transaction was rescinded resulting in 187,500 shares of Series A Preferred being re-issued at $1.00 per share and 23,896 shares of Series B Preferred shares were re-issued at $1.0435 per share in connection with the default. An additional 203,580 Series C Preferred shares at $0.115/share were also forfeited. The defaulting shareholder was reissued 422,792 shares of Series 1 Common Stock Warrants previously issued for giving consent to the pay to play dilution as a non-participant as a result of subsequently defaulting on his participation. The investor also forfeited 28,934 Series 1 Common Warrants.

Subsequent to December 31, 2019, the Company sold an additional $404,601 of Convertible Notes…...

These sales and issuances were made in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 (d), and did not involve any underwriters, underwriting discounts or commissions, or any public offering. The persons and entities who received such securities have represented their intention to acquire these securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends are be affixed to all share certificates issued. All recipients have adequate access through their relationship with us to information about us.

All of the foregoing securities, except those shares that are being registered pursuant to this registration statement, are deemed restricted securities for purposes of the Securities Act. All certificates representing the restricted shares of capital stock described above, included appropriate legends setting forth that the securities have not been registered and the applicable restrictions on transfer.

In 2018, 680,474 options were exercised as severance to purchase Series 1 common stock.

II-4

Subsequent to December 31, 2020, the Company sold $1,073,244, of a 6% Promissory Notes due December 31, 2020 to a number of existing shareholders in two separate tranches. The notes incorporated the following attributes; Interest on the Notes accrues at 6% and if a majority of the noteholders approve, upon the successful completion of a qualified IPO, the notes and accrued interest will convert into equity at per share valuation equal to $40.0 million. In addition, each participant in each tranche would have their original number of shares and warrants doubled.

In April 2020, the Company entered into a promissory note evidencing an unsecured loan (the “Loan”) in the amount of $258,662 made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the CARES Act and is administered by the U.S. Small Business Administration.

The promissory note matures in April 2022 and bears interest at a rate of 1% per annum. Beginning November 2020, the Company is required to make 18 monthly payments of principal and interest in the amount of $14,370. The Loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties. The proceeds from the Loan may only be used for payroll costs (including benefits), interest on mortgage obligations, rent, utilities and interest on certain other debt obligations.

The Note contains customary events of default relating to, among other things, payment defaults, making materially false and misleading representations to the lender or breaching the terms of the Loan documents. The occurrence of an event of default will result in an increase in the interest rate to 18% per annum and provides the lender with customary remedies, including the right to require immediate payment of all amounts owed under the promissory note.

Upon the Conversion, the Company will issue 1,000,000 common shares to Jeffrey Thramann in consideration of his payment to the bank of $4,000,000 in Company indebtedness to the bank.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes each transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(2) of the Securities Act or Regulation D promulgated under the Securities Act. Furthermore, the Registrant affixed appropriate legends to the share certificates and instruments issued in each foregoing transaction setting forth that the securities had not been registered and the applicable restrictions on transfer.

II-5

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit number		Description

1.1	***	Form of Underwriting Agreement
2.1		Reserved
2.2	***	Form of Plan of Conversion
2.3		Reserved
2.4	***	Form of Certificate of Conversion of Clip Interactive, LLC (Attached as Exhibit A to Exhibit 2.2)
3.1	***	Fourth Amended and Restated Limited Liability Company Agreement, dated October 19, 2018
3.2	***	Fourth Amended and Restated Limited Liability Company Agreement, Amendment 1, dated March 22, 2019
3.3	***	Form of Certificate of Incorporation of Auddia, Inc. (to be effective upon completion of the Registrant’s conversion from a limited liability company to a corporation)
3.4	***	Form of Bylaws of Auddia, Inc. (to be effective upon completion of the Registrant’s conversion from a limited liability company to a corporation)
3.5	***	Form of Warrant after Conversion form an LLC to a Corporation
3.6		Form of Series A Warrant
3.7		Fourth Amended and Restated Limited Liability Company Agreement, Amendment 1, dated April 7, 2020
4.1		Form of Common Stock Certificate
5.1	*	Form of Opinion of Bingham & Associates Law Group APC
10.1	***	Employment Agreement of Michael T. Lawless
10.2	***	Employment Agreement of Peter Shoebridge
10.3	***	Clip Interactive, LLC Amended and Restated Equity Incentive Plan
10.4	***	Collateral and Security Agreement with Related Party (Minnicozzi)
10.5		Form of Amendment to Collateral and Security Agreement with Related Party
10.6	***	Form of Convertible Promissory Note
10.7	***	Business Loan Agreement and Guaranty of Related Party with Bank of the West
10.8	***	Agreement with Major United States Broadcast Company**
10.9		Form of Bridge Note
10.10		Form of Warrant Agent Agreement
10.11		Agreement of Debt Conversion with Jeffrey Thramann
16.1	***	Letter from Plante Moran PLLC, agreeing with the Company’s disclosure under the “Experts” section of this Registration Statement
23.1		Consent of Plante & Moran PLLC, Independent Registered Public Accounting Firm
23.2	*	Consent of Bingham & Associates Law Group APC (included in Exhibit 5.1)
23.3		Consent of Daszkal Bolton LLP, Independent Registered Public Accounting Firm
24.1		Power of Attorney (included on signature page)
99.1	***	Consent of Stephen Deitsch
99.2	***	Consent of James Booth
99.3	***	Consent of Michael Lawless

____________________________

*	To be filed by Amendment to this Registration Statement
**	Certain information contained in this Exhibit has been redacted and appears as “XXXXX” as the disclosure of same would be a disadvantage to the Registrant in the marketplace
***	Previously filed

(b) Financial Statement Schedules. None.

II-6

Item 17.	Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

II-7

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(C) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, in the State of Colorado, on this 8th day of October, 2020.

CLIP INTERACTIVE, LLC

By:	/s/ Michael Lawless
Michael Lawless
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Thramann and Michael Lawless his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Lawless	Chief Executive Officer and Director	October 8, 2020
Michael Lawless	(Principal Executive Officer)
President and Director

/s/ Richard Liebman	Chief Financial Officer	October 8, 2020
Richard Liebman	(Principal Financial and Accounting Officer)

/s/ Jeffery Thramann	Chairman of the Board of Directors	October 8, 2020
Jeffrey Thramann

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EXHIBIT INDEX

Exhibit number		Description

1.1	***	Form of Underwriting Agreement
2.1		Reserved
2.2	***	Form of Plan of Conversion
2.3		Reserved
2.4	***	Form of Certificate of Conversion of Clip Interactive, LLC (Attached as Exhibit A to Exhibit 2.2)
3.1	***	Fourth Amended and Restated Limited Liability Company Agreement, dated October 19, 2018
3.2	***	Fourth Amended and Restated Limited Liability Company Agreement, Amendment 1, dated March 22, 2019
3.3	***	Form of Certificate of Incorporation of Auddia, Inc. (to be effective upon completion of the Registrant’s conversion from a limited liability company to a corporation)
3.4	***	Form of Bylaws of Auddia, Inc. (to be effective upon completion of the Registrant’s conversion from a limited liability company to a corporation)
3.5	***	Form of Warrant after Conversion form an LLC to a Corporation
3.6		Form of Series A Warrant
3.7		Fourth Amended and Restated Limited Liability Company Agreement, Amendment 1, dated April 7, 2020
4.1		Form of Common Stock Certificate
5.1	*	Form of Opinion of Bingham & Associates Law Group APC
10.1	***	Employment Agreement of Michael T. Lawless
10.2	***	Employment Agreement of Peter Shoebridge
10.3	***	Clip Interactive, LLC Amended and Restated Equity Incentive Plan
10.4	***	Collateral and Security Agreement with Related Party (Minnicozzi)
10.5		Form of Amendment to Collateral and Security Agreement with Related Party
10.6	***	Form of Convertible Promissory Note
10.7	***	Business Loan Agreement and Guaranty of Related Party with Bank of the West
10.8	***	Agreement with Major United States Broadcast Company**
10.9		Form of Bridge Note
10.10		Form of Warrant Agent Agreement
10.11		Agreement of Debt Conversion with Jeffrey Thramann
16.1	***	Letter from Plante Moran PLLC, agreeing with the Company’s disclosure under the “Experts” section of this Registration Statement
23.1		Consent of Plante & Moran PLLC, Independent Registered Public Accounting Firm
23.2	*	Consent of Bingham & Associates Law Group APC (included in Exhibit 5.1)
23.3		Consent of Daszkal Bolton LLP, Independent Registered Public Accounting Firm
24.1		Power of Attorney (included on signature page)
99.1	***	Consent of Stephen Deitsch
99.2	***	Consent of James Booth
99.3	***	Consent of Michael Lawless

____________________________

*	To be filed by Amendment to this Registration Statement
**	Certain information contained in this Exhibit has been redacted and appears as “XXXXX” as the disclosure of same would be a disadvantage to the Registrant in the marketplace
***	Previously filed

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